                                                    Filed Pursuant to Rule 424B5
                                               Registration File No.: 333-125164

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 16, 2005)

                                 $2,209,500,100
                                  (APPROXIMATE)

                                   CWABS, INC.
                                    DEPOSITOR

                          [COUNTRYWIDE HOME LOANS LOGO]
                                     SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

                  CWABS ASSET-BACKED CERTIFICATES TRUST 2005-16
                                     ISSUER

                    ASSET-BACKED CERTIFICATES, SERIES 2005-16
            Distributions are payable on the 25th day of each month,
                            beginning in January 2006

                                ----------------

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-10 IN THIS PROSPECTUS
SUPPLEMENT AND ON PAGE 5 IN THE PROSPECTUS.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans, Inc. or any of
their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

--------------------------------------------------------------------------------

The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:

--------------------------------------------------------------------------------
       ORIGINAL CERTIFICATE  PASS-THROUGH  PRICE TO   UNDERWRITING  PROCEEDS TO
CLASS  PRINCIPAL BALANCE(1)      RATE       PUBLIC      DISCOUNT    DEPOSITOR(2)
--------------------------------------------------------------------------------
1-AF       $388,648,000        5.690%(3)    99.77192%    0.20833%     99.56359%
--------------------------------------------------------------------------------
2-AF-1     $233,706,000           (4)      100.00000%    0.10417%     99.89583%
--------------------------------------------------------------------------------
2-AF-2     $116,753,000        5.382%(3)    99.99947%    0.15625%     99.84322%
--------------------------------------------------------------------------------
2-AF-3     $154,621,000        5.669%(3)    99.99840%    0.25000%     99.74840%
--------------------------------------------------------------------------------
2-AF-4     $ 77,632,000        6.028%(3)(5) 99.99747%    0.37500%     99.62247%
--------------------------------------------------------------------------------
2-AF-5     $ 67,600,000        5.565%(3)    99.99493%    0.50000%     99.49493%
--------------------------------------------------------------------------------
BF         $ 11,340,000        6.200%(3)    84.18742%    2.28333%     81.90409%
--------------------------------------------------------------------------------
3-AV       $487,320,000           (6)      100.00000%    0.10417%     99.89583%
--------------------------------------------------------------------------------
4-AV-1     $204,417,000           (6)      100.00000%    0.05217%     99.94783%
--------------------------------------------------------------------------------
4-AV-2     $ 61,575,000           (6)      100.00000%    0.10417%     99.89583%
--------------------------------------------------------------------------------
4-AV-3     $115,580,000           (6)      100.00000%    0.15625%     99.84375%
--------------------------------------------------------------------------------
4-AV-4     $ 74,308,000           (6)      100.00000%    0.15625%     99.84375%
--------------------------------------------------------------------------------
MV-1       $ 43,200,000           (6)      100.00000%    0.41667%     99.58333%
--------------------------------------------------------------------------------
MV-2       $ 40,800,000           (6)      100.00000%    0.50000%     99.50000%
--------------------------------------------------------------------------------
MV-3       $ 24,600,000           (6)      100.00000%    0.83333%     99.16667%
--------------------------------------------------------------------------------
MV-4       $ 22,800,000           (6)      100.00000%    0.91667%     99.08333%
--------------------------------------------------------------------------------
MV-5       $ 19,800,000           (6)      100.00000%    1.04167%     98.95833%
--------------------------------------------------------------------------------
MV-6       $ 18,600,000           (6)      100.00000%    1.25000%     98.75000%
--------------------------------------------------------------------------------
MV-7       $ 16,800,000           (6)       98.47384%    1.50000%     96.97384%
--------------------------------------------------------------------------------
MV-8       $ 15,000,000           (6)       96.35233%    1.66667%     94.68566%
--------------------------------------------------------------------------------
BV         $ 14,400,000           (6)       92.66904%    2.08333%     90.58571%
--------------------------------------------------------------------------------
A-R        $        100           (7)           (8)         (8)           (8)
--------------------------------------------------------------------------------

(1)  This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

(2)  Before deducting expenses payable by the Depositor estimated to be approximately $1,125,000.

(3)  The pass-through rate for this class of offered certificates will be subject to an interest rate cap, as described in this prospectus supplement under "Description of the Certificates--Distributions--Distributions of
     Interest."

(4)  The pass-through rate for this class of offered certificates may adjust monthly, and will be subject to an interest rate cap, as described in this prospectus supplement under "Description of the
     Certificates--Distributions--Distributions of Interest."

(5)  The pass-through rate for this class of certificates will increase to
     6.528% per annum after the optional termination date, subject to an interest rate cap, as described in this prospectus supplement under
     "Description of the Certificates--Distributions--Distributions of
     Interest."

(6)  The pass-through rate for this class of offered certificates may adjust monthly, will be subject to increase after the optional termination date, and will be subject to an interest rate cap, as described in this prospectus supplement under "Description of the
     Certificates--Distributions-- Distributions of Interest."

(7)  The Class A-R Certificates will not accrue any interest.

(8)  The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans. See "Method of
     Distribution" in this prospectus supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

COUNTRYWIDE SECURITIES CORPORATION
                                                           RBS GREENWICH CAPITAL
December 23, 2005

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
PROSPECTUS SUPPLEMENT
---------------------

PROSPECTUS
----------

Important Notice About Information in This Prospectus and

                                        i

                                     SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT
CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER WHEN MAKING YOUR
INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE
CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS
CAREFULLY.

THE CERTIFICATES

Asset-Backed Certificates, Series 2005-16, represent undivided beneficial ownership interests in a trust fund. The trust fund consists primarily of a pool of fixed and adjustable rate, credit blemished mortgage loans that are secured by first liens on one- to four-family residential properties and certain other property and assets described in this prospectus supplement. In addition, the
Class AV and adjustable rate subordinate certificates represent undivided beneficial ownership interests in a trust referred to as the swap trust, the primary assets of which will be the swap trust's rights under the swap administration agreement referred to in this prospectus supplement.

See "Description of the Certificates -- General" in this prospectus supplement.

DEPOSITOR

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of
Countrywide Financial Corporation, a Delaware corporation.

See "The Depositor" in the prospectus.

SELLERS

Countrywide Home Loans, Inc. and one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries. The one or more special purpose entities previously acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

See "Servicing of the Mortgage Loans -- Countrywide Home Loans" in this prospectus supplement.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

See "Servicing of the Mortgage Loans -- The Master Servicer" in this prospectus supplement.

TRUSTEE

The Bank of New York, a New York banking corporation.

See "Description of the Certificates -- The Trustee" in this prospectus supplement.

THE NIM INSURER

After the closing date, a separate trust or trusts may be established to issue net interest margin securities secured by all or a portion of the Class PF,
Class PV, Class CF and Class CV Certificates. Those net interest margin securities may or may not have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers that would issue any such financial guaranty insurance policy are referred to in this prospectus supplement as the "NIM Insurer." The references to the NIM Insurer in this prospectus supplement are applicable only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

See "Risk Factors--Rights of the NIM Insurer" in this prospectus supplement.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the trust fund will be formed.

CUT-OFF DATE

For any initial mortgage loan, the later of December 1, 2005 and the origination date of that mortgage loan, and for any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan.

                                      S-1

CLOSING DATE

On or about December 28, 2005.

FUNDING PERIOD

On the closing date, the depositor may elect to deposit an amount of up to 25%
of the initial certificate principal balance of the certificates issued by the trust fund in a pre-funding account. The amount deposited will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the aggregate certificate principal balance of the classes of certificates related to that loan group. If the depositor elects to make that deposit, the funding period will commence on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than
$175,000 and (y) February 13, 2006. During the funding period the amount deposited in the pre-funding account on the closing date is expected to be used to purchase subsequent mortgage loans.

See "The Mortgage Pool -- Pool Characteristics" in this prospectus supplement.

To the extent needed to make required interest payments on the certificates and to pay the Class AF policy premium on or prior to the March 2006 distribution date, Countrywide Home Loans will make interest shortfall payments to the trust fund in order to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to that distribution date.

Any amounts in the pre-funding account not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

See "The Mortgage Pool -- Pre-Funding" in this prospectus supplement.

THE MORTGAGE LOANS

The mortgage pool will consist of fixed and adjustable rate mortgage loans that are secured by first liens on one- to four-family properties. The mortgage loans will be divided into four separate groups. Each such group of mortgage loans is referred to as a "loan group." Loan group 1 will consist of first lien conforming balance fixed rate mortgage loans. Loan group 2 will consist of first lien fixed rate mortgage loans. Loan group 3 will consist of first lien conforming balance fixed and adjustable rate mortgage loans and loan group 4 will consist of first lien fixed and adjustable rate mortgage loans.

See "The Mortgage Pool" in this prospectus supplement.

STATISTICAL CALCULATION INFORMATION

The statistical information presented in this prospectus supplement relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the trust fund. Additional mortgage loans will be included in the mortgage pool on the closing date and may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may prepay in full or may be determined not to meet the eligibility requirements for the mortgage pool, and as a result may not be included in the mortgage pool.

The information presented in this prospectus supplement with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of December 1, 2005, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $1,888,084,497, approximately $407,864,236 of which constitute group 1 mortgage loans, approximately $680,154,587 of which constitute group 2 mortgage loans, approximately $415,483,359 of which constitute group 3 mortgage loans and approximately $384,582,315 of which constitute group 4 mortgage loans.

Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the statistical calculation date pool principal balance.

                                      S-2

DESCRIPTION OF THE CERTIFICATES

GENERAL

The trust fund will issue the Class 1-AF, Class 2-AF-1, Class 2-AF-2, Class
2-AF-3, Class 2-AF-4, Class 2-AF-5, Class BF, Class 3-AV, Class 4-AV-1, Class
4-AV-2, Class 4-AV-3, Class 4-AV-4, Class MV-1, Class MV-2, Class MV-3, Class
MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class BV and Class A-R
Certificates, which are offered by this prospectus supplement. The trust fund will also issue the Class PF, Class PV, Class CF and Class CV Certificates,
which are not offered by this prospectus supplement.

Any information contained in this prospectus supplement with respect to the
Class PF, Class PV, Class CF and Class CV Certificates is provided only to permit a better understanding of the offered certificates.

Generally:

o    the Class 1-AF Certificates will be backed by the cashflows from the mortgage loans in loan group 1,

o    the Class 2-AF-1, Class 2-AF-2, Class 2-AF-3, Class 2-AF-4 and Class 2-AF-5
     Certificates will be backed by the cashflows from the mortgage loans in loan group 2,

o    the Class BF Certificates will be backed by the cashflows from the mortgage loans in loan group 1 and loan group 2,

o    the Class 3-AV Certificates will be backed by the cashflows from the mortgage loans in loan group 3,

o    the Class 4-AV-1, Class 4-AV-2, Class 4-AV-3 and Class 4-AV-4 Certificates
     will be backed by the cashflows from the mortgage loans in loan group 4,
     and

o    the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6,
     Class MV-7, Class MV-8 and Class BV Certificates will be backed by the cashflows from the mortgage loans in loan group 3 and loan group 4.

For a more detailed description of how the offered certificates will be backed by these cashflows, see "Description of the Certificates--Distributions" and
"--Overcollateralization Provisions."

The original certificate principal balances, pass-through rates and last scheduled distribution dates for the certificates are as follows:

                       ORIGINAL
                      CERTIFICATE                           LAST SCHEDULED
                       PRINCIPAL         PASS-THROUGH        DISTRIBUTION
      CLASS            BALANCE(1)            RATE               DATE(2)
------------------   -------------      --------------     ----------------
Offered Certificates
Class 1-AF........   $388,648,000         5.690%(3)           April 2036
Class 2-AF-1......   $233,706,000            (4)              July 2025
Class 2-AF-2......   $116,753,000         5.382%(3)         February 2030
Class 2-AF-3......   $154,621,000         5.669%(3)           July 2034
Class 2-AF-4......    $77,632,000         6.028%(3)(5)         April 2036
Class 2-AF-5......    $67,600,000         5.565%(3)         February 2036
Class BF..........    $11,340,000         6.200%(3)          August 2035
Class 3-AV........   $487,320,000             (6)              May 2036
Class 4-AV-1......   $204,417,000             (6)             July 2026
Class 4-AV-2......    $61,575,000             (6)            December 2028
Class 4-AV-3......   $115,580,000             (6)            December 2033
Class 4-AV-4......    $74,308,000             (6)              May 2036
Class MV-1........    $43,200,000             (6)             April 2036
Class MV-2........    $40,800,000             (6)             April 2036
Class MV-3........    $24,600,000             (6)             April 2036
Class MV-4........    $22,800,000             (6)             March 2036
Class MV-5........    $19,800,000             (6)             March 2036
Class MV-6........    $18,600,000             (6)            February 2036
Class MV-7........    $16,800,000             (6)            February 2036
Class MV-8........    $15,000,000             (6)            January 2036
Class BV..........    $14,400,000             (6)            November 2035
Class A-R.........           $100             (7)            January 2006
Non-Offered Certificates
Class PF..........         N/A                N/A                 N/A
Class PV..........         N/A                N/A                 N/A
Class CF..........         N/A                N/A                 N/A
Class CV..........         N/A                N/A                 N/A

(1)  The original certificate principal balances of the certificates will be subject to a permitted variance in the aggregate of plus or minus 10%, depending on the amount of mortgage loans actually delivered on the closing date.

(2)  Each date was determined as described under "Yield, Prepayment and Maturity
     Considerations" in this prospectus supplement.

(3)  The pass-through rate for this class of certificates will be subject to an interest rate cap, as described in this prospectus supplement under
     "Description of the Certificates -- Distributions -- Distributions of
     Interest."

(4)  The pass-through rate for this class of certificates may adjust monthly and will be subject to an interest rate cap, as described in this prospectus supplement under "Description of the Certificates -- Distributions --
     Distributions of Interest."

(5)  The pass-through rate for this class of certificates will increase to
     6.528% per annum after the optional termination date, subject to an interest rate cap, as described in this prospectus supplement under
     "Description of the Certificates -- Distributions -- Distributions of
     Interest."

(6)  The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date and will be subject to an interest rate cap, as described in this prospectus supplement under "Description of the Certificates -- Distributions -- Distributions of
     Interest."

                                      S-3

(7)  The Class A-R Certificates will not accrue any interest on the certificate principal balance thereof.

RECORD DATE

In the case of the adjustable rate certificates, the business day immediately preceding a distribution date, or if those classes of certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date. In the case of the Class A-R Certificates and the fixed rate certificates, the last business day of the month preceding the month of a distribution date.

DENOMINATIONS

$20,000 and multiples of $1,000 in excess thereof, except that the Class A-R
Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

REGISTRATION OF CERTIFICATES

The offered certificates (other than the Class A-R Certificates) will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) may elect to hold their beneficial interests through The Depository Trust Company, in the
United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.
The Class A-R Certificates will be issued in fully registered certificated form and will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the pooling and servicing agreement.

See "Description of the Certificates -- Book-Entry Certificates" and "--
Restrictions on Transfer of the Class A-R Certificates" in this prospectus supplement.

DESIGNATIONS

Class AF Certificates

The Class 1-AF, Class 2-AF-1, Class 2-AF-2, Class 2-AF-3, Class 2-AF-4 and Class
2-AF-5 Certificates.

Class AV Certificates

The Class 3-AV, Class 4-AV-1, Class 4-AV-2, Class 4-AV-3 and Class 4-AV-4
Certificates.

Senior Certificates

The Class AF, Class AV and Class A-R Certificates.

Subordinate Certificates

The Class BF, Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class
MV-6, Class MV-7, Class MV-8 and Class BV Certificates.

Fixed Rate Certificates

The Class 1-AF, Class 2-AF-2, Class 2-AF-3, Class 2-AF-4, Class 2-AF-5 and Class
BF Certificates.

Adjustable Rate Certificates

The Class 2-AF-1 and Class AV Certificates and the Adjustable Rate Subordinate
Certificates.

Adjustable Rate Subordinate Certificates

The Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6,
Class MV-7, Class MV-8 and Class BV Certificates.

Offered Certificates

The Senior Certificates and the Subordinate Certificates.

Swap Certificates

The Class AV Certificates and the Adjustable Rate Subordinate Certificates.

PASS-THROUGH RATES

The pass-through rates for the adjustable rate certificates are variable rates that may change from distribution date to distribution date. On each distribution date, the pass-through rate for each class of adjustable rate certificates will be a per annum rate equal to the lesser of:

o    one-month LIBOR plus the applicable pass-through margin for that class, and

o    the applicable net rate cap, calculated as described under "Description of the Certificates -- Distributions -- Distributions of Interest" in this prospectus supplement.

The pass-through rates of the fixed rate certificates are the respective per annum fixed rates set forth above under "Description of the Certificates --
                                      S-4

General." On each distribution date, the pass-through rates for the fixed rate certificates will be subject to the applicable net rate cap, calculated as described under "Description of the Certificates -- Distributions --
Distributions of Interest" in this prospectus supplement.

See "Description of the Certificates -- Distributions -- Distributions of
Interest" and "-- Calculation of One-Month LIBOR" in this prospectus supplement.

If on any distribution date, the pass-through rate for a class of interest-bearing certificates is based on the applicable net rate cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall from remaining excess cashflow (if any) to the extent described in this prospectus supplement. In the case of the Class 2-AF-1 Certificates, excess cashflow will be applied after payments allocated to the trust fund in respect of the interest rate corridor contract described below. In the case of the swap certificates, excess cashflow will be applied before payments allocated to the swap trust in respect of the interest rate swap contract described below. The
Class AF Policy will not cover any reductions to interest distributable with respect to the Class AF Certificates that occur as a result of the application of the applicable net rate cap.

See "Description of the Certificates -- Distributions" in this prospectus supplement.

DISTRIBUTION DATES

The trustee will make distributions on the 25th day of each calendar month. If the 25th day of a month is not a business day, then the trustee will make distributions on the next business day. The first distribution date will be the distribution date occurring in January 2006.

INTEREST PAYMENTS

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

o    the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

o    any interest due on a prior distribution date that was not paid.

The "accrual period" for the adjustable rate certificates will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. The "accrual period" for the fixed rate certificates will be the calendar month immediately preceding the calendar month in which that distribution date occurs.

The trustee will calculate interest on the adjustable rate certificates based on a 360-day year and the actual number of days elapsed during the related accrual period. The trustee will calculate interest on the fixed rate certificates based on a 360-day year that consists of twelve 30-day months.

There are certain circumstances that could reduce the amount of interest paid to you.

See "Description of the Certificates -- Distributions -- Distributions of
Interest" in this prospectus supplement.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions will generally include:

o    principal payments and recoveries on the mortgage loans related to a class of certificates; and

o    on the distribution date following the end of the funding period, any money remaining in the pre-funding account allocated to a loan group that is related to a class of certificates.

Certificateholders should review the priority of payments described under
"Description of the Certificates -- Distributions" in this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

                                      S-5

OVERCOLLATERALIZATION

On the closing date, the sum of the aggregate stated principal balance of the group 1 and group 2 mortgage loans and any amounts on deposit in the pre-funding account in respect of loan group 1 and loan group 2 is expected to exceed the initial aggregate certificate principal balance of the Class AF and Class BF
Certificates by approximately $29,700,000, resulting in overcollateralization for the Class AF and Class BF Certificates. However, the amount of overcollateralization with respect to the Class AF and Class BF Certificates is not enough to meet the initial level of overcollateralization required by the pooling and servicing agreement for those certificates.

On the closing date, the sum of the aggregate stated principal balance of the group 3 and group 4 mortgage loans and any amounts on deposit in the pre-funding account in respect of loan group 3 and loan group 4 is expected to exceed the initial aggregate certificate principal balance of the Class AV Certificates and the adjustable rate subordinate certificates by approximately $40,800,000, resulting in overcollateralization for the Class AV Certificates and the adjustable rate subordinate certificates in an amount equal to the initial level of overcollateralization required by the pooling and servicing agreement for those certificates.

On any distribution date, the amount of overcollateralization (if any) for each loan group or loan groups will be available to absorb losses from liquidated mortgage loans that would otherwise be allocated to the related certificates, if those losses are not otherwise covered by excess cashflow (if any) from the related mortgage loans. The required levels of overcollateralization may change over time.

The mortgage loans in each loan group are expected to generate more interest than is needed to pay interest on the related certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the related certificates, plus the weighted average expense fee rate, and in the case of loan group 1 and loan group 2 and the Class AF Certificates, the Class AF policy premium rate, and in the case of loan group 3 and loan group 4, the effective rate at which any net swap payments may be payable to the swap counterparty. Any such excess interest payments received in respect of the mortgage loans in a loan group will be used to reduce the total certificate principal balance of the related certificates, until the required level of overcollateralization has been achieved (in the case of loan group 1 and loan group 2) or restored or maintained (in the case of loan group 3 and loan group 4).

See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

SUBORDINATION

The issuance of senior certificates and subordinate certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The Class AF Certificates will have a payment priority over the Class BF
Certificates. The Class AV Certificates will have a payment priority over the adjustable rate subordinate certificates. With respect to the adjustable rate subordinate certificates, the Class MV Certificates with a lower numerical designation will have a payment priority over Class MV Certificates with a higher numerical designation and all the Class MV Certificates will have a payment priority over the Class BV Certificates.

Subordination is designed to provide the holders of certificates having a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the certificates related to that loan group or loan groups, beginning with the related subordinate certificates with the lowest payment priority.

Excess cashflow from a loan group will be available to restore the overcollateralization for the other loan group or loan groups and to pay unpaid realized loss amounts to the certificates related to the other loan group or loan groups, as applicable, to the extent available and in the priority described in this prospectus supplement. However, realized losses on the mortgage loans in a loan group will be allocated solely to the classes of certificates related to that loan group.

                                      S-6

THE CORRIDOR CONTRACT

Countrywide Home Loans has entered into an interest rate corridor contract, which will be assigned to The Bank of New York, in its capacity as corridor contract administrator, on the closing date. The corridor contract administrator will allocate certain payments received under the interest rate corridor contract to the trustee on behalf of the trust fund. On or prior to the corridor contract termination date, amounts allocated to the trust fund in respect of the corridor contract will be available to the Class 2-AF-1 Certificates, as described in this prospectus supplement, to cover net rate carryover resulting from the application of the applicable net rate cap to the related pass-through rate.

Payments under the corridor contract will be made to the corridor contract administrator and allocated between the trust fund and Countrywide Home Loans as described in "Description of the Certificates -- The Corridor Contract" in this prospectus supplement. Any amounts received in respect of the corridor contract and allocated to the trust fund for a distribution date that are not used on that date to cover net rate carryover on the Class 2-AF-1 Certificates are expected to be distributed to the holders of the Class CF Certificates as provided in the pooling and servicing agreement and will not be available thereafter for payment of net rate carryover on any class of certificates.

See "Description of the Certificates -- The Corridor Contract" in this prospectus supplement.

THE SWAP CONTRACT

Countrywide Home Loans has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 4.90% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the number of days in the related calculation period (calculated on the basis of a
360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the fixed payment payable by the swap contract administrator exceeds the floating rate payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 3 and loan group 4 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the floating rate payment payable by the swap counterparty exceeds the fixed payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans and will not be available to cover any amounts on any class of certificates.

See "Description of the Certificates -- The Swap Contract" in this prospectus supplement.

CLASS AF CERTIFICATE GUARANTY INSURANCE POLICY

The Class AF Certificates have the benefit of a certificate guaranty insurance policy, called the Class AF Policy, pursuant to which Ambac Assurance
Corporation will unconditionally and irrevocably guarantee certain payments on the Class AF Certificates on each distribution date subject to certain terms and conditions set forth in the Class AF Policy. The Class AF Policy will not cover any classes of certificates other than the Class AF Certificates.

See "Description of the Certificates -- The Class AF Certificate Guaranty
Insurance Policy" in this prospectus supplement.

                                      S-7

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that those cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of the Mortgage Loans" in this prospectus supplement.

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the trust fund on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund declines to or below 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. Any such purchase by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the trust fund.

See "Description of the Certificates -- Optional Termination" in this prospectus supplement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust fund (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund and the pre-funding account and the trust fund's rights with respect to payments received under the corridor contract) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying
REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of offered certificates and the Class PF, Class PV,
Class CF and Class CV Certificates. The offered certificates (other than the
Class A-R Certificates) Certificates will represent beneficial ownership of
"regular interests" in the master REMIC identified in the pooling and servicing agreement and a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in the underlying
REMIC(s).

The swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS

The Class AF and Class AV Certificates and the Class MV-1, Class MV-2 and Class
MV-3 Certificates will be "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984.

See "Legal Investment" in the prospectus.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement
Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue
Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. Investors acquiring Class AV
Certificates or adjustable rate subordinate certificates with assets of such a plan will be required to satisfy certain additional conditions.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

CERTIFICATE RATINGS

The offered certificates will not be offered unless each class of certificates listed below receives at least the respective ratings set forth in the following table from Moody's Investors Service, Inc. ("MOODY'S") and Standard & Poor's
Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P").

                                      S-8

                       MOODY'S
          CLASS         RATING      S&P RATING
      -------------  -----------    -----------
      1-AF               Aaa           AAA
      2-AF-1             Aaa           AAA
      2-AF-2             Aaa           AAA
      2-AF-3             Aaa           AAA
      2-AF-4             Aaa           AAA
      2-AF-5             Aaa           AAA
      A-R                Aaa           AAA
      BF                 Baa3          BBB
      3-AV               Aaa           AAA
      4-AV-1             Aaa           AAA
      4-AV-2             Aaa           AAA
      4-AV-3             Aaa           AAA
      4-AV-4             Aaa           AAA
      MV-1               Aa1           AA+
      MV-2               Aa2            AA
      MV-3               Aa3           AA-
      MV-4                A1            A+
      MV-5                A2            A
      MV-6                A3            A-
      MV-7               Baa1          BBB+
      MV-8               Baa2          BBB
      BV                 Baa3          BBB-

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

The ratings assigned to the Class AF Certificates will be issued based on the financial strength rating of the Class AF Insurer.

See "Ratings" in this prospectus supplement and "Risk Factors -- Rating of the
Securities" and "Rating" in the prospectus.

                                      S-9

                                  RISK FACTORS

THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES
CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE
CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER
"RISK FACTORS" IN THE PROSPECTUS.

THE MORTGAGE LOANS WERE UNDERWRITTEN TO
COUNTRYWIDE HOME LOANS'S STANDARDS FOR
CREDIT BLEMISHED MORTGAGE LOANS.
MORTGAGE LOANS UNDERWRITTEN TO SUCH
STANDARDS WILL EXPERIENCE HIGHER RATES
OF DELINQUENCY AND LOSS THAN MORTGAGE
LOANS UNDERWRITTEN IN A MORE
TRADITIONAL MANNER.....................  Countrywide Home Loans's credit blemished mortgage loan underwriting
                                         standards are more flexible than the
                                         standards generally used by banks for
                                         borrowers with non-blemished credit
                                         histories with regard to the borrower's
                                         credit standing and repayment ability.
                                         Borrowers who qualify generally have
                                         impaired credit histories, which may
                                         include a record of major derogatory
                                         credit items such as outstanding
                                         judgments or prior bankruptcies. On a
                                         case by case basis, Countrywide Home
                                         Loans may determine that, based upon
                                         compensating factors, a prospective
                                         borrower not strictly qualifying under
                                         its applicable underwriting risk
                                         category guidelines warrants an
                                         underwriting exception. It is expected
                                         that a significant number of the
                                         mortgage loans will have been
                                         originated based on such underwriting
                                         exceptions.

                                         With respect to first lien mortgage
                                         loans, the underwriting standards do
                                         not prohibit a mortgagor from
                                         obtaining, at the time of origination
                                         of the originator's first lien mortgage
                                         loan, additional financing which is
                                         subordinate to that first lien mortgage
                                         loan, which subordinate financing would
                                         reduce the equity the mortgagor would
                                         otherwise appear to have in the related
                                         mortgaged property as indicated in the
                                         loan-to-value ratio set forth in this
                                         prospectus supplement.

                                         As a result of Countrywide Home Loans's
                                         underwriting standards, the mortgage
                                         loans in the mortgage pool are likely
                                         to experience rates of delinquency,
                                         foreclosure and bankruptcy that are
                                         higher, and that may be substantially
                                         higher, than those experienced by
                                         mortgage loans underwritten in a more
                                         traditional manner. Furthermore,
                                         changes in the values of the mortgaged
                                         properties may have a greater effect on
                                         the delinquency, foreclosure,
                                         bankruptcy and loss experience of the
                                         mortgage loans in the mortgage pool
                                         than on mortgage loans originated in a
                                         more traditional manner. No assurance
                                         can be given that the values of the
                                         related mortgaged properties have
                                         remained or will remain at the levels
                                         in effect on the dates of origination
                                         of the related mortgage loans.

THE SUBORDINATE CERTIFICATES HAVE A
GREATER RISK OF LOSS THAN SENIOR
CERTIFICATES AND SUBORDINATION MAY NOT
BE SUFFICIENT TO PROTECT SENIOR
CERTIFICATES FROM LOSSES...............  When certain classes of certificates provide credit enhancement for other
                                         classes of certificates this is
                                         sometimes referred to as
                                         "SUBORDINATION." The subordination
                                         feature is intended to enhance the
                                         likelihood that senior
                                         certificateholders will receive regular
                                         payments of interest and principal.

                                      S-10

                                         For purposes of this prospectus
                                         supplement, "RELATED SUBORDINATE
                                         CLASSES" means:

                                         o   with respect to the Class AF
                                             Certificates, the Class BF
                                             Certificates,

                                         o   with respect to the Class AV
                                             Certificates, the adjustable rate
                                             subordinate certificates, and

                                         o   with respect to each class of
                                             Certificates having an "MV"
                                             designation, (i) each other class
                                             of Certificates having an "MV"
                                             designation and a higher numerical
                                             designation than that class, if
                                             any, and (ii) the Class BV
                                             Certificates.

                                         Credit enhancement in the form of
                                         subordination will be provided for the
                                         certificates, first, by the right of
                                         the holders of the senior certificates
                                         to receive certain distributions prior
                                         to the related subordinate classes and,
                                         second, by the allocation of realized
                                         losses on the mortgage loans in a loan
                                         group or loan groups to those related
                                         subordinate classes, beginning with the
                                         Class BF (in the case of loan group 1
                                         or loan group 2) and Class BV
                                         Certificates (in the case of loan group
                                         3 or loan group 4). Unlike most prior
                                         securitizations of the Depositor,
                                         realized losses will be allocated to
                                         the senior certificates in the order
                                         described herein.

                                         This type of credit enhancement is
                                         provided by using collections on the
                                         mortgage loans in a loan group
                                         otherwise payable to the holders of the
                                         related subordinate classes to pay
                                         amounts due on the more senior related
                                         classes. After the credit enhancement
                                         provided by excess cashflow and
                                         overcollateralization (if any) has been
                                         exhausted, collections otherwise
                                         payable to related subordinate classes
                                         will comprise the sole source of funds
                                         from which credit enhancement is
                                         provided to the related senior
                                         certificates, except for the Class AF
                                         Certificates which will also have the
                                         benefit of the Class AF Policy and the
                                         swap certificates which may benefit
                                         from net swap payments. Realized losses
                                         of a particular loan group or loan
                                         groups are allocated first to the
                                         related subordinate certificates in
                                         reverse order of payment priority, and
                                         then to the related senior
                                         certificates. This means that after the
                                         credit enhancement provided by related
                                         excess cashflow and
                                         overcollateralization (if any) has been
                                         exhausted, realized losses on the
                                         mortgage loans of a particular loan
                                         group will first be allocated to the
                                         Class BF Certificates (in the case of
                                         loan group 1 or loan group 2) or Class
                                         BV Certificates (in the case of loan
                                         group 3 or loan group 4) until the
                                         respective certificate principal
                                         balance of the Class BF Certificates or
                                         Class BV Certificates, as applicable,
                                         has been reduced to zero. Subsequent
                                         realized losses on the mortgage loans
                                         in loan group 3 or loan group 4 will be
                                         allocated to the next most junior class
                                         of adjustable rate subordinate
                                         certificates, until the principal
                                         balance of that class of adjustable
                                         rate subordinate certificates has been
                                         reduced to zero. If the aggregate
                                         certificate principal balance of the
                                         related subordinate class(es) were to
                                         be reduced to zero, additional realized
                                         losses of a particular loan group will
                                         be allocated to the related senior
                                         certificates as described in this
                                         prospectus supplement under
                                         "Description of the
                                         Certificates--Applied Realized Loss
                                         Amounts."

                                         Additionally, investors in the Class BF
                                         Certificates should note that amounts
                                         due to the Class AF Insurer for
                                         premiums and reimbursements for prior
                                         draws, including interest thereon, will
                                         be paid from interest and principal on
                                         the mortgage loans in loan group 1 and
                                         loan group 2 prior to

                                      S-11

                                         any payments on the Class BF
                                         certificates.

                                         You should fully consider the risks of
                                         investing in a subordinate certificate,
                                         including the risk that you may not
                                         fully recover your initial investment
                                         as a result of realized losses. In
                                         addition, investors in a class of Class
                                         AV Certificates should consider the
                                         risk that, after the credit enhancement
                                         provided by related excess cashflow and
                                         overcollateralization (if any) has been
                                         exhausted, the subordination of the
                                         related classes of subordinated
                                         certificates may not be sufficient to
                                         protect that class of senior
                                         certificates from losses.

                                         See "Description of the Certificates"
                                         in this prospectus supplement.

EXCESS INTEREST FROM THE MORTGAGE LOANS
MAY NOT PROVIDE ADEQUATE CREDIT
ENHANCEMENT............................  The amount by which the sum of the aggregate stated principal balance of
                                         the mortgage loans in a loan group or
                                         loan groups and the amount on deposit
                                         in the pre-funding account in respect
                                         of that loan group exceeds the
                                         aggregate certificate principal balance
                                         of the related classes of certificates
                                         is called "overcollateralization." The
                                         mortgage loans in a loan group or loan
                                         groups are expected to generate more
                                         interest than is needed to pay interest
                                         on the related certificates and, in the
                                         case of loan group 3 and loan group 4,
                                         to make any net swap payment payable to
                                         the swap counterparty, because the
                                         weighted average interest rate on those
                                         mortgage loans is expected to be higher
                                         than the weighted average pass-through
                                         rate on those certificates plus the
                                         expense fee rate, and in the case of
                                         loan group 1 and loan group 2, the
                                         Class AF policy premium rate and, in
                                         the case of loan group 3 and loan group
                                         4, the effective rate at which any net
                                         swap payments may be payable to the
                                         swap counterparty. That "excess
                                         interest" from the related loan group
                                         or loan groups will be used to make
                                         additional principal payments on the
                                         related certificates to the extent
                                         described in this prospectus
                                         supplement. Overcollateralization is
                                         intended to provide limited protection
                                         to certificateholders by absorbing
                                         losses from liquidated mortgage loans
                                         in the related loan group or loan
                                         groups. However, we cannot assure you
                                         that enough excess interest will be
                                         generated on the mortgage loans to
                                         create or maintain the required levels
                                         of overcollateralization.

                                         The excess interest available on any
                                         distribution date will be affected by
                                         the actual amount of interest received,
                                         collected or recovered in respect of
                                         the mortgage loans during the preceding
                                         month. That amount will be influenced
                                         by changes in the weighted average of
                                         the mortgage rates resulting from
                                         prepayments and liquidations of the
                                         mortgage loans as well as from
                                         adjustments of the mortgage rates on
                                         adjustable rate mortgage loans. Because
                                         that excess interest available may vary
                                         and because the pass-through rates on
                                         the adjustable-rate certificates may
                                         increase, it may be necessary to apply
                                         all or a portion of the available
                                         interest to cover the interest
                                         requirements. As a result, available
                                         excess interest may be reduced.
                                         Furthermore, a disproportionately high
                                         rate of prepayments of high interest
                                         rate mortgage loans would have a
                                         negative effect on future excess
                                         interest.

                                         If the protection afforded by
                                         overcollateralization is insufficient
                                         and in the case of the Class AF
                                         Certificates, the Class AF Insurer were
                                         to fail to perform its obligations
                                         under the Class AF Policy, then the
                                         holders of the certificates could
                                         experience a loss on their investment.

                                      S-12

RISK REGARDING MORTGAGE RATES..........  The pass-through rates on the adjustable rate certificates may adjust
                                         monthly and are generally based on
                                         one-month LIBOR. The mortgage rates on
                                         the mortgage loans either are fixed or
                                         adjust semi-annually based on six-month
                                         LIBOR, which is referred to as a
                                         mortgage index, but in most cases only
                                         after a period of two or three years
                                         after origination. Because the mortgage
                                         index may respond to various economic
                                         and market factors different than those
                                         affecting one-month LIBOR, there is not
                                         necessarily a correlation in movement
                                         between the interest rates on those
                                         mortgage loans and the pass-through
                                         rates of the adjustable rate
                                         certificates. For example, it is
                                         possible that the interest rates on
                                         certain of the adjustable rate mortgage
                                         loans may decline while the
                                         pass-through rates on the adjustable
                                         rate certificates are stable or rising.
                                         In addition, although it is possible
                                         that both the mortgage rates and
                                         certificate pass-through rates may
                                         decline or increase during the same
                                         period, mortgage rates may decline or
                                         increase more slowly than the
                                         certificate pass-through rates because
                                         of the difference between interest rate
                                         adjustment periods and pass-through
                                         rate adjustment periods.

                                         The absence of a correlation between
                                         movement in the mortgage rates and the
                                         certificate pass-through rates may
                                         reduce the interest payable on the
                                         related interest-bearing certificates
                                         because of the imposition of a
                                         pass-through rate cap called the "NET
                                         RATE CAP." In addition, prepayments of
                                         mortgage loans in a loan group or loan
                                         groups with relatively higher mortgage
                                         rates may reduce the applicable net
                                         rate cap and consequently reduce the
                                         pass-through rate for one or more
                                         related classes of offered
                                         certificates. It is intended that the
                                         amount by which a certificateholder's
                                         interest payment has been reduced by
                                         operation of the applicable net rate
                                         cap will be paid from remaining excess
                                         cashflow (if any) as described in this
                                         prospectus supplement. The Class AF
                                         Policy will not cover any such
                                         reductions with respect to the Class AF
                                         Certificates. In addition, prior to the
                                         corridor contract termination date, the
                                         Class 2-AF-1 Certificates will also be
                                         entitled to receive the amount of the
                                         reduction in interest resulting from
                                         the operation of the applicable net
                                         rate cap from payments (if any)
                                         allocated to the trust fund in respect
                                         of the interest rate corridor contract,
                                         as described in this prospectus
                                         supplement. Moreover, prior to the swap
                                         contract termination date, the Class AV
                                         Certificates and the adjustable rate
                                         subordinate certificates will also be
                                         entitled to receive the amount of the
                                         reduction in interest resulting from
                                         the operation of the applicable net
                                         rate cap from any net swap payment
                                         allocated to the swap trust to the
                                         extent that net payment is available
                                         for this purpose in the order as
                                         described in this prospectus
                                         supplement. However, we cannot assure
                                         you that any such funds from the
                                         interest rate corridor contract or the
                                         interest rate swap contract will be
                                         available, or sufficient, to make any
                                         such payments.

                                         Payments from the corridor contract are
                                         dependent solely upon the performance
                                         of the corridor contract counterparty
                                         and the corridor contract guarantor,
                                         and payments from the swap contract are
                                         dependent solely upon the performance
                                         of the swap counterparty and the swap
                                         guarantor. Thus, payments of these
                                         amounts involve counterparty risk. The
                                         ratings assigned to the certificates do
                                         not cover the likelihood of any
                                         payments from the corridor contract or
                                         the payment of net rate carryover.
                                         Investors in these certificates should
                                         note that the long-term ratings of the
                                         swap counterparty are lower than "AAA."

                                      S-13

CONSIDERATIONS REGARDING THE SWAP
CONTRACT...............................  Any amounts received by the swap contract administrator from the swap
                                         counterparty under the swap contract
                                         and allocated to the swap trust will be
                                         applied as described in this prospectus
                                         supplement to pay unpaid interest and
                                         net rate carryover, maintain
                                         overcollateralization and pay unpaid
                                         realized loss amounts, in each case
                                         with respect to the swap certificates.
                                         However, no amounts will be payable by
                                         the swap counterparty unless the
                                         floating payment owed by the swap
                                         counterparty on a distribution date
                                         exceeds the fixed payment owed to the
                                         swap counterparty with respect to that
                                         distribution date. This will not occur
                                         except in periods when one-month LIBOR
                                         (as determined pursuant to the swap
                                         contract) exceeds 4.90%. We cannot
                                         assure you that any amounts will be
                                         received under the swap contract, or
                                         that any amounts that are received will
                                         be sufficient to maintain required
                                         overcollateralization or to cover
                                         unpaid interest, net rate carryover and
                                         losses on the mortgage loans in loan
                                         group 3 and loan group 4. Any net
                                         payment payable to the swap
                                         counterparty under the terms of the
                                         swap contract will reduce amounts
                                         available for distribution to
                                         certificateholders, and may reduce the
                                         pass-through rates of the swap
                                         certificates. In addition, payments due
                                         under the swap contract will be based
                                         on the lesser of a scheduled notional
                                         amount that will decline over time and
                                         the aggregate certificate principal
                                         balance of the swap certificates. If
                                         the rate of prepayments on the mortgage
                                         loans in loan group 3 and loan group 4
                                         is slower than anticipated, the
                                         schedule on which payments due under
                                         the swap contract are calculated may be
                                         less than the aggregate certificate
                                         principal balance of the swap
                                         certificates, thereby decreasing the
                                         relative amount of any net swap payment
                                         payable by the swap counterparty and
                                         allocated to the swap trust to cover
                                         the amounts described above.
                                         Furthermore, for so long as one-month
                                         LIBOR is less than 4.90% (which will be
                                         adjusted in cases where the accrual
                                         period for the floating rate payment
                                         payable by the swap counterparty is not
                                         30 days), available funds with respect
                                         to loan group 3 and loan group 4 that
                                         would otherwise be available to make
                                         distributions on the swap certificates
                                         will be used to cover the net swap
                                         payments due to the swap counterparty.
                                         In addition, any termination payment
                                         payable to the swap counterparty (other
                                         than a swap termination payment
                                         resulting from a swap counterparty
                                         trigger event) in the event of early
                                         termination of the swap contract will
                                         reduce amounts available for
                                         distribution to holders of the swap
                                         certificates.

                                         Upon early termination of the swap
                                         contract, the swap counterparty or the
                                         swap contract administrator, may be
                                         liable to make a swap termination
                                         payment to the other party (regardless
                                         of which party caused the termination).
                                         The swap termination payment will be
                                         computed in accordance with the
                                         procedures set forth in the swap
                                         contract. In the event that a swap
                                         termination payment is payable to the
                                         swap counterparty, other than a swap
                                         termination payment resulting from a
                                         swap counterparty trigger event, that
                                         payment will be paid with respect to
                                         the related distribution date, and on
                                         any subsequent distribution dates until
                                         paid in full, solely from collections
                                         on the mortgage loans in loan group 3
                                         and loan group 4 and prior to
                                         distributions to holders of the swap
                                         certificates. This feature may result
                                         in losses on the swap certificates. Due
                                         to the priority of the applications of
                                         the available funds with respect to
                                         loan group 3 and loan group 4, the
                                         adjustable rate subordinate
                                         certificates will bear the effects of
                                         any shortfalls resulting from a net
                                         swap payment or swap termination
                                         payment to the swap counterparty before
                                         those effects are borne by the Class AV
                                         certificates and one or more classes of
                                         adjustable rate subordinate
                                      S-14

                                         certificates may suffer a loss as a
                                         result of that payment.

                                         To the extent that distributions on the
                                         swap certificates depend in part on
                                         payments to be received from the swap
                                         counterparty, the ability of the
                                         trustee to make distributions on those
                                         certificates will be subject to the
                                         credit risk of the swap counterparty.
                                         The credit ratings of the swap
                                         guarantor as of the date of this
                                         prospectus supplement are lower than
                                         the ratings assigned to the Class AV
                                         Certificates and some of the classes of
                                         the adjustable rate subordinate
                                         certificates. If a credit rating of the
                                         swap counterparty is qualified, reduced
                                         or withdrawn and a substitute
                                         counterparty is not obtained in
                                         accordance with the terms of the swap
                                         contract, the ratings of the swap
                                         certificates may be qualified, reduced
                                         or withdrawn. As a result, the value
                                         and marketability of those certificates
                                         may be adversely affected. See
                                         "Description of the Certificates--The
                                         Swap Contract" in this prospectus
                                         supplement.

LIMITATIONS ON THE CLASS AF
POLICY.................................  On each distribution date, investors are entitled to the current interest at
                                         the pass-through rate, without
                                         reduction for shortfalls resulting from
                                         prepayments or the Relief Act or
                                         similar state and local laws. However,
                                         the Class AF Policy will only cover
                                         such current interest on the Class AF
                                         Certificates as reduced by such
                                         shortfalls.

                                         Investors in the Class BF Certificates
                                         should note that amounts due the Class
                                         AF Insurer for premiums and
                                         reimbursements for prior draws on the
                                         Class AF Policy (including interest
                                         thereon) will be paid from interest and
                                         principal on the mortgage loans in loan
                                         group 1 and loan group 2 even though
                                         those investors will not benefit from
                                         the Class AF Policy.

CASH FLOW CONSIDERATIONS AND RISKS
COULD CAUSE PAYMENT DELAYS AND LOSSES..  There could be substantial delays in the liquidation of defaulted mortgage
                                         loans and corresponding delays in
                                         receiving your portion of the proceeds
                                         of a liquidation. These delays could
                                         continue for several years.

                                         Furthermore, an action to obtain a
                                         deficiency judgment is regulated by
                                         statutes and rules, and the amount or
                                         availability of a deficiency judgment
                                         may be limited by law. In the event of
                                         a default by a borrower, these
                                         restrictions may impede the ability of
                                         the master servicer to foreclose on or
                                         to sell the mortgaged property or to
                                         obtain a deficiency judgment. In
                                         addition, liquidation expenses (such as
                                         legal and appraisal fees, real estate
                                         taxes and maintenance and preservation
                                         expenses) will reduce the amount of
                                         security for the mortgage loans and, in
                                         turn, reduce the proceeds payable to
                                         certificateholders.

                                         In the event that:

                                         o   the mortgaged properties fail to
                                             provide adequate security for the
                                             related mortgage loans,

                                         o   excess cashflow (if any) and
                                             overcollateralization (if any) is
                                             insufficient to cover such
                                             shortfalls,

                                         o   the subordination of certain
                                             classes are insufficient to cover
                                             such shortfalls, and

                                         o   with respect to the Class AF
                                             Certificates, the Class AF Insurer
                                             fails to

                                      S-15

                                             make the required payments under
                                             the Class AF Policy,

                                         you could lose all or a portion of the
                                         money you paid for the certificates.

YIELD AND REINVESTMENT COULD BE
ADVERSELY AFFECTED BY UNPREDICTABILITY
OF PREPAYMENTS.........................  No one can accurately predict the level of prepayments that the trust fund will
                                         experience. The trust fund's prepayment
                                         experience may be affected by many
                                         factors, including:

                                         o   general economic conditions,

                                         o   the level of prevailing interest
                                             rates,

                                         o   the availability of alternative
                                             financing,

                                         o   the applicability of prepayment
                                             charges, and

                                         o   homeowner mobility.

                                         Any mortgage loan may be prepaid in
                                         full or in part at any time; however,
                                         approximately 61.11%, 97.22%, 67.83%
                                         and 80.29% of the mortgage loans in the
                                         statistical calculation pool in respect
                                         of loan group 1, loan group 2, loan
                                         group 3 and loan group 4, respectively,
                                         in each case by stated principal
                                         balance of the mortgage loans in the
                                         statistical calculation pool in respect
                                         of the related loan group provide, and
                                         any subsequent mortgage loans may
                                         provide, for the payment by the
                                         borrower of a prepayment charge on
                                         certain prepayments during the period
                                         of time specified in the related
                                         mortgage note. In addition,
                                         substantially all of the mortgage loans
                                         contain due-on-sale provisions, and the
                                         master servicer intends to enforce
                                         those provisions unless doing so is not
                                         permitted by applicable law or the
                                         master servicer, in a manner consistent
                                         with reasonable commercial practice,
                                         permits the purchaser of the mortgaged
                                         property in question to assume the
                                         related mortgage loan.

                                         See "The Mortgage Pool" and "Yield,
                                         Prepayment and Maturity Considerations"
                                         in this prospectus supplement and
                                         "Certain Legal Aspects of the Loans --
                                         Due-on-Sale Clauses" in the prospectus
                                         for a description of certain provisions
                                         of the mortgage loans that may affect
                                         their prepayment experience.

                                         In addition, the weighted average lives
                                         of the offered certificates (other than
                                         the Class A-R Certificates) will be
                                         affected by any prepayment resulting
                                         from the distribution of amounts (if
                                         any) on deposit in the pre-funding
                                         account after the end of the funding
                                         period.

                                         The weighted average lives of the
                                         offered certificates will be sensitive
                                         to the rate and timing of principal
                                         payments (including prepayments) on the
                                         mortgage loans in the related loan
                                         group or loan groups, which may
                                         fluctuate significantly from time to
                                         time.

                                         You should note that:

                                         o   generally, if you purchase your
                                             certificates at a discount and
                                             principal is repaid on the mortgage
                                             loans in the related loan group or
                                             loan groups slower than you
                                             anticipate, then your yield may be
                                             lower than you anticipate,

                                      S-16

                                         o   for the adjustable rate
                                             certificates, your yield will also
                                             be sensitive to:

                                             (1)  the level of one-month LIBOR,

                                             (2)  the timing of adjustment of
                                                  the pass-through rate on your
                                                  certificates as it relates to
                                                  the interest rates on the
                                                  applicable mortgage loans and,
                                                  in the case of the adjustable
                                                  rate mortgage loans, the level
                                                  of the mortgage index, the
                                                  timing of adjustment of the
                                                  interest rates on those
                                                  mortgage loans, and periodic
                                                  and lifetime limits on those
                                                  adjustments,

                                             (3)  in the case of the swap
                                                  certificates, the level of
                                                  one-month LIBOR relative to
                                                  the rate at which the payment
                                                  made to the swap counterparty
                                                  is calculated, and

                                             (4)  other limitations on the
                                                  pass-through rate of such
                                                  certificates as described
                                                  further in this prospectus
                                                  supplement, and

                                         o   you bear the reinvestment risks
                                             resulting from a faster or slower
                                             rate of principal payments than you
                                             expect.

                                         See "Yield, Prepayment and Maturity
                                         Considerations" in this prospectus
                                         supplement.

YOUR YIELD WILL BE AFFECTED BY THE
INTEREST-ONLY FEATURE OF SOME OF THE
MORTGAGE LOANS.........................  Approximately 7.82%, 10.22%, 22.56% and
                                         32.27% of the mortgage loans in the
                                         statistical calculation pool in respect
                                         of loan group 1, loan group 2, loan
                                         group 3 and loan group 4, respectively,
                                         in each case by stated principal
                                         balance of the mortgage loans in the
                                         statistical calculation pool in respect
                                         of the related loan group require, and
                                         any subsequent mortgage loans may
                                         require, monthly payments of only
                                         accrued interest for the first two,
                                         three or five years after origination.
                                         The borrower is not required to pay any
                                         principal on the borrower's loan during
                                         this interest-only period but
                                         thereafter is required to make monthly
                                         payments sufficient to amortize the
                                         loan over its remaining term. These
                                         loans are sometimes referred to as
                                         interest-only loans. Interest-only
                                         loans have only recently been
                                         originated in significant volumes. As a
                                         result, the long-term performance
                                         characteristics of interest-only loans
                                         are largely unknown.

                                         Because interest-only loans initially
                                         require only the payment of interest, a
                                         borrower may be able to borrow a larger
                                         amount than would have been the case
                                         for a fully amortizing mortgage loan.

                                         Interest-only loans may have risks and
                                         payment characteristics that are not
                                         present with fully amortizing mortgage
                                         loans, including the following:

                                         o   no principal distributions will be
                                             made to certificateholders from
                                             interest-only loans during their
                                             interest-only period except in the
                                             case of a prepayment, which may
                                             extend the weighted average lives
                                             of the certificates,

                                         o   during the interest-only period,
                                             interest-only loans may be less
                                             likely to be prepaid since the
                                             perceived benefits of refinancing
                                             may be less than with a fully
                                             amortizing mortgage loan,

                                         o   as the end of the interest-only
                                             period approaches, an interest-only
                                             loan

                                      S-17

                                             may be more likely to be refinanced
                                             in order to avoid the increase in
                                             the monthly payment required to
                                             amortize the loan over its
                                             remaining term,

                                         o   interest-only loans may be more
                                             likely to default than fully
                                             amortizing loans at the end of the
                                             interest-only period due to the
                                             increased monthly payment required
                                             to amortize the loan over its
                                             remaining term, and

                                         o   if an interest-only loan defaults,
                                             the severity of loss may be greater
                                             due to the larger unpaid principal
                                             balance.

DISTRIBUTION TO AND RIGHTS OF INVESTORS
COULD BE ADVERSELY AFFECTED BY THE
BANKRUPTCY OR INSOLVENCY OF CERTAIN
PARTIES................................  The sellers will treat the transfers of the mortgage loans to the depositor as
                                         a sale of the mortgage loans. However,
                                         if a seller becomes bankrupt, the
                                         trustee in bankruptcy of such seller
                                         may argue that the mortgage loans were
                                         not sold but were only pledged to
                                         secure a loan to such seller. If that
                                         argument is made, you could experience
                                         delays or reduction in payments on the
                                         certificates. If that argument is
                                         successful, the bankruptcy trustee
                                         could elect to sell the mortgage loans
                                         and pay down the certificates early.
                                         Thus, you could lose the right to
                                         future payments of interest, and might
                                         suffer reinvestment losses in a lower
                                         interest rate environment.

                                         In addition, if the master servicer
                                         becomes bankrupt, a bankruptcy trustee
                                         or receiver may have the power to
                                         prevent the trustee from appointing a
                                         successor master servicer. Any related
                                         delays in servicing could result in
                                         increased delinquencies or losses on
                                         the mortgage loans.

GEOGRAPHIC CONCENTRATION OF MORTGAGED
PROPERTIES IN CALIFORNIA INCREASES THE
RISK THAT CERTIFICATE YIELDS COULD BE
IMPAIRED...............................  Approximately 13.43%, 42.39%, 15.91%
                                         and 34.57% of the mortgage loans in the
                                         statistical calculation pool in respect
                                         of loan group 1, loan group 2, loan
                                         group 3 and loan group 4, respectively,
                                         in each case by stated principal
                                         balance of the mortgage loans in the
                                         statistical calculation pool in respect
                                         of the related loan group, are secured,
                                         and any subsequent mortgage loans may
                                         be secured, by mortgaged properties
                                         that are located in California.
                                         Property in California may be more
                                         susceptible than homes located in other
                                         parts of the country to certain types
                                         of uninsurable hazards, such as
                                         earthquakes, floods, mudslides and
                                         other natural disasters. In addition:

                                         o   economic conditions in California
                                             (which may or may not affect real
                                             property values) may affect the
                                             ability of borrowers to repay their
                                             loans,

                                         o   declines in the California
                                             residential real estate market may
                                             reduce the values of properties
                                             located in California, which would
                                             result in an increase in the
                                             loan-to-value ratios, and

                                         o   any increase in the market value of
                                             properties located in California
                                             would reduce the loan-to-value
                                             ratios and could, therefore, make
                                             alternative sources of financing
                                             available to the borrowers at lower
                                             interest rates, which could result
                                             in an increased rate of prepayment
                                             of the mortgage loans.

                                      S-18

VIOLATIONS OF CONSUMER PROTECTION LAWS
MAY ADVERSELY AFFECT YOU...............  Federal, state and local laws extensively regulate various aspects of
                                         brokering, originating, servicing and
                                         collecting mortgage loans secured by
                                         consumers' dwellings. Among other
                                         things, these laws may regulate
                                         interest rates and other charges,
                                         require disclosures, impose financial
                                         privacy requirements, mandate specific
                                         business practices, and prohibit unfair
                                         and deceptive trade practices. In
                                         addition, licensing requirements may be
                                         imposed on persons that broker,
                                         originate, service or collect such
                                         mortgage loans.

                                         Additional requirements may be imposed
                                         under federal, state or local laws on
                                         so-called "high cost mortgage loans,"
                                         which typically are defined as mortgage
                                         loans secured by a consumer's dwelling
                                         that have interest rates or origination
                                         costs in excess of prescribed levels.
                                         These laws may limit certain loan
                                         terms, such as prepayment penalties, or
                                         the ability of a creditor to refinance
                                         a mortgage loan unless it is in the
                                         borrower's interest. In addition,
                                         certain of these laws may allow claims
                                         against loan brokers or originators,
                                         including claims based on fraud or
                                         misrepresentations, to be asserted
                                         against persons acquiring the mortgage
                                         loans, such as the trust fund.

                                         The penalties for violating federal,
                                         state or local laws vary depending on
                                         the applicable law and the particular
                                         facts of the situation. However,
                                         private plaintiffs typically may assert
                                         claims for actual damages and, in some
                                         cases, also may recover civil money
                                         penalties or exercise a right to
                                         rescind the mortgage loan. Violations
                                         of certain laws may limit the ability
                                         to collect all or part of the principal
                                         or interest in a mortgage loan and, in
                                         some cases, borrowers may even be
                                         entitled to a refund of amounts
                                         previously paid. Federal, state and
                                         local administrative or law enforcement
                                         agencies may also be entitled to bring
                                         legal actions, including actions for
                                         civil money penalties or restitution,
                                         for violations of certain of these
                                         laws. Depending on the particular
                                         alleged misconduct, it is possible that
                                         claims may be asserted against various
                                         participants in secondary market
                                         transactions, including assignees that
                                         hold the mortgage loans, such as the
                                         trust fund.

                                         For a discussion of certain specific
                                         consumer protection laws that may
                                         affect the mortgage loans, see "Risk
                                         Factors--Consumer Protection Laws May
                                         Adversely Affect You" in the
                                         accompanying prospectus.

YOU MAY HAVE DIFFICULTY RESELLING
CERTIFICATES...........................  Each underwriter intends to make a secondary market in the classes of
                                         offered certificates purchased by it,
                                         but no underwriter has any obligation
                                         to do so. We cannot assure you that a
                                         secondary market for the offered
                                         certificates will develop or, if it
                                         develops, that it will continue.
                                         Consequently, you may not be able to
                                         sell your certificates readily or at
                                         prices that will enable you to realize
                                         your desired yield. The market values
                                         of the certificates are likely to
                                         fluctuate. Fluctuations may be
                                         significant and could result in
                                         significant losses to you.

                                      S-19

                                         The secondary markets for asset backed
                                         securities have experienced periods of
                                         illiquidity and can be expected to do
                                         so in the future. Illiquidity can have
                                         a severely adverse effect on the prices
                                         of certificates that are especially
                                         sensitive to prepayment, credit or
                                         interest rate risk, or that have been
                                         structured to meet the investment
                                         requirements of limited categories of
                                         investors.

IMPACT OF WORLD EVENTS.................  The economic impact of the United
                                         States' military operations in Iraq,
                                         Afghanistan and other parts of the
                                         world, as well as the possibility of
                                         any terrorist attacks domestically or
                                         abroad, is uncertain, but could have a
                                         material effect on general economic
                                         conditions, consumer confidence, and
                                         market liquidity. No assurance can be
                                         given as to the effect of these events
                                         on consumer confidence and the
                                         performance of the mortgage loans. Any
                                         adverse impact resulting from these
                                         events would be borne by the holders of
                                         the certificates. United States
                                         military operations also increase the
                                         likelihood of shortfalls under the
                                         Servicemembers Civil Relief Act
                                         (referred to as the "RELIEF ACT") and
                                         similar state laws. The Relief Act
                                         provides relief to borrowers who enter
                                         active military service and to
                                         borrowers in reserve status who are
                                         called to active duty after the
                                         origination of their mortgage loan. The
                                         Relief Act provides generally that
                                         these borrowers may not be charged
                                         interest on a mortgage loan in excess
                                         of 6% per annum during the period of
                                         the borrower's active duty. These
                                         shortfalls are not required to be paid
                                         by the borrower at any future time and
                                         will not be advanced by the master
                                         servicer. To the extent these
                                         shortfalls reduce the amount of
                                         interest paid to the Class AF
                                         certificateholders, they will not be
                                         covered by the Class AF Policy. In
                                         addition, the Relief Act imposes
                                         limitations that would impair the
                                         ability of the master servicer to
                                         foreclose on an affected loan during
                                         the borrower's period of active duty
                                         status, and, under some circumstances,
                                         during an additional period thereafter.

HURRICANE KATRINA MAY POSE
SPECIAL RISKS .........................  At the end of August 2005, Hurricane
                                         Katrina caused catastrophic damage to
                                         areas in the Gulf Coast region of the
                                         United States. The trust fund will not
                                         include mortgage loans that are secured
                                         by properties in the states of
                                         Louisiana, Mississippi and Alabama that
                                         are located in a FEMA Individual
                                         Assistance designated area as a result
                                         of Hurricane Katrina. However, we
                                         cannot assure you that there are no
                                         mortgage loans secured by properties
                                         that experienced material damage from
                                         Hurricane Katrina in the trust fund.

                                         Countrywide Home Loans will represent
                                         and warrant as of the closing date that
                                         each mortgaged property is free of
                                         material damage and in good repair. In
                                         the event of a breach of that
                                         representation and warranty,
                                         Countrywide Home Loans will be
                                         obligated to repurchase or substitute
                                         for the related mortgage loan. Any such
                                         repurchase would have the effect of
                                         increasing the rate of principal
                                         payment on the certificates. Any damage
                                         to a mortgaged property that secures a
                                         mortgage loan in the trust fund
                                         occurring after the closing date as a
                                         result of any other casualty event will
                                         not cause a breach of this
                                         representation and warranty.

                                         The full economic impact of Hurricane
                                         Katrina is uncertain but may affect the
                                         ability of borrowers to make payments
                                         on their mortgage loans. Initial
                                         economic effects appear to include:

                                         o   localized areas of nearly complete
                                             destruction of the economic
                                             infrastructure and cessation of
                                             economic activity,

                                      S-20

                                         o   regional interruptions in travel
                                             and transportation, tourism and
                                             economic activity generally, and

                                         o   nationwide decreases in petroleum
                                             availability with a corresponding
                                             increase in price.

                                         We have no way to determine whether
                                         other effects will arise, how long any
                                         of these effects may last, or how these
                                         effects may impact the performance of
                                         the mortgage loans. Any impact of these
                                         events on the performance of the
                                         mortgage loans may increase the amount
                                         of losses borne by the holders of the
                                         certificates or impact the weighted
                                         average lives of the certificates.

POSSIBLE PREPAYMENT DUE TO INABILITY
TO ACQUIRE SUBSEQUENT MORTGAGE LOANS...  If the depositor elects to deposit the pre-funded amount in the pre-funding
                                         account on the closing date, the
                                         ability of the trust fund to acquire
                                         subsequent mortgage loans for inclusion
                                         in the trust fund will depend on the
                                         ability of Countrywide Home Loans to
                                         originate or acquire mortgage loans
                                         during the funding period that meet the
                                         eligibility criteria for subsequent
                                         mortgage loans as described in this
                                         prospectus supplement. The ability of
                                         Countrywide Home Loans to originate or
                                         acquire such loans will be affected by
                                         a number of factors including
                                         prevailing interest rates, employment
                                         levels, the rate of inflation and
                                         economic conditions generally.

                                         If the full amount of any deposit to
                                         the pre-funding account cannot be used
                                         by the end of the funding period to
                                         acquire subsequent mortgage loans, such
                                         amount remaining on deposit in the
                                         pre-funding account will be distributed
                                         to the holders of the related senior
                                         certificates as a prepayment of
                                         principal on the distribution date
                                         immediately following the end of the
                                         funding period. We cannot assure you of
                                         the magnitude of any amount on deposit
                                         in the pre-funding account at the end
                                         of the funding period.

RIGHTS OF THE NIM INSURER..............  If there is a NIM Insurer, pursuant to the pooling and servicing agreement,
                                         unless the NIM Insurer fails to make a
                                         required payment under the policy
                                         insuring the net interest margin
                                         securities and the failure is
                                         continuing or the NIM Insurer is the
                                         subject of a bankruptcy proceeding
                                         (each such event, a "NIM INSURER
                                         DEFAULT"), the NIM Insurer will be
                                         entitled to exercise, among others, the
                                         following rights without the consent of
                                         holders of the offered certificates,
                                         and the holders of the offered
                                         certificates may exercise such rights
                                         only with the prior written consent of
                                         the NIM Insurer:

                                         o   the right to provide notices of
                                             master servicer defaults and the
                                             right to direct the trustee to
                                             terminate the rights and
                                             obligations of the master servicer
                                             under the pooling and servicing
                                             agreement upon a default by the
                                             master servicer,

                                         o   the right to remove the trustee or
                                             any co-trustee or custodian
                                             pursuant to the pooling and
                                             servicing agreement, and

                                         o   the right to direct the trustee to
                                             make investigations and take
                                             actions pursuant to the pooling and
                                             servicing agreement.

                                         In addition, unless a NIM Insurer
                                         Default exists, such NIM Insurer's
                                         consent will be required before, among
                                         other things,

                                      S-21

                                         o   any removal of the master servicer,
                                             any successor servicer or the
                                             trustee, any appointment of any
                                             co-trustee,

                                         o   any otherwise permissible waivers
                                             of prepayment penalties or
                                             extensions of due dates for payment
                                             granted by the master servicer with
                                             respect to more than 5% of the
                                             mortgage loans, or

                                         o   any amendment to the pooling and
                                             servicing agreement.

                                         Investors in the offered certificates
                                         should note that:

                                         o   any insurance policy issued by the
                                             NIM Insurer will not cover, and
                                             will not benefit in any manner
                                             whatsoever, the offered
                                             certificates,

                                         o   the rights granted to the NIM
                                             Insurer are extensive,

                                         o   the interests of the NIM Insurer
                                             may be inconsistent with, and
                                             adverse to, the interests of the
                                             holders of the offered
                                             certificates, and the NIM Insurer
                                             has no obligation or duty to
                                             consider the interests of the
                                             offered certificates in connection
                                             with the exercise or nonexercise of
                                             the NIM Insurer's rights, and

                                         o   the NIM Insurer's exercise of its
                                             rights and consents may negatively
                                             affect the offered certificates and
                                             the existence of the NIM Insurer's
                                             rights, whether or not exercised,
                                             may adversely affect the liquidity
                                             of the offered certificates,
                                             relative to other asset-backed
                                             certificates backed by comparable
                                             mortgage loans and with comparable
                                             payment priorities and ratings.

                                         See "Rights of the NIM Insurer under
                                         Pooling and Servicing Agreement" in
                                         this prospectus supplement.

SOME STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS
RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL
ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS
SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES,"
"ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT
TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO
DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG
OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND
COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER
MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE
FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR
FORWARD-LOOKING STATEMENTS.

                                      S-22

                                THE MORTGAGE POOL

GENERAL

     Set forth below and in Annex A hereto is certain statistical information based on scheduled principal balances as of December 1, 2005, which is the
"STATISTICAL CALCULATION DATE," concerning a pool of mortgage loans that CWABS,
Inc. (the "DEPOSITOR") believes is representative of the mortgage loans to be included in the Trust Fund (such pool, the "STATISTICAL CALCULATION POOL," and such mortgage loans the "STATISTICAL CALCULATION POOL MORTGAGE LOANS"). A detailed description (the "DETAILED DESCRIPTION") of the pool of conventional, credit-blemished mortgage loans (the "INITIAL MORTGAGE LOANS") to be included in the Trust Fund on the Closing Date (such pool, the "INITIAL MORTGAGE POOL") will be available to purchasers of the Certificates, and will be filed on Form 8-K with the Securities and Exchange Commission within fifteen days after delivery of the Certificates. The Detailed Description will specify the aggregate of the
Stated Principal Balances of the Initial Mortgage Loans included in the Initial
Mortgage Pool as of the later of (x) December 1, 2005 and (y) the date of origination of each such Initial Mortgage Loan (such date, the "INITIAL CUT-OFF
DATE," such aggregate of such Stated Principal Balances, the "INITIAL CUT-OFF
DATE POOL PRINCIPAL BALANCE," and the Stated Principal Balance of any Initial
Mortgage Loan as of the Initial Cut-off Date, the "INITIAL CUT-OFF DATE
PRINCIPAL BALANCE").

     The Detailed Description will also include, among other things, the following information regarding the Initial Mortgage Loans:

     (1) the Mortgage Rate borne by each Initial Mortgage Loan as of the Initial
Cut-off Date,

     (2) the Loan-to-Value Ratios of the Initial Mortgage Loans,

     (3) the remaining months to stated maturity of the Initial Mortgage Loans as of the Initial Cut-off Date,

     (4) the type of properties securing the Initial Mortgage Loans,

     (5) the geographical distribution of the Initial Mortgage Loans by state,

     (6) the occupancy types of the Initial Mortgage Loans and

     (7) the loan purposes of the Initial Mortgage Loans.

     In addition, the Detailed Description will include information relating solely to certain features of the Initial Mortgage Loans that are Adjustable
Rate Mortgage Loans.

     The Statistical Calculation Pool consists of approximately 10,422 Mortgage
Loans and is comprised of Mortgage Loans that bear interest at fixed rates (such
Mortgage Loans, the "FIXED RATE MORTGAGE LOANS") and adjustable rates (such
Mortgage Loans, the "ADJUSTABLE RATE MORTGAGE LOANS"). The aggregate Stated
Principal Balance of the Mortgage Loans included in the Statistical Calculation
Pool as of the Statistical Calculation Date is approximately $1,888,084,497 (the
"STATISTICAL CALCULATION DATE POOL PRINCIPAL BALANCE"), of which approximately
$407,864,236 constitute Loan Group 1 Mortgage Loans, approximately $680,154,587 constitute Loan Group 2 Mortgage Loans, approximately $415,483,359 constitute
Loan Group 3 Mortgage Loans and approximately $384,582,315 constitute Loan Group
4 Mortgage Loans. The Depositor believes that the information set forth in this prospectus supplement with respect to the Statistical Calculation Pool as presently constituted is representative of the characteristics of the Initial
Mortgage Pool as will be constituted on the Closing Date, although some characteristics of the Initial Mortgage Loans in the Initial Mortgage Pool will vary. See "-- The Statistical Calculation Pool" below. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Statistical
Calculation Date Pool Principal Balance.

     All of the Mortgage Loans to be included in the Trust Fund will be evidenced by promissory notes (the "MORTGAGE NOTES"). The Mortgage Notes will be secured by first lien deeds of trust, security deeds or mortgages on

                                      S-23

one- to four-family residential properties (the "MORTGAGED PROPERTIES"). The
Mortgaged Properties in the Statistical Calculation Pool are located in 50 states and the District of Columbia. Each Mortgage Loan in the Trust Fund will be assigned to one of four mortgage loan groups ("LOAN GROUP 1," "LOAN GROUP 2,"
"LOAN GROUP 3"and "LOAN GROUP 4," and each a "LOAN GROUP"). Loan Group 1 will consist of first lien conforming balance fixed rate mortgage loans. Loan Group 2 will consist of first lien fixed rate mortgage loans. Loan Group 3 will consist of first lien conforming balance fixed and adjustable rate mortgage loans. Loan
Group 4 will consist of first lien fixed and adjustable rate mortgage loans.

     Except for balloon loans, the Mortgage Loans to be included in the Trust
Fund will provide for the full amortization of the amount financed over a series of monthly payments, and a substantial majority of the Mortgage Loans are expected to provide for payments due as of the first day of each month. The
Mortgage Loans to be included in the Trust Fund will have been originated or purchased by Countrywide Home Loans, Inc. ("COUNTRYWIDE HOME LOANS" or a
"SELLER") and will have been originated substantially in accordance with
Countrywide Home Loans's underwriting criteria for credit blemished mortgage loans described in this prospectus supplement under "-- Underwriting Standards
-- Credit Blemished Mortgage Loans." Credit blemished mortgage loans are generally mortgage loans made to borrowers with credit difficulties.

     Scheduled monthly payments made by the mortgagors on the Mortgage Loans
("SCHEDULED PAYMENTS") either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. All of the Mortgage Notes will provide for a fifteen (15) day grace period for monthly payments. A Scheduled Payment with respect to a Mortgage Loan is generally considered "delinquent" if the mortgagor fails to make such Scheduled Payment prior to the due date occurring immediately after the due date on which such Scheduled Payment was originally due.

     Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 61.11%, 97.22%, 67.83% and 80.29% of the Mortgage Loans in the
Statistical Calculation Pool in respect of Loan Group 1, Loan Group 2, Loan
Group 3 and Loan Group 4, respectively, in each case by stated principal balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group, and any Subsequent Mortgage Loans may, provide for the payment by the borrower of a prepayment charge on certain prepayments made with respect to the Mortgage Loans. Generally, any such prepayment charge will apply, in the case of a Fixed Rate Mortgage Loan, to prepayments made within five years from the date of execution of the related Mortgage Note and, in the case of an
Adjustable Rate Mortgage Loan, to prepayments made prior to the first Adjustment
Date for that Mortgage Loan. In general, the related Mortgage Note will provide that a prepayment charge will apply if, during the applicable period, the borrower prepays such Mortgage Loan in full. The amount of the prepayment charge will generally be equal to six months' advance interest calculated on the basis of the Mortgage Rate in effect at the time of such prepayment on the amount prepaid in excess of 20% of the original balance of such Mortgage Loan. The
"MORTGAGE RATE" with respect to a Mortgage Loan is the annual rate of interest borne by the Mortgage Loan pursuant to the terms of the related Mortgage Note, except as provided below with respect to Fixed Rate Credit Comeback Loans.

     Additional Information Regarding the Adjustable Rate Mortgage Loans. Each
of the Adjustable Rate Mortgage Loans will have a Mortgage Rate which is subject to adjustment on the first day of the months specified in the related Mortgage
Note (each such date, an "ADJUSTMENT DATE") to equal the sum, rounded to the nearest 0.125%, of:

          (1) the average of the London interbank offered rates for six-month
     U.S. dollar deposits in the London market, as set forth in The Wall Street
     Journal, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Master Servicer based on comparable information, in each case as most recently announced as of a date generally 45 days prior to such
     Adjustment Date (the "MORTGAGE INDEX"), and

          (2) a fixed percentage amount specified in the related Mortgage Note
     (the "GROSS MARGIN");

provided, however, that the Mortgage Rate for any Adjustable Rate Mortgage Loan will not increase or decrease on its initial Adjustment Date by more than a certain specified percentage (the "INITIAL PERIODIC RATE CAP"), or on any subsequent Adjustment Date by more than a certain specified percentage (the
"SUBSEQUENT PERIODIC RATE CAP").

                                      S-24

The Initial Periodic Rate Cap and Subsequent Periodic Rate Cap for any
Adjustable Rate Mortgage Loan will be specified in the related Mortgage Note.
Substantially all of the Adjustable Rate Mortgage Loans will have been originated with Mortgage Rates less than the sum of the then-current Mortgage
Index and the related Gross Margin.

     "TWO-YEAR HYBRID MORTGAGE LOANS", "THREE-YEAR HYBRID MORTGAGE LOANS" and
"FIVE-YEAR HYBRID MORTGAGE LOANS" (collectively, "HYBRID MORTGAGE LOANS") have fixed Mortgage Rates for approximately 24, 36 and 60 months, respectively, after their origination before such fixed Mortgage Rates become subject to adjustment based on the Mortgage Index described in the immediately preceding paragraph.
Substantially all of the Adjustable Rate Mortgage Loans in the Statistical
Calculation Pool are Hybrid Mortgage Loans.

     It is expected that substantially all of the Adjustable Rate Mortgage Loans will provide that, over the life of each such Mortgage Loan, the Mortgage Rate will in no event be more than the initial Mortgage Rate plus a maximum added margin, generally between 4.000% and 10.000%, as provided in the Mortgage Note
(such initial Mortgage Rate plus such maximum added margin, the "MAXIMUM
MORTGAGE RATE"). The weighted average of such margins (weighted on the basis of the Stated Principal Balances thereof as of the Initial Cut-off Date) with respect to the Adjustable Rate Mortgage Loans in the Statistical Calculation
Pool is approximately 6.852%.

     In addition, certain of the Two-Year Hybrid Mortgage Loans in the
Statistical Calculation Pool only require payments of interest during the 24- or
60-month period following origination, and certain of the Three-Year Hybrid
Mortgage Loans in the Statistical Calculation Pool only require payments of interest during the 36- or 60-month period following origination, in each case after which amortization of the principal balance is required over the remaining term of the Mortgage Loan.

     Additional Information Regarding the Fixed Rate Mortgage Loans. The Fixed
Rate Mortgage Loans will include "CREDIT COMEBACK LOANS" that provide borrowers the potential of four Mortgage Rate reductions for good payment history during any one or more of the first four consecutive twelve-month periods following the origination date of the loan ("FIXED RATE CREDIT COMEBACK LOANS"). The Fixed
Rate Credit Comeback Loan payment history is evaluated in the twelfth month of each such twelve-month period. If the Fixed Rate Credit Comeback Loan borrower makes Scheduled Payments in full during such twelve-month period with a maximum of one late payment (which, however, cannot be in the twelfth month of such period) the Fixed Rate Credit Comeback Loan is eligible for a 0.375% per annum reduction on the current mortgage rate.

     However, for purposes of all payments made on the Certificates, including the calculation of each applicable Net Rate Cap as well as other Mortgage Rate calculations, the Mortgage Rate on each Fixed Rate Credit Comeback Loan will be deemed to be reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history. Any interest received in excess of the interest received as a result of such deemed reduction (such excess, the "CREDIT COMEBACK EXCESS AMOUNT") will be deposited in the Credit Comeback Excess Account and used to pay certificateholders as described below under "-- Credit Comeback Excess Account" below. Approximately
10.78%, 8.98%, 1.16% and 2.64% of the Mortgage Loans in the Statistical
Calculation Pool in respect of Loan Group 1, Loan Group 2, Loan Group 3 and Loan
Group 4, respectively, in each case by stated principal balance of the Mortgage
Loans in the Statistical Calculation Pool in respect of the related Loan Group are, and any Subsequent Fixed Rate Mortgage Loans may be, Fixed Rate Credit
Comeback Loans.

     In addition, certain of the Fixed Rate Mortgage Loans in the Statistical
Calculation Pool are Fixed 30-Year Interest-Only Loans. A "FIXED 30-YEAR
INTEREST-ONLY LOAN" has only interest due for approximately 60 months after its origination before amortization of the principal balance is required.

     Loan-to-Value Ratio. The "LOAN-TO-VALUE RATIO" of a Mortgage Loan is equal to:

          (1) the principal balance of such Mortgage Loan at the date of origination, divided by

          (2) the Collateral Value of the related Mortgaged Property.

                                      S-25

     The "COLLATERAL VALUE" of a Mortgaged Property is the lesser of:

          (1) the appraised value based on an appraisal made for Countrywide
     Home Loans by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and

          (2) the sales price of such Mortgaged Property at such time of origination.

     With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

     Stated Principal Balance. "STATED PRINCIPAL BALANCE" means, for any
Mortgage Loan and (1) the Initial Cut-off Date or the Subsequent Cut-off Date,
as applicable (the "CUT-OFF DATE"), the unpaid principal balance of such
Mortgage Loan as of such date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial prepayments and Liquidation Proceeds received prior to such date and to the payment of principal due on such date and irrespective of any delinquency in payment by the related mortgagor or (2) any Distribution Date, the Stated Principal Balance of
the Mortgage Loan as of its Cut-off Date, minus the sum of (i) the principal portion of any Scheduled Payments due with respect to the Mortgage Loan on or prior to the end of the most recent Due Period that were received by the Master
Servicer on or prior to the most recent Determination Date or were advanced by the Master Servicer on or prior to the most recent Master Servicer Advance Date,
(ii) principal prepayments with respect to the Mortgage Loan received on or prior to the end of the most recent prepayment period (the period from the 16th day of the month prior to a Distribution Date (or, in the case of the first
Distribution Date, from the Cut-off Date) to and including the 15th day of the month in which such Distribution Date occurs (each a "PREPAYMENT PERIOD")) and
(iii) Liquidation Proceeds received by the Master Servicer prior to the end of the most recent Due Period to the extent applied as recoveries of principal with respect to the Mortgage Loan. The Stated Principal Balance of any Mortgage Loan
as to which the related Mortgaged Property has been liquidated and as to which a
Final Recovery Determination has been made will be zero on each date following the Due Period in which the Final Recovery Determination is made. When used with respect to the Mortgage Pool, Stated Principal Balance means the aggregate
Stated Principal Balance of all Mortgage Loans in the Mortgage Pool. When used with respect to a Loan Group, Stated Principal Balance means the aggregate
Stated Principal Balance of all Mortgage Loans in such Loan Group. A
"DETERMINATION DATE" means with respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business
Day, the immediately preceding Business Day.

THE STATISTICAL CALCULATION POOL

     The statistical information presented in this prospectus supplement is based on the number and the Stated Principal Balances of such Mortgage Loans as of the Statistical Calculation Date. The Statistical Calculation Pool is smaller than the Initial Mortgage Pool. It is expected that additional Mortgage Loans will be included in the Initial Mortgage Pool on the Closing Date and that certain of the Statistical Calculation Pool Mortgage Loans may prepay in part or in full prior to the Closing Date, or may be determined not to meet the eligibility criteria requirements for the Initial Mortgage Pool and therefore may not be included in the Initial Mortgage Pool. As a result of the foregoing, the statistical distribution of characteristics for the Initial Mortgage Pool will vary from the statistical distribution of such characteristics of the
Statistical Calculation Pool as presented in this prospectus supplement, although such variance will not be material. Further statistical information regarding the Statistical Calculation Pool Mortgage Loans is set forth in Annex
A hereto.

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the pooling and servicing agreement dated as of December 1,
2005 (the "POOLING AND SERVICING AGREEMENT"), among the Depositor, the Master
Servicer, the Sellers, and The Bank of New York, as trustee (the "TRUSTEE"), the
Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the certificateholders and the Class AF Insurer, all right, title and interest of the Depositor in and to each Initial Mortgage Loan and all right, title and interest in and to all other assets included in the Trust Fund, including all principal and interest received on or with respect to the Initial Mortgage Loans after the Initial Cut-off Date (exclusive of any scheduled principal due on or prior to the Initial Cut-off Date

                                      S-26

and any interest accruing prior to the Initial Cut-off Date) and the Pre-Funded
Amount, if any, deposited in the Pre-Funding Account on the Closing Date.

     In connection with such transfer and assignment of the Mortgage Loans, the
Depositor will deliver the following documents to the Trustee (collectively constituting the "MORTGAGE FILE") with respect to each Initial Mortgage Loan and each Subsequent Mortgage Loan, if any (collectively, the "MORTGAGE LOANS"):

          (1) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of
     _______________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the person endorsing the Mortgage Note, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note and all such intervening endorsements,

          (2) the original recorded Mortgage or a copy thereof with recording information,

          (3) a duly executed assignment of the Mortgage to "Asset-Backed
     Certificates, Series 2005-16, CWABS, Inc., by The Bank of New York, a New
     York banking corporation, as trustee under the Pooling and Servicing
     Agreement dated as of December 1, 2005, without recourse," in recordable form, or a copy thereof with recording information as described in the
     Pooling and Servicing Agreement,

          (4) the original recorded assignment or assignments of the Mortgage or a copy of such assignments, with recording information, together with all interim recorded assignments of such Mortgage or a copy of such assignments, with recording information,

          (5) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, and

          (6) the original or duplicate original lender's title policy and all riders thereto or a copy of lender's title policy and all riders thereto or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy and all riders thereto will be delivered within one year of the Closing Date.

     Notwithstanding the foregoing, in lieu of providing the documents set forth in clauses (3) and (4) above, the Depositor may at its discretion provide evidence that the related Mortgage is held through the MERS(R) System. In addition, the Mortgages for some or all of the Mortgage Loans in the Trust Fund that are not already held through the MERS(R) System may, at the discretion of the Master Servicer, in the future be held through the MERS(R) System. For any
Mortgage held through the MERS(R) System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS(R), as nominee for the owner of the Mortgage Loan, and subsequent assignments of the Mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS(R) System. For each of these Mortgage Loans,
MERS(R) serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the Mortgage Loan.

     Pursuant to the Pooling and Servicing Agreement, the Depositor will be required to deliver (or cause delivery of) the Mortgage Files:

          (A) not later than the Closing Date, with respect to at least 50% of the Initial Mortgage Loans, and not later than the relevant Subsequent
     Transfer Date, with respect to at least 10% of the Subsequent Mortgage
     Loans conveyed on any related Subsequent Transfer Date,

          (B) not later than twenty days after the Closing Date, with respect to at least an additional 40% of the Initial Mortgage Loans, and not later than twenty days after the relevant Subsequent Transfer Date with respect to the remaining Subsequent Mortgage Loans conveyed on any related
     Subsequent Transfer Date, and

                                      S-27

          (C) not later than thirty days after the Closing Date, with respect to the remaining Initial Mortgage Loans.

     Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states (such as California) as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the applicable Seller. As to any Mortgage Loan, the recording requirement exception described in the preceding sentence is applicable only so long as the related Mortgage File is maintained in the possession of the Trustee in one of the states to which such exception applies. In the event any such assignment is delivered to the Trustee in blank and the related Mortgage File is released by the Trustee pursuant to applicable provisions of the Pooling and Servicing Agreement, the Trustee will complete such assignment as provided in subparagraph (3) above prior to any such release. In the event such recording is required to protect the interest of the
Trustee in the Mortgage Loans, the Master Servicer is required to cause each previously unrecorded assignment to be submitted for recording.

     The Trustee will review the Initial Mortgage Loan documents on or prior to the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date), and the Subsequent Mortgage
Loan documents promptly after the Trustee's receipt thereof on or after the related Subsequent Transfer Date as described above, and the Trustee will hold such documents in trust for the benefit of the holders of the Certificates.
After review of such Mortgage Loan documents, if any document is found to be missing or defective in any material respect, the Trustee is required to notify the Master Servicer, the Class AF Insurer and Countrywide Home Loans in writing.
If Countrywide Home Loans cannot or does not cure such omission or defect within
90 days of its receipt of notice from the Trustee, Countrywide Home Loans is required to repurchase the related Mortgage Loan from the Trust Fund at a price
(the "PURCHASE PRICE") equal to the sum of (i) 100% of the unpaid principal balance (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the Stated Principal Balance) of the Mortgage Loan as of
the date of such purchase, (ii) accrued interest thereon at the applicable
Mortgage Rate (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, at the Net Mortgage Rate) from (a) the date through which interest was last paid by the mortgagor (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the date through which interest was last advanced by, and not reimbursed to, the Master
Servicer) to (b) the Due Date in the month in which the Purchase Price is to be distributed to certificateholders and (iii) any costs, expenses and damages incurred by the Trust Fund resulting from any violation of any predatory or abusive lending law in connection with such Mortgage Loan. Rather than repurchase the Mortgage Loan as provided above, Countrywide Home Loans may remove such Mortgage Loan (a "DELETED MORTGAGE LOAN") from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a "REPLACEMENT
MORTGAGE LOAN"); however, such substitution is only permitted within two years after the Closing Date, and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any REMIC election made by the Trustee or result in a prohibited transaction tax under the
Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement:

          (1) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the
     Deleted Mortgage Loan (the amount of any shortfall to be forwarded by
     Countrywide Home Loans to the Master Servicer and deposited by the Master
     Servicer in the Certificate Account not later than the succeeding
     Determination Date and held for distribution to the holders of the
     Certificates on the related Distribution Date),

          (2) if the Deleted Mortgage Loan that is being replaced is an
     Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not more than
     1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted
     Mortgage Loan,

          (3) if the Deleted Mortgage Loan that is being replaced is an
     Adjustable Rate Mortgage Loan, have a minimum Mortgage Rate specified in its related Mortgage Note (such rate, the "MINIMUM MORTGAGE RATE") not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the
     Deleted Mortgage Loan,

                                      S-28

          (4) if the Deleted Mortgage Loan that is being replaced is an
     Adjustable Rate Mortgage Loan, have the same Mortgage Index and intervals between Adjustment Dates as the Deleted Mortgage Loan, an Initial Periodic
     Rate Cap and a Subsequent Periodic Rate Cap each not more than 1% per annum lower than that of the Deleted Mortgage Loan, and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

          (5) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan,

          (6) be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

          (7) have a Loan-to-Value Ratio no higher than that of the Deleted
     Mortgage Loan,

          (8) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,

          (9) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate or vice versa,

          (10) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan,

          (11) have the same occupancy type and lien priority as the Deleted
     Mortgage Loan, and

          (12) comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

     This cure, repurchase or substitution obligation constitutes the sole remedy available to the certificateholders, the Trustee or the Depositor for omission of, or a material defect in, a Mortgage Loan document.

PRE-FUNDING

     On the Closing Date, the Depositor may elect to deposit an amount of up to
25% of the initial Certificate Principal Balance of the Certificates issued by the trust fund (any such deposit, the "PRE-FUNDED AMOUNT") in a pre-funding account (any such account, the "PRE-FUNDING ACCOUNT") established and maintained by the Trustee on behalf of the certificateholders. The Pre-Funded Amount will be allocated between the Loan Groups so that the amount allocated to any Loan
Group will not exceed 25% of the initial Certificate Principal Balance of the
Certificates related to such Loan Group. Any investment income earned from amounts in the Pre-Funding Account, if any, will be paid to the Depositor, and will not be available for payments on the Certificates. If the Depositor elects to deposit the Pre-Funded Amount in the Pre-Funding Account, during the period from the Closing Date until the earlier of (x) the date the amount in the
Pre-Funding Account is less than $175,000 and (y) February 13, 2006 (the
"FUNDING PERIOD"), the Depositor will be expected to purchase additional mortgage loans originated or purchased by a Seller (such mortgage loans, the
"SUBSEQUENT MORTGAGE LOANS") from a Seller and sell such Subsequent Mortgage
Loans to the Trust Fund as described below. The purchase price for each
Subsequent Mortgage Loan will equal the Stated Principal Balance of such
Subsequent Mortgage Loan as of the later of (x) the first day of the month of the related Subsequent Transfer Date and (y) the origination date of that
Subsequent Mortgage Loan (the related "SUBSEQUENT CUT-OFF DATE") and will be paid from the Pre-Funding Account. Accordingly, the purchase of Subsequent
Mortgage Loans will decrease the amount on deposit in the Pre-Funding Account and increase the Stated Principal Balance of the Mortgage Pool.

     Pursuant to the Pooling and Servicing Agreement and a Subsequent Transfer
Agreement to be executed by the applicable Seller, the Depositor and the
Trustee, the conveyance of Subsequent Mortgage Loans may be made on any Business
Day during the Funding Period (a "SUBSEQUENT TRANSFER DATE"), subject to the fulfillment of certain conditions in the Pooling and Servicing Agreement, including that:

                                      S-29

o    the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date satisfy the same representations and warranties in the Pooling and
     Servicing Agreement applicable to all Mortgage Loans,

o    the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the certificateholders or the Class AF Insurer,

o    the Trustee receives an opinion of counsel with respect to the validity of the conveyance of the Subsequent Mortgage Loans conveyed on such Subsequent
     Transfer Date,

o    the Trustee receives an opinion of counsel to the effect that the conveyance of the Subsequent Mortgage Loans conveyed on such Subsequent
     Transfer Date will not (i) result in the imposition of the tax on
     "prohibited transactions" on the Trust Fund or contributions after the
     Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding,

o    the Trustee receives opinions of counsel to the effect that the conveyance of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date from the applicable Seller to the Depositor and the simultaneous conveyance of such Subsequent Mortgage Loans from the Depositor to the Trust Fund will be characterized as true sales and not loans secured by such Subsequent
     Mortgage Loans,

o    the conveyance of the Subsequent Mortgage Loans on such Subsequent Transfer
     Date will not result in a reduction or withdrawal of any ratings assigned to the Certificates (without regard to the Class AF Policy, in the case of the Class AF Certificates),

o    no Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date was
     30 or more days delinquent, and

o    following the conveyance of the Subsequent Mortgage Loans on such
     Subsequent Transfer Date to the Trust Fund, the characteristics of the
     Trust Fund and each Loan Group will not vary by more than the permitted variance specified below (other than the percentage of mortgage loans secured by properties located in California, which will not exceed 50% of the Mortgage Pool and the percentage of mortgage loans in the Credit Grade
     Categories of "C" or below, which will not exceed 10% of the mortgage loans in each Loan Group) from the characteristics listed below; provided that for the purpose of making such calculations, the characteristics for any
     Initial Mortgage Loan will be taken as of the Initial Cut-off Date and the characteristics for any Subsequent Mortgage Loan will be taken as of the
     Subsequent Cut-off Date:

LOAN GROUP 1

                                                                 PERMITTED VARIANCE
CHARACTERISTIC                                                        OR RANGE
-----------------------                                        ----------------------

Average Stated Principal Balance................    $154,319             10%
Weighted Average Mortgage Rate..................     7.387%             0.10%
Weighted Average Original Loan-to-Value Ratio...     74.37%              3%
Weighted Average Remaining Term to Maturity.....   350 months         3 months
Weighted Average Credit Bureau Risk Score.......   606 points         5 points

                                      S-30

LOAN GROUP 2

                                                                 PERMITTED VARIANCE
CHARACTERISTIC                                                        OR RANGE
-----------------------                                        ----------------------

Average Stated Principal Balance................    $199,284             10%
Weighted Average Mortgage Rate..................     6.796%             0.10%
Weighted Average Original Loan-to-Value Ratio...     74.17%              3%
Weighted Average Remaining Term to Maturity.....   354 months         3 months
Weighted Average Credit Bureau Risk Score.......   619 points         5 points

LOAN GROUP 3

                                                                 PERMITTED VARIANCE
CHARACTERISTIC                                                        OR RANGE
-----------------------                                        ----------------------

Average Stated Principal Balance................    $154,742             10%
Weighted Average Mortgage Rate..................     7.704%             0.10%
Weighted Average Original Loan-to-Value Ratio...     77.56%              3%
Weighted Average Remaining Term to Maturity.....   358 months         3 months
Weighted Average Credit Bureau Risk Score.......   595 points         5 points

LOAN GROUP 4

                                                                 PERMITTED VARIANCE
CHARACTERISTIC                                                        OR RANGE
-----------------------                                        ----------------------

Average Stated Principal Balance................    $228,782             10%
Weighted Average Mortgage Rate..................     7.284%             0.10%
Weighted Average Original Loan-to-Value Ratio...     78.98%              3%
Weighted Average Remaining Term to Maturity.....   358 months         3 months
Weighted Average Credit Bureau Risk Score.......   615 points         5 points

UNDERWRITING STANDARDS

     Credit Blemished Mortgage Loans. The following is a description of the underwriting procedures customarily employed by Countrywide Home Loans with respect to credit blemished mortgage loans. Countrywide Home Loans produces its credit blemished mortgage loans through its Consumer Markets, Full Spectrum
Lending, Correspondent Lending and Wholesale Lending Divisions. Prior to the
funding of any credit blemished mortgage loan, Countrywide Home Loans underwrites the related mortgage loan in accordance with the underwriting standards established by Countrywide Home Loans. In general, the mortgage loans are underwritten centrally by a specialized group of underwriters who are familiar with the unique characteristics of credit blemished mortgage loans. In general, Countrywide Home Loans does not purchase any credit blemished mortgage loan that it has not itself underwritten.

     Countrywide Home Loans's underwriting standards are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan and the borrower's credit standing and repayment ability.
On a case by case basis, Countrywide Home Loans may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include low loan-to-value ratio, low debt-to-income ratio, stable employment, time in the same residence or other factors. It is expected that a significant number of the Mortgage Loans will have been originated based on such underwriting exceptions.

     Each prospective borrower completes an application which includes information with respect to the applicant's assets, liabilities, income and employment history, as well as certain other personal information. Countrywide
Home Loans requires an independent credit bureau report on the credit history of each applicant in order to evaluate the applicant's prior willingness and/or ability to repay. The report typically contains information

                                      S-31

relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

     After obtaining all applicable employment, credit and property information,
Countrywide Home Loans uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "DEBT-TO-INCOME RATIO" is the ratio of the borrower's total monthly credit obligations to the borrower's gross monthly income. The maximum monthly debt-to-income ratio varies depending upon a borrower's credit grade and documentation level (as described below) but does not generally exceed 55%. Variations in the monthly debt-to-income ratios limit are permitted based on compensating factors.

     Countrywide Home Loans's underwriting standards are applied in accordance with applicable federal and state laws and regulations and require an independent appraisal of the mortgaged property prepared on a Uniform
Residential Appraisal Report (Form 1004) or other appraisal form as applicable to the specific mortgaged property type. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home and generally is required to have been made not earlier than 180 days prior to the date of origination of the mortgage loan. Every independent appraisal is reviewed by a representative of Countrywide Home Loans before the loan is funded, and an additional review appraisal is generally performed in connection with appraisals not provided by Landsafe Appraisals, Inc., a wholly owned subsidiary of Countrywide Home Loans. In most cases, properties that are not at least in average condition (including properties requiring major deferred maintenance) are not acceptable as collateral for a credit blemished loan. The maximum loan amount varies depending upon a borrower's credit grade, Credit
Bureau Risk Score, and documentation level but does not generally exceed
$1,000,000. Variations in maximum loan amount limits are permitted based on compensating factors.

     Countrywide Home Loans's underwriting standards permit first mortgage loans with loan-to-value ratios at origination of up to 100% and second mortgage loans with combined loan-to-value ratios at origination of up to 100% depending on the program, type and use of the property, documentation level, creditworthiness of the borrower, debt-to-income ratio and loan amount.

     Countrywide Home Loans requires title insurance on all credit blemished mortgage loans. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance or the replacement cost of the mortgaged property, whichever is less.

     Countrywide Home Loans's credit blemished mortgage loan underwriting standards are more flexible than the standards generally acceptable to
Countrywide Home Loans for its non-credit blemished mortgage loans with regard to the borrower's credit standing and repayment ability. While more flexible,
Countrywide Home Loans's underwriting guidelines still place primary reliance on a borrower's ability to repay; however Countrywide Home Loans may require lower loan-to-value ratios than for loans underwritten to more traditional standards.
Borrowers who qualify generally have payment histories and debt-to-income ratios which would not satisfy more traditional underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. Countrywide Home Loans's credit blemished mortgage loan underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors with more risk factors resulting in lower loan-to-value ratios.

     Countrywide Home Loans underwrites or originates credit blemished mortgage loans pursuant to alternative sets of underwriting criteria under its Full
Documentation Loan Program (the "FULL DOC PROGRAM"), and Stated Income Loan
Program (the "STATED INCOME PROGRAM"). Under each of the underwriting programs,
Countrywide Home Loans verifies the loan applicant's sources and amounts of income (except under the Stated Income Program where the amount of income is not verified), calculates the amount of income from all sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the appraisal of the mortgaged property for compliance with Countrywide
Home Loans's underwriting standards.

                                      S-32

     Under the Stated Income Program, the borrower's employment and income sources and amounts must be stated on the borrower's application. The borrower's income as stated must be reasonable for the related occupation and such determination as to reasonableness is subject to the loan underwriter's discretion. However, the borrower's income as stated on the application is not independently verified. Maximum loan-to-value ratios are generally lower than those permitted under the Full Doc Program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral related underwriting guidelines apply.

     Under the Full Doc and Stated Income Programs, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio, debt-to-income ratio and loan amount, given the borrower's credit history, the occupancy status of the mortgaged property and the type of mortgaged property. In general, more (or more recent) derogatory credit items such as delinquent mortgage payments or prior bankruptcies result in a loan being assigned to a higher credit risk category.

     Countrywide Home Loans's underwriting guidelines for credit blemished mortgage loans utilize credit grade categories to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loans. In general, a credit grade category is assigned by evaluating a borrower's mortgage history, time since bankruptcy, and time since foreclosure or notice of default.
The credit grade categories establish guidelines for determining maximum allowable loan-to-value ratios and loan amounts given the borrower's Credit
Bureau Risk Score, and maximum allowable debt-to-income ratios for a given mortgage loan. A summary of the credit grade categories is set forth below.

Credit Grade Category: "A"
     LOAN-TO-VALUE RATIO: Maximum of 100%
     DEBT-TO-INCOME RATIO: Maximum of 55%
     LOAN AMOUNT: Maximum of $1,000,000
     CONSUMER CREDIT HISTORY: Credit Bureau Risk Score must be greater than or equal to 500 for loan amounts up to $400,000, 520 for loan amounts up to
     $500,000, 580 for loan amounts up to $650,000, or 600 for loan amounts of
     $650,001 to $1,000,000. If no Credit Bureau Risk Score is available,
     Countrywide Home Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home
     Loans by independent third parties, then no more than 4 delinquencies of 30 days in the past 12 months and loan amount is restricted to $500,000.
     MORTGAGE HISTORY: No more than 1 non-consecutive delinquency of 30 days during the past 12 months.
     BANKRUPTCY: At least 2 years since discharge/dismissal of Chapter 7, 11, or
     13 Bankruptcy.
     FORECLOSURE/NOTICE OF DEFAULT: At least 3 years since foreclosure/notice of default released.

Credit Grade Category: "A-"
     LOAN-TO-VALUE RATIO: Maximum of 90%
     DEBT-TO-INCOME RATIO: Maximum of 55%
     LOAN AMOUNT: Maximum of $500,000
     CONSUMER CREDIT HISTORY: Credit Bureau Risk Score must be greater than or equal to 500 for loan amounts up to $400,000, or 520 for loan amounts up to
     $500,000. If no Credit Bureau Risk Score is available, Countrywide Home
     Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 6 delinquencies of 30 days, and 2 delinquencies of 60 days in the past 12 months.
     MORTGAGE HISTORY: No more than 2 non-consecutive delinquencies of 30 days during the past 12 months.
     BANKRUPTCY: At least 2 years since discharge/dismissal of Chapter 7 or 11
     Bankruptcy, and 2 years since filing or dismissal of Chapter 13 Bankruptcy.
     Additionally, a Chapter 13 Bankruptcy must be discharged prior to the loan application date if it has not been dismissed.
     FORECLOSURE/NOTICE OF DEFAULT: At least 3 years since foreclosure/notice of default released.

                                      S-33

Credit Grade Category: "B"
     LOAN-TO-VALUE RATIO: Maximum of 85%
     DEBT-TO-INCOME RATIO: Maximum of 55%
     LOAN AMOUNT: Maximum of $500,000
     CONSUMER CREDIT HISTORY: Credit Bureau Risk Score must be greater than or equal to 500 for loan amounts up to $400,000, or 520 for loan amounts up to
     $500,000. If no Credit Bureau Risk Score is available, Countrywide Home
     Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 10 delinquencies of 30 days, 4 delinquencies of 60 days, and 2 delinquencies of 90 days or more in the past 12 months.
     MORTGAGE HISTORY: No more than 1 delinquency of 60 days in the past 12 months. Delinquencies of 30 days are not restricted.
     BANKRUPTCY: At least 18 months since discharge or dismissal of Chapter 7 or
     11 Bankruptcy and 18 months since filing or dismissal of Chapter 13
     Bankruptcy.
     FORECLOSURE/NOTICE OF DEFAULT: At least 2 years since foreclosure/notice of default released.

Credit Grade Category: "C"
     LOAN-TO-VALUE RATIO: Maximum of 80%
     DEBT-TO-INCOME RATIO: Maximum of 55%
     LOAN AMOUNT: Maximum of $450,000.
     CONSUMER CREDIT HISTORY: The minimum Credit Bureau Risk Score is 500 for loan amounts up to $400,000, or 520 for loan amounts up to $450,000. If no
     Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the
     Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 8 delinquencies of 60 days, and 4 delinquencies of 90 days or more in the past 12 months.
     MORTGAGE HISTORY: No more than 1 delinquency of 90 days during the past 12 months. Delinquencies of 30 days and 60 days are not restricted.
     BANKRUPTCY: At least 1 year since discharge or dismissal of Chapter 7 or 11
     Bankruptcy and 1 year since filing or dismissal of Chapter 13 Bankruptcy.
     FORECLOSURE/NOTICE OF DEFAULT: At least 1 year since foreclosure/notice of default released.

Credit Grade Category: "C-"
     LOAN-TO-VALUE RATIO: Maximum of 70%
     DEBT-TO-INCOME RATIO: Maximum of 55%
     LOAN AMOUNT: Maximum of $350,000.
     CONSUMER CREDIT HISTORY: The minimum Credit Bureau Risk Score is 500. If no
     Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the
     Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 12 delinquencies of 60 days, and 8 delinquencies of 90 days or more in the past 12 months.
     MORTGAGE HISTORY: No more than 2 delinquencies of 90 days during the past
     12 months. Delinquencies of 30 days and 60 days are not restricted.
     BANKRUPTCY: Chapter 13 Bankruptcy must be discharged/dismissed, or paid-off through escrow at funding. Chapter 7 Bankruptcy must be
     discharged/dismissed at least 1 day prior to funding.
     FORECLOSURE/NOTICE OF DEFAULT: None at time of funding.

                                      S-34

Credit Grade Category: "D"
     LOAN-TO-VALUE RATIO: Maximum of 65%
     DEBT-TO-INCOME RATIO: Maximum of 45%
     LOAN AMOUNT: Maximum of $250,000
     CONSUMER CREDIT HISTORY: The minimum Credit Bureau Risk Score is 500. If no
     Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the
     Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 12 delinquencies of 60 days, and 8 delinquencies of 90 days or more in the past 12 months.
     MORTGAGE HISTORY: Open Notice of default must be cured at time of funding.
     BANKRUPTCY: Chapter 13 Bankruptcy must be discharged/dismissed, or paid-off through escrow at funding. Chapter 7 Bankruptcy must be discharged or dismissed at least 1 day prior to funding.
     FORECLOSURE/NOTICE OF DEFAULT: Notice of default is acceptable but must be cured at time of funding.

     The loan-to-value ratios, debt-to-income ratios, and loan amounts stated
above are maximum levels for a given credit grade category. There are additional restrictions on loan-to-value ratios, debt-to-income ratios, and loan amounts depending on, but not limited to, the occupancy status of the mortgaged property, the type of mortgaged property, and the documentation program.

     The "CREDIT BUREAU RISK SCORE" is a statistical credit score obtained by
Countrywide Home Loans in connection with the loan application to help assess a borrower's creditworthiness. Credit Bureau Risk Scores are generated by models developed by a third party and are made available to mortgage lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Bureau Risk Scores are based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of client history, types of credit, and bankruptcy experience. Credit Bureau
Risk Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Bureau Risk Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Bureau Risk Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Bureau Risk
Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Bureau Risk Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Bureau Risk Scores set forth in Annex A hereto were obtained either at the time of origination of the
Mortgage Loan or more recently. The Credit Bureau Risk Score is used as an aid to, not a substitute for, the underwriter's judgment.

     In determining a Credit Bureau Risk Score for a particular borrower,
Countrywide Home Loans attempts to obtain Credit Bureau Risk Scores from each of the three national credit bureaus that produce such scores. Although different scores may be available from each of the three national credit bureaus for a particular borrower, Countrywide Home Loans will use only one score in its determination of whether to underwrite a mortgage loan, based on the following methodology: if scores are available from each of the three national credit bureaus, Countrywide Home Loans will disregard the highest and lowest scores, and use the remaining score; and if scores are available from only two of the three national credit bureau, Countrywide Home Loans will use the lower of the two scores. In the case of a mortgage loan with more than one applicant,
Countrywide Home Loans will use the Credit Bureau Risk Score of the applicant contributing the highest percentage of the total qualifying income.

     If only one score is available, or no score is available, Countrywide Home
Loans will follow its Limited Credit guidelines. Under the Limited Credit guidelines, credit histories may be developed using rent verification from current and/or previous landlords, proof of payment to utilities such as telephone, or verification from other sources of credit or services for which the applicant has (or had) a regular financial obligation. In general, applications with the aforementioned type of credit documentation are limited to
A- risk and 80% loan-to-value

                                      S-35

ratio. For applicants with established mortgage payment history of at least 12 months and one credit score or no credit score, the mortgage payment history may be used in lieu of a credit score to determine a risk grade.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     Countrywide Home Loans Servicing LP ("COUNTRYWIDE SERVICING" or the "MASTER
SERVICER") will act as Master Servicer and will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The
Master Servicer may perform any of its obligations under the Pooling and
Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

THE MASTER SERVICER

     The principal executive offices of Countrywide Servicing are located at
7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas
limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP,
Inc., each a Nevada corporation and a direct wholly owned subsidiary of
Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide
Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

     Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February,
2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie
Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans
(other than home equity lines of credit) formerly serviced by Countrywide Home
Loans and securitized by the Depositor or CWMBS, Inc., an affiliate of the
Depositor. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide
Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

     In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing.
Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

     Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae,
Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

COUNTRYWIDE HOME LOANS

     Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide
Financial Corporation, a Delaware corporation ("COUNTRYWIDE FINANCIAL"). The principal executive offices of Countrywide Home Loans are located at 4500 Park
Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed

                                      S-36

or adjustable rate mortgage loans secured by single-family residences. Except as otherwise indicated, reference in the remainder of this prospectus supplement to
"COUNTRYWIDE HOME LOANS" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.

     Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders.
Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of
September 30, 2005, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $1,047.623 billion, substantially all of which are being serviced for unaffiliated persons. As of
September 30, 2005, Countrywide Home Loans provided servicing for approximately
$117.522 billion in credit blemished mortgage loans (excluding mortgage loans being subserviced by Countrywide Home Loans).

LOAN SERVICING

     The Master Servicer has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

          (a) collecting, aggregating and remitting mortgage loan payments;

          (b) accounting for principal and interest;

          (c) holding escrow (impound) funds for payment of taxes and insurance;

          (d) making inspections as required of the mortgaged properties;

          (e) preparation of tax related information in connection with the mortgage loans;

          (f) supervision of delinquent mortgage loans;

          (g) loss mitigation efforts;

          (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

          (i) generally administering the mortgage loans, for which it receives servicing fees.

     Billing statements with respect to mortgage loans are mailed monthly by the
Master Servicer. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by the
Master Servicer to the mortgagor with such statements.

COLLECTION PROCEDURES

     Credit Blemished Mortgage Loans. When a mortgagor fails to make a payment on a credit blemished mortgage loan, the Master Servicer attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to the Master Servicer's servicing procedures for credit blemished loans, the Master Servicer generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

     Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the

                                      S-37

foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

     If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Home Loans. After foreclosure, the Master
Servicer may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

     Servicing and charge-off policies and collection practices with respect to credit blemished mortgage loans may change over time in accordance with, among other things, the Master Servicer's business judgment, changes in the servicing portfolio and applicable laws and regulations.

FORECLOSURE AND DELINQUENCY EXPERIENCE

     Credit Blemished Mortgage Loans. The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of credit blemished mortgage loans originated and serviced by Countrywide Home
Loans. A credit blemished mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the related due date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on such Mortgage Loans.
The sum of the columns below may not equal the total indicated due to rounding.

     For purposes of the following table:

     o    the period of delinquency is based on the number of days payments are contractually past due;

     o    certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o    the "FORECLOSURE RATE" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o    the "BANKRUPTCY RATE" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                      S-38

                                                         DELINQUENCY AND FORECLOSURE EXPERIENCE
                                        --------------------------------------------------------------------------
                                              AS OF DECEMBER 31, 2002              AS OF DECEMBER 31, 2003
                                        ------------------------------------ -------------------------------------
                                         PRINCIPAL BALANCE      PERCENTAGE     PRINCIPAL BALANCE     PERCENTAGE
                                        -------------------     ----------    -------------------    ----------

Total Portfolio                             $10,499,524,958        100.00%       $20,666,799,653        100.00%
Delinquency Percentage
  30-59 Days                                   $776,262,183          7.39%        $1,237,075,953          5.99%
  60-89 Days                                    272,447,833          2.59            369,166,559          1.79
  90+ Days                                      112,192,109          1.07            101,415,871          0.49
                                        -------------------     ----------    -------------------    ----------
Sub-Total                                    $1,160,902,125         11.06%        $1,707,658,383          8.26%
                                        -------------------     ----------    -------------------    ----------
Foreclosure Rate                               $277,872,737          2.65%          $322,166,334          1.56%
Bankruptcy Rate                                $293,013,841          2.79%          $305,504,468          1.48%

                                                         DELINQUENCY AND FORECLOSURE EXPERIENCE
                                        --------------------------------------------------------------------------
                                              AS OF DECEMBER 31, 2004              AS OF SEPTEMBER 30, 2005
                                        ------------------------------------ -------------------------------------
                                         PRINCIPAL BALANCE      PERCENTAGE     PRINCIPAL BALANCE     PERCENTAGE
                                        -------------------     ----------    -------------------    ----------

Total Portfolio                             $41,677,307,627        100.00%        $53,084,068,580       100.00%
Delinquency Percentage
    30-59 Days                               $2,672,783,223          6.41%         $3,858,591,813         7.27%
    60-89 Days                                  833,545,644          2.00           1,193,827,877         2.25
    90+ Days                                    316,611,150          0.76             557,257,809         1.05
                                        -------------------     ----------    -------------------    ----------
Sub-Total                                    $3,822,940,017          9.17%         $5,609,677,500        10.57%
                                        -------------------     ----------    -------------------    ----------
Foreclosure Rate                               $610,898,746          1.47%           $789,503,750         1.49%
Bankruptcy Rate                                $438,848,649          1.05%           $515,686,012         0.97%

     Historically, a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on credit blemished mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or a downturn in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds that are applied to accrued and unpaid interest or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing
Fee Rate (such product, the "SERVICING FEE"). The "SERVICING FEE RATE" for each
Mortgage Loan will equal 0.50% per annum. The amount of the monthly Servicing
Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under "-- Adjustment to
Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Master
Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of such
Prepayment Period ("PREPAYMENT INTEREST EXCESS"), all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all investment income earned on amounts on deposit in the Certificate Account and
Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("DUE DATES"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in such Prepayment Period to the end of such Prepayment Period reduce the
Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of such Scheduled
Payment,

                                      S-39

and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of such Prepayment Period to related Due Date in such Prepayment Period reduce the Scheduled Payment of interest for such Due Date and are included in a distribution that occurs on or after the distribution of such Scheduled Payment, and accordingly an interest shortfall (a "PREPAYMENT INTEREST SHORTFALL") could result. In order to mitigate the effect of any such shortfall in interest distributions to holders of the
Certificates on any Distribution Date, one-half of the amount of the Servicing
Fee otherwise payable to the Master Servicer for such month will, to the extent of such shortfall, be deposited by the Master Servicer in the Certificate
Account for distribution to holders of the Certificates entitled thereto on such
Distribution Date. Any such deposit by the Master Servicer (the "COMPENSATING
INTEREST") will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal
Prepayments received would be distributed. Any shortfall in interest distributions to the Class AF certificateholders resulting from Prepayment
Interest Shortfalls will not be covered by the Class AF Policy.

ADVANCES

     Subject to the following limitations, on the Business Day prior to each
Distribution Date, the Master Servicer will be required to advance its own funds, or funds in the Certificate Account that are not required to be distributed on such Distribution Date, in an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (with the Mortgage Rate adjusted to a rate equal to the Mortgage Rate minus the Servicing Fee Rate (as so adjusted, the "NET MORTGAGE RATE")) that were due on the related Due Date and delinquent on the related Determination Date, together with an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage Loan
(i) as to which the related Mortgaged Property has been acquired by the Master
Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan ("REO PROPERTY"), such amount to be calculated after taking into account any rental income from such Mortgaged Property or (ii) as to which the related Mortgaged Property has been liquidated but as to that Mortgage
Loan a Final Recovery Determination has not been made (any such advance, an
"ADVANCE" and the date of any such Advance, as described in this prospectus supplement, a "MASTER SERVICER ADVANCE DATE").

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination
Date to make an Advance, such Advance will be included with the distribution to holders of the Certificates on the related Distribution Date. Any failure by the
Master Servicer to make an Advance as required under the Pooling and Servicing
Agreement will constitute an event of default thereunder, in which case the
Trustee, as successor master servicer, or such other entity as may be appointed as successor master servicer, will be obligated to make any such Advance in accordance with the terms of the Pooling and Servicing Agreement.

CERTAIN MODIFICATIONS AND REFINANCINGS

     Countrywide Home Loans will be permitted under the Pooling and Servicing
Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master
Servicer will be permitted to agree to the rate reduction provided that (i)
Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated
Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the related Certificates. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed Advances of principal and interest on the Mortgage Loan made by the
Master Servicer. Countrywide Home Loans will remit the purchase price to the
Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage
Loans and borrowers request modifications as an alternative to refinancings.
Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                                      S-40

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing
Agreement and will represent undivided beneficial ownership interests in the
Trust Fund created pursuant to the Pooling and Servicing Agreement. In addition, the Swap Certificates will represent undivided beneficial ownership interests in a trust referred to as the swap trust, the primary assets of which will be the swap trust's rights under the swap administration agreement referred to in this prospectus supplement. Set forth below are summaries of the material terms and provisions pursuant to which the Certificates will be issued. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The CWABS, Inc., Asset-Backed Certificates, Series 2005-16 (the
"CERTIFICATES") will consist of:

     o    Class 1-AF Certificates,

     o    Class 2-AF-1, Class 2-AF-2, Class 2-AF-3, Class 2-AF-4 and Class
          2-AF-5 Certificates (collectively, the "CLASS 2-AF CERTIFICATES" and, together with the Class 1-AF Certificates, the "CLASS AF
          CERTIFICATES"),

     o    Class BF Certificates,

     o    Class 3-AV Certificates,

     o    Class 4-AV-1, Class 4-AV-2, Class 4-AV-3 and Class 4-AV-4 Certificates
          (collectively, the "CLASS 4-AV CERTIFICATES" and, together with the
          Class 3-AV, Class AF and Class A-R Certificates, the "SENIOR
          CERTIFICATES"),

     o    Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class
          MV-6, Class MV-7, Class MV-8 and Class BV Certificates (collectively, the "ADJUSTABLE RATE SUBORDINATE CERTIFICATES" and together with the
          Class BF Certificates, the "SUBORDINATE CERTIFICATES"),

     o    Class A-R Certificates,

     o    Class PF and Class PV Certificates, and

     o    Class CF and Class CV Certificates.

     The Class 3-AV and Class 4-AV Certificates are collectively referred to as the "CLASS AV CERTIFICATES." The Class 1-AF Certificates, the Class 2-AF
Certificates (other than the Class 2-AF-1 Certificates) and the Class BF
Certificates are collectively referred to as the "FIXED RATE CERTIFICATES". The
Class 2-AF-1 Certificates, the Class AV Certificates and the Adjustable Rate
Subordinate Certificates are collectively referred to as the "ADJUSTABLE RATE
CERTIFICATES". The Class AV Certificates and the Adjustable Rate Subordinate
Certificates are collectively referred to as the "SWAP CERTIFICATES". The Senior
Certificates and the Subordinate Certificates are collectively referred to as the "OFFERED CERTIFICATES." As used in this prospectus supplement, the
"CERTIFICATE PRINCIPAL BALANCE" for any class of Certificates (other than the
Class CF and Class CV Certificates) is the aggregate outstanding principal balance of all Certificates of such class, reduced by all amounts previously distributed to holders of Certificates of such class as scheduled and unscheduled payments of principal and the Applied Realized Loss Amounts allocated to such class. Any payment of principal under the Class AF Policy following an Applied Realized Loss Amount in respect of the any class of Class
AF Certificates will not result in a further reduction of the Certificate
Principal Balance of that class of Class AF Certificates. If Applied Realized
Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, then the Certificate Principal Balance thereof will be increased on each Distribution Date after such allocation of Applied Realized
Loss Amounts, sequentially by class in the order of

                                      S-41

payment priority, by the amount of Subsequent Recoveries for the related Loan
Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for that class); and
any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied Realized Loss Amounts will be distributed to those classes on a pro rata basis according to the respective Unpaid Realized
Loss Amounts for such classes. However, to the extent an Applied Realized Loss
Amount with respect to any class of Class AF Certificates was covered under the
Class AF Policy, the Certificate Principal Balance of that class will not be increased by any related Subsequent Recovery otherwise payable to the holder of that class and such Subsequent Recovery will instead be paid the Class AF
Insurer. After such allocation, a corresponding decrease will be made on such
Distribution Date to the Unpaid Realized Loss Amount for any class that had its
Certificate Principal Balance increased by such allocation of Subsequent
Recoveries, or in the case of a class of Class AF Certificates, when the subject
Subsequent Recovery is distributed to the Class AF Insurer as described in the preceding sentence. Although Subsequent Recoveries, if any (other than
Subsequent Recoveries distributed to the Class AF Insurer as described in the second preceding sentence), will be allocated to increase the Certificate
Principal Balance of a class of Certificates, as described above, such
Subsequent Recoveries will be included in the applicable Principal Remittance
Amount and will be distributed in the priority set forth below under
"--Distributions--Distributions of Principal," and therefore such Subsequent
Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries as described above.
Additionally, holders of such Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in
Certificate Principal Balance for any Accrual Period preceding the Distribution
Date on which such increase occurs.

     Exclusively for the purpose of determining any subrogation rights of the
Class AF Insurer under the Pooling and Servicing Agreement, the "Certificate
Principal Balance" of each class of Class AF Certificates will not be reduced by the amount of any payments made by the Class AF Insurer in respect of principal on such Certificates under the Class AF Policy, except to the extent such payment has been reimbursed to the Class AF Insurer pursuant to the provisions of the Pooling and Servicing Agreement.

     Generally, distributions of principal and interest on the Class 1-AF
Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1, distributions of principal and interest on the Class 2-AF Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2, distributions of principal and interest on the Class BF Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2,
distributions of principal and interest on the Class 3-AV Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in
Loan Group 3, distributions of principal and interest on the Class 4-AV
Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 4 and distributions of principal and interest on the Adjustable Rate Subordinate Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 3 and
Loan Group 4. Distributions on the Class PF and Class CF Certificates, to the
extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and
Loan Group 2. Distributions on the Class PV and Class CV Certificates, to the
extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 3 and
Loan Group 4.

     The Offered Certificates (other than the Class A-R Certificates) will be issued in book-entry form as described below. The Offered Certificates (other than the Class A-R Certificates) will be issued in minimum dollar denominations of $20,000 and integral multiples of $1,000 in excess thereof. The Class A-R
Certificates will be issued as two certificates in the denominations specified in the Pooling and Servicing Agreement.

BOOK-ENTRY CERTIFICATES

     The Offered Certificates (other than the Class A-R Certificates) will be book-entry Certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry
Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry
Certificates through the Depository Trust Company ("DTC") in the United States,
or Clearstream, Luxembourg or the Euroclear System ("EUROCLEAR"), in Europe, if
they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate
Principal Balance of the

                                      S-42

applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the
Book-Entry Certificates may be held in minimum denominations representing
Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof. Except as set forth under "Description of the
Securities--Book-Entry Registration of the Securities" in the prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate
(each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry
Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive
Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate
Owners will not be certificateholders as that term is used in the Pooling and
Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations
("PARTICIPANTS") and DTC. See "Description of the Securities--Book-Entry
Registration of the Securities" in the prospectus.

DEPOSITS TO THE CERTIFICATE ACCOUNT

     The Master Servicer will establish and initially maintain a certificate account (the "CERTIFICATE ACCOUNT") for the benefit of the Trustee on behalf of the certificateholders and the Class AF Insurer. The Certificate Account will initially be established by the Master Servicer at Countrywide Bank, N.A., which is an affiliate of the Master Servicer. On a daily basis within two Business
Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received or made or to be applied by it on or subsequent to the Cut-off Date, including all principal and interest received with respect to the Mortgage Loans after the
Cut-off Date (exclusive of any scheduled principal due on or prior to the
Cut-off Date and any interest accruing prior to the Cut-off Date):

          (1) all payments on account of principal, including Principal
     Prepayments, on the Mortgage Loans,

          (2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Servicing Fees on the Mortgage Loans and net of Prepayment
     Interest Excess,

          (3) all Insurance Proceeds, Liquidation Proceeds and Subsequent
     Recoveries,

          (4) all payments made by the Master Servicer in respect of
     Compensating Interest,

          (5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by such Seller that obligates such Seller to repurchase such
     Mortgage Loan in accordance with the Pooling and Servicing Agreement,

          (6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

          (7) all prepayment charges paid by a mortgagor in connection with the full or partial prepayment of the related Mortgage Loan,

          (8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate
     Account,

          (9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each mortgagor to maintain a primary hazard insurance policy,

          (10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

                                      S-43

          (11) all Advances.

     "INSURANCE PROCEEDS" means all proceeds of any insurance policy received prior to a Final Recovery Determination (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

     "LIQUIDATION PROCEEDS" means any Insurance Proceeds and all other net proceeds received prior to a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to a Final Recovery Determination with respect to any
Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of such net proceeds representing any profit realized by the Master
Servicer in connection with the disposition of any such properties and net of reimbursable expenses).

     "FINAL RECOVERY DETERMINATION" means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

     "SUBSEQUENT RECOVERIES" means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds" received in respect of such Mortgage Loan after a Final Recovery Determination (other than the amount of such net proceeds representing any profit realized by the Master
Servicer in connection with the disposition of any such properties and net of reimbursable expenses).

     On the Business Day prior to the Master Servicer Advance Date in each of
January 2006, February 2006 and March 2006, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate
Account, the Seller Shortfall Interest Requirement (if any) for such Master
Servicer Advance Date.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

     The Master Servicer may from time to time withdraw funds from the
Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

          (1) to pay to the Master Servicer the Servicing Fees on the Mortgage
     Loans to the extent not previously paid to or withheld by the Master
     Servicer (subject, in the case of Servicing Fees, to reduction as described above under "Servicing of the Mortgage Loans -- Adjustment to Servicing Fee
     in Connection with Prepaid Mortgage Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest
     Excess for the related Prepayment Period,

          (2) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2)
     being limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or
     Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which such Advance was made,

          (3) to reimburse the Master Servicer for any Advances previously made that the Master Servicer has determined to be nonrecoverable,

          (4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

                                      S-44

          (5) to pay to the Master Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations, such right of reimbursement pursuant to this clause (5) being limited to amounts received representing late recoveries of the payments of such costs and expenses (or Liquidation
     Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

          (6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the
     Master Servicer from the Trust Fund pursuant to the Pooling and Servicing
     Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of such purchased Mortgage Loan,

          (7) to reimburse the applicable Seller, the Master Servicer, the NIM
     Insurer or the Depositor for fees and expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

          (8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

          (9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

     In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "DISTRIBUTION ACCOUNT DEPOSIT
DATE"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the amount of the Interest Remittance Amount and the Principal
Remittance Amount to the extent on deposit in the Certificate Account, and the
Trustee will deposit such amount in the Distribution Account, as described below.

     The "INTEREST REMITTANCE AMOUNT" with respect to each Loan Group and any
Distribution Date is equal to:

          (a) the sum, without duplication, of:

               (1) all scheduled interest collected during the related Due
          Period (other than Credit Comeback Excess Amounts (if any)), less the related Servicing Fees,

               (2) all interest on prepayments, other than Prepayment Interest
          Excess,

               (3) all Advances relating to interest,

               (4) all Compensating Interest,

               (5) all Liquidation Proceeds collected during the related Due
          Period (to the extent such Liquidation Proceeds relate to interest),
          and

               (6) any Seller Shortfall Interest Requirement,

          (b) less, all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in such Loan Group.

                                      S-45

     A "SELLER SHORTFALL INTEREST REQUIREMENT" with respect to the Distribution
Date in each of January 2006, February 2006 and March 2006 is the sum of:

          (a) the product of: (1) the excess of the aggregate Stated Principal
     Balance for such Distribution Date of all the Mortgage Loans in the
     Mortgage Pool (including the Subsequent Mortgage Loans, if any) owned by the Trust Fund at the beginning of the related Due Period, over the aggregate Stated Principal Balance for such Distribution Date of such
     Mortgage Loans (including such Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage Pool (including such Subsequent
     Mortgage Loans, if any) (weighted on the basis of the Stated Principal
     Balances thereof for such Distribution Date) and the denominator of which is 12; and

          (b) the lesser of:

               (i) the product of: (1) the amount on deposit in the Pre-Funding
          Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage
          Rate of the Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the Trust Fund at the beginning of the related Due
          Period (weighted on the basis of the Stated Principal Balances thereof for such Distribution Date) and the denominator of which is 12; and

               (ii) the excess of (x) the sum of (1) the amount of Current
          Interest and Interest Carry Forward Amount due and payable on the
          Fixed Rate Certificates and the Adjustable Rate Certificates for such
          Distribution Date and (2) the monthly premium for the Class AF Policy for such Distribution Date over (y) the sum of (1) Interest Funds
          (less any portion of Interest Funds for Loan Group 3 and Loan Group 4 allocated to the swap trust to cover any Net Swap Payment due to the
          Swap Counterparty with respect to such Distribution Date) available to pay the amounts specified in clause (b)(ii)(x) of this definition
          (after giving effect to the addition of any amounts in clause (a) of this definition of Seller Shortfall Interest Requirement to Interest
          Funds for such Distribution Date) and (2) any Net Swap Payment received by the Swap Contract Administrator from the Swap Counterparty for such Distribution Date and allocated to the swap trust to pay
          Current Interest and Interest Carry Forward Amounts on the Class AV
          Certificates and the Adjustable Rate Subordinate Certificates for such
          Distribution Date.

     The "PRINCIPAL REMITTANCE AMOUNT" with respect to each Loan Group and any
Distribution Date is equal to:

          (a) the sum, without duplication, of:

               (1) the scheduled principal collected during the related Due
          Period or advanced with respect to such Distribution Date,

               (2) prepayments collected in the related Prepayment Period,

               (3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

               (4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide
          Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted
          Mortgage Loans, and

               (5) all Liquidation Proceeds (to the extent such Liquidation
          Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period,

                                      S-46

          (b) less, all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in such Loan Group.

     A "DUE PERIOD" with respect to any Distribution Date is the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

     The Trustee will establish and maintain a distribution account (the
"DISTRIBUTION ACCOUNT") on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          (1) the aggregate amount remitted by the Master Servicer to the
     Trustee,

          (2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution
     Account, and

          (3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

     The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders, remittances to the Swap Account and payment to the Class AF Insurer as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution Account:

          (1) to pay the trustee fee (the "TRUSTEE FEE") to the Trustee,

          (2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

          (3) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein, and

          (4) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

THE SWAP ACCOUNT

     The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the "SWAP ACCOUNT") on behalf of the holders of the
Swap Certificates and the Swap Counterparty. With respect to each Distribution
Date, the Trustee will deposit into the Swap Account any portion of the Interest
Funds for Loan Group 3 and Loan Group 4 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 3 and
Loan Group 4 for that Distribution Date) that are to be remitted to the Swap
Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap
Contract, each as described below under "-- The Swap Contract". With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contract".

                                      S-47

DISTRIBUTIONS

     General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the Record Date. The "RECORD DATE" is:

     o    the Business Day immediately preceding such Distribution Date in the case of the Adjustable Rate Certificates, unless such Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of such
          Distribution Date and

     o    the last Business Day of the month preceding the month of such
          Distribution Date in the case of the Fixed Rate Certificates and the
          Class A-R Certificates.

     A "DISTRIBUTION DATE" is the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in January
2006.

     A "BUSINESS DAY" is any day other than:

     o    a Saturday or Sunday or

     o    a day on which the Class AF Insurer or banking institutions in the state of New York or California are required or authorized by law to be closed.

     Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of
$1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of such Certificates at the Corporate
Trust Office of the Trustee. On each Distribution Date, a holder of a
Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.
The "PERCENTAGE INTEREST" evidenced by a Certificate will equal the percentage derived by dividing the denomination of such Certificate by the aggregate denominations of all Certificates of the applicable class.

     On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them (i) in the case of prepayment charges from the Mortgage Loans in Loan Group 1 and Loan Group 2, to the Class
PF Certificates, and (ii) in the case of prepayment charges from the Mortgage
Loans in Loan Group 3 and Loan Group 4, to the Class PV Certificates.

     Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the then applicable related Pass-Through Rate during the applicable Accrual Period. For any Distribution Date, the "ACCRUAL
PERIOD" for the Adjustable Rate Certificates is the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date, and for the Fixed Rate Certificates is the calendar month immediately preceding the month in which such Distribution Date occurs.

     All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. All calculations of interest on the Fixed Rate
Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

                                      S-48

     Distributions of Interest Funds For Loan Group 1 and Loan Group 2. On each
Distribution Date, the Interest Funds for such Distribution Date for Loan Group
1 and Loan Group 2 are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

          (1) from the Interest Funds for Loan Group 1 and Loan Group 2, to the
     Class AF Insurer, the monthly premium for the Class AF Policy for such
     Distribution Date, to be paid, if the Interest Funds for Loan Group 1 and
     Loan Group 2 are sufficient to cover such monthly premium, from Interest
     Funds for Loan Group 1 and Loan Group 2 on a pro rata basis based on the
     Interest Funds for each such Loan Group,

          (2) concurrently:

               (a) from the Interest Funds for Loan Group 1, to the Class 1-AF
          Certificates, the Current Interest for such class and such
          Distribution Date, and

               (b) from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-AF Certificates, the Current Interest for each such class and such Distribution Date, pro rata, based on their respective entitlements,

          (3) from the remaining Interest Funds for Loan Group 1 and Loan Group
     2, to the Class AF Insurer, any Reimbursement Amount, to be paid, if the remaining Interest Funds for Loan Group 1 and Loan Group 2 are sufficient to cover such Reimbursement Amount, from the remaining Interest Funds for
     Loan Group 1 and Loan Group 2 on a pro rata basis based on the Interest
     Funds for each such Loan Group,

          (4) concurrently:

               (a) from the Interest Funds for Loan Group 1, to the Class 1-AF
          Certificates, the Interest Carry Forward Amount for such class and such Distribution Date, and

               (b) from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-AF Certificates, the Interest Carry Forward
          Amount for each such class and such Distribution Date, pro rata, based on their respective entitlements,

          (5) concurrently to each class of Class AF Certificates, any remaining
     Current Interest and Interest Carry Forward Amount not paid pursuant to clauses (2)(a), (2)(b), (4)(a) and (4)(b) above, pro rata, based on the
     Certificate Principal Balances thereof, to the extent needed to pay any
     Current Interest and Interest Carry Forward Amount for each such class;
     provided that Interest Funds remaining after such allocation to pay any
     Current Interest and Interest Carry Forward Amount based on the Certificate
     Principal Balances of the Class AF Certificates will be distributed to each class of Class AF Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such remaining unpaid Current Interest and Interest Carry
     Forward Amount,

          (6) to the Class BF Certificates, the Current Interest for such class and such Distribution Date, and

          (7) any remainder as part of the Fixed Rate Loan Group Excess Cashflow as described under "--Overcollateralization Provisions" below.

     Distributions of Interest Funds for Loan Group 3 and Loan Group 4. On each
Distribution Date, the Interest Funds for such Distribution Date with respect to
Loan Group 3 and Loan Group 4 are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

          (1) from the Interest Funds for Loan Group 3 and Loan Group 4, pro
     rata based on the Interest Funds for each such Loan Group, to the Swap
     Account, the amount of any Net Swap Payment and

                                      S-49

     any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date,

          (2) concurrently:

               (a) from the Interest Funds for Loan Group 3, to the Class 3-AV
          Certificates, the Current Interest and Interest Carry Forward Amount
          for such class and such Distribution Date, and

               (b) from the Interest Funds for Loan Group 4, concurrently to each class of Class 4-AV Certificates, the Current Interest and
          Interest Carry Forward Amount for each such class and such
          Distribution Date, pro rata, based on their respective entitlements,

          (3) from the remaining Interest Funds for Loan Group 3 and Loan Group
     4, concurrently to each class of Class AV Certificates, any remaining
     Current Interest and Interest Carry Forward Amount not paid pursuant to clauses (2)(a) and (2)(b) above, pro rata, based on the Certificate
     Principal Balances thereof, to the extent needed to pay any Current
     Interest and Interest Carry Forward Amount for each such class; provided that Interest Funds remaining after such allocation to pay any Current
     Interest and Interest Carry Forward Amount based on the Certificate
     Principal Balances of the Class AV Certificates will be distributed to each class of Class AV Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such remaining unpaid Current Interest and Interest Carry
     Forward Amount, and

          (4) from the remaining Interest Funds for Loan Group 3 and Loan Group
     4, sequentially:

               (a) sequentially, to the Class MV-1, Class MV-2, Class MV-3,
          Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 and Class
          BV Certificates, in that order, the Current Interest for each such class, and

               (b) any remainder as part of the Adjustable Rate Loan Group
          Excess Cashflow as described under "-- Overcollateralization
          Provisions" below.

     Distributions of Funds from the Corridor Contract. On each Distribution
Date on or prior to the Corridor Contract Termination Date, amounts allocated to the Trust Fund in respect of the Corridor Contract for such Distribution Date will be deposited in the Carryover Reserve Fund and then distributed to the
Class 2-AF-1 Certificates to the extent needed to pay any Net Rate Carryover for such class. Any amounts remaining after the application of such amounts as described in the preceding sentence allocated to the Trust Fund in respect of the Corridor Contract will be distributed to the holders of the Class CF
Certificates and will not be available for the payment of any Net Rate Carryover on any class or classes of Certificates unless the Corridor Contract is subject to an early termination, in which case the portion of any early termination payment allocated to the Trust Fund in respect of the Corridor Contract will be deposited by the Trustee in the Carryover Reserve Fund to cover any Net Rate
Carryover on the Class 2-AF-1 Certificates until the Corridor Contract
Termination Date. See "-- Carryover Reserve Fund" below.

     Distributions of Funds from the Swap Contract. On each Distribution Date on or prior to the Swap Contract Termination Date, amounts allocated to the Swap
Account by the Swap Contract Administrator will be distributed as described under "-- The Swap Contract" below.

     The "INTEREST FUNDS" for any Loan Group and any Distribution Date are equal to (1) the Interest Remittance Amount for that Loan Group and such Distribution
Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for such Distribution Date.

     "CURRENT INTEREST," with respect to each class of interest-bearing certificates and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the
Certificate Principal Balance of such class immediately prior to such
Distribution Date.

                                      S-50

     "INTEREST CARRY FORWARD AMOUNT," with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

          (a) Current Interest for such class with respect to prior Distribution
     Dates over

          (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

     The "PASS-THROUGH RATE" with respect to each Accrual Period and each class of Adjustable Rate Certificates will be a per annum rate equal to the lesser of:

          (1) One-Month LIBOR for such Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through
     Margin for such class and Accrual Period, and

          (2) the applicable Net Rate Cap for the related Distribution Date.

     The "PASS-THROUGH RATE" with respect to each Accrual Period and the Fixed
Rate Certificates will be a per annum rate equal to the lesser of:

          (1) the per annum fixed rate for such class and such Accrual Period set forth in the summary of this prospectus supplement under "Description of the Certificates -- General" and

          (2) the applicable Net Rate Cap for the related Distribution Date.

     The "ADJUSTED NET MORTGAGE RATE" with respect to each Mortgage Loan is equal to the Mortgage Rate less the related Expense Fee Rate.

     The "EXPENSE FEE RATE" with respect to each Mortgage Loan is equal to the sum of (i) the Servicing Fee Rate, (ii) the trustee fee rate as provided in the
Pooling and Servicing Agreement and (iii) with respect to any Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. As of the Initial Cut-off Date, the weighted average
Expense Fee Rate is expected to equal approximately 0.509% per annum.

     The "NET RATE CAP" for each Distribution Date is equal to:

     (i) with respect to the Class 1-AF Certificates, the weighted average
Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) less a fraction, expressed as a percentage, the numerator of which is (x) the product of (a) the product of the monthly premium for the Class AF Policy for that
Distribution Date times 12 and (b) a fraction, the numerator of which is the
Interest Funds for Loan Group 1 for that Distribution Date and the denominator of which is the sum of the Interest Funds for Loan Group 1 and Loan Group 2 for
that Distribution Date, and the denominator of which is (y) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 and the
amount on deposit in the Pre-Funding Account in respect of Loan Group 1,

     (ii) with respect to each class of Class 2-AF Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of
the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period) less a fraction, expressed as a percentage, the numerator of which is
(x) the product of (a) the product of the monthly premium for the Class AF
Policy for that Distribution Date times 12 and (b) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for that Distribution Date and the denominator of which is the sum of the Interest Funds for Loan Group 1 and Loan
Group 2 for that Distribution Date, and the denominator of which is (y) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2
and the amount on deposit in the Pre-Funding Account in respect of Loan Group 2, adjusted, in the case of the Class 2-AF-1 Certificates only, to an effective rate reflecting

                                      S-51

the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year,

     (iii) with respect to the Class BF Certificates, the weighted average of the Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the
first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period) and the weighted average Adjusted Net Mortgage Rate of the Mortgage
Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), weighted on the basis of the excess (if any)
of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group and the amount on deposit in the Pre-Funding Account in respect of that Loan Group over the outstanding Certificate Principal Balance of the related Class AF Certificates,

     (iv) with respect to the Class 3-AV Certificates, the weighted average
Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 3 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus the percentage equivalent of a fraction, the numerator of which is (x) the product of (a) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap
Termination Payment payable to the Swap Counterparty for such Distribution Date
(other than a Swap Termination Payment due to a Swap Counterparty Trigger
Event), and (b) a fraction, the numerator of which is the Interest Funds for
Loan Group 3 for that Distribution Date and the denominator of which is the sum of the Interest Funds for Loan Group 3 and Loan Group 4 for that Distribution
Date, and the denominator of which is (y) the sum of the aggregate Stated
Principal Balance of the Mortgage Loans in Loan Group 3 and the amount on deposit in the Pre-Funding Account in respect of Loan Group 3,

     (v) with respect to each class of Class 4-AV Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 4 as of
the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus the percentage equivalent of a fraction, the numerator of which is (x) the product of (a) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any
Swap Termination Payment payable to the Swap Counterparty for such Distribution
Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger
Event), and (b) a fraction, the numerator of which is the Interest Funds for
Loan Group 4 for that Distribution Date and the denominator of which is the sum of the Interest Funds for Loan Group 3 and Loan Group 4 for that Distribution
Date, and the denominator of which is (y) the sum of the aggregate Stated
Principal Balance of the Mortgage Loans in Loan Group 4 and the amount on deposit in the Pre-Funding Account in respect of Loan Group 4, and

     (vi) with respect to each class of Adjustable Rate Subordinate
Certificates, the weighted average of the Net Rate Cap for the Class 3-AV
Certificates for that Distribution Date and the Net Rate Cap of the Class 4-AV
Certificates for that Distribution Date, weighted on the basis of the excess (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group and the amount on deposit in the Pre-Funding Account in respect of that Loan Group over the outstanding Certificate Principal Balance of the related Class AV Certificates.

                                      S-52

     The "PASS-THROUGH MARGIN" for each class of Adjustable Rate Certificates is as follows:
                                                        (1)           (2)
                                                     ---------     ---------
    Class 2-AF-1................................       0.150%        0.150%
    Class 3-AV..................................       0.230%        0.460%
    Class 4-AV-1................................       0.100%        0.200%
    Class 4-AV-2................................       0.180%        0.360%
    Class 4-AV-3................................       0.250%        0.500%
    Class 4-AV-4................................       0.350%        0.700%
    Class MV-1..................................       0.460%        0.690%
    Class MV-2..................................       0.480%        0.720%
    Class MV-3..................................       0.530%        0.795%
    Class MV-4..................................       0.720%        1.080%
    Class MV-5..................................       0.760%        1.140%
    Class MV-6..................................       0.880%        1.320%
    Class MV-7..................................       1.950%        2.925%
    Class MV-8..................................       2.250%        3.375%
    Class BV....................................       2.250%        3.375%

------------

(1)  For any Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)  For any Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

     The "NET RATE CARRYOVER" for a class of interest-bearing certificates on any Distribution Date is the excess of:

          (1) the amount of interest that such class would have accrued for such
     Distribution Date had the Pass-Through Rate for that class and the related
     Accrual Period not been calculated based on the applicable Net Rate Cap, over

          (2) the amount of interest such class accrued on such Distribution
     Date based on the applicable Net Rate Cap,

plus the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap). Any Net Rate Carryover for the
Class AF Certificates will not be covered by the Class AF Policy.

     Distributions of Principal Distribution Amount for Loan Group 1 and Loan
Group 2. On each Distribution Date, the Principal Distribution Amount for such
Distribution Date for Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the Extra
Principal Distribution Amount being applied first and the Extra Principal
Distribution Amount being applied thereafter):

          (1) For each Distribution Date prior to the Fixed Rate Stepdown Date or on which a Fixed Rate Trigger Event is in effect, sequentially:

               (A) from the Principal Distribution Amounts for Loan Group 1 and
          Loan Group 2, to the Class AF Insurer, any monthly premium for the
          Class AF Policy for such Distribution Date remaining unpaid following the distribution of Interest Funds for Loan Group 1 and Loan Group 2,
          to be paid, if the Principal Distribution Amounts for Loan Group 1 and
          Loan Group 2 are sufficient to cover such remaining monthly premium, from the Principal Distribution Amounts for Loan Group 1 and Loan
          Group 2 on a pro rata basis based on the Principal Remittance Amount for each such Loan Group,

               (B) concurrently:

                                      S-53

                    (i) from the Principal Distribution Amount for Loan Group 1, sequentially:

                         (a) to the Class 1-AF Certificates, until the
                    Certificate Principal Balance thereof is reduced to zero,
                    and

                         (b) to the classes of Class 2-AF Certificates (after
                    the distribution of the Principal Distribution Amount from
                    Loan Group 2 as provided in clause (1)(B)(ii)(a) below), in the order and priorities set forth in clause (3) below,
                    until the Certificate Principal Balances thereof are reduced to zero,

                    (ii) from the Principal Distribution Amount for Loan Group
               2, sequentially:

                         (a) to the classes of Class 2-AF Certificates, in the
                    order and priorities set forth in clause (3) below, until
                    the Certificate Principal Balances thereof are reduced to
                    zero, and

                         (b) to the Class 1-AF Certificates (after the
                    distribution of the Principal Distribution Amount from Loan
                    Group 1 as provided in clause (1)(B)(i)(a) above), until the
                    Certificate Principal Balance thereof is reduced to zero,

               (C) from the remaining Principal Distribution Amounts for Loan
          Group 1 and Loan Group 2, to the Class AF Insurer, any Reimbursement
          Amount remaining unpaid following the distribution of Interest Funds for Loan Group 1 and Loan Group 2, to be paid, if the remaining
          Principal Distribution Amounts for Loan Group 1 and Loan Group 2 are
          sufficient to cover such remaining monthly premium, from the remaining
          Principal Distribution Amounts for Loan Group 1 and Loan Group 2 on a
          pro rata basis based on the Principal Remittance Amount for each such
          Loan Group, and

               (D) from the remaining Principal Distribution Amounts for Loan
          Group 1 and Loan Group 2, sequentially:

                    (i) to the Class BF Certificates, until the Certificate
               Principal Balance thereof is reduced to zero, and

                    (ii) any remainder as part of the Fixed Rate Loan Group
               Excess Cashflow to be allocated as described under
               "--Overcollateralization Provisions" below.

          (2) For each Distribution Date on or after the Fixed Rate Stepdown
     Date and so long as a Fixed Rate Trigger Event is not in effect, sequentially:

               (A) from the Principal Distribution Amounts for Loan Group 1 and
          Loan Group 2, to the Class AF Insurer, any monthly premium for the
          Class AF Policy for such Distribution Date remaining unpaid following the distribution of Interest Funds for Loan Group 1 and Loan Group 2,
          to be paid, if the Principal Distribution Amounts for Loan Group 1 and
          Loan Group 2 are sufficient to cover such remaining monthly premium, from the Principal Distribution Amounts for Loan Group 1 and Loan
          Group 2 on a pro rata basis based on the Principal Remittance Amount for each such Loan Group,

               (B) in an amount up to the Class AF Principal Distribution Target
          Amount, pro rata based on the related Class AF Principal Distribution
          Allocation Amount for the Class 1-AF Certificates and the Class 2-AF
          Certificates, respectively, concurrently, to (I) the Class 1-AF
          Certificates, in an amount up to the Class 1-AF Principal Distribution
          Amount, until the Certificate Principal Balance thereof is reduced to zero, and (II) the classes of Class 2-AF Certificates, in an amount up to the Class 2-AF Principal Distribution Amount in the order and priorities set forth in clause (3) below, until the Certificate
          Principal Balances thereof are reduced to zero; provided, however, that

                                      S-54

          if the Certificate Principal Balance of the Class 1-AF Certificates or
          the aggregate Certificate Principal Balance of the Class 2-AF
          Certificates is reduced to zero then any remaining unpaid Class AF
          Principal Distribution Target Amount will be distributed to the remaining Class AF Certificates (and in the case of the Class 2-AF
          Certificates, in the order and priorities set forth in clause (3)
          below), until the Certificate Principal Balance(s) thereof is/are reduced to zero,

               (C) from the remaining Principal Distribution Amounts for Loan
          Group 1 and Loan Group 2, to the Class AF Insurer, any Reimbursement
          Amount remaining unpaid following the distribution of Interest Funds for Loan Group 1 and Loan Group 2, to be paid, if the remaining
          Principal Distribution Amounts for Loan Group 1 and Loan Group 2 are
          sufficient to cover such remaining monthly premium, from the remaining
          Principal Distribution Amounts for Loan Group 1 and Loan Group 2 on a
          pro rata basis based on the Principal Remittance Amount for each such
          Loan Group,

               (D) from the remaining Principal Distribution Amounts for Loan
          Group 1 and Loan Group 2, to the Class BF Certificates, the Class BF
          Principal Distribution Amount for such Distribution Date, until the
          Certificate Principal Balance thereof is reduced to zero, and

               (E) any remainder as part of the Fixed Rate Loan Group Excess
          Cashflow to be allocated as described under "--Overcollateralization
          Provisions" below.

          (3) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-AF Certificates pursuant to clause (1)(B) or
     (2)(B) above, such amounts will be distributed to the Class 2-AF
     Certificates in the following order of priority:

               (A) the NAS Principal Distribution Amount to the Class 2-AF-5
          Certificates, until the Certificate Principal Balance thereof is reduced to zero,

               (B) sequentially, to the Class 2-AF-1, Class 2-AF-2, Class 2-AF-3
          and Class 2-AF-4 Certificates, in that order, until the Certificate
          Principal Balances thereof are reduced to zero, and

               (C) to the Class 2-AF-5 Certificates without regard to the NAS
          Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

          Notwithstanding the foregoing priority of distributions, distributions made to the Class 1-AF and Class 2-AF Certificates pursuant to clauses
     (1)(B)(i), (1)(B)(ii) and (2)(B) in this "--Distributions of Principal
     Distribution Amount for Loan Group 1 and Loan Group 2" section, shall be deemed to have been made from collections in respect of Loan Group 1 and
     Loan Group 2, respectively.

     Distributions of Principal Distribution Amount for Loan Group 3 and Loan
Group 4. On each Distribution Date, the Principal Distribution Amount for such
Distribution Date for Loan Group 3 and Loan Group 4 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the Extra
Principal Distribution Amount being applied first and the Extra Principal
Distribution Amount being applied thereafter):

          (1) For each Distribution Date prior to the Adjustable Rate Stepdown
     Date or on which an Adjustable Rate Trigger Event is in effect, sequentially:

               (A) concurrently:

                    (i) from the Principal Distribution Amount for Loan Group 3, sequentially:

                         (a) to the Class 3-AV Certificates, until the
                    Certificate Principal Balance thereof is reduced to zero,
                    and

                                      S-55

                         (b) to the classes of Class 4-AV Certificates (after
                    the distribution of the Principal Distribution Amount from
                    Loan Group 4 as provided in clause (1)(A)(ii)(a) below), in the order and priorities set forth in clause (3) below,
                    until the Certificate Principal Balances thereof are reduced to zero,

                    (ii) from the Principal Distribution Amount for Loan Group
               4, sequentially:

                         (a) to the classes of Class 4-AV Certificates, in the
                    order and priorities set forth in clause (3) below, until
                    the Certificate Principal Balances thereof are reduced to
                    zero, and

                         (b) to the Class 3-AV Certificates (after the
                    distribution of the Principal Distribution Amount from Loan
                    Group 3 as provided in clause (1)(A)(i)(a) above), until the
                    Certificate Principal Balance thereof is reduced to zero,

               (B) from the remaining Principal Distribution Amounts for Loan
          Group 3 and Loan Group 4, sequentially:

                    (i) sequentially, to the Class MV-1, Class MV-2, Class MV-3,
               Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 and
               Class BV Certificates, in that order, in each case until the
               Certificate Principal Balance thereof is reduced to zero, and

                    (ii) any remainder as part of the Adjustable Rate Loan Group
               Excess Cashflow to be allocated as described under
               "--Overcollateralization Provisions" below.

          (2) For each Distribution Date on or after the Adjustable Rate
     Stepdown Date and so long as an Adjustable Rate Trigger Event is not in effect, from the Principal Distribution Amounts for Loan Group 3 and Loan
     Group 4, sequentially:

               (A) in an amount up to the Class AV Principal Distribution Target
          Amount, pro rata based on the related Class AV Principal Distribution
          Allocation Amount for the Class 3-AV Certificates and the Class 4-AV
          Certificates, respectively, concurrently, to (I) the Class 3-AV
          Certificates, in an amount up to the Class 3-AV Principal Distribution
          Amount, until the Certificate Principal Balance thereof is reduced to zero, and (II) the classes of Class 4-AV Certificates, in an amount up to the Class 4-AV Principal Distribution Amount in the order and priorities set forth in clause (3) below, until the Certificate
          Principal Balances thereof are reduced to zero; provided, however, that if the Certificate Principal Balance of the Class 3-AV
          Certificates or the aggregate Certificate Principal Balance of the
          Class 4-AV Certificates is reduced to zero then any remaining unpaid
          Class AV Principal Distribution Target Amount will be distributed to the remaining Class AV Certificates (and in the case of the Class 4-AV
          Certificates, in the order and priorities set forth in clause (3)
          below), until the Certificate Principal Balance(s) thereof is/are reduced to zero,

               (B) sequentially, to the Class MV-1, Class MV-2, Class MV-3,
          Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 and Class
          BV Certificates, in that order, the Adjustable Rate Subordinate Class
          Principal Distribution Amount for each such class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

               (C) any remainder as part of the Adjustable Rate Loan Group
          Excess Cashflow to be allocated as described under
          "--Overcollateralization Provisions" below.

          (3) On each Distribution Date on which any principal amounts are to be distributed to the Class 4-AV Certificates, such amounts will be distributed sequentially, to the Class 4-AV-1, Class 4-AV-2, Class 4-AV-3
     and Class 4-AV-4 Certificates, in that order, in each case until the
     Certificate Principal Balance thereof is reduced to zero.

                                      S-56

          Notwithstanding the foregoing priority of distributions, distributions made to the Class 3-AV and Class 4-AV Certificates pursuant to clauses
     (1)(A)(i), (1)(A)(ii) and (2)(A) in this "--Distributions of Principal
     Distribution Amount for Loan Group 3 and Loan Group 4" section, shall be deemed to have been made from collections in respect of Loan Group 3 and
     Loan Group 4, respectively.

     "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date and a Loan Group is the sum of:

          (1) the Principal Remittance Amount for such Loan Group for such
     Distribution Date (in the case of Loan Group 3 and Loan Group 4, less any portion of such amount used to cover any payment due to the Swap
     Counterparty with respect to such Distribution Date),

          (2) the Extra Principal Distribution Amount for such Loan Group for such Distribution Date, and

          (3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding
     Account at the end of the Funding Period (net of any investment income therefrom) allocable to such Loan Group,

          minus

          (4) (a) the Group 1 Overcollateralization Reduction Amount for such
     Distribution Date, in the case of Loan Group 1, (b) the Group 2
     Overcollateralization Reduction Amount for such Distribution Date, in the case of Loan Group 2, (c) the Group 3 Overcollateralization Reduction
     Amount for such Distribution Date, in the case of Loan Group 3, and (d) the
     Group 4 Overcollateralization Reduction Amount for such Distribution Date, in the case of Loan Group 4.

     "CLASS AF PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date
will equal the excess of:

          (1) the aggregate Certificate Principal Balance of the Class AF
     Certificates immediately prior to such Distribution Date, over

          (2) the lesser of (i) 90.60% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 and Loan Group 2 for such
     Distribution Date and (ii) the aggregate Stated Principal Balance of the
     Mortgage Loans in Loan Group 1 and Loan Group 2 for such Distribution Date minus the Fixed Rate OC Floor.

     "CLASS AF PRINCIPAL DISTRIBUTION ALLOCATION AMOUNT" for any Distribution
Date, (a) in the case of the Class 1-AF Certificates, the Class 1-AF Principal
Distribution Amount and (b) in the case of the Class 2-AF Certificates, the
Class 2-AF Principal Distribution Amount.

     "CLASS 1-AF PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, will equal the product of (x) the Class AF Principal Distribution Target Amount and
(y) a fraction, the numerator of which is the Class 1-AF Principal Distribution
Target Amount and the denominator of which is the sum of the Class 1-AF
Principal Distribution Target Amount and the Class 2-AF Principal Distribution
Target Amount.

     "CLASS 1-AF PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution
Date, will equal the excess of:

          (1) the Certificate Principal Balance of the Class 1-AF Certificates
     immediately prior to such Distribution Date, over

          (2) the lesser of (x) 90.60% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date and (y)
     the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group
     1 for such Distribution Date minus 0.50% of the sum of the aggregate
     Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in
     Loan Group 1 and the original Pre-Funded Amount in respect of Loan Group 1.

                                      S-57

     "CLASS 2-AF PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, will equal the product of (x) the Class AF Principal Distribution Target Amount and
(y) a fraction, the numerator of which is the Class 2-AF Principal Distribution
Target Amount and the denominator of which is the sum of the Class 1-AF
Principal Distribution Target Amount and the Class 2-AF Principal Distribution
Target Amount.

     "CLASS 2-AF PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution
Date, will equal the excess of:

          (1) the aggregate Certificate Principal Balance of the Class 2-AF
     Certificates immediately prior to such Distribution Date, over

          (2) the lesser of (x) 90.60% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for such Distribution Date and (y)
     the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group
     2 for such Distribution Date minus 0.50% of the sum of the aggregate
     Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in
     Loan Group 2 and the original Pre-Funded Amount in respect of Loan Group 2.

     "CLASS AV PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date
will equal the excess of:

          (1) the aggregate Certificate Principal Balance of the Class AV
     Certificates immediately prior to such Distribution Date, over

          (2) the lesser of (i) 57.20% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 and Loan Group 4 for such
     Distribution Date and (ii) the aggregate Stated Principal Balance of the
     Mortgage Loans in Loan Group 3 and Loan Group 4 for such Distribution Date minus the Adjustable Rate OC Floor.

     "CLASS AV PRINCIPAL DISTRIBUTION ALLOCATION AMOUNT" for any Distribution
Date, (a) in the case of the Class 3-AV Certificates, the Class 3-AV Principal
Distribution Amount and (b) in the case of the Class 4-AV Certificates, the
Class 4-AV Principal Distribution Amount.

     "CLASS 3-AV PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, will equal the product of (x) the Class AV Principal Distribution Target Amount and
(y) a fraction, the numerator of which is the Class 3-AV Principal Distribution
Target Amount and the denominator of which is the sum of the Class 3-AV
Principal Distribution Target Amount and the Class 4-AV Principal Distribution
Target Amount.

     "CLASS 3-AV PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution
Date, will equal the excess of:

          (1) the Certificate Principal Balance of the Class 3-AV Certificates
     immediately prior to such Distribution Date, over

          (2) the lesser of (x) 57.20% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 for such Distribution Date and (y)
     the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group
     3 for such Distribution Date minus 0.50% of the sum of the aggregate
     Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in
     Loan Group 3 and the original Pre-Funded Amount in respect of Loan Group 3.

     "CLASS 4-AV PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, will equal the product of (x) the Class AV Principal Distribution Target Amount and
(y) a fraction, the numerator of which is the Class 4-AV Principal Distribution
Target Amount and the denominator of which is the sum of the Class 3-AV
Principal Distribution Target Amount and the Class 4-AV Principal Distribution
Target Amount.

                                      S-58

     "CLASS 4-AV PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution
Date, will equal the excess of:

          (1) the aggregate Certificate Principal Balance of the Class 4-AV
     Certificates immediately prior to such Distribution Date, over

          (2) the lesser of (x) 57.20% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 4 for such Distribution Date and (y)
     the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group
     4 for such Distribution Date minus 0.50% of the sum of the aggregate
     Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in
     Loan Group 4 and the original Pre-Funded Amount in respect of Loan Group 4.

     "CLASS BF PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, will equal the excess of:

          (1) the sum of:

               (a) the aggregate Certificate Principal Balance of the Class AF
          Certificates (after taking into account distribution of the Class AF
          Principal Distribution Amount for such Distribution Date), and

               (b) the Certificate Principal Balance of the Class BF
          Certificates immediately prior to the subject Distribution Date over

          (2) the lesser of (a) 92.70% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 and Loan Group 2 for such
     Distribution Date and (b) the aggregate Stated Principal Balance of the
     Mortgage Loans in Loan Group 1 and Loan Group 2 for such Distribution Date minus the Fixed Rate OC Floor.

     "ADJUSTABLE RATE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION AMOUNT" for any
class of Adjustable Rate Subordinate Certificates and Distribution Date will equal the excess of:

          (1) the sum of:

               (a) the aggregate Certificate Principal Balance of the Class AV
          Certificates (after taking into account distribution of the Class AV
          Principal Distribution Target Amount for such Distribution Date),

               (b) the aggregate Certificate Principal Balance of any class(es)
          of Adjustable Rate Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the Adjustable Rate Subordinate Class Principal Distribution Amount(s)
          for such senior class(es) of Certificates for such Distribution Date),
          and

               (c) the Certificate Principal Balance of the subject class of
          Adjustable Rate Subordinate Certificates immediately prior to such
          Distribution Date over

          (2) the lesser of (a) the product of (x) 100% minus the Stepdown
     Target Subordination Percentage for the subject class of Certificates and
     (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan
     Group 3 and Loan Group 4 for such Distribution Date and (b) the aggregate
     Stated Principal Balance of the Mortgage Loans in Loan Group 3 and Loan
     Group 4 for such Distribution Date minus the Adjustable Rate OC Floor;

provided, however, that if such class of Adjustable Rate Subordinate
Certificates is the only class of Adjustable Rate Subordinate Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 3 and Loan
Group 4 until the Certificate Principal Balance thereof is reduced to zero.

                                      S-59

     The "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET
SUBORDINATION PERCENTAGE" for each class of Adjustable Rate Subordinate
Certificates will equal the respective percentages indicated in the following table:

                                  Initial Target             Stepdown Target
                             Subordination Percentage   Subordination Percentage
                             ------------------------   ------------------------
Class MV-1.................            17.80%                     35.60%
Class MV-2.................            14.40%                     28.80%
Class MV-3.................            12.35%                     24.70%
Class MV-4.................            10.45%                     20.90%
Class MV-5.................             8.80%                     17.60%
Class MV-6.................             7.25%                     14.50%
Class MV-7.................             5.85%                     11.70%
Class MV-8.................             4.60%                      9.20%
Class BV...................             3.40%                      6.80%

     The Initial Target Subordination Percentages will not be used to calculate distributions on the Adjustable Rate Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Adjustable Rate Subordinate Certificates and the Adjustable Rate
Overcollateralized Amount. The Initial Target Subordination Percentage for any
class of Adjustable Rate Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Adjustable Rate
Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial
Mortgage Loans in Loan Group 3 and Loan Group 4 and the original Pre-Funded
Amount in respect of Loan Group 3 and Loan Group 4.

     "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date and (A) Loan Group 1 and Loan Group 2, is the lesser of (1) the Fixed Rate
Overcollateralization Deficiency Amount and (2) the sum of the Fixed Rate Loan
Group Excess Cashflow and the Fixed Rate Loan Group Credit Comeback Excess
Cashflow available for payment thereof, to be allocated between Loan Group 1 and
Loan Group 2, pro rata, based on the Principal Remittance Amount for each such
Loan Group for such Distribution Date in the priority set forth in this prospectus supplement and (B) Loan Group 3 and Loan Group 4, is the lesser of
(1) the Adjustable Rate Overcollateralization Deficiency Amount and (2) the sum
of the Adjustable Rate Loan Group Excess Cashflow and the Adjustable Rate Loan
Group Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 3 and Loan Group 4, pro rata, based on the
Principal Remittance Amount for each such Loan Group for such Distribution Date in the priority set forth in this prospectus supplement.

     "NAS PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, is the
product of:

          (1) a fraction, the numerator of which is the Certificate Principal
     Balance of the Class 2-AF-5 Certificates and the denominator of which is the aggregate Certificate Principal Balance of the Class 2-AF Certificates,
     in each case immediately prior to such Distribution Date,

          (2) any amounts to be distributed to the Class AF Certificates on such
     Distribution Date pursuant to clause (1)(B) or (2)(B) under
     "--Distributions of Principal Distribution Amount for Loan Group 1 and Loan
     Group 2" above and

          (3) the applicable percentage for such Distribution Date set forth in the following table:

                                      S-60

              Distribution Date                    Percentage
              -----------------                    ----------
         January 2006 -- December 2008                   0%
         January 2009 -- December 2010                  45%
         January 2011 -- December 2011                  80%
         January 2012 -- December 2012                 100%
         January 2013 and thereafter                   300%

     "FIXED RATE OC FLOOR" means an amount equal to 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans
in Loan Group 1 and Loan Group 2 and the original Pre-Funded Amount in respect of Loan Group 1 and Loan Group 2.

     "FIXED RATE OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any
Distribution Date equals the amount, if any, by which the Fixed Rate
Overcollateralization Target Amount exceeds the Fixed Rate Overcollateralized
Amount on such Distribution Date (after giving effect to distribution of the
Principal Distribution Amount (other than the portion thereof consisting of the
Extra Principal Distribution Amount) for Loan Group 1 and Loan Group 2 on such
Distribution Date).

     "FIXED RATE OVERCOLLATERALIZATION TARGET AMOUNT" means with respect to any
Distribution Date (a) prior to the Fixed Rate Stepdown Date, an amount equal to
3.65% of the sum of the aggregate Initial Cut-off Date Principal Balance of the
Initial Mortgage Loans in Loan Group 1 and Loan Group 2 and the original
Pre-Funded Amount in respect of Loan Group 1 and Loan Group 2 and (b) on or after the Fixed Rate Stepdown Date, the greater of (i) an amount equal to 7.30%
of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1
and Loan Group 2 for the current Distribution Date and (ii) the Fixed Rate OC
Floor; provided, however, that if a Fixed Rate Trigger Event is in effect on any
Distribution Date, the Fixed Rate Overcollateralization Target Amount will be the Fixed Rate Overcollateralization Target Amount as in effect for the prior
Distribution Date.

     "FIXED RATE OVERCOLLATERALIZED AMOUNT" for any Distribution Date is the
amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 and Loan Group 2 for such Distribution
Date and any amount on deposit in the Pre-Funding Account in respect of Loan
Group 1 and Loan Group 2 on such Distribution Date exceeds (y) the aggregate
Certificate Principal Balance of the Class AF Certificates and the Class BF
Certificates as of such Distribution Date (after giving effect to distribution of the Principal Remittance Amount from Loan Group 1 and Loan Group 2 to be made on such Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the
Pre-Funding Account in respect of Loan Group 1 and Loan Group 2).

     "FIXED RATE OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution
Date is an amount equal to the lesser of (i) the Fixed Rate Excess
Overcollateralization Amount for such Distribution Date and (ii) the aggregate
Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such
Distribution Date.

     "FIXED RATE EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution Date,
is the excess, if any, of the Fixed Rate Overcollateralized Amount for such
Distribution Date over the Fixed Rate Overcollateralization Target Amount for such Distribution Date.

     "GROUP 1 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Fixed Rate Overcollateralization Reduction Amount for such Distribution
Date multiplied by a fraction, the numerator of which is the Principal
Remittance Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group
1 and Loan Group 2 for such Distribution Date.

     "GROUP 2 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Fixed Rate Overcollateralization Reduction Amount for such Distribution
Date multiplied by a fraction, the numerator of which is the Principal
Remittance Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group
1 and Loan Group 2 for such Distribution Date.

                                      S-61

     "FIXED RATE STEPDOWN DATE" is the earlier to occur of:

          (a) the Distribution Date on which the aggregate Certificate Principal
     Balance of the Class AF Certificates is reduced to zero, and

          (b) the later to occur of (x) the Distribution Date in January 2009 and (y) the first Distribution Date on which the aggregate Certificate
     Principal Balance of the Class AF Certificates (after calculating anticipated distributions on such Distribution Date) is less than or equal to 90.60% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 and Loan Group 2 for such Distribution Date.

     A "FIXED RATE TRIGGER EVENT" with respect to any Distribution Date on or after the Fixed Rate Stepdown Date consists of either a Fixed Rate Delinquency
Trigger Event with respect to that Distribution Date or a Fixed Rate Cumulative
Loss Trigger Event with respect to that Distribution Date.

     A "FIXED RATE DELINQUENCY TRIGGER EVENT" with respect to any Distribution
Date on or after the Fixed Rate Stepdown Date exists if the Rolling Sixty-Day
Delinquency Rate for the outstanding Mortgage Loans in Loan Group 1 and Loan
Group 2 equals or exceeds the lesser of (x) 40.00% and (y) the product of (1)
the Fixed Rate Senior Enhancement Percentage for such Distribution Date and (2)
the applicable percentage listed below for the most senior class of outstanding
Class AF Certificates and Class BF Certificates:

                         Class                Percentage
                ----------------------        ----------
                AF....................          150.00%
                BF....................          193.75%

     The "FIXED RATE SENIOR ENHANCEMENT PERCENTAGE" with respect to any
Distribution Date on or after the Fixed Rate Stepdown Date is equal to a fraction (expressed as a percentage):

          (1) the numerator of which is the excess of:

               (a) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 and Loan Group 2 for the preceding Distribution Date over

               (b) (i) before the Certificate Principal Balances of the Class AF
          Certificates have been reduced to zero, the sum of the Certificate
          Principal Balances of the Class AF Certificates, or (ii) after such time, the Certificate Principal Balance of the Class BF Certificates,
          as of the preceding Master Servicer Advance Date, and

          (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 and Loan Group 2 for the preceding
     Distribution Date.

     A "FIXED RATE CUMULATIVE LOSS TRIGGER EVENT" with respect to any
Distribution Date on or after the Fixed Rate Stepdown Date occurs if (x) the aggregate amount of Realized Losses on the Mortgage Loans in Loan Group 1 and
Loan Group 2 from the Cut-off Date for each such Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries related to Loan Group 1 and Loan Group 2 received through the last day of that Due Period) exceeds (y) the applicable percentage, for such Distribution Date, of the sum of the aggregate Initial
Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 1 and
Loan Group 2 and the original Pre-Funded Amount in respect of Loan Group 1 and
Loan Group 2, as set forth below:

                                      S-62

Distribution Date                                     Percentage
-----------------                                     ----------

January 2008 -- December 2008.......................  0.65% with respect to January 2008, plus an additional 1/12th of
                                                      0.85% for each month thereafter through December 2008

January 2009 -- December 2009.......................  1.50% with respect to January 2009, plus an additional 1/12th of
                                                      1.05% for each month thereafter through December 2009

January 2010 -- December 2010.......................  2.55% with respect to January 2010, plus an additional 1/12th of
                                                      0.85% for each month thereafter through December 2010

January 2011 -- December 2011.......................  3.40% with respect to January 2011, plus an additional 1/12th of
                                                      0.65% for each month thereafter through December 2011

January 2012 -- December 2012.......................  4.05% with respect to January 2012, plus an additional 1/12th of
                                                      0.20% for each month thereafter through December 2012

January 2013 and thereafter.........................  4.25%

     "ADJUSTABLE RATE OC FLOOR" means an amount equal to 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans
in Loan Group 3 and Loan Group 4 and the original Pre-Funded Amount in respect of Loan Group 3 and Loan Group 4.

     "ADJUSTABLE RATE OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any Distribution Date equals the amount, if any, by which the Adjustable Rate
Overcollateralization Target Amount exceeds the Adjustable Rate
Overcollateralized Amount on such Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the Extra
Principal Distribution Amount) for Loan Group 3 and Loan Group 4 on such
Distribution Date).

     "ADJUSTABLE RATE OVERCOLLATERALIZATION TARGET AMOUNT" means with respect to any Distribution Date (a) prior to the Adjustable Rate Stepdown Date, an amount equal to 3.40% of the sum of the aggregate Initial Cut-off Date Principal
Balance of the Initial Mortgage Loans in Loan Group 3 and Loan Group 4 and the
original Pre-Funded Amount in respect of Loan Group 3 and Loan Group 4 and (b)
on or after the Adjustable Rate Stepdown Date, the greater of (i) an amount equal to 6.80% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 and Loan Group 4 for the current Distribution Date and (ii) the
Adjustable Rate OC Floor; provided, however, that if an Adjustable Rate Trigger
Event is in effect on any Distribution Date, the Adjustable Rate
Overcollateralization Target Amount will be the Adjustable Rate
Overcollateralization Target Amount as in effect for the prior Distribution
Date.

     "ADJUSTABLE RATE OVERCOLLATERALIZED AMOUNT" for any Distribution Date is
the amount, if any, by which (x) the sum of the aggregate Stated Principal
Balance of the Mortgage Loans in Loan Group 3 and Loan Group 4 for such
Distribution Date and any amount on deposit in the Pre-Funding Account in respect of Loan Group 3 and Loan Group 4 on such Distribution Date exceeds (y)
the sum of the aggregate Certificate Principal Balance of the Class AV
Certificates and the Adjustable Rate Subordinate Certificates as of such
Distribution Date (after giving effect to distribution of the Principal
Remittance Amounts for Loan Group 3 and Loan Group 4 to be made on such
Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the
Pre-Funding Account in respect of Loan Group 3 and Loan Group 4).

     "ADJUSTABLE RATE OVERCOLLATERALIZATION REDUCTION AMOUNT" for any
Distribution Date is an amount equal to the lesser of (i) the Adjustable Rate
Excess Overcollateralization Amount for such Distribution Date and (ii) the aggregate Principal Remittance Amount for Loan Group 3 and Loan Group 4 for such
Distribution Date.

                                      S-63

     "ADJUSTABLE RATE EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution
Date, is the excess, if any, of the Adjustable Rate Overcollateralized Amount
for such Distribution Date over the Adjustable Rate Overcollateralization Target
Amount for such Distribution Date.

     "GROUP 3 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Adjustable Rate Overcollateralization Reduction Amount for such
Distribution Date multiplied by a fraction, the numerator of which is the
Principal Remittance Amount for Loan Group 3 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group
3 and Loan Group 4 for such Distribution Date.

     "GROUP 4 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Adjustable Rate Overcollateralization Reduction Amount for such
Distribution Date multiplied by a fraction, the numerator of which is the
Principal Remittance Amount for Loan Group 4 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group
3 and Loan Group 4 for such Distribution Date.

     "ADJUSTABLE RATE STEPDOWN DATE" is the earlier to occur of:

          (a) the Distribution Date on which the aggregate Certificate Principal
     Balance of the Class AV Certificates is reduced to zero, and

          (b) the later to occur of (x) the Distribution Date in January 2009 and (y) the first Distribution Date on which the aggregate Certificate
     Principal Balance of the Class AV Certificates (after calculating anticipated distributions on such Distribution Date) is less than or equal to 57.20% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 and Loan Group 4 for such Distribution Date.

     An "ADJUSTABLE RATE TRIGGER EVENT" with respect to any Distribution Date on or after the Adjustable Rate Stepdown Date consists of either an Adjustable Rate
Delinquency Trigger Event with respect to that Distribution Date or an
Adjustable Rate Cumulative Loss Trigger Event with respect to that Distribution
Date.

     An "ADJUSTABLE RATE DELINQUENCY TRIGGER EVENT" with respect to any
Distribution Date on or after the Adjustable Rate Stepdown Date exists if the
Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans in Loan
Group 3 and Loan Group 4 equals or exceeds the product of (x) the Adjustable
Rate Senior Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding
Class AV Certificates and Adjustable Rate Subordinate Certificates:

                          Class                Percentage
                 ----------------------        ----------
                 AV....................           42.50%
                 MV-1..................           51.10%
                 MV-2..................           63.16%
                 MV-3..................           73.64%
                 MV-4..................           87.03%
                 MV-5..................          103.35%
                 MV-6..................          125.45%
                 MV-7..................          155.47%
                 MV-8..................          197.72%
                 BV....................          267.50%

     The "ADJUSTABLE RATE SENIOR ENHANCEMENT PERCENTAGE" with respect to any
Distribution Date on or after the Adjustable Rate Stepdown Date is equal to a fraction (expressed as a percentage):

          (1) the numerator of which is the excess of:

               (a) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 and Loan Group 4 for the preceding Distribution Date over

                                      S-64

               (b) (i) before the Certificate Principal Balances of the Class AV
          Certificates have been reduced to zero, the sum of the Certificate
          Principal Balances of the Class AV Certificates, or (ii) after such time, the Certificate Principal Balance of the most senior class of
          Adjustable Rate Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

          (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 and Loan Group 4 for the preceding
     Distribution Date.

     An "ADJUSTABLE RATE CUMULATIVE LOSS TRIGGER EVENT" with respect to any
Distribution Date on or after the Adjustable Rate Stepdown Date occurs if (x)
the aggregate amount of Realized Losses on the Mortgage Loans in Loan Group 3
and Loan Group 4 from the Cut-off Date for each such Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries related to Loan Group 3 and Loan Group 4 received through the last day of that Due Period) exceeds (y) the applicable percentage, for such Distribution Date, of the sum of the aggregate Initial
Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 3 and
Loan Group 4 and the original Pre-Funded Amount in respect of Loan Group 3 and
Loan Group 4, as set forth below:

Distribution Date                                     Percentage
-----------------                                     ----------

January 2008 -- December 2008.......................  1.30% with respect to January 2008, plus an additional 1/12th of
                                                      1.60% for each month thereafter through December 2008

January 2009 -- December 2009.......................  2.90% with respect to January 2009, plus an additional 1/12th of
                                                      1.70% for each month thereafter through December 2009

January 2010 -- December 2010.......................  4.60% with respect to January 2010, plus an additional 1/12th of
                                                      1.35% for each month thereafter through December 2010

January 2011 -- December 2011.......................  5.95% with respect to January 2011, plus an additional 1/12th of
                                                      0.75% for each month thereafter through December 2011

January 2012 -- December 2012.......................  6.70% with respect to January 2012, plus an additional 1/12th of
                                                      0.05% for each month thereafter through December 2012

January 2013 and thereafter.........................  6.75%

     "UNPAID REALIZED LOSS AMOUNT" means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates (in the case of any class of Class AF Certificates, without regard to any payment made by the Class
AF Insurer in respect of that class under the Class AF Policy) minus (y) (1) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class or (2) in the case of any class of Class AF Certificates, the amount of any Subsequent Recovery paid to the Class AF Insurer in respect of that class as described under "--General" above

     The "ROLLING SIXTY-DAY DELINQUENCY RATE," with respect to any Distribution
Date and any Loan Group or Loan Groups, is the average of the Sixty-Day
Delinquency Rates for such Loan Group or Loan Groups and such Distribution Date and the two immediately preceding Distribution Dates.

     The "SIXTY-DAY DELINQUENCY RATE," with respect to any Distribution Date and any Loan Group or Loan Groups, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such
Distribution Date of all Mortgage Loans in such Loan Group or Loan Groups 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate
Stated Principal Balance for such Distribution Date of all Mortgage Loans in such Loan Group or Loan Groups.

                                      S-65

     A "REALIZED LOSS" with respect to any defaulted Mortgage Loan is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the
Liquidation Proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the last day of the related Due
Period during which such Mortgage Loan is liquidated.

     Class AF Policy. On any Distribution Date, the Trustee will distribute to the holders of each class of Class AF Certificates, any Insured Payments received from the Class AF Insurer with respect to each such class and such
Distribution Date.

     Residual Certificates. The Class A-R Certificates do not bear interest. The
Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the
Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R Certificates. The Class A-R Certificates
will remain outstanding for so long as the Trust Fund will exist. In addition to the distribution of principal on the first Distribution Date, on each
Distribution Date, the holders of the Class A-R Certificates, as provided in the
Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates and payments to the Class AF Insurer and the
Swap Counterparty (each as described above) and distributions to the Class CF and Class CV Certificates (as provided in the Pooling and Servicing Agreement).
It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

     The weighted average Adjusted Net Mortgage Rate for each group or groups of
Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the related classes of Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the related
Certificates and the related fees and expenses payable by the Trust Fund. Any interest payments received in respect of the Mortgage Loans in a Loan Group or
Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the trust expenses related to that Loan Group
(including, in the case of Loan Group 1 and Loan Group 2 and the Class AF
Certificates, the premiums due to the Class AF Insurer, and in the case of Loan
Group 3 and Loan Group 4, any Net Swap Payments that may be payable to the Swap
Counterparty) will be used to reduce the total Certificate Principal Balance of the related Certificates, until the required level of overcollateralization has been achieved (in the case of Loan Group 1 and Loan Group 2) or maintained or restored (in the case of Loan Group 3 and Loan Group 4). The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related class or classes of Offered Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

     Fixed Rate Loan Group Excess Cashflow

     The "FIXED RATE LOAN GROUP EXCESS CASHFLOW" with respect to any
Distribution Date is the sum of (i) the amounts remaining as set forth in clause
(7) in "--Distributions--Distributions of Interest--Distributions of Interest
Funds for Loan Group 1 and Loan Group 2" for such Distribution Date and clause
(1)(D)(ii) or (2)(E), as applicable, in "--Distributions--Distributions of
Principal Distribution Amount for Loan Group 1 and Loan Group 2" for such
Distribution Date and (ii) the Fixed Rate Overcollateralization Reduction Amount
for such Distribution Date, if any.

     With respect to any Distribution Date, any Fixed Rate Loan Group Excess
Cashflow and, in the case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback Excess Account in respect of Loan Group 1 and Loan Group
2 and available for such Distribution Date ("FIXED RATE LOAN GROUP CREDIT
COMEBACK EXCESS CASHFLOW"), will be paid to the classes of Certificates in the following order of priority, in each case first to the extent of the remaining
Fixed Rate Loan Group Credit Comeback Excess Cashflow, if applicable and second to the extent of the remaining Fixed Rate Loan Group Excess Cashflow:

                                      S-66

          1.   to the holders of the class or classes of Class AF Certificates and Class BF Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra
               Principal Distribution Amount for Loan Group 1 and Loan Group 2,
               payable to such holders as part of the Principal Distribution
               Amount as described under "--Distributions--Distributions of
               Principal Distribution Amount for Loan Group 1 and Loan Group 2"
               above; provided, however, that Credit Comeback Excess Cashflow
               (if any) will only be distributed pursuant to this clause, if the
               Fixed Rate Overcollateralization Target Amount has at any
               previous time been met;

          2.   concurrently, to the holders of the Class AF Certificates, pro rata based on the Unpaid Realized Loss Amounts for such classes, in each case in an amount equal to the Unpaid Realized Loss
               Amount for such class; provided, however, to the extent that an
               Applied Realized Loss Amount was covered by the Class AF Policy, then any related Unpaid Realized Loss Amount otherwise payable to the Class AF Certificateholders pursuant to this clause will instead be paid to the Class AF Insurer;

          3.   to the holders of the Class BF Certificates, first in an amount equal to any Interest Carry Forward Amount for such class and then in an amount equal to the Unpaid Realized Loss Amount for such class;

          4.   to the holders of each class of Class AF Certificates and Class
               BF Certificates (in the case of the Class 2-AF-1 Certificates after application of amounts allocated to the Trust Fund in respect of the Corridor Contract to cover Net Rate Carryover), pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any unpaid Net Rate Carryover for each such class; and then any Fixed Rate Loan Group Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Class AF Certificates and Class
               BF Certificates with respect to which there remains any unpaid
               Net Rate Carryover, pro rata, based on the amount of such unpaid
               Net Rate Carryover;

          5.   to the holders of the class or classes of Class AV Certificates and Adjustable Rate Subordinate Certificates then entitled to receive distributions in respect of principal, payable to such holders as part of the Principal Distribution Amount as described under "--Distributions--Distributions of Principal Distribution
               Amount for Loan Group 3 and Loan Group 4" above, in an amount equal to the Extra Principal Distribution Amount for Loan Group 3
               and Loan Group 4 not covered by the Adjustable Rate Loan Group
               Excess Cashflow, the Adjustable Rate Loan Group Credit Comeback
               Excess Cashflow or Net Swap Payments;

          6.   concurrently, to the holders of the Class AV Certificates, pro rata based on the Unpaid Realized Loss Amounts for such classes remaining undistributed after application of the Adjustable Rate
               Loan Group Excess Cashflow and Adjustable Rate Loan Group Credit
               Comeback Excess Cashflow, in each case in an amount equal to the
               Unpaid Realized Loss Amount for such class remaining
               undistributed after application of the Adjustable Rate Loan Group
               Excess Cashflow, the Adjustable Rate Loan Group Credit Comeback
               Excess Cashflow and Net Swap Payments;

          7.   sequentially, to the holders of the Class MV-1, Class MV-2, Class
               MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8
               and Class BV Certificates, in that order, in each case in an amount equal to the Unpaid Realized Loss Amount for such class remaining undistributed after application of the Adjustable Rate
               Loan Group Excess Cashflow, the Adjustable Rate Loan Group Credit
               Comeback Excess Cashflow and Net Swap Payments;

          8.   to the Carryover Reserve Fund, in an amount equal to the Required
               Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on such Distribution Date without regard to any amounts allocated to the Trust Fund in respect of the Corridor

                                      S-67

               Contract not required to cover Net Rate Carryover on the related class(es) of Certificates on such Distribution Date); and

          9.   to fund distributions to the holders of the Class CF and Class
               A-R Certificates, in each case in the amounts specified in the
               Pooling and Servicing Agreement.

     Following the distributions pursuant to clauses 1 through 4 of the preceding paragraph but prior to the distributions pursuant to clauses 5 through
9 of the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under " -- The Swap
Contract".

     Adjustable Rate Loan Group Excess Cashflow

     The "ADJUSTABLE RATE LOAN GROUP EXCESS CASHFLOW" with respect to any
Distribution Date is the sum of (i) the amounts remaining as set forth in clause
(4)(b) in "--Distributions--Distributions of Interest--Distributions of Interest
Funds for Loan Group 3 and Loan Group 4" and clause (1)(B)(ii) or (2)(C), as applicable, in "--Distributions--Distributions of Principal Distribution Amount
for Loan Group 3 and Loan Group 4" for such Distribution Date and (ii) the
Adjustable Rate Overcollateralization Reduction Amount for such Distribution
Date, if any.

     With respect to any Distribution Date, any Adjustable Rate Loan Group
Excess Cashflow and, in the case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback Excess Account in respect of Loan Group 3 and Loan Group
4 and available for such Distribution Date ("ADJUSTABLE RATE LOAN GROUP CREDIT
COMEBACK EXCESS CASHFLOW"), will be paid to the classes of Certificates in the following order of priority, in each case first to the extent of the remaining
Adjustable Rate Loan Group Credit Comeback Excess Cashflow, if applicable and second to the extent of the remaining Adjustable Rate Loan Group Excess
Cashflow:

          1.   to the holders of the class or classes of Class AV Certificates and Adjustable Rate Subordinate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan
               Group 3 and Loan Group 4, payable to such holders of each such class as part of the related Principal Distribution Amounts as described under "--Distributions--Distributions of Principal
               Distribution Amount for Loan Group 3 and Loan Group 4" above;

          2.   concurrently, to the holders of the Class AV Certificates, pro rata based on the Unpaid Realized Loss Amounts for such classes, in each case in an amount equal to the Unpaid Realized Loss
               Amount for such class;

          3.   sequentially, to the holders of the Class MV-1, Class MV-2, Class
               MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8
               and Class BV Certificates, in that order, in each case first in an amount equal to any Interest Carry Forward Amount for such class and then in an amount equal to the Unpaid Realized Loss
               Amount for such class;

          4.   to the holders of each class of Class AV Certificates and
               Adjustable Rate Subordinate Certificates, pro rata based on the
               Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any
               Adjustable Rate Loan Group Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on the Certificate
               Principal Balances of those Certificates will be distributed to each class of Class AV Certificates and Adjustable Rate
               Subordinate Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on
               Certificate Principal Balances), pro rata, based on the amount of such unpaid Net Rate Carryover;

          5.   if the Fixed Rate Overcollateralization Target Amount has at any
               previous time been met, to the holders of the class or classes of
               Class AF Certificates and Class BF Certificates then entitled to receive distributions in respect of principal, payable to such holders as part of the

                                      S-68

               Principal Distribution Amount as described under "--Distributions
               --Distributions of Principal Distribution Amount for Loan Group 1
               and Loan Group 2" above, in an amount equal to the Extra
               Principal Distribution Amount for Loan Group 1 and Loan Group 2
               not covered by the Fixed Rate Loan Group Excess Cashflow or Fixed
               Rate Loan Group Credit Comeback Excess Cashflow;

          6.   concurrently, to the holders of the Class AF Certificates, pro rata based on the Unpaid Realized Loss Amounts for such classes remaining undistributed after application of the Fixed Rate Loan
               Group Excess Cashflow and Credit Comeback Excess Cashflow, in
               each case in an amount equal to the Unpaid Realized Loss Amount for such class remaining undistributed after application of the
               Fixed Rate Loan Group Excess Cashflow and the Fixed Rate Loan
               Group Credit Comeback Excess Cashflow; provided, however, to the extent that an Applied Realized Loss Amount was covered by the
               Class AF Policy, then any related Unpaid Realized Loss Amount otherwise payable to the Class AF Certificateholders pursuant to this clause will instead be paid to the Class AF Insurer;

          7.   to the holders of the Class BF Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class remaining undistributed after application of the Fixed Rate Loan Group
               Excess Cashflow and the Fixed Rate Loan Group Credit Comeback
               Excess Cashflow;

          8.   to the Carryover Reserve Fund, in an amount equal to the Required
               Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on such Distribution Date without regard to any amounts allocated to the Trust Fund in respect of the Corridor Contract not required to cover Net Rate
               Carryover on the related class(es) of Certificates on such
               Distribution Date);

          9.   to the Swap Account, in an amount equal to any Swap Termination
               Payment due to the Swap Counterparty as a result of a Swap
               Counterparty Trigger Event; and

          10.  to fund distributions to the holders of the Class CV and Class
               A-R Certificates, in each case in the amounts specified in the
               Pooling and Servicing Agreement.

     Following the distributions pursuant to clauses 1 through 4 of the preceding paragraph but prior to the distributions pursuant to clauses 5 through
10 of the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under " -- The Swap
Contract".

THE CORRIDOR CONTRACT

     Countrywide Home Loans has entered into an interest rate corridor transaction with Swiss Re Financial Products Corporation (the "CORRIDOR CONTRACT
COUNTERPARTY"), as evidenced by a confirmation between Countrywide Home Loans and the Corridor Contract Counterparty (the "CORRIDOR CONTRACT"). The
obligations of the Corridor Contract Counterparty will be fully and unconditionally guaranteed by Swiss Reinsurance Company (the "CORRIDOR CONTRACT
GUARANTOR") pursuant to a guaranty in favor of Countrywide Home Loans (the
"CORRIDOR CONTRACT GUARANTY"). In addition, on the Closing Date, the Corridor
Contract Administrator and the Corridor Contract Counterparty will execute an
ISDA Master Agreement. The Corridor Contract is subject to certain ISDA definitions. On the Closing Date, Countrywide Home Loans will assign its rights under the Corridor Contract and the Corridor Contract Guaranty to The Bank of
New York, as corridor contract administrator (in such capacity, the "CORRIDOR
CONTRACT ADMINISTRATOR"), and Countrywide Home Loans, the Corridor Contract
Administrator and the Trustee will enter into a corridor contract administration agreement (the "CORRIDOR CONTRACT ADMINISTRATION AGREEMENT") pursuant to which the Corridor Contract Administrator will allocate any payments received under the Corridor Contract between the Trustee and Countrywide Home Loans as described below.

     On or prior to the Corridor Contract Termination Date, amounts (if any)
received under the Corridor Contract by the Corridor Contract Administrator and
allocated to the Trustee for the benefit of the Trust Fund will be used to pay
Net Rate Carryover on the Class 2-AF-1 Certificates as described above under
"--Distributions--

                                      S-69

Distributions of Funds from the Corridor Contract." Amounts allocated to the
Trustee in respect of the Corridor Contract will not be available to pay Net
Rate Carryover on any class of Certificates other than the Class 2-AF-1
Certificates. On each Distribution Date, after application of any amounts allocated to the Trustee in respect of the Corridor Contract to pay Net Rate
Carryover on the Class 2-AF-1 Certificates, any remaining amounts will be distributed as described above under "--Distributions--Distributions of Funds from the Corridor Contract" and will not thereafter be available for payments of
Net Rate Carryover for any class of Certificates, unless such remaining amounts are allocated to the Trustee in connection with an early termination of the
Corridor Contract in which case such amounts will be held by the Trustee until the Corridor Contract Termination Date for distribution as described above under
"--Distributions--Distributions of Funds from the Corridor Contract."

     With respect to the Corridor Contract and any Distribution Date on or prior to the Corridor Contract Termination Date, the amount payable by the Corridor
Contract Counterparty under the Corridor Contract will equal the product of:

     (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the Corridor Contract
Ceiling Rate for such Distribution Date over (y) the Corridor Contract Strike
Rate for such Distribution Date,

     (ii) the Corridor Contract Notional Balance for such Distribution Date, and

     (iii) the actual number of days in the related Accrual Period, divided by
360.

     Pursuant to the Corridor Contract Administration Agreement, on or prior to each Distribution Date, the Corridor Contract Administrator will allocate any payment received from the Corridor Contract Counterparty with respect to the
Corridor Contract and such Distribution Date (other than any termination payment, which will be allocated as described below) first, to the Trustee, up to the amount that would be payable under the Corridor Contract if clause (ii)
of the preceding sentence were equal to the lesser of the Corridor Contract
Notional Balance for such Distribution Date and the Certificate Principal
Balance of the Class 2-AF-1 Certificates immediately prior to such Distribution
Date (any such amount, a "NET CORRIDOR CONTRACT PAYMENT"), and second, to
Countrywide Home Loans, any remainder (any such remainder, an "EXCESS CORRIDOR
CONTRACT PAYMENT"). Excess Corridor Contract Payments will not be available to cover Net Rate Carryover on the Class 2-AF-1 Certificates.

     The "CORRIDOR CONTRACT NOTIONAL BALANCE," the "CORRIDOR CONTRACT STRIKE
RATE" and the "CORRIDOR CONTRACT CEILING RATE" for the Corridor Contract for
each Distribution Date are as described in the following table. In addition, the
Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Corridor Contract is scheduled to remain in effect and is referred to as the "CORRIDOR CONTRACT TERMINATION DATE" for the
Corridor Contract.

                       CORRIDOR                                                           CORRIDOR
   MONTH OF            CONTRACT       CORRIDOR         CORRIDOR          MONTH OF         CONTRACT       CORRIDOR         CORRIDOR
 DISTRIBUTION          NOTIONAL       CONTRACT         CONTRACT        DISTRIBUTION       NOTIONAL       CONTRACT         CONTRACT
     DATE             BALANCE ($)  STRIKE RATE (%)   CEILING RATE          DATE          BALANCE ($)  STRIKE RATE (%)   CEILING RATE
---------------      ------------  ---------------   ------------      --------------    -----------  ---------------   ------------

January 2006...      233,706,000      6.73569          9.00000         December 2006.    121,424,766       6.25291          9.00000
February 2006..      228,814,155      6.08384          9.00000         January 2007..    108,901,669       6.05120          9.00000
March 2006.....      222,879,754      6.73565          9.00000         February 2007.     96,635,688       6.05120          9.00000
April 2006.....      215,648,179      6.08381          9.00000         March 2007....     84,654,329       6.69955          9.00000
May 2006.......      207,127,649      6.28659          9.00000         April 2007....     73,264,572       6.05119          9.00000
June 2006......      197,333,773      6.08378          9.00000         May 2007......     62,115,308       6.25290          9.00000
July 2006......      186,289,790      6.28656          9.00000         June 2007.....     51,201,501       6.05119          9.00000
August 2006....      174,028,720      6.08371          9.00000         July 2007.....     40,518,221       6.25290          9.00000
September 2006.      160,618,103      6.08357          9.00000         August 2007...     30,060,642       6.05115          9.00000
October 2006...      147,277,820      6.28605          9.00000         September 2007     19,824,033       6.05101          9.00000
November 2006..      134,211,590      6.05215          9.00000         October 2007..      9,803,759       6.25240          9.00000

     The Corridor Contract will be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract

                                      S-70

Counterparty or the Corridor Contract Administrator, the failure by the Corridor
Contract Counterparty (within three business days after notice of such failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contract, the failure by the Corridor Contract Counterparty (within
30 days after notice of such failure is received) to perform any other agreement made by it under the Corridor Contract, and the Corridor Contract becoming illegal or subject to certain kinds of taxation.

     If the Corridor Contract is terminated, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment will be allocated by the Corridor Contract Administrator between the Trustee and
Countrywide Home Loans, based on, with respect to the Trustee, a fraction, the numerator of which is the lesser of (x) the Corridor Contract Notional Balance at the time of termination and (y) the Certificate Principal Balance of the
Class 2-AF-1 Certificates at the time of termination, and the denominator of which is the Corridor Contract Notional Balance at the time of termination, and with respect to Countrywide Home Loans, a fraction, the numerator of which is the excess, if any, of (x) the Corridor Contract Notional Balance at the time of termination over (y) the Certificate Principal Balance of the Class 2-AF-1
Certificates at the time of termination, and the denominator of which is the
Corridor Contract Notional Balance at the time of termination. The portion of any termination payment that is allocated to the Trust Fund will be held by the
Trustee until the Corridor Contract Termination Date to pay any Net Rate
Carryover on the Class 2-AF-1 Certificates. However, if such termination occurs, there can be no assurance that any such termination payment will be owing to the
Trustee.

     The Corridor Contract Counterparty currently has a long-term counterparty credit rating of "AA (CreditWatch negative)" and a short-term debt rating of
"A-1+" from S&P. The Corridor Contract Guarantor currently has (i) a long-term counterparty credit rating of "AA (CreditWatch negative)", an insurer financial strength rating of "AA (CreditWatch negative)", a senior unsecured debt rating of "AA (CreditWatch negative)" and a short-term debt rating of "A-1+" from S&P,
(ii) an insurance financial strength rating of "Aa2 (on review for possible downgrade)", a senior debt rating of "Aa2" (on review for possible downgrade)
and a short-term rating of "P-1" from Moody's and (iii) an insurer financial strength rating (Fitch initiated) of "AA+(Rating Watch Negative)" and a long-term issuer rating (Fitch initiated) of "AA+(Rating Watch Negative)" from
Fitch Ratings. On November 18, 2005, following the Corridor Contract Guarantor's announcement of its agreement to acquire GE Insurance Solutions (excluding its
U.S. life and health business) from General Electric, S&P, Moody's and Fitch
Ratings announced the following rating actions. S&P placed the Corridor Contract
Guarantor and its rated core operating companies on CreditWatch with negative implications. S&P stated that if the transaction is completed as currently constituted, they expect the ratings on the Corridor Contract Guarantor and its core operating companies would be lowered to AA- with a stable outlook, but if the transaction does not proceed, the ratings on the Corridor Contract Guarantor would be affirmed. Moody's placed the Corridor Contract Guarantor and its rated core subsidiaries on review for possible downgrade. Moody's indicated that in the event the review process resulted in a downgrade of the Corridor Contract
Guarantor's rating, such downgrade would highly likely be limited to one notch.
Fitch Ratings placed the Corridor Contract Guarantor on Rating Watch Negative.

     The Certificates do not represent an obligation of the Corridor Contract
Counterparty, the Corridor Contract Guarantor or the Corridor Contract
Administrator. The holders of the Certificates are not parties to or beneficiaries under the Corridor Contract, the Corridor Contract Guaranty or the
Corridor Contract Administration Agreement and will not have any right to proceed directly against the Corridor Contract Counterparty, the Corridor
Contract Guarantor or the Corridor Contract Administrator in respect of their respective obligations under the Corridor Contract, the Corridor Contract
Guaranty and the Corridor Contract Administration Agreement, respectively.

THE SWAP CONTRACT

     Countrywide Home Loans has entered into an interest rate swap transaction with Swiss Re Financial Products Corporation (the "SWAP COUNTERPARTY"), as
evidenced by a confirmation between Countrywide Home Loans and the Swap
Counterparty (the "SWAP CONTRACT"). The obligations of the Swap Counterparty will be fully and unconditionally guaranteed by Swiss Reinsurance Company (the
"SWAP GUARANTOR") pursuant to a guaranty in favor of Countrywide Home Loans (the
"SWAP GUARANTY"). In addition, on the Closing Date, the Swap Contract
Administrator and the Swap Counterparty will execute an ISDA Master Agreement.
The Swap Contract is subject to certain ISDA definitions. On the Closing Date,
Countrywide Home Loans will assign its rights under the Swap Contract and the
Swap Guaranty to The Bank of New York, as swap contract administrator (in such capacity, the "SWAP CONTRACT ADMINISTRATOR"), and Countrywide Home Loans, the
Swap Contract Administrator and the Trustee

                                      S-71

(acting as trustee of the swap trust) will enter into a swap contract administration agreement (the "SWAP CONTRACT ADMINISTRATION AGREEMENT") pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the
Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

     With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Contract Administrator to the
Swap Counterparty under the Swap Contract will equal the product of:

     (i) a fixed rate of 4.90% per annum,

     (ii) the lesser of (a) the Swap Contract Notional Balance for such
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

     (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

     With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Counterparty to the Swap
Contract Administrator under the Swap Contract will equal the product of:

     (i) One-Month LIBOR (as determined by the Swap Counterparty),

     (ii) the lesser of (a) the Swap Contract Notional Balance for such
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

     (iii) the actual number of days in the related calculation period, divided by 360.

     With respect to any Distribution Date, the Swap Contract Administrator or
the Swap Counterparty, as the case may be, will only be required to make a "NET
SWAP PAYMENT" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the
Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

     In the event that a Net Swap Payment and/or a Swap Termination Payment
(other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
is payable to the Swap Counterparty with respect to any Distribution Date, the
Trustee will deduct from Interest Funds for Loan Group 3 and Loan Group 4 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under "-- Distributions -- Distributions of Interest Funds for Loan
Group 3 and Loan Group 4" above (and to the extent that Interest Funds for Loan
Group 3 and Loan Group 4 are insufficient, the Trustee will deduct from the
Principal Remittance Amount for Loan Group 3 and Loan Group 4, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap
Termination Payment in the Swap Account maintained on behalf of the swap trust.

     In the event that a Swap Termination Payment due to a Swap Counterparty
Trigger Event is payable to the Swap Counterparty with respect to any
Distribution Date, the Trustee will deduct from Adjustable Rate Loan Group
Excess Cashflow the amount of such Swap Termination Payment as described under clause (9) under "-- Overcollateralization Provisions -- Adjustable Rate Loan
Group Excess Cashflow" above and remit such amount to the Swap Account maintained on behalf of the swap trust.

                                      S-72

     In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap
Account an amount equal to the sum of (a) any Current Interest and Interest
Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate
Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss
Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 3 and Loan Group 4
and the Adjustable Rate Loan Group Excess Cashflow and Adjustable Rate Loan
Group Credit Comeback Excess Cashflow for such Distribution Date, as well as (d)
any remaining Adjustable Rate Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 3 and Loan
Group 4 and the Adjustable Rate Loan Group Excess Cashflow and Adjustable Rate
Loan Group Credit Comeback Excess Cashflow for such Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any
Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

     In the event that the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap
Contract. In the event that a Swap Termination Payment was payable by the Swap
Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that
Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, that upfront amount will be included in the
Interest Funds for Loan Group 3 and Loan Group 4 and the Principal Distribution
Amount for Loan Group 3 and Loan Group 4 with respect to the next Distribution
Date to the extent that the Interest Funds for Loan Group 3 and Loan Group 4 and
the Principal Distribution Amount for Loan Group 3 and Loan Group 4 were used on prior Distribution Dates to cover any Swap Termination Payment due to the Swap
Counterparty under the original Swap Contract and any excess will be distributed to Countrywide Home Loans. In the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract, any Swap Termination Payment payable by the Swap
Counterparty will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap
Contract Termination Date, any remaining Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of certificates.

     Following the distributions of Adjustable Rate Loan Group Excess Cashflow and Adjustable Rate Loan Group Credit Comeback Excess Cashflow pursuant to clauses 1 through 4 under " -- Overcollateralization Provisions -- Adjustable
Rate Loan Group Excess Cashflow" and following the distributions of Fixed Rate
Loan Group Excess Cashflow and Fixed Rate Loan Group Credit Comeback Excess
Cashflow pursuant to clauses 1 through 4 under " -- Overcollateralization
Provisions -- Fixed Rate Loan Group Excess Cashflow", the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap
Account in the following amounts and order of priority:

          (1) to the Swap Contract Administrator for payment to the Swap
     Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

          (2) to the Swap Contract Administrator for payment to the Swap
     Counterparty, any Swap Termination Payment (other than a Swap Termination
     Payment due to a Swap Counterparty Trigger Event) payable to the Swap
     Counterparty with respect to such Distribution Date;

          (3) concurrently to the holders of each class of Class AV
     Certificates, any remaining Current Interest and Interest Carry Forward
     Amount, pro rata based on their respective entitlements;

          (4) sequentially, to the holders of the Class MV-1, Class MV-2, Class
     MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 and Class
     BV Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for such class;

                                      S-73

          (5) to the holders of the class or classes of Class AV Certificates and Adjustable Rate Subordinate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the
     Adjustable Rate Overcollateralization Deficiency Amount remaining unpaid following the distribution of Adjustable Rate Loan Group Excess Cashflow and Adjustable Rate Loan Group Credit Comeback Excess Cashflow as described above under " -- Overcollateralization Provisions" payable to such holders of each such class in the same manner in which the Extra Principal
     Distribution Amount in respect of Loan Group 3 and Loan Group 4 would be distributed to such classes as described under " -- Overcollateralization
     Provisions -- Adjustable Rate Loan Group Excess Cashflow" above;

          (6) to the holders of each class of Class AV Certificates and
     Adjustable Rate Subordinate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

          (7) concurrently, to the holders of the Class AV Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for such classes, in each case in an amount equal to the remaining Unpaid Realized Loss
     Amount for such class; and

          (8) sequentially, to the holders of the Class MV-1, Class MV-2, Class
     MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 and Class
     BV Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such class.

     Following the distributions of Adjustable Rate Loan Group Excess Cashflow and Adjustable Rate Loan Group Credit Comeback Excess Cashflow pursuant to clauses 5 through 10 under " -- Overcollateralization Provisions -- Adjustable
Rate Loan Group Excess Cashflow" and following the distributions of Fixed Rate
Loan Group Excess Cashflow and Fixed Rate Loan Group Credit Comeback Excess
Cashflow pursuant to clauses 5 through 9 under " -- Overcollateralization
Provisions -- Fixed Rate Loan Group Excess Cashflow", the Trustee, acting on behalf of the swap trust, shall distribute any remaining amount on deposit in the Swap Account to the Swap Contract Administrator for payment to the Swap
Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to such Distribution Date.

     The "SWAP CONTRACT NOTIONAL BALANCE" for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the "SWAP CONTRACT TERMINATION DATE" for the Swap Contract.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                      S-74

        MONTH OF       SWAP CONTRACT        MONTH OF       SWAP CONTRACT        MONTH OF        SWAP CONTRACT
      DISTRIBUTION       NOTIONAL         DISTRIBUTION       NOTIONAL         DISTRIBUTION        NOTIONAL
          DATE          BALANCE ($)           DATE          BALANCE ($)           DATE           BALANCE ($)
    ---------------    -------------     ---------------   -------------      ---------------   -------------

    January 2006...     920,160,000      September 2007.    585,927,461       May 2009.......    263,419,707
    February 2006..     911,814,694      October 2007...    566,114,199       June 2009......    251,921,208
    March 2006.....     902,326,193      November 2007..    547,028,321       July 2009......    243,842,477
    April 2006.....     891,705,992      December 2007..    528,644,836       August 2009....    236,104,143
    May 2006.......     879,969,951      January 2008...    504,757,826       September 2009.    228,694,918
    June 2006......     867,138,315      February 2008..    482,596,301       October 2009...    221,603,917
    July 2006......     853,231,481      March 2008.....    461,602,060       November 2009..    214,820,645
    August 2006....     838,653,651      April 2008.....    441,712,586       December 2009..    208,334,987
    September 2006.     823,068,708      May 2008.......    422,869,009       January 2010...    201,987,827
    October 2006...     806,514,155      June 2008......    405,015,886       February 2010..    195,622,206
    November 2006..     789,031,574      July 2008......    391,653,782       March 2010.....    189,516,615
    December 2006..     771,278,940      August 2008....    378,816,447       April 2010.....    183,662,705
    January 2007...     752,852,641      September 2008.    366,486,048       May 2010.......    178,052,410
    February 2007..     733,581,139      October 2008...    354,645,392       June 2010......    172,677,939
    March 2007.....     713,563,439      November 2008..    343,277,909       July 2010......    167,448,775
    April 2007.....     692,919,254      December 2008..    332,367,627       August 2010....    162,410,700
    May 2007.......     671,709,099      January 2009...    316,851,513       September 2010.    157,556,062
    June 2007......     649,995,429      February 2009..    302,291,861       October 2010...    152,877,010
    July 2007......     627,840,723      March 2009.....    288,563,343       November 2010..    148,369,772
    August 2007....     606,494,016      April 2009.....    275,620,280       December 2010..    144,028,535

     A "SWAP TERMINATION PAYMENT" is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

     The Swap Contract will be subject to early termination upon an event of default or an early termination event under the Swap Contract. Events of default under the Swap Contract include, among other things, the following:

     o    failure to make a payment due under the Swap Contract, three business days after notice of such failure is received,

     o    certain insolvency or bankruptcy events, and

     o    a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

     Early termination events under the Swap Contract include, among other things:

     o    illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the Swap Contract or guaranty, as applicable),

     o    a tax event (which generally relates to either party to the Swap
          Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

     o    a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger), and

     o    an amendment to the Pooling and Servicing Agreement that would materially adversely affect the Swap Counterparty is made without the prior written consent of the Swap Counterparty.

                                      S-75

     In addition to the termination events specified above, it will be an additional termination event under the Swap Contract in the event that (A)
either (i) the unsecured, long-term senior debt obligations of the Swap
Guarantor are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, short-term debt obligations of the Swap Guarantor are rated below "P-1" by Moody's or are rated "P-1" by
Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from Moody's and the unsecured, long-term senior debt obligations of the Swap
Guarantor are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or (C) either (i) the unsecured, short-term debt obligations of the Swap Guarantor are rated below "A-1" by S&P or (ii) if the
Swap Guarantor does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Swap Guarantor are rated below "A+" by
S&P (such rating thresholds, "APPROVED RATING THRESHOLDS"), and the Swap
Counterparty does not, within 30 days, (a) cause another entity to replace the
Swap Counterparty that meets or exceeds the Approved Rating Thresholds and that is approved by the Swap Contract Administrator on terms substantially similar to the Swap Contract; (b) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor the Swap
Counterparty's obligations under the Swap Contract, provided that such other person is approved by the Swap Contract Administrator; (c) post collateral satisfactory to the applicable Rating Agencies; or (d) establish any other arrangement satisfactory to the applicable Rating Agency which will be sufficient to restore the immediately prior ratings of the Swap Certificates.

     It will also be an additional termination event under the Swap Contract in the event that the Swap Guarantor fails to satisfy the following ratings criteria: (A) the unsecured, long-term senior debt obligations of the Swap
Guarantor are rated at least "BBB-" by S&P, and (B) either (i) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "A2"
by Moody's (including if such rating is on watch for possible downgrade) and the unsecured, short-term debt obligations of the Swap Guarantor are rated at least
"P-1" by Moody's (including if such rating is on watch for possible downgrade)
or (ii) if the Swap Guarantor does not have a short-term rating from Moody's, the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "A1" by Moody's (including if such rating is on watch for possible downgrade); and the Swap Counterparty does not, within 10 days, after the occurrence of such a downgrade or withdrawal by S&P or Moody's, as applicable, take the action described in either clause (a) or (b) above.

     The rating levels and obligations following a ratings downgrade referred to in this section are determined by the Rating Agencies and may be changed by the
Rating Agencies prior to the execution of the Swap Contract. As such, this summary is subject to, and qualified in its entirety by reference to, the provisions of the Swap Contract.

     "SWAP COUNTERPARTY TRIGGER EVENT" means an event of default under the Swap
Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a ratings downgrade of the Swap Counterparty (as described above).

     The Swap Counterparty currently has a long-term counterparty credit rating of "AA (CreditWatch negative)" and a short-term debt rating of "A-1+" from S&P.
The Swap Guarantor currently has (i) a long-term counterparty credit rating of
"AA (CreditWatch negative)", an insurer financial strength rating of "AA
(CreditWatch negative)", a senior unsecured debt rating of "AA (CreditWatch negative)" and a short-term debt rating of "A-1+" from S&P, (ii) an insurance financial strength rating of "Aa2 (on review for possible downgrade)", a senior debt rating of "Aa2" (on review for possible downgrade) and a short-term rating of "P-1" from Moody's and (iii) an insurer financial strength rating (Fitch initiated) of "AA+(Rating Watch Negative)" and a long-term issuer rating (Fitch initiated) of "AA+(Rating Watch Negative)" from Fitch Ratings. On November 18,
2005, following the Swap Guarantor's announcement of its agreement to acquire GE
Insurance Solutions (excluding its U.S. life and health business) from General
Electric, S&P, Moody's and Fitch Ratings announced the following rating actions.
S&P placed the Swap Guarantor and its rated core operating companies on
CreditWatch with negative implications. S&P stated that if the transaction is completed as currently constituted, they expect the ratings on the Swap
Guarantor and its core operating companies would be lowered to AA- with a stable outlook, but if the transaction does not proceed, the ratings on the Swap
Guarantor would be affirmed. Moody's placed the Swap Guarantor and its rated core subsidiaries on review for possible downgrade. Moody's indicated that in the event the review process

                                      S-76

resulted in a downgrade of the Swap Guarantor's rating, such downgrade would highly likely be limited to one notch. Fitch Ratings placed the Swap Guarantor on Rating Watch Negative.

     The Certificates do not represent an obligation of the Swap Counterparty, the Swap Guarantor or the Swap Contract Administrator. The holders of the
Certificates are not parties to or beneficiaries under the Swap Contract, the
Swap Guaranty or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty, the Swap Guarantor or the Swap Contract Administrator in respect of their respective obligations under the Swap Contract, the Swap Guaranty and the Swap Contract Administration
Agreement, respectively.

CALCULATION OF ONE-MONTH LIBOR

     On the second LIBOR Business Day preceding the commencement of each Accrual
Period for the Adjustable Rate Certificates (each such date, an "INTEREST
DETERMINATION DATE"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for such
Accrual Period on the basis of such rate as it appears on Telerate Screen Page
3750, as of 11:00 a.m., London time, on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the
Reference Bank Rate as defined in this prospectus supplement. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month
LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period.
The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of
0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate
Certificate Principal Balance of all the Adjustable Rate Certificates for such
Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York
City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal
Balance of all the Adjustable Rate Certificates for such Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and
"REFERENCE BANKS" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

          (1) with an established place of business in London,

          (2) which have been designated as such by the Trustee and

          (3) which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Home Loans, the Master Servicer or any
     successor Master Servicer.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

     The Pooling and Servicing Agreement will require the Trustee to establish an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing
Date, Countrywide Home Loans will deposit $10,000 in the Carryover Reserve Fund.
The Carryover Reserve Fund will not be an asset of any REMIC.

     On each Distribution Date, the Trustee will deposit in the Carryover
Reserve Fund amounts allocated to the Trust Fund in respect of the Corridor
Contract. On each Distribution Date, such amounts allocated to the Trust Fund in respect of the Corridor Contract will be distributed to the Class 2-AF-1
Certificates to pay any Net Rate Carryover

                                      S-77

on such Certificates as described under "--Distributions--Distributions of Funds from the Corridor Contract" above.

     On each Distribution Date, to the extent that Fixed Rate Loan Group Excess
Cashflow is available as described under "-- Overcollateralization
Provisions--Fixed Rate Loan Group Excess Cashflow" above or Adjustable Rate Loan
Group Excess Cashflow is available as described under "-- Overcollateralization
Provisions -- Adjustable Rate Loan Group Excess Cashflow" above, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate
Carryover as described under "-- Overcollateralization Provisions" above.

     On each Distribution Date, to the extent that Fixed Rate Loan Group Excess
Cashflow is available as described under " -- Overcollateralization Provisions
-- Fixed Rate Loan Group Excess Cashflow" above or Adjustable Rate Loan Group
Excess Cashflow is available as described under " -- Overcollateralization
Provisions -- Adjustable Rate Loan Group Excess Cashflow" above, the Trustee will deposit in the Carryover Reserve Fund an amount equal to the excess, if any, of (i) $10,000 over (ii) the amount of funds on deposit in the Carryover
Reserve Fund following all other deposits to, and withdrawals from, the
Carryover Reserve Fund on such Distribution Date (the "REQUIRED CARRYOVER
RESERVE FUND DEPOSIT").

CLASS AF CERTIFICATE GUARANTY INSURANCE POLICY

     On the Closing Date, Ambac Assurance Corporation (the "CLASS AF INSURER")
will issue the Class AF Policy in favor of the Trustee on behalf of the Class AF certificateholders. The following summary of the provisions of the Class AF
Policy does not purport to be complete and is qualified in its entirety by reference to the Class AF Policy.

     The Class AF Insurer will issue a certificate guaranty insurance policy
(the "CLASS AF POLICY") for the benefit of the holders of the Class AF
Certificates. The Class AF Insurer, in consideration of the payment of a premium and subject to the terms of the Class AF Policy, unconditionally and irrevocably guarantees the payment of Insured Amounts to the Trustee on behalf of the holders of the Class AF Certificates and payments of Preference Amounts as described below. The Class AF Insurer will pay Insured Amounts which are Due for
Payment to the Trustee on the later of (1) the Distribution Date the Insured
Amount is distributable to the holders of the applicable class(es) of Class AF
Certificates under the Pooling and Servicing Agreement, and (2) the second
Business Day following the Business Day the Class AF Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, the original of which is sent by registered or certified mail, from the Trustee, specifying that an Insured Amount is due in accordance with the terms of the
Class AF Policy; provided that, if such notice is received after 12:00 noon, New
York City time, on such Business Day, it shall be deemed to be received on the following Business Day. If any such notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Class AF Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Class AF Insurer shall promptly so advise the Trustee and the Trustee may submit an amended or corrected notice.

     The Class AF Insurer's obligation under the Class AF Policy will be discharged to the extent that funds are received by the Trustee for payment to the holders of the applicable class(es) of Class AF Certificates whether or not those funds are properly paid by the Trustee. Payments of Insured Amounts will be made only at the time set forth in the Class AF Policy, and no accelerated payments of Insured Amounts will be made regardless of any acceleration of the
Class AF Certificates, unless the acceleration is at the sole option of the
Class AF Insurer.

     For purposes of the Class AF Policy, a holder does not and may not include any of the Trustee, the Sellers, the Depositor or the Master Servicer.

     The Class AF Policy will not cover shortfalls, if any, attributable, to
Prepayment Interest Shortfalls, any interest shortfalls resulting from the application of the Relief Act or similar state or local laws, or any Net Rate
Carryover, nor does the Class AF Policy guarantee to the holders of the Class AF
Certificates any particular rate of principal payment. In addition, the Class AF
Policy does not cover shortfalls, if any, attributable to the liability of the
Trust Fund, any REMIC, the Trustee or any holder of a Class AF Certificate for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes) nor any risk other than Nonpayment, including the failure of the Trustee to make any payment required under the Pooling and
Servicing

                                      S-78

Agreement to the holders of the Class AF Certificates. The Class AF Policy will not provide credit enhancement for any class of Certificates other than the
Class AF Certificates.

     No person other than the Trustee shall be entitled to present the notice under the Class AF Policy.

     In the absence of payments under the Class AF Policy, holders of the Class
AF Certificates will directly bear the credit risks associated with their
Certificates.

     The Class AF Insurer will be subrogated to the rights of each holder of any class of Class AF Certificates to the extent of any payment by the Class AF
Insurer under the Class AF Policy with respect to that class.

     The Class AF Insurer agrees that if it shall be subrogated to the rights of the holders of any class of Class AF Certificates, no recovery of such payment will occur unless the full amount of such holders' allocable distributions for such Distribution Date can be made. In so doing, the Class AF Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the Pooling and Servicing Agreement.

     The Class AF Policy and the obligations of the Class AF Insurer thereunder will terminate without any action on the part of the Class AF Insurer or any other person on the date following the later to occur of (i) the date that is one year and one day following the date on which all amounts required to be paid on the Class AF Certificates have been paid in full and (ii) if any proceeding referenced in the immediately following paragraph has been commenced on or prior to the date specified in clause (i) of this paragraph, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding. Upon termination of the Class AF Policy, the Trustee will forthwith deliver the original of the Class AF Policy to the Class AF Insurer.

     Pursuant to the Class AF Policy, the Class AF Insurer will pay any
Preference Amount when due to be paid pursuant to the Order (as defined below), but in any event no earlier than the third Business Day following receipt by the
Class AF Insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the Trustee, or holder of a Class AF Certificate, as applicable, is required to return such Preference Amount paid during the term of the Class AF
Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Trustee or holder of a
Class AF Certificate (the "ORDER"), (ii) a notice by or on behalf of the Trustee or holder of a Class AF Certificate that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Class AF Insurer, duly executed and delivered by the Trustee or holder of a
Class AF Certificate, irrevocably assigning to the Class AF Insurer all rights and claims of the Trustee or such holder relating to or arising under the
Pooling and Servicing Agreement against the estate of the Trust or otherwise with respect to such Preference Amount and (iv) a notice (in the form provided in the Class AF Policy) appropriately completed and executed by the Trustee;
provided, that if such documents are received after 12:00 noon, New York City time on such Business Day, they will be deemed to be received the following
Business Day; provided further, that the Class AF Insurer shall not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the Class AF Certificates prior to the time the Class AF Insurer would have been required to make a payment in respect of such principal pursuant to the Class AF Policy. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Trustee or to the holders of the Class AF Certificates directly, unless a holder of a Class AF Certificate has made a payment of the Preference
Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Class AF Insurer will pay to the Trustee on behalf of such holder, subject to the delivery of (a)
the items referred to in clauses (i), (ii), (iii) and (iv) above to the Class AF
Insurer and (b) evidence satisfactory to the Class AF Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

     As used in the Class AF Policy, the following terms shall have the following meanings:

     "DEFICIENCY AMOUNT" with respect to:

     (A) each Distribution Date prior to the Final Scheduled Distribution Date for any class of Class AF Certificates, means an amount equal to the sum of (i)
the excess, if any, of (a) the amount of Current Interest on that

                                      S-79

class net of any interest shortfalls resulting from Prepayment Interest
Shortfalls and any interest shortfalls resulting from the application of the
Relief Act, or similar state or local laws over (b) the Class AF Available Funds for that class for that Distribution Date, and (ii) for any Distribution Date after the Certificate Principal Balance of the Class BF Certificates has been reduced to zero, any Applied Realized Loss Amount allocated to that class on that Distribution Date, in each case taking into account all distributions to be made on such Distribution Date;

     (B) the Final Scheduled Distribution Date for any class of Class AF
Certificates, means an amount equal to the sum of (i) the excess, if any, of (a)
the amount of Current Interest on that class net of any interest shortfalls resulting from Prepayment Interest Shortfalls and any interest shortfalls resulting from the application of the Relief Act, or similar state or local laws over (b) the Class AF Available Funds for that class for that Distribution Date and (ii) the Certificate Principal Balance of such class on such Distribution
Date (after taking into account all distributions of Class AF Available Funds for that class to be made to that class on such Distribution Date); and

     (C) for any class of Class AF Certificates and any date on which the acceleration of that class has been directed or consented to by the Class AF
Insurer, means the excess of (i) the amount required to pay the Certificate
Principal Balance of that class in full, together with accrued and unpaid interest thereon through the date of payment of that class over (ii) the Class
AF Available Funds for that class for that Distribution Date.

     "FINAL SCHEDULED DISTRIBUTION DATE" means the Distribution Date occurring in the month following the month in which the latest maturing Mortgage Loan in the Trust Fund (including any Subsequent Mortgage Loans) matures.

     "CLASS AF AVAILABLE FUNDS" means, with respect to any class of Class AF
Certificates and any Distribution Date, funds allocated from amounts available pursuant to the Pooling and Servicing Agreement to make distributions on that class on such Distribution Date, other than any Insured Amounts.

     "DUE FOR PAYMENT" means with respect to an Insured Amount, the Distribution
Date on which Insured Amounts are due and payable pursuant to the terms of the
Pooling and Servicing Agreement.

     "INSURED AMOUNTS" means, with respect to any class of Class AF Certificates and any Distribution Date, the Deficiency Amount for such class and Distribution
Date.

     "INSURED PAYMENTS" means, with respect to any Distribution Date, the aggregate amount actually paid by the Class AF Insurer to the Trustee in respect of (i) Insured Amounts for a Distribution Date and (ii) Preference Amounts for
any given Business Day.

     "LATE PAYMENT RATE" means, with respect to any Distribution Date, the lesser of (i) the greater of (a) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2% and (b) the then applicable highest rate of interest on any of the Class AF Certificates and (ii)
the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

     "NONPAYMENT" means, with respect to any Distribution Date, an Insured
Amount is Due for Payment but has not been paid pursuant to the Pooling and
Servicing Agreement.

     "PREFERENCE AMOUNT" means any amount payable on a class of Class AF
Certificates, which has become Due for Payment and which was made to a holder of that class of Class AF Certificate by or on behalf of the Trust Fund, which has been deemed a preferential transfer and theretofore recovered from its holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

     "REIMBURSEMENT AMOUNT" means, with respect to any Distribution Date, (i)
all Insured Payments paid by the Class AF Insurer, but for which the Class AF
Insurer has not been reimbursed prior to such Distribution Date, plus (ii)
interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate, from the date such Insured Payments were made, plus (iii)
any other amounts payable to the Class AF Insurer pursuant to

                                      S-80

the insurance and indemnity agreement relating to the Class AF Policy that have not been reimbursed plus interest accrued on such amounts not previously reimbursed calculated at the Late Payment Rate.

     Capitalized terms used herein as defined terms and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing
Agreement, without regard to any amendment or modification thereof, unless such amendment or modification has been approved in writing by the Class AF Insurer.

     The Class AF Policy is not cancelable. The premium on the Class AF Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class AF Certificates.

     The Class AF Policy is issued under and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     THE INSURANCE PROVIDED BY THE CLASS AF POLICY IS NOT COVERED BY THE
PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW
YORK INSURANCE LAW.

THE CLASS AF INSURER

     The following information has been supplied by Ambac Assurance Corporation, the Class AF Insurer, for inclusion in this prospectus supplement. No representation is made by the Depositor, the Sellers, the Master Servicer, the
Trustee, the Underwriters or any of their affiliates as to the accuracy or completeness of the information.

     Ambac Assurance Corporation is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the
State of Wisconsin and licensed to do business in 50 states, the District of
Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S.
Virgin Islands. Ambac Assurance Corporation primarily insures newly-issued municipal and structured finance obligations. Ambac Assurance Corporation is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.), a 100% publicly-held company. Moody's, S&P and Fitch Ratings have each assigned a triple-A financial strength rating to Ambac Assurance Corporation.

     The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004, prepared in accordance with U.S.
generally accepted accounting principles, included in the Annual Report on Form
10-K of Ambac Financial Group, Inc. (which was filed with the Securities and
Exchange Commission (the "Commission") on March 15, 2005; Commission File Number
1-10777), the unaudited consolidated financial statements of Ambac Assurance
Corporation and subsidiaries as of September 30, 2005 and for the three- and nine-month periods ended September 30, 2005 and September 30, 2004 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 2005 (which was filed with the Commission on November 9,
2005), the unaudited consolidated financial statements of Ambac Assurance
Corporation and subsidiaries as of June 30, 2005 and for the three- and six-month periods ended June 30, 2005 and June 30, 2004 included in the
Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 2005 (which was filed with the Commission on August 9, 2005), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of March 31, 2005 and for the three-month periods ended March
31, 2005 and March 31, 2004 included in the Quarterly Report on Form 10-Q of
Ambac Financial Group, Inc. for the period ended March 31, 2005 (which was filed with the Commission on May 10, 2005), and the Current Reports on Form 8-K filed with the Commission on April 11, 2005, April 20, 2005, May 5, 2005, July 20,
2005, August 2, 2005, December 5, 2005, and December 9, 2005 and the information deemed to be filed under Item 2.02 contained in Ambac Financial Group's Current
Report on Form 8-K dated and filed on October 19, 2005, as they relate to Ambac
Assurance Corporation, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part of this prospectus supplement. Any statement contained in a document incorporated in this prospectus supplement by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement by reference in this prospectus supplement also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

                                      S-81

     All consolidated financial statements of Ambac Assurance Corporation and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the
Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities
Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such consolidated financial statements.

     The following table sets forth the capitalization of Ambac Assurance
Corporation and subsidiaries as of December 31, 2003, December 31, 2004 and
September 30, 2005 in conformity with U.S. generally accepted accounting principles.

                  AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED CAPITALIZATION TABLE

                              (DOLLARS IN MILLIONS)

                                           DECEMBER 31,       DECEMBER 31,      SEPTEMBER 30,
                                               2003               2004              2005
                                           ------------       ------------      -------------
                                                                                 (UNAUDITED)

Unearned premiums                             $2,553             $2,783             $2,888
Long-term debt                                   189              1,074              1,069
Notes payable to affiliates                       84                ---                ---
Other liabilities                              2,008              2,192              2,015
                                              ------            -------            -------
Total liabilities                              4,834              6,049              5,972
                                              ------            -------            -------
Stockholder's equity
   Common stock                                   82                 82                 82
   Additional paid-in capital                  1,144              1,233              1,252
   Accumulated other comprehensive
       income                                    243                238                165
   Retained earnings                           3,430              4,094              4,314
                                              ------            -------            -------
Total stockholder's equity                     4,899              5,647              5,813
                                              ------            -------            -------
Total liabilities and stockholder's equity    $9,733            $11,696            $11,785
                                              ======            =======            =======

     For additional financial information concerning Ambac Assurance
Corporation, see the audited consolidated financial statements of Ambac
Assurance Corporation incorporated by reference in this prospectus supplement.
Copies of the consolidated financial statements of Ambac Assurance Corporation incorporated by reference and copies of Ambac Assurance Corporation's annual statement for the year ended December 31, 2004 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance are available, without charge, from Ambac
Assurance Corporation. The address of Ambac Assurance Corporation's administrative offices and its telephone number are One State Street Plaza, 19th
Floor, New York, New York 10004 and (212) 668-0340.

     AMBAC ASSURANCE CORPORATION MAKES NO REPRESENTATION REGARDING THE
CERTIFICATES OR THE ADVISABILITY OF INVESTING IN THE CERTIFICATES AND MAKES NO
REPRESENTATION REGARDING, NOR HAS IT PARTICIPATED IN THE PREPARATION OF, THIS
PROSPECTUS SUPPLEMENT OTHER THAN THE INFORMATION SUPPLIED BY AMBAC ASSURANCE
CORPORATION AND PRESENTED UNDER THIS HEADING AND "--CLASS AF CERTIFICATE
GUARANTY INSURANCE POLICY" IN THIS PROSPECTUS SUPPLEMENT AND IN THE FINANCIAL
STATEMENTS INCORPORATED IN THIS PROSPECTUS SUPPLEMENT BY REFERENCE.

                                      S-82

ADDITIONAL CONSIDERATIONS CONCERNING THE CLASS AF POLICY AND THE CLASS AF
INSURER

     The information under "-- The Class AF Insurer" has been provided by the
Class AF Insurer. None of the Sellers, the Depositor, the Master Servicer, the
Trustee or the Underwriters or any of their respective affiliates makes any representation as to the accuracy or completeness of this information.

     The Class AF Insurer shall be subrogated to the rights of each holder of a
Class AF Certificate to receive distributions on those Class AF Certificates to the extent of any payment by the Class AF Insurer under the Class AF Policy.

     Pursuant to the terms of the Pooling and Servicing Agreement, unless the
Class AF Insurer fails to make a required payment under the Class AF Policy, a proceeding in bankruptcy shall have been instituted by the Class AF Insurer, or a decree or order for relief shall have been issued in respect of a proceeding in bankruptcy against the Class AF Insurer and shall remain unstayed for a period of 60 consecutive days, the Class AF Insurer will be entitled to exercise the Voting Rights of the Class AF Certificateholders, without the consent of the
Class AF Certificateholders, and the Class AF Certificateholders may exercise such rights only with the prior written consent of the Class AF Insurer.

CREDIT COMEBACK EXCESS ACCOUNT

     The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the "CREDIT COMEBACK EXCESS ACCOUNT"), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates.
The Credit Comeback Excess Account will not be an asset of any REMIC.

     On each Distribution Date, the Trustee will deposit in the Credit Comeback
Excess Account, all Credit Comeback Excess Amounts received during the related
Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period in respect of Loan Group 1 and Loan Group 2 will be distributed to the Class AF and Class BF Certificates to restore overcollateralization and to cover any Unpaid Realized Loss Amounts as described under "--Overcollateralization Provisions--Fixed Rate Loan Group Excess
Cashflow," and, all such Credit Comeback Excess Amounts received during such period in respect of Loan Group 3 and Loan Group 4 will be distributed to the
Class AV and Adjustable Rate Subordinate Certificates to restore overcollateralization and to cover any Unpaid Realized Loss Amounts as described under "--Overcollateralization Provisions--Adjustable Rate Loan Group Excess
Cashflow." Any Credit Comeback Excess Amounts in respect of Loan Group 1 and
Loan Group 2 remaining after the application of such amounts as described under
"--Overcollateralization Provisions--Fixed Rate Loan Group Excess Cashflow" will be distributed to the Class CF Certificates and will not be available thereafter, and any Credit Comeback Excess Amounts in respect of Loan Group 3 and Loan Group 4 remaining after the application of such amounts as described under "--Overcollateralization Provisions--Adjustable Rate Loan Group Excess
Cashflow" will be distributed to the Class CV Certificates and will not be available thereafter.

APPLIED REALIZED LOSS AMOUNTS

     If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Class AF and
Class BF Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 and Loan Group 2 and the amount on deposit in the Pre-Funding Account in respect of Loan Group 1 and Loan Group 2, the amount of such excess will be applied first to reduce the Certificate Principal
Balance of the Class BF Certificates, until the Certificate Principal Balance of such class has been reduced to zero. After the Certificate Principal Balance of the Class BF Certificates has been reduced to zero, (i) if the Certificate
Principal Balance of the Class 1-AF Certificates exceeds the aggregate Stated
Principal Balance of the Mortgage Loans in Loan Group 1 and the amount on deposit in the Pre-Funding Account in respect of Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balance of the
Class 1-AF Certificates, until the Certificate Principal Balance of the Class
1-AF Certificates has been reduced to zero, and (ii) if the aggregate
Certificate Principal Balance of the Class 2-AF Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and the
amount on deposit in the Pre-Funding Account in respect of Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal
Balances of the Class 2-AF Certificates, on a pro rata basis according to their respective Certificate Principal Balances, until the

                                      S-83

Certificate Principal Balances of such classes have been reduced to zero. The
Class AF Insurer is obligated to make Insured Payments in respect of Applied
Realized Loss Amounts on the Class AF Certificates as they occur.

     If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Class AV
Certificates and Adjustable Rate Subordinate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 and
Loan Group 4 and the amount on deposit in the Pre-Funding Account in respect of
Loan Group 3 and Loan Group 4, the amount of such excess will be applied first to reduce the Certificate Principal Balances of the Class BV, Class MV-8, Class
MV-7, Class MV-6, Class MV-5, Class MV-4, Class MV-3, Class MV-2 and Class MV-1
Certificates, in that order, in each case until the Certificate Principal
Balance of such class has been reduced to zero. After the Certificate Principal
Balances of the Adjustable Rate Subordinate Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 3-AV Certificates
exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan
Group 3 and the amount on deposit in the Pre-Funding Account in respect of Loan
Group 3, the amount of such excess will be applied to reduce the Certificate
Principal Balance of the Class 3-AV Certificates, until the Certificate
Principal Balance of the Class 3-AV Certificates has been reduced to zero, and
(ii) if the aggregate Certificate Principal Balance of the Class 4-AV
Certificates exceeds the aggregate Stated Principal Balance of the Mortgage
Loans in Loan Group 4 and the amount on deposit in the Pre-Funding Account in respect of Loan Group 4, the amount of such excess will be applied to reduce the
Certificate Principal Balances of the Class 4-AV Certificates, on a pro rata basis according to their respective Certificate Principal Balances, until the
Certificate Principal Balances of such classes have been reduced to zero. Any such reduction described in this paragraph or the immediately preceding paragraph is an "APPLIED REALIZED LOSS AMOUNT."

     If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of such class as described in the definition of "Certificate Principal Balance" above.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee will forward to each certificateholder, the Class AF Insurer, the Master Servicer and the Depositor a
statement generally setting forth, among other information:

          (1) the amount of the related distribution to holders of the
     Certificates allocable to principal, separately identifying:

               (a) the aggregate amount of any Principal Prepayments included therein, and

               (b) the aggregate of all Scheduled Payments of principal included therein,

          (2) the amount of such distribution to holders of the Certificates allocable to interest,

          (3) the Interest Carry Forward Amounts for each class of Certificates
     (if any),

          (4) the Certificate Principal Balance of each class of Certificates after giving effect to (i) all distributions allocable to principal on such
     Distribution Date, (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date and (iii) the allocation of any Subsequent
     Recoveries for such Distribution Date,

          (5) the aggregate Stated Principal Balance of the Mortgage Loans in each Loan Group for the following Distribution Date,

          (6) the amount of the Servicing Fees paid to or retained by the Master
     Servicer for the related Due Period,

                                      S-84

          (7) the Pass-Through Rate for each class of Certificates for such
     Distribution Date,

          (8) the amount of Advances for each Loan Group included in the distribution on such Distribution Date,

          (9) the number and aggregate principal amounts of Mortgage Loans in each Loan Group:

               (a) delinquent (exclusive of related Mortgage Loans in
          foreclosure):

                   30 to 59 days,

                   60 to 89 days and

                   90 or more days, and

               (b) in foreclosure and delinquent:

                   30 to 59 days,

                   60 to 89 days and

                   90 or more days,

     in each case as of the close of business on the last day of the calendar month preceding such Distribution Date,

          (10) with respect to any Mortgage Loan in each Loan Group that became an REO Property during the preceding calendar month, the loan number and
     Stated Principal Balance for such Distribution Date of such Mortgage Loan and the date of acquisition thereof,

          (11) whether a Fixed Rate Trigger Event or an Adjustable Rate Trigger
     Event is in effect,

          (12) the total number and Stated Principal Balance of any REO
     Properties in each Loan Group as of the close of business on the
     Determination Date preceding such Distribution Date,

          (13) any Net Rate Carryover paid and all remaining Net Rate Carryover remaining on each class of Certificates on such Distribution Date,

          (14) the amounts, if any, due to the Trust Fund, and the amounts received, in respect of the Corridor Contract for such Distribution Date,

          (15) the amount of any Net Swap Payment and any Swap Termination
     Payment (a) payable to the Swap Counterparty with respect to such
     Distribution Date or (b) payable to the Swap Contract Administrator for such Distribution Date and allocated to the swap trust;

          (16) the amount of Applied Realized Loss Amounts and Subsequent
     Recoveries, if any, applied to each class of Certificates for such
     Distribution Date,

          (17) all payments made by the Master Servicer in respect of
     Compensating Interest for such Distribution Date, and

          (18) all amounts paid to the Class AF Insurer in respect of any premiums payable with respect to the Class AF Policy and in respect of the
     Reimbursement Amount for such Distribution Date.

The Trustee may, at its option, make the statements described above available to certificateholders and the Class AF Insurer on the Trustee's website. Assistance in using the Trustee's website may be obtained by calling the Trustee's customer service desk at (800) 254-2826. In addition, within 60 days after the end of each calendar year, the Trustee will prepare and deliver to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                                      S-85

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the Depositor, the
Master Servicer, the Sellers and the Trustee, with the consent of the Class AF
Insurer (such consent not to be unreasonably withheld) and the NIM Insurer but without the consent of any of the certificateholders, for any of the purposes set forth under "The Agreements -- Amendment" in the prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master
Servicer, the Sellers, the Trustee and the holders of a majority in interest of each class of Certificates affected thereby, with the consent of the Class AF
Insurer (such consent not to be unreasonably withheld), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may:

          (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of such Certificate,

          (2) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as set forth in clause (1) above, without the consent of the holders of Certificates of such class evidencing, as to such class, Percentage Interests aggregating
     66%, or

          (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all
     Certificates of such class.

OPTIONAL TERMINATION

     The Master Servicer will have the right to purchase all remaining Mortgage
Loans and REO Properties in the Trust Fund and thereby effect early retirement of all the Certificates, on any Distribution Date on or after the first
Distribution Date on which the aggregate Stated Principal Balance of the
Mortgage Loans and REO Properties in the Trust Fund is less than or equal to 10%
of the sum of the Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount (the "OPTIONAL TERMINATION DATE"). In the event such option is exercised by the Master Servicer, the purchase will be made at a price equal to the sum of:

          (1) 100% of the Stated Principal Balance of each Mortgage Loan in the
     Trust Fund (other than in respect of REO Property) plus accrued interest thereon at the applicable Net Mortgage Rate, and

          (2) the appraised value of any REO Property (up to the Stated
     Principal Balance of the related Mortgage Loan) in the Trust Fund;

provided, however, that (i) unless the NIM Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution on any NIM Insurer guaranteed notes that is sufficient (x) to pay such notes in full and (y) to pay any amounts due and payable to the NIM
Insurer pursuant to the indenture related to such notes and (ii) unless the
Class AF Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution to the Class AF
Certificates and the Class AF Insurer, respectively, that is sufficient (x) to pay the Class AF Certificates in full and (y) to pay any amounts due and payable to the Class AF Insurer pursuant to the Pooling and Servicing Agreement and the insurance and indemnity agreement relating to the Class AF Policy.

     The NIM Insurer may also have the right to purchase all remaining Mortgage
Loans and REO Properties in the Trust Fund.

     Proceeds from a purchase will be distributed to the certificateholders and the Class AF Insurer in the priority described above. The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and such appraised value is less than the
Stated Principal Balance of the related Mortgage Loan. Any purchase of the
Mortgage Loans and REO Properties will result in an early retirement of the
Certificates.

                                      S-86

OPTIONAL PURCHASE OF DEFAULTED LOANS

     As to any Mortgage Loan which is delinquent in payment by 150 days or more, the Master Servicer may, at its option but subject to certain conditions specified in the Pooling and Servicing Agreement, purchase such Mortgage Loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable Mortgage Rate (less the Servicing Fee Rate)
from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed to certificateholders.

EVENTS OF DEFAULT

     Events of Default will consist of:

          (1) any failure by the Master Servicer to deposit in the Certificate
     Account or the Distribution Account the required amounts or remit to the
     Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for five calendar days (or in the case of an Advance, one Business Day)
     after written notice of such failure shall have been given to the Master
     Servicer by the Trustee, the NIM Insurer or the Depositor, or to the
     Trustee, the NIM Insurer and the Master Servicer by the holders of
     Certificates evidencing not less than 25% of the Voting Rights,

          (2) any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer, in the Pooling and Servicing Agreement, which in each case continues unremedied for 60 days after the giving of written notice of such failure to the Master
     Servicer by the Trustee, the NIM Insurer or the Depositor, or to the
     Trustee by the holders of Certificates evidencing not less than 25% of the
     Voting Rights,

          (3) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master
     Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days,

          (4) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master
     Servicer or all or substantially all of the property of the Master
     Servicer,

          (5) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, or

          (6) the Master Servicer shall fail to reimburse, in full, the Trustee not later than 6:00 p.m., New York City time, on the Business Day following the related Distribution Date for any Advance made by the Trustee together with accrued and unpaid interest.

     As of any date of determination:

o    holders of the Class PF, Class PV, Class CF, Class CV and Class A-R
     Certificates will each be allocated 1% of all voting rights in respect of the Certificates (collectively, the "VOTING RIGHTS") (for a total of 5% of the Voting Rights), and

o    holders of the other classes of Certificates will be allocated the remaining Voting Rights in proportion to their respective outstanding
     Certificate Principal Balances.

                                      S-87

     Voting Rights will be allocated among the Certificates of each such class in accordance with their respective Percentage Interests. However, on any date on which any Class AF Certificates are outstanding or any amounts are owed the
Class AF Insurer under the Pooling and Servicing Agreement, the Class AF Insurer
will have all of the Voting Rights of the Class AF Certificates unless the Class
AF Insurer fails to make a required payment under the Class AF Policy, a proceeding in bankruptcy shall have been instituted by the Class AF Insurer, or a decree or order for relief shall have been issued in respect of a proceeding in bankruptcy against the Class AF Insurer and shall remain unstayed for a period of 60 consecutive days.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, subject to the rights of the NIM Insurer, the Trustee shall, but only upon the receipt of instructions from the NIM Insurer or from holders of Certificates having not less than 25% of the Voting Rights (subject to the consent of the Class AF Insurer, which consent shall not be unreasonably withheld) terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans,
whereupon the Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. No assurance can be given that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing
Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

     No certificateholder, solely by virtue of such holder's status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of the continuation of an Event of
Default and unless the holders of Certificates having not less than 25% of the
Voting Rights have made a written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding and in such case such rights shall be subject to the rights of the NIM Insurer.

THE TRUSTEE

     The Bank of New York will be the Trustee under the Pooling and Servicing
Agreement. The Depositor and Countrywide Home Loans may maintain other banking relationships in the ordinary course of business with the Trustee. The Offered
Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 101 Barclay Street, New York, New York 10286, Attention: Corporate
Trust MBS Administration or at such other addresses as the Trustee may designate from time to time.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

     The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences --
Taxation of Holders of Residual Interest Securities -- Restrictions on Ownership
and Transfer of Residual Interest Securities." The Class A-R Certificates (in
addition to other ERISA restricted classes of Certificates, as described in the
Pooling and Servicing Agreement), may not be acquired by a Plan or with assets of a Plan unless certain conditions are met. See "ERISA Considerations" in this prospectus supplement. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

RIGHTS OF THE NIM INSURER UNDER THE POOLING AND SERVICING AGREEMENT

     After the Closing Date, a separate trust or trusts may be established to issue net interest margin securities secured by all or a portion of the Class
PF, Class PV, Class CF and Class CV Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. The insurer or insurers (the "NIM INSURER") that would issue a policy will be a third party beneficiary of the Pooling and Servicing Agreement and will have a number of rights under the Pooling and Servicing Agreement, which will include the following:

     o    The right to consent to the Master Servicer's exercise of its discretion to waive assumption fees, late payment or other charges in connection with a Mortgage Loan or to arrange for the extension

                                      S-88

          of due dates for payments due on a mortgage note for no more than 270 days, if the waivers or extensions relate to more than 5% of the
          Mortgage Loans;

     o    the right to direct the Trustee to terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing
          Agreement relating to the Trust Fund and the assets of the Trust Fund following the occurrence of an event of default under the Pooling and
          Servicing Agreement;

     o    the right to approve or reject the appointment of any successor servicer other than the Trustee, if the Master Servicer is required to be replaced and the Trustee is unwilling or unable to act as successor servicer;

     o    the right to consent to any amendment to the Pooling and Servicing
          Agreement; and

     o    each of the rights under "Risk Factors--Rights of the NIM Insurer" in this prospectus supplement.

     You should note the rights that the NIM Insurer would have and carefully evaluate its potential impact on your investment.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The weighted average life of, and the yield to maturity on, each class of
Certificates generally will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans in the related Loan
Group or Loan Groups. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years.
In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor's equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. Furthermore, as described under "The Mortgage Pool -- Assignment of the Mortgage Loans" with respect to up to 50% of the Initial Mortgage Loans in each Loan Group and 90% of the Subsequent Mortgage Loans in each Loan Group (the "DELAY DELIVERY MORTGAGE
LOANS"), the Depositor may deliver the related Mortgage Files after the Closing
Date. Should a Seller fail to deliver to the Depositor or other designee of the
Depositor all or a portion of any such Mortgage Files relating to Mortgage Loans sold by it, or, at the Depositor's direction, to the Trustee within the time periods described under "The Mortgage Pool -- Assignment of the Mortgage Loans"
Countrywide Home Loans will be required to use its best efforts to deliver a
Substitute Mortgage Loan for the related Delay Delivery Mortgage Loan or repurchase the related Delay Delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans. In addition, no less than approximately
61.11%, 97.22%, 67.83% and 80.29% of the Mortgage Loans in the Statistical
Calculation Pool in respect of Loan Group 1, Loan Group 2, Loan Group 3 and Loan
Group 4, respectively, in each case by stated principal balance of the Mortgage
Loans in the Statistical Calculation Pool in respect of the related Loan Group, require the payment of a prepayment charge in connection with certain prepayments, generally no later than the first five years following origination of the related Mortgage Loan. These penalties, if enforced by the Master
Servicer, may affect the rate of prepayments on the Mortgage Loans.

     In addition, no less than approximately 7.82%, 10.22%, 22.56% and 32.27% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group
1, Loan Group 2, Loan Group 3 and Loan Group 4, respectively, in each case by
Stated Principal Balance of the Mortgage Loans in the Statistical Calculation
Pool in respect of the related Loan Group provide for only payments of interest and do not provide for any payments of principal for an extended period following their origination. These Mortgage Loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans.
During their interest only periods, these Mortgage Loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest only mortgage loan approaches the end of its interest only period, it may

                                      S-89

be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest only mortgage loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the
Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

     The Class 2-AF-5 Certificates will not be entitled to distributions of principal until the Distribution Date in January 2009 (except as otherwise described in this prospectus supplement). Thereafter, the relative entitlement of the Class 2-AF-5 Certificates to payments in respect of principal is subject to increase in accordance with the calculation of the NAS Principal Distribution
Amount. See "Description of the Certificates -- Distributions" in this prospectus supplement.

PREPAYMENTS AND YIELDS FOR THE OFFERED CERTIFICATES

     The extent to which the yield to maturity of the Certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the
Mortgage Loans in the related Loan Group or Loan Groups. In particular, in the case of an Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the applicable Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an
Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such
Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

     In general with respect to fixed rate mortgage loans, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans. In the event that Fixed Rate Mortgage
Loans in any Loan Group with higher Mortgage Rates prepay at rates higher than other Mortgage Loans in that Loan Group, the applicable Net Rate Cap may be lower than otherwise would be the case. As a result, the interest payable on the related Certificates on a Distribution Date could be reduced because of the imposition of the applicable Net Rate Cap. No assurance can be given as to the level of prepayment that the Fixed Rate Mortgage Loans will experience.

     As is the case with fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on the Hybrid Mortgage Loans may differ as they approach their respective initial Adjustment Dates, and prepayments on Mortgage
Loans with interest-only terms may differ as they approach the ends of their interest-only periods. No assurance can be given as to the level of prepayment that the Adjustable Rate Mortgage Loans will experience.

     Although the Mortgage Rates on the Adjustable Rate Mortgage Loans are
subject to adjustment, such Mortgage Rates adjust less frequently than the
Pass-Through Rates on the Class AV Certificates and the Adjustable Rate
Subordinate Certificates and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is

                                      S-90

possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the related Certificates. The Mortgage Rate applicable to all or substantially all of the Adjustable Rate Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value with respect to an Adjustable Rate Mortgage Loan rises, the lag in time before the corresponding
Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the applicable Net Rate Cap. In addition, it is expected that a substantial portion of the Adjustable Rate Mortgage Loans will have Mortgage
Rates which will not adjust for a substantial period of time after origination.
See "The Mortgage Pool" in this prospectus supplement.

     The portion of any proceeds of the Corridor Contract that will be payable to the Trust Fund under the Corridor Contract Administration Agreement are intended to provide the Class 2-AF-1 Certificates some protection against any
Net Rate Carryover. However, the portion of the payments that will be allocated to the Trust Fund in respect of the Corridor Contract will be based on the lesser of the Corridor Contract Notional Balance and the Certificate Principal
Balance of the Class 2-AF-1 Certificates, and not on the actual Stated Principal
Balances of the Mortgage Loans. Therefore, the Corridor Contract may not provide sufficient funds to cover such Net Rate Carryover. In addition, payments under the Corridor Contract are limited to a corridor of specified rates, which is substantially higher than the rate of One-Month LIBOR as of the date of this prospectus supplement and are only available to the Class 2-AF-1 Certificates to the extent described under "Description of the Certificates -- The Corridor
Contract" above.

     Although amounts allocated to the Trust Fund in respect of the Corridor
Contract will be available to pay Net Rate Carryover on the Class 2-AF-1
Certificates to the extent described under "Description of the Certificates --
Distributions -- Distributions of Funds from the Corridor Contract" above, on or prior to the Corridor Contract Termination Date, there is no assurance that funds will be available or sufficient to pay such amounts. The ratings assigned to the Offered Certificates do not address the likelihood of the payment of Net
Rate Carryover.

     The portion of any proceeds of the Swap Contract that will be payable to the swap trust under the Swap Contract Administration Agreement are intended to provide amounts to the Swap Certificates to cover any unpaid Current Interest,
Interest Carry Forward Amounts, Net Rate Carryover and Unpaid Realized Loss
Amounts and to restore or maintain overcollateralization. However, any Net Swap
Payment payable by the Swap Contract Counterparty will be based on the lesser of the applicable Swap Contract Notional Balance and the aggregate Certificate
Principal Balance of the Swap Certificates, and not on the actual Stated
Principal Balances of the Mortgage Loans in Loan Group 3 and Loan Group 4.
Therefore, the Swap Contract may not provide sufficient funds to cover any unpaid Current Interest, Interest Carry Forward Amounts, Net Rate Carryover and
Unpaid Realized Loss Amounts with respect to the Swap Certificates and to restore or maintain overcollateralization for those Certificates. See
"Description of the Certificates -- The Swap Contract" above.

     Although amounts allocated to the Trust Fund in respect of the Swap
Contract will be available to cover any unpaid Current Interest, Interest Carry
Forward Amounts, Net Rate Carryover and Unpaid Realized Loss Amounts with respect to the Swap Certificates and to restore or maintain
overcollateralization for those Certificates to the extent described under
"Description of the Certificates -- The Swap Contract" above, on or prior to the
Swap Contract Termination Date, there is no assurance that funds will be available or sufficient to pay such amounts.

     In addition, for so long as one-month LIBOR is less than 4.90% (or, in cases where the accrual period for the floating rate payment payable by the swap counterparty is not 30 days, 4.90% multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in that accrual period), the Trust will be required to cover Net Swap Payments due to the Swap Counterparty, thereby reducing the amount of available funds with respect to Loan Group 3 and Loan Group 4 that are available to make distributions on the Swap Certificates. In addition, any Swap Termination
Payment payable to the Swap Counterparty (other than a Swap Termination Payment resulting from a Swap Counterparty Trigger Event) in the event of early termination of the Swap Contract will reduce amounts available for distribution to holders of the Swap Certificates. As of December 22, 2005, One-Month LIBOR is
4.37875%.

     The effective yield to the holders of the Fixed Rate Certificates will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such

                                      S-91

Certificates because monthly distributions will not be payable to such holders until the 25th day (or, if such day is not a Business Day, the following
Business Day) of the month following the month in which interest accrues on the related Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

LAST SCHEDULED DISTRIBUTION DATE

     Assuming that, among other things, (1) no prepayments are received on the
Mortgage Loans and (2) scheduled monthly payments of principal of and interest on each of the Mortgage Loans are timely received, the Distribution Date (the
"LAST SCHEDULED DISTRIBUTION DATE") that occurs six months following the
Distribution Date (or, in the case of the Class A-R Certificates, zero months)
on which the Certificate Principal Balance of the applicable class of
Certificates would be reduced to zero is:

          CLASS OF CERTIFICATES                 DISTRIBUTION DATE
          ---------------------                 -----------------
             Class 1-AF                             April 2036
             Class 2-AF-1                           July 2025
             Class 2-AF-2                         February 2030
             Class 2-AF-3                           July 2034
             Class 2-AF-4                           April 2036
             Class 2-AF-5                         February 2036
             Class BF                              August 2035
             Class 3-AV                              May 2036
             Class 4-AV-1                           July 2026
             Class 4-AV-2                         December 2028
             Class 4-AV-3                         December 2033
             Class 4-AV-4                            May 2036
             Class MV-1                             April 2036
             Class MV-2                             April 2036
             Class MV-3                             April 2036
             Class MV-4                             March 2036
             Class MV-5                             March 2036
             Class MV-6                           February 2036
             Class MV-7                           February 2036
             Class MV-8                            January 2036
             Class BV                             November 2035
             Class A-R                             January 2006

     The actual final Distribution Date with respect to each class of these
Certificates could occur significantly earlier than its Last Scheduled
Distribution Date because:

          (1) prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof, and

          (2) the Master Servicer may purchase all the Mortgage Loans in the
     Trust Fund when the aggregate Stated Principal Balance of the Mortgage
     Loans and REO Properties in the Trust Fund is less than or equal to 10% of the sum of the Initial Cut-off Date Pool Principal Balance and the original
     Pre-Funded Amount.

PREPAYMENT MODEL

     Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement ("PREPAYMENT MODELS") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage

                                      S-92

Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment
Model used in this prospectus supplement (the "FIXED RATE PREPAYMENT VECTOR" or
"FRPV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 100%
FRPV assumes a constant prepayment rate ("CPR") of 2.2% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.2% per annum (i.e.,
1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 100% FRPV assumes a CPR of
22% per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this prospectus supplement ("ADJUSTABLE RATE PREPAYMENT VECTOR" or "ARPV")
represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. 100% ARPV assumes 6% CPR in month 1, an additional 1/11th of 22%
CPR for each month thereafter, increasing to 28% CPR in month 12 and remaining constant at 28% CPR until month 33, increasing to and remaining constant at 50%
CPR from month 34 until month 38, decreasing 1/4th of 20% CPR for each month thereafter, decreasing to 30% CPR in month 42 and remaining constant at 30% CPR from month 43 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR in any period for any given percentage of ARPV. As used in the tables, 100% of the applicable Prepayment Model means 100% FRPV or 100% ARPV, as the case may be.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans.
Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

DECREMENT TABLES; WEIGHTED AVERAGE LIVES

     The tables below set forth the percentages of the initial Certificate
Principal Balance of each class of Offered Certificates that will be outstanding as of the twelfth Distribution Date and every twelfth Distribution Date thereafter at the respective percentages of the Prepayment Model. Those percentages have been rounded to the nearest whole percentages, and an asterisk
(*) indicates a percentage less than 0.5% and greater than 0%. In addition, the tables below set forth the weighted average lives of each class of Offered
Certificates to maturity and to optional termination at the respective percentages of the Prepayment Model. Each weighted average life of any
Certificate presented below is determined by (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the initial respective Certificate Principal Balance for such class of
Certificates. The following tables have been prepared on the basis of the following assumptions (collectively, the "MODELING ASSUMPTIONS"):

          (1) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model,

          (2) distributions on the Certificates are received, in cash, on the
     25th day of each month, commencing in January 2006, in accordance with the payment priorities defined in this prospectus supplement,

          (3) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the Mortgage Loans occur,

          (4) Scheduled Payments are assumed to be received on the first day of each month commencing in January 2006, and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in December 2005, and include 30 days'
     interest thereon,

                                      S-93

          (5) the level of the Mortgage Index remains constant at 4.645% per annum, and the level of One-Month LIBOR remains constant at 4.320% per annum,

          (6) the Pass-Through Margins or fixed rates for the Certificates remain constant at the rates applicable on or prior to the Optional
     Termination Date and the Pass-Through Margins or fixed rates for such
     Certificates are adjusted accordingly on any Distribution Date after the
     Optional Termination Date,

          (7) the Certificates are issued on December 28, 2005,

          (8) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of

               (a) the assumed level of the Mortgage Index, and

               (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors),

          (9) except as indicated with respect to the weighted average lives to maturity, the optional termination is exercised on the Optional Termination
     Date,

          (10) the scheduled monthly payment for each Mortgage Loan, except for the interest-only Mortgage Loans during their respective interest-only periods, is calculated based on its principal balance, mortgage rate and remaining amortization term so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such
     Mortgage Loan over the remaining term to maturity (except in the case of balloon loans), as indicated in the table below,

          (11) any Mortgage Loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term, and at the end of the remaining interest-only term, any such Mortgage Loan will amortize in amounts sufficient to repay the current balance of any Mortgage
     Loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term based on the applicable amortization method,

          (12) scheduled monthly payments on each Adjustable Rate Mortgage Loan will be adjusted in the month immediately following each related interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above,

          (13) the scheduled amortization for all Mortgage Loans is based upon their respective gross interest rates and the interest rate on each Fixed
     Rate Credit Comeback Loan will be deemed to be reduced by 0.375% on the Due
     Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history,

          (14) all of the Pre-Funded Amount, if any, is used to purchase
     Subsequent Mortgage Loans for inclusion on the Closing Date, and

          (15) each Loan Group consists of Mortgage Loans having the approximate characteristics described below:

                                      S-94

                           LOAN GROUP 1 MORTGAGE LOANS

                                                     REMAINING      REMAINING    ORIGINAL
                        ADJUSTED         GROSS      AMORTIZATION     TERM TO   INTEREST-ONLY            CREDIT
   PRINCIPAL          NET MORTGAGE      MORTGAGE        TERM        MATURITY     TERM         AGE       COMEBACK      AMORTIZATION
  BALANCE ($)         RATE (%) (1)    RATE (%) (2)    (MONTHS)      (MONTHS)     (MONTHS)  (MONTHS)     FEATURE          METHOD
----------------      ------------    ------------    --------      --------     --------  --------     --------      ------------

  8,688,954.60           7.212831       7.721831        178            178         N/A         2           No             Level
  2,485,863.08           8.176429       8.685429        179            179         N/A         1          Yes             Level
    475,307.07           6.537624       7.046624        179            179         N/A         1           No             Level
     79,013.05           7.491000       8.000000        179            179         N/A         1          Yes             Level
    968,264.96           6.511551       7.020551        176            176         N/A         3           No             Level
    135,310.76           9.116000       9.625000        176            176         N/A         4           No             Level
     70,738.51           7.241000       7.750000        175            175         N/A         5          Yes             Level
  4,450,589.31           6.671405       7.180405        178            178         N/A         2           No             Level
    206,423.11           7.549835       8.058835        179            179         N/A         1           No             Level
     73,810.03           6.241000       6.750000        178            178         N/A         2           No             Level
     51,252.00           9.241000       9.750000        178            178         N/A         2           No             Level
    167,776.57           7.041000       7.550000        175            175         N/A         5           No             Level
     98,206.90           7.741000       8.250000        177            177         N/A         3           No             Level
    108,639.46           7.366000       7.875000        179            179         N/A         1          Yes             Level
     67,761.05           9.241000       9.750000        178            178         N/A         2          Yes             Level
    607,381.22           7.381295       7.890295        238            238         N/A         2           No             Level
    183,883.67           6.481000       6.990000        239            239         N/A         1           No             Level
    291,790.63           6.734624       7.243624        237            237         N/A         3           No             Level
    165,265.40           5.091000       5.600000        237            237         N/A         3           No             Level
107,632,087.20           7.029668       7.538668        358            358         N/A         2           No             Level
 27,711,016.83           7.862236       8.371236        358            358         N/A         2          Yes             Level
    118,498.41           6.991000       7.500000        356            356         N/A         3           No             Level
    113,750.76           7.291000       7.800000        358            358         N/A         2           No             Level
 24,694,538.29           6.687243       7.196243        358            358         N/A         1           No             Level
    267,203.47           6.227424       6.736424        359            359         N/A         1           No             Level
    128,679.27           7.341000       7.850000        359            359         N/A         1           No             Level
    337,111.00           5.616000       6.125000        358            358         N/A         2           No             Level
    699,516.27           7.277949       7.786949        358            358         N/A         2           No             Level
  1,903,097.43           7.677397       8.186397        359            359         N/A         1          Yes             Level
 24,718,959.89           6.616640       7.125640        358            358         N/A         2           No             Level
  4,731,627.43           6.343609       6.852609        359            359         N/A         1           No             Level
    304,022.34           6.241000       6.750000        356            356         N/A         4           No             Level
     52,003.34          10.366000      10.875000        359            359         N/A         1           No             Level
    917,029.78           7.033987       7.542987        358            358         N/A         2           No             Level
  1,652,311.21           7.032523       7.541523        358            358         N/A         2           No             Level
    203,556.32           6.622367       7.131367        357            357         N/A         3           No             Level
    582,954.08           7.503462       8.012462        359            359         N/A         1           No             Level
  2,959,233.46           7.574234       8.083234        357            357         N/A         2          Yes             Level
    644,134.17           8.843012       9.352012        359            359         N/A         1          Yes             Level
    287,279.53           7.866481       8.375481        355            355         N/A         5          Yes             Level
    158,922.19           7.491000       8.000000        359            359         N/A         1          Yes             Level
     86,108.52           6.741000       7.250000        359            359         N/A         1           No             Level
119,234,649.93           6.584698       7.093698        358            358         N/A         2           No             Level
  4,573,513.04           6.539465       7.048465        359            359         N/A         1           No             Level
  1,144,192.66           6.821838       7.330838        357            357         N/A         3           No             Level
    608,331.47           6.406327       6.915327        358            358         N/A         2           No             Level
  6,684,337.53           7.147700       7.656700        358            358         N/A         2           No             Level
  7,075,287.85           6.769234       7.278234        358            358         N/A         2           No             Level
    209,749.97           7.421477       7.930477        355            355         N/A         4           No             Level
  4,385,606.83           7.292041       7.801041        358            358         N/A         2           No             Level
    546,821.17           7.136318       7.645318        358            358         N/A         2           No             Level
    436,785.79           6.676984       7.185984        357            357         N/A         3           No             Level
    112,877.54           6.841000       7.350000        355            355         N/A         5           No             Level
  5,314,349.71           7.638052       8.147052        358            358         N/A         2          Yes             Level
    298,143.97           7.241000       7.750000        355            355         N/A         5          Yes             Level
  1,163,825.63           7.545499       8.054499        357            357         N/A         2          Yes             Level
    289,029.36           7.241000       7.750000        359            359         N/A         1          Yes             Level
  9,946,785.63           6.767907       7.276907        300            359          60         1           No             Level
  2,468,311.23           6.392261       6.901261        300            359          60         1           No             Level
    608,598.79           6.869735       7.378735        300            359          60         1           No             Level
  1,946,829.48           5.953415       6.462415        300            358          60         2           No             Level
    880,577.33           6.178289       6.687289        300            359          60         1           No             Level
    243,669.32           5.491000       6.000000        300            359          60         1           No             Level
 12,800,124.85           6.320384       6.829384        300            358          60         2           No             Level

                                      S-95

                                                     REMAINING      REMAINING    ORIGINAL
                        ADJUSTED         GROSS      AMORTIZATION     TERM TO   INTEREST-ONLY            CREDIT
   PRINCIPAL          NET MORTGAGE      MORTGAGE        TERM        MATURITY     TERM         AGE       COMEBACK      AMORTIZATION
  BALANCE ($)         RATE (%) (1)    RATE (%) (2)    (MONTHS)      (MONTHS)     (MONTHS)  (MONTHS)     FEATURE          METHOD
----------------      ------------    ------------    --------      --------     --------  --------     --------      ------------

    715,060.49           6.406587       6.915587        300            359          60         1           No             Level
    179,284.68           5.991000       6.500000        300            357          60         3           No             Level
    378,380.81           7.388382       7.897382        300            359          60         1           No             Level
    538,053.55           6.634409       7.143409        300            359          60         1           No             Level
    892,421.54           6.997095       7.506095        300            358          60         2           No             Level
     44,527.28           8.741000       9.250000        358            178         N/A         2           No            Balloon

------------

(1)  In the above table, the Adjusted Net Mortgage Rate percentages that include
     Fixed Rate Credit Comeback Loans have been calculated without subtracting any Credit Comeback Excess Amounts. However, for purposes of actual payments to be made on the Certificates, including the calculation of each applicable Net Rate Cap as well as other Mortgage Rate calculations, the
     Gross Mortgage Rate for each Fixed Rate Credit Comeback Loan will be deemed to be reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history.

(2)  In the above table, the Gross Mortgage Rate percentages that include Fixed
     Rate Credit Comeback Loans have been calculated without subtracting any
     Credit Comeback Excess Amounts. However, for purposes of actual payments to be made on the Certificates, including the calculation of each applicable
     Net Rate Cap as well as other Mortgage Rate calculations, the Gross
     Mortgage Rate for each Fixed Rate Credit Comeback Loan will be deemed to be reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history.

                                      S-96

                           LOAN GROUP 2 MORTGAGE LOANS

                                                     REMAINING      REMAINING    ORIGINAL
                        ADJUSTED         GROSS      AMORTIZATION     TERM TO   INTEREST-ONLY            CREDIT
   PRINCIPAL          NET MORTGAGE      MORTGAGE        TERM        MATURITY     TERM         AGE       COMEBACK      AMORTIZATION
  BALANCE ($)         RATE (%) (1)    RATE (%) (2)    (MONTHS)      (MONTHS)     (MONTHS)  (MONTHS)     FEATURE          METHOD
----------------      ------------    ------------    --------      --------     --------  --------     --------      ------------

     53,771.22          10.241000      10.750000        176            176         N/A         4          Yes             Level
    445,929.90           7.241000       7.750000        179            179         N/A         1          Yes             Level
    382,555.80           7.216000       7.725000        179            179         N/A         1           No             Level
    110,725.24           6.241000       6.750000        177            177         N/A         3           No             Level
 10,988,237.09           6.447185       6.956185        176            176         N/A         3           No             Level
     99,099.77           7.428508       7.937508        179            179         N/A         1           No             Level
    982,847.40           6.103059       6.615546        177            177         N/A         3           No             Level
     23,102.75          10.491000      11.000000         83            83          N/A        85           No             Level
    496,958.06           7.716124       8.225124        177            177         N/A         3          Yes             Level
     73,552.28           8.616000       9.125000        175            175         N/A         5          Yes             Level
     69,386.48           8.366000       8.875000        179            179         N/A         1          Yes             Level
     77,314.02           8.241000       8.750000        179            179         N/A         1          Yes             Level
 13,666,718.57           6.557565       7.066565        358            358         N/A         2           No             Level
  1,681,420.82           9.441888       9.950888        358            358         N/A         2          Yes             Level
  7,615,072.06           6.339807       6.848807        358            358         N/A         2           No             Level
    496,558.18           6.741000       7.250000        359            359         N/A         1           No             Level
    315,024.45           9.366000       9.875000        358            358         N/A         2           No             Level
     64,570.51           8.891000       9.400000        359            359         N/A         1           No             Level
    206,927.11           7.991000       8.500000        356            356         N/A         4          Yes             Level
  3,954,077.88           6.059483       6.568483        359            359         N/A         1           No             Level
    767,425.22           6.303516       6.812516        359            359         N/A         1           No             Level
     88,786.30           7.866000       8.375000        357            357         N/A         3          Yes             Level
 28,451,712.74           6.054513       6.563513        358            358         N/A         2           No             Level
    780,166.25           6.300826       6.809826        357            357         N/A         3           No             Level
    137,900.18           8.491000       9.000000        358            358         N/A         2           No             Level
    893,415.46           5.366000       5.875000        359            359         N/A         1           No             Level
    616,142.21           6.438446       6.947446        358            358         N/A         2           No             Level
    403,622.63           6.462530       6.971530        357            357         N/A         3           No             Level
    503,380.66           7.715498       8.224498        358            358         N/A         2          Yes             Level
446,882,056.07           6.097745       6.606745        358            358         N/A         2           No             Level
  1,334,234.24           7.201668       7.710668        358            358         N/A         2           No             Level
  5,342,709.23           7.002733       7.511733        359            359         N/A         1           No             Level
 20,203,912.21           6.389262       6.898262        359            359         N/A         1           No             Level
    236,055.77           5.291000       5.800000        358            358         N/A         2           No             Level
  1,410,248.31           6.995093       7.504093        359            359         N/A         1           No             Level
     99,283.54           8.641000       9.150000        358            358         N/A         2           No             Level
 51,083,298.61           7.628615       8.137615        358            358         N/A         2          Yes             Level
  1,149,128.58           7.674817       8.183817        359            359         N/A         1          Yes             Level
  1,236,091.78           8.179838       8.688838        358            358         N/A         2          Yes             Level
  2,983,032.75           7.878956       8.387956        358            358         N/A         2          Yes             Level
    522,802.59           8.062501       8.571501        358            358         N/A         2          Yes             Level
  3,417,228.27           6.834814       7.343814        300            358          60         2           No             Level
    492,294.44           6.525325       7.034325        300            359          60         1           No             Level
    816,928.57           5.794091       6.303091        300            356          60         4           No             Level
    876,612.48           6.366000       6.875000        300            359          60         1           No             Level
  4,263,470.71           6.435116       6.944116        300            359          60         1           No             Level
    209,671.39           5.641000       6.150000        300            357          60         3           No             Level
    858,275.18           6.661297       7.170297        300            358          60         2           No             Level
 55,554,357.84           6.050490       6.559490        300            359          60         1           No             Level
    160,215.34           6.491000       7.000000        300            359          60         1           No             Level
    322,790.37           6.160718       6.669718        300            358          60         2           No             Level
  1,863,348.16           6.567208       7.076208        300            358          60         2           No             Level
    235,552.33           6.891000       7.400000        300            359          60         1           No             Level

--------------

(1)  In the above table, the Adjusted Net Mortgage Rate percentages that include
     Fixed Rate Credit Comeback Loans have been calculated without subtracting any Credit Comeback Excess Amounts. However, for purposes of actual payments to be made on the Certificates, including the calculation of each applicable Net Rate Cap as well as other Mortgage Rate calculations, the
     Gross Mortgage Rate for each Fixed Rate Credit Comeback Loan will be deemed to be reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history.

(2)  In the above table, the Gross Mortgage Rate percentages that include Fixed
     Rate Credit Comeback Loans have been calculated without subtracting any
     Credit Comeback Excess Amounts. However, for purposes of actual payments to be made on the Certificates, including the calculation of each applicable
     Net Rate Cap as well as other Mortgage Rate calculations, the Gross
     Mortgage Rate for each Fixed Rate Credit Comeback Loan will be deemed to be reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history.

                                      S-97

         LOAN GROUP 3 MORTGAGE LOANS THAT ARE FIXED RATE MORTGAGE LOANS

                                                    REMAINING      REMAINING    ORIGINAL
                       ADJUSTED         GROSS      AMORTIZATION     TERM TO     INTEREST-               CREDIT
  PRINCIPAL          NET MORTGAGE      MORTGAGE        TERM        MATURITY    ONLY TERM     AGE       COMEBACK      AMORTIZATION
 BALANCE ($)         RATE (%) (1)    RATE (%) (2)    (MONTHS)      (MONTHS)     (MONTHS)  (MONTHS)     FEATURE          METHOD
--------------       ------------    ------------  ------------    ---------   ---------  --------     --------      ------------

 2,434,373.03           7.252562       7.761562        179            179         N/A         1           No             Level
    76,230.58          10.241000      10.750000        179            179         N/A         1          Yes             Level
   253,680.44           6.491000       7.000000        180            180         N/A         0           No             Level
   616,966.34           6.668661       7.177661        179            179         N/A         1           No             Level
   458,670.20           7.163732       7.672732        179            179         N/A         1           No             Level
    80,206.87           7.991000       8.500000        179            179         N/A         1           No             Level
    99,974.21           6.941000       7.450000        179            179         N/A         1           No             Level
   159,959.41           8.741000       9.250000        239            239         N/A         1           No             Level
33,581,543.53           7.445257       7.954257        359            359         N/A         1           No             Level
 3,902,597.90           8.260168       8.769168        359            359         N/A         1          Yes             Level
12,067,429.64           6.467104       6.976104        359            359         N/A         1           No             Level
   113,306.59           9.366000       9.875000        358            358         N/A         2           No             Level
   987,503.33           8.413980       8.922980        360            360         N/A         0          Yes             Level
 4,156,592.59           7.226236       7.735236        359            359         N/A         1           No             Level
 1,147,274.61           6.589638       7.098638        360            360         N/A         0           No             Level
   212,642.94           7.241000       7.750000        359            359         N/A         1           No             Level
   540,563.17           7.613326       8.122326        360            360         N/A         0          Yes             Level
   244,047.70           7.834663       8.343663        358            358         N/A         1          Yes             Level
24,563,860.83           6.473471       6.982471        359            359         N/A         1           No             Level
 1,067,021.89           6.050948       6.559948        359            359         N/A         1           No             Level
   679,797.20           5.782540       6.291540        360            360         N/A         0           No             Level
 2,582,964.22           6.772128       7.281128        359            359         N/A         1           No             Level
   183,412.18           9.099042       9.608042        358            358         N/A         2           No             Level
   176,170.36           6.741000       7.250000        359            359         N/A         1           No             Level
   486,098.05           6.879706       7.388706        359            359         N/A         1           No             Level
   594,349.00           7.912030       8.421030        360            360         N/A         0          Yes             Level
   779,138.89           8.291196       8.800196        359            359         N/A         1          Yes             Level
    96,835.34           8.491000       9.000000        357            357         N/A         3          Yes             Level
 2,052,423.96           7.067787       7.576787        300            360          60         0           No             Level
 1,267,656.06           7.437277       7.946277        300            359          60         1           No             Level
   469,934.62           6.041000       6.550000        300            359          60         1           No             Level
 2,632,709.14           6.385526       6.894526        300            359          60         1           No             Level
   771,486.97           6.565468       7.074468        300            360          60         0           No             Level
   307,997.89           7.339837       7.848837        300            360          60         0           No             Level
   687,175.54           6.319990       6.828990        300            359          60         1           No             Level

-------------

(1)  In the above table, the Adjusted Net Mortgage Rate percentages that include
     Fixed Rate Credit Comeback Loans have been calculated without subtracting any Credit Comeback Excess Amounts. However, for purposes of actual payments to be made on the Certificates, including the calculation of each applicable Net Rate Cap as well as other Mortgage Rate calculations, the
     Gross Mortgage Rate for each Fixed Rate Credit Comeback Loan will be deemed to be reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history.

(2)  In the above table, the Gross Mortgage Rate percentages that include Fixed
     Rate Credit Comeback Loans have been calculated without subtracting any
     Credit Comeback Excess Amounts. However, for purposes of actual payments to be made on the Certificates, including the calculation of each applicable
     Net Rate Cap as well as other Mortgage Rate calculations, the Gross
     Mortgage Rate for each Fixed Rate Credit Comeback Loan will be deemed to be reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history.

                                      S-98

         LOAN GROUP 4 MORTGAGE LOANS THAT ARE FIXED RATE MORTGAGE LOANS

                                                     REMAINING      REMAINING    ORIGINAL
                        ADJUSTED         GROSS      AMORTIZATION     TERM TO     INTEREST-                CREDIT
   PRINCIPAL          NET MORTGAGE      MORTGAGE        TERM        MATURITY     ONLY TERM    AGE        COMEBACK      AMORTIZATION
  BALANCE ($)         RATE (%) (1)    RATE (%) (2)    (MONTHS)      (MONTHS)     (MONTHS)   (MONTHS)     FEATURE          METHOD
--------------        ------------    ------------  ------------    ---------    ---------  --------     --------      ------------

    175,974.27           8.241000       8.750000        179            179         N/A         1           No             Level
  2,845,981.05           6.471832       6.980832        179            179         N/A         1           No             Level
    291,360.07           7.275548       7.784548        170            170         N/A        10           No             Level
    177,356.05           7.741000       8.250000        180            180         N/A         0           No             Level
    205,998.86           8.171640       8.680640        179            179         N/A         1          Yes             Level
  9,652,534.03           6.631213       7.140213        359            359         N/A         1           No             Level
  2,049,623.19           7.583212       8.092212        358            358         N/A         1           No             Level
  1,287,089.32           6.307901       6.816901        359            359         N/A         1           No             Level
  7,391,250.38           6.409918       6.918918        359            359         N/A         1           No             Level
     93,384.37           7.741000       8.250000        358            358         N/A         2           No             Level
    210,318.49           7.241000       7.750000        359            359         N/A         1          Yes             Level
122,237,849.82           6.103344       6.612344        359            359         N/A         1           No             Level
     83,199.62           8.116000       8.625000        359            359         N/A         1           No             Level
  4,112,605.20           7.201379       7.710379        359            359         N/A         1           No             Level
  8,041,028.91           6.317069       6.826069        359            359         N/A         1           No             Level
  1,700,814.41           7.253953       7.762953        359            359         N/A         1           No             Level
 12,478,523.58           7.775429       8.284429        359            359         N/A         1          Yes             Level
    391,476.51           7.556832       8.065832        359            359         N/A         1          Yes             Level
    287,865.56           7.303825       7.812825        359            359         N/A         1          Yes             Level
  1,460,535.63           7.902099       8.411099        359            359         N/A         0          Yes             Level
    272,730.29           7.771856       8.280856        360            360         N/A         0          Yes             Level
    242,869.20           6.971000       7.480000        300            359          60         1           No             Level
  1,515,670.32           5.819607       6.328607        300            358          60         2           No             Level
    551,221.39           6.741000       7.250000        300            360          60         0           No             Level
  1,602,309.68           5.905821       6.414821        300            359          60         1           No             Level
 18,456,151.95           5.858237       6.367237        300            359          60         1           No             Level
    593,599.84           6.126264       6.635264        300            359          60         1           No             Level
  1,406,891.94           6.196288       6.705288        300            359          60         1           No             Level
    208,725.15           6.241000       6.750000        300            359          60         1           No             Level

------------

(1)  In the above table, the Adjusted Net Mortgage Rate percentages that include
     Fixed Rate Credit Comeback Loans have been calculated without subtracting any Credit Comeback Excess Amounts. However, for purposes of actual payments to be made on the Certificates, including the calculation of each applicable Net Rate Cap as well as other Mortgage Rate calculations, the
     Gross Mortgage Rate for each Fixed Rate Credit Comeback Loan will be deemed to be reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history.

(2)  In the above table, the Gross Mortgage Rate percentages that include Fixed
     Rate Credit Comeback Loans have been calculated without subtracting any
     Credit Comeback Excess Amounts. However, for purposes of actual payments to be made on the Certificates, including the calculation of each applicable
     Net Rate Cap as well as other Mortgage Rate calculations, the Gross
     Mortgage Rate for each Fixed Rate Credit Comeback Loan will be deemed to be reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history.

                                      S-99

       LOAN GROUP 3 MORTGAGE LOANS THAT ARE ADJUSTABLE RATE MORTGAGE LOANS

                      ADJUSTED                              REMAINING  ORIGINAL
                        NET         GROSS       REMAINING   TERM TO    INTEREST-
     PRINCIPAL        MORTGAGE     MORTGAGE   AMORTIZATION  MATURITY   ONLY TERM     AGE
    BALANCE ($)       RATE (%)     RATE (%)   TERM (MONTHS)  (MONTHS)   (MONTHS)  (MONTHS)
  ---------------    ----------   ----------  ------------- ---------  ---------  --------

    2,016,162.58      7.198331     7.707331        360         360        N/A         0
      913,056.66      7.134574     7.643574        356         356        N/A         4
      399,919.75      5.441000     5.950000        360         360        N/A         0
      453,146.16      6.491000     7.000000        357         357        N/A         3
      338,511.06      5.195758     5.704758        359         359        N/A         1
   17,633,773.18      7.631871     8.148083        359         359        N/A         1
    3,323,010.92      8.455808     8.964808        359         359        N/A         1
      862,145.36      6.085005     6.594005        360         360        N/A         0
  111,056,852.84      7.220481     7.729481        359         359        N/A         1
    2,789,356.43      7.632058     8.141058        358         358        N/A         2
      227,463.67      6.616000     7.125000        357         357        N/A         3
    4,422,057.38      7.571159     8.080159        359         359        N/A         1
    2,712,957.85      8.211183     8.731967        357         357        N/A         3
    2,818,633.66      7.240108     7.749108        359         359        N/A         1
    2,059,141.91      7.204518     7.713518        359         359        N/A         1
      105,979.34      6.391000     6.900000        357         357        N/A         3
      351,585.66      8.185814     8.694814        357         357        N/A         3
    4,808,284.56      7.626236     8.135236        336         359         24         1
      489,901.69      7.251308     7.760308        300         359         60         1
      509,532.08      5.866000     6.375000        336         359         24         1
      399,546.69      7.891000     8.400000        336         360         24         0
   37,477,245.02      6.623695     7.132695        336         359         24         1
      994,895.86      6.600063     7.109063        336         360         24         0
      919,249.86      7.209140     7.718140        336         358         24         2
    1,378,983.92      7.007323     7.516323        336         358         24         2
   14,034,212.23      6.896497     7.405497        300         359         60         1
      275,317.89      6.841000     7.350000        300         360         60         0
      990,099.82      7.494655     8.003655        300         359         60         1
      382,759.01      7.366000     7.875000        300         359         60         1
      468,426.04      6.305164     6.814164        336         358         24         2
    2,015,118.01      5.651064     6.160064        300         359         60         1
      210,107.09      6.641000     7.150000        300         359         60         1
      177,277.86      7.091000     7.600000        300         359         60         1
  106,706,409.90      7.615001     8.124001        359         359        N/A         1
    4,288,633.49      7.421300     7.930300        359         359        N/A         1
      424,424.26      7.481000     7.990000        357         357        N/A         3
   10,519,541.94      7.341860     7.850860        359         359        N/A         1
      104,456.65     10.241000    10.750000        360         360        N/A         0
    1,251,058.07      7.421525     7.930525        358         358        N/A         2
      246,930.27      6.966000     7.475000        359         359        N/A         1
   91,047,078.16      7.232193     7.741193        359         359        N/A         1
    1,487,988.67      6.873697     7.382697        357         357        N/A         3
      241,348.24      7.241000     7.750000        359         359        N/A         1

                       INITIAL     SUBSEQUENT                  MAXIMUM      MINIMUM     MONTHS TO     RESET
     PRINCIPAL         PERIODIC     PERIODIC      GROSS       MORTGAGE      MORTGAGE    NEXT RATE   FREQUENCY
    BALANCE ($)      RATE CAP (%) RATE CAP (%)  MARGIN (%)    RATE (%)      RATE (%)   ADJUSTMENT   (MONTHS)
  ---------------    ------------ ------------  ----------    --------      --------   ----------   ---------

    2,016,162.58       1.000000     1.000000     5.800533     14.707331     7.707331        6           6
      913,056.66       1.000000     1.000000     6.887340     14.643574     7.643574        2           6
      399,919.75       1.000000     1.000000     3.950000     12.950000     5.950000        6           6
      453,146.16       1.000000     1.000000     6.000000     14.000000     7.000000        3           6
      338,511.06       1.000000     1.000000     6.473414     12.704758     5.704758        5           6
   17,633,773.18       1.837096     1.388007     7.043860     15.023082     8.111115       23           6
    3,323,010.92       1.599195     1.455100     7.380087     15.875009     8.964808       23           6
      862,145.36       1.500000     1.500000     5.581403     13.594005     6.594005       24           6
  111,056,852.84       1.868843     1.395013     7.048909     14.552221     7.705071       23           6
    2,789,356.43       1.500000     1.500000     5.467522     15.141058     8.141058       22           6
      227,463.67       3.000000     1.000000     7.125000     13.125000     7.125000       21           6
    4,422,057.38       1.582992     1.472336     7.410166     15.024831     8.051663       23           6
    2,712,957.85       1.870135     1.413902     7.120635     15.594331     8.648413       23           6
    2,818,633.66       2.736866     1.087711     7.222421     14.258625     7.701066       23           6
    2,059,141.91       1.998110     1.410840     7.309596     14.535199     7.713518       23           6
      105,979.34       3.000000     1.500000     6.900000     13.900000     6.900000       21           6
      351,585.66       1.162345     1.162345     8.694814     15.019503     8.694814       21           6
    4,808,284.56       1.542456     1.485848     7.419297     15.078629     8.135236       23           6
      489,901.69       2.761499     1.000000     6.760308     13.760308     7.760308       23           6
      509,532.08       1.500000     1.500000     6.000000     13.375000     6.375000       23           6
      399,546.69       1.500000     1.500000     7.400000     15.400000     8.400000       24           6
   37,477,245.02       1.702897     1.440331     6.504332     14.017100     7.103909       23           6
      994,895.86       1.500000     1.500000     4.688102     14.109063     7.109063       24           6
      919,249.86       1.901772     1.366076     7.583080     14.450292     7.718140       22           6
    1,378,983.92       2.289366     1.236878     7.353328     13.990079     7.516323       22           6
   14,034,212.23       2.760770     1.152347     6.831746     13.752321     7.348348       23           6
      275,317.89       3.000000     1.000000     6.350000     13.350000     6.350000       24           6
      990,099.82       1.845893     1.384702     7.762509     14.773060     8.003655       23           6
      382,759.01       3.000000     1.000000     6.875000     13.875000     7.875000       23           6
      468,426.04       2.373066     1.208978     6.552942     13.232120     6.814164       22           6
    2,015,118.01       2.868483     1.043839     5.247741     12.247741     6.160064       23           6
      210,107.09       1.500000     1.500000     7.150000     14.150000     7.150000       23           6
      177,277.86       1.500000     1.500000     7.600000     14.600000     7.600000       23           6
  106,706,409.90       1.646185     1.449534     6.913076     15.039708     8.117918       35           6
    4,288,633.49       1.762442     1.412519     6.113347     14.755339     7.930300       35           6
      424,424.26       1.500000     1.500000     5.990000     14.990000     7.990000       33           6
   10,519,541.94       1.611339     1.456284     6.515101     14.740182     7.780150       35           6
      104,456.65       1.500000     1.500000     5.500000     17.750000    10.750000       36           6
    1,251,058.07       1.500000     1.500000     6.534771     14.930525     7.930525       34           6
      246,930.27       7.000000     1.500000     7.475000     14.475000     7.475000       35           6
   91,047,078.16       1.795714     1.425883     6.683731     14.597339     7.710476       35           6
    1,487,988.67       1.500000     1.500000     5.633087     14.382697     7.382697       33           6
      241,348.24       1.500000     1.500000     5.375000     14.750000     7.750000       35           6

                                     S-100

                      ADJUSTED                              REMAINING  ORIGINAL
                        NET         GROSS       REMAINING   TERM TO    INTEREST
     PRINCIPAL        MORTGAGE     MORTGAGE   AMORTIZATION  MATURITY   ONLY TERM    AGE
    BALANCE ($)       RATE (%)     RATE (%)   TERM (MONTHS)  (MONTHS)   (MONTHS)  (MONTHS)
  ---------------    ----------   ----------  ------------- ---------  ---------  --------

   11,309,692.47      8.034402     8.543402        359         359        N/A         1
    4,559,433.32      7.293727     7.818388        358         358        N/A         2
      120,247.81      7.366000     7.875000        357         357        N/A         3
    2,136,247.52      7.190936     7.699936        358         358        N/A         2
      465,828.19      7.782219     8.291219        359         359        N/A         1
   22,340,502.83      7.032275     7.541275        324         359         36         1
    3,414,871.83      7.419074     7.928074        300         359         60         1
    2,281,291.46      7.950199     8.459199        324         359         36         1
      919,069.30      7.282301     7.791301        300         358         60         2
    1,846,721.95      6.674724     7.183724        324         358         36         2
      267,110.58      7.791000     8.300000        300         359         60         1
      483,485.07      6.491000     7.000000        300         359         60         1
   27,641,219.83      6.252741     6.761741        324         359         36         1
      250,695.96      5.661000     6.170000        324         359         36         1
    1,666,311.05      6.562989     7.071989        324         358         36         2
      873,705.27      5.831905     6.340905        324         358         36         2
      475,277.76      5.366000     5.875000        324         357         36         3
    3,300,233.26      7.151502     7.660502        300         359         60         1
       89,310.44      8.616000     9.125000        300         356         60         4
      283,525.19      6.070000     6.579000        300         360         60         0
      410,042.00      4.991000     5.500000        356         356        N/A         4

                        INITIAL     SUBSEQUENT                  MAXIMUM      MINIMUM     MONTHS TO     RESET
     PRINCIPAL         PERIODIC      PERIODIC      GROSS       MORTGAGE      MORTGAGE    NEXT RATE   FREQUENCY
    BALANCE ($)       RATE CAP (%) RATE CAP (%)  MARGIN (%)    RATE (%)      RATE (%)   ADJUSTMENT   (MONTHS)
  ---------------     ------------ ------------  ----------    --------      --------   ----------   ---------

   11,309,692.47        1.773592     1.408803     7.151457     15.361007     8.543402       35           6
    4,559,433.32        1.597562     1.461113     6.712754     14.759713     7.818388       35           6
      120,247.81        3.000000     1.000000     6.875000     13.875000     6.875000       33           6
    2,136,247.52        2.490156     1.169948     7.445568     14.039832     7.655521       34           6
      465,828.19        1.500000     1.500000     7.533569     15.291219     8.291219       35           6
   22,340,502.83        1.630608     1.473719     6.895314     14.468008     7.523107       35           6
    3,414,871.83        2.278805     1.395272     7.445034     14.718619     7.915135       35           6
    2,281,291.46        1.720765     1.426412     7.092704     15.312022     8.459199       35           6
      919,069.30        3.000000     1.000000     7.271736     13.791301     7.791301       34           6
    1,846,721.95        1.500000     1.500000     5.981112     14.183724     7.183724       34           6
      267,110.58        3.000000     1.000000     6.300000     14.300000     8.300000       35           6
      483,485.07        3.000000     1.500000     7.000000     14.000000     7.000000       35           6
   27,641,219.83        1.666843     1.444386     6.121815     13.650513     6.733682       35           6
      250,695.96        1.500000     1.500000     6.170000     13.170000     6.170000       35           6
    1,666,311.05        1.500000     1.500000     6.966262     14.071989     7.071989       34           6
      873,705.27        2.026473     1.324509     5.752733     12.989923     6.340905       34           6
      475,277.76        1.500000     1.500000     5.875000     12.875000     5.875000       33           6
    3,300,233.26        2.226194     1.358801     6.912842     14.378104     7.660502       35           6
       89,310.44        3.000000     1.500000     9.125000     16.125000     9.125000       32           6
      283,525.19        3.000000     1.000000     6.579000     12.579000     6.579000       36           6
      410,042.00        3.000000     1.000000     4.240000     11.500000     5.500000       56           6

       LOAN GROUP 4 MORTGAGE LOANS THAT ARE ADJUSTABLE RATE MORTGAGE LOANS

                      ADJUSTED                              REMAINING  ORIGINAL
                        NET         GROSS       REMAINING   TERM TO    INTEREST
     PRINCIPAL        MORTGAGE     MORTGAGE   AMORTIZATION  MATURITY   ONLY TERM    AGE
    BALANCE ($)       RATE (%)     RATE (%)   TERM (MONTHS)  (MONTHS)   (MONTHS)  (MONTHS)
  ---------------    ----------   ----------  ------------- ---------  ---------  --------

    2,819,474.25      7.611435     8.120435        359         359        N/A         1
      662,370.55      8.241000     8.750000        360         360        N/A         0
      329,173.02      7.741000     8.250000        359         359        N/A         1
    8,663,090.77      7.804301     8.313301        359         359        N/A         1
    2,630,435.87      7.707171     8.216171        358         358        N/A         2
      247,333.27      7.791000     8.300000        360         360        N/A         0
      748,096.20      5.891000     6.400000        359         359        N/A         1
   76,699,160.30      6.992410     7.501410        359         359        N/A         1
    1,329,878.06      7.644138     8.153138        359         359        N/A         1
      536,140.10      8.391000     8.900000        360         360        N/A         0
      938,893.67      8.191548     8.700548        359         359        N/A         1
    1,578,227.64      6.940091     7.449091        359         359        N/A         1
      540,319.23      7.172971     7.681971        359         359        N/A         1

                        INITIAL     SUBSEQUENT                  MAXIMUM      MINIMUM     MONTHS TO     RESET
     PRINCIPAL         PERIODIC      PERIODIC      GROSS       MORTGAGE      MORTGAGE    NEXT RATE   FREQUENCY
    BALANCE ($)       RATE CAP (%) RATE CAP (%)  MARGIN (%)    RATE (%)      RATE (%)   ADJUSTMENT   (MONTHS)
  ---------------     ------------ ------------  ----------    --------      --------   ----------   ---------

    2,819,474.25        1.000000     1.000000     7.565206     15.120435     8.120435        5           6
      662,370.55        1.000000     1.000000     6.750000     15.750000     8.750000        6           6
      329,173.02        1.000000     1.000000     7.500000     15.250000     8.250000        5           6
    8,663,090.77        1.724976     1.417710     7.360641     15.208558     8.313301       23           6
    2,630,435.87        1.862653     1.429546     7.091900     15.075262     8.003369       22           6
      247,333.27        1.500000     1.500000     7.300000     15.300000     8.300000       24           6
      748,096.20        3.000000     1.000000     5.400000     12.400000     6.400000       23           6
   76,699,160.30        1.944195     1.394919     6.984602     14.331925     7.503419       23           6
    1,329,878.06        1.500000     1.500000     5.559087     15.153138     8.153138       23           6
      536,140.10        1.500000     1.500000     7.900000     15.900000     8.900000       24           6
      938,893.67        1.500000     1.500000     7.999248     15.700548     8.700548       23           6
    1,578,227.64        1.500000     1.500000     7.324846     14.449091     7.449091       23           6
      540,319.23        2.279875     1.500000     6.370021     14.162054     7.201887       23           6

                                     S-101

                      ADJUSTED                              REMAINING  ORIGINAL
                        NET         GROSS       REMAINING   TERM TO    INTEREST
     PRINCIPAL        MORTGAGE     MORTGAGE   AMORTIZATION  MATURITY   ONLY TERM    AGE
    BALANCE ($)       RATE (%)     RATE (%)   TERM (MONTHS)  (MONTHS)   (MONTHS)  (MONTHS)
  ---------------    ----------   ----------  ------------- ---------  ---------  --------

      107,808.76      7.491000     8.000000        292         292        N/A        68
    8,257,372.51      7.564361     8.073361        336         359         24         1
      343,853.57      6.741000     7.250000        300         358         60         2
    3,354,110.54      6.837161     7.346161        336         359         24         1
    2,027,537.07      8.079491     8.588491        300         359         60         1
   68,208,199.05      6.496396     7.005396        336         359         24         1
      991,595.26      6.633300     7.142300        336         360         24         0
      241,207.24      6.991000     7.500000        336         358         24         2
    1,097,315.15      6.750923     7.259923        336         360         24         0
   12,133,961.91      6.808722     7.317722        300         359         60         1
      329,120.65      8.891000     9.400000        300         359         60         1
      319,723.49      6.991000     7.500000        300         358         60         2
   61,823,567.45      7.463875     7.972875        359         359        N/A         1
    7,353,483.63      8.051911     8.560911        359         359        N/A         1
      638,848.01      8.318417     8.827417        359         359        N/A         1
    4,915,335.89      7.589505     8.098505        359         359        N/A         1
   37,992,336.02      7.102140     7.611140        359         359        N/A         1
    1,431,886.19      7.917580     8.426580        359         359        N/A         1
    3,865,925.72      7.657826     8.166826        359         359        N/A         1
    1,534,838.90      6.531961     7.040961        359         359        N/A         1
   18,737,375.05      7.053138     7.562138        324         359         36         1
    3,776,130.48      6.876383     7.385383        300         358         60         2
    4,133,524.03      7.187713     7.696713        324         358         36         2
    1,527,584.54      6.026517     6.535517        324         359         36         1
      783,355.13      7.241000     7.750000        324         360         36         0
      693,739.65      6.991000     7.500000        324         359         36         1
      378,842.17      7.616000     8.125000        300         359         60         1
   30,654,389.54      6.266853     6.775853        324         359         36         1
      277,684.38      6.866000     7.375000        324         360         36         0
      442,334.43      7.031061     7.540061        324         359         36         1
      955,550.96      6.873197     7.382197        324         359         36         1
    2,039,594.57      6.979062     7.488062        300         359         60         1
      546,497.86      5.566000     6.075000        300         356         60         4
      337,838.19      7.481000     7.990000        300         357         60         3

                        INITIAL     SUBSEQUENT                  MAXIMUM      MINIMUM     MONTHS TO     RESET
     PRINCIPAL         PERIODIC      PERIODIC      GROSS       MORTGAGE      MORTGAGE    NEXT RATE   FREQUENCY
    BALANCE ($)       RATE CAP (%) RATE CAP (%)  MARGIN (%)    RATE (%)      RATE (%)   ADJUSTMENT   (MONTHS)
  ---------------     ------------ ------------  ----------    --------      --------   ----------   ---------

      107,808.76        1.500000     1.500000     5.000000     14.875000     7.875000        4           6
    8,257,372.51        1.500000     1.500000     7.206257     15.073361     8.073361       23           6
      343,853.57        3.000000     1.500000     7.000000     14.250000     7.250000       22           6
    3,354,110.54        1.500000     1.500000     6.674395     14.346161     7.346161       23           6
    2,027,537.07        3.000000     1.000000     7.476754     14.698577     8.256445       23           6
   68,208,199.05        1.628340     1.457220     6.553114     13.922666     6.991507       23           6
      991,595.26        1.500000     1.500000     5.859506     14.142300     7.142300       24           6
      241,207.24        1.500000     1.500000     7.500000     14.500000     7.500000       22           6
    1,097,315.15        3.000000     1.000000     6.259923     13.259923     7.259923       24           6
   12,133,961.91        2.593478     1.185659     6.695048     13.689041     7.251843       23           6
      329,120.65        1.500000     1.500000     8.400000     16.400000     9.400000       23           6
      319,723.49        3.000000     1.000000     7.500000     13.500000     7.500000       22           6
   61,823,567.45        1.669092     1.434288     7.094472     14.861571     7.958428       35           6
    7,353,483.63        1.797405     1.423237     6.726927     15.407384     8.560911       35           6
      638,848.01        1.500000     1.500000     6.820995     15.827417     8.827417       35           6
    4,915,335.89        1.743055     1.418982     6.660886     14.936469     8.004420       35           6
   37,992,336.02        1.755816     1.429556     6.606892     14.470252     7.604792       35           6
    1,431,886.19        1.500000     1.500000     6.016496     15.426580     8.426580       35           6
    3,865,925.72        1.779819     1.406727     6.696559     14.980280     8.166826       35           6
    1,534,838.90        1.723723     1.425426     6.319105     13.891812     7.040961       35           6
   18,737,375.05        1.504286     1.486257     6.893455     14.553123     7.562138       35           6
    3,776,130.48        2.775685     1.361903     7.074881     13.858694     7.385383       34           6
    4,133,524.03        1.590301     1.500000     6.390617     14.696713     7.696713       34           6
    1,527,584.54        1.758268     1.413911     5.697749     13.363338     6.535517       35           6
      783,355.13        1.500000     1.500000     5.500000     14.750000     7.750000       36           6
      693,739.65        1.500000     1.500000     6.875000     14.500000     7.500000       35           6
      378,842.17        3.000000     1.000000     7.125000     14.125000     8.125000       35           6
   30,654,389.54        1.532589     1.489137     6.325905     13.754127     6.775853       35           6
      277,684.38        1.500000     1.500000     5.250000     14.375000     7.375000       36           6
      442,334.43        1.500000     1.500000     7.540061     14.540061     7.540061       35           6
      955,550.96        1.500000     1.500000     6.442172     14.382197     7.382197       35           6
    2,039,594.57        3.000000     1.000000     6.136317     13.488062     7.488062       35           6
      546,497.86        3.000000     1.000000     6.075000     12.075000     6.075000       32           6
      337,838.19        3.000000     1.000000     7.990000     13.990000     7.990000       33           6

                                     S-102

          PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL BALANCES OF
 THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                              CLASS 1-AF                                    CLASS 2-AF-1
                               ----------------------------------------       ----------------------------------------
DISTRIBUTION DATE               50%      75%     100%     125%     150%        50%      75%      100%    125%     150%
-----------------              -----    -----   -----    -----    -----       -----    -----    -----   -----    -----

Initial Percentage..........    100%     100%    100%     100%     100%        100%     100%     100%    100%     100%
December 25, 2006...........     89       85      81       76       72          70       58       46      34       21
December 25, 2007...........     78       69      61       53       46          39       15        0       0        0
December 25, 2008...........     68       56      46       37       29          11        0        0       0        0
December 25, 2009...........     59       46      35       27       20           0        0        0       0        0
December 25, 2010...........     51       38      27       19       13           0        0        0       0        0
December 25, 2011...........     45       31      21       14        0           0        0        0       0        0
December 25, 2012...........     39       25      16        0        0           0        0        0       0        0
December 25, 2013...........     34       21      12        0        0           0        0        0       0        0
December 25, 2014...........     29       17       0        0        0           0        0        0       0        0
December 25, 2015...........     26       14       0        0        0           0        0        0       0        0
December 25, 2016...........     22        0       0        0        0           0        0        0       0        0
December 25, 2017...........     19        0       0        0        0           0        0        0       0        0
December 25, 2018...........     16        0       0        0        0           0        0        0       0        0
December 25, 2019...........     14        0       0        0        0           0        0        0       0        0
December 25, 2020...........     12        0       0        0        0           0        0        0       0        0
December 25, 2021...........      0        0       0        0        0           0        0        0       0        0

Weighted Average Life to
Optional Termination (in
years)......................   6.55     4.57    3.47     2.77     2.29        1.72     1.24     0.99    0.83     0.72
Weighted Average Life to
Maturity (in years).........   7.08     5.05    3.86     3.10     2.56        1.72     1.24     0.99    0.83     0.72

                                             CLASS 2-AF-2                                   CLASS 2-AF-3
                               ----------------------------------------       ----------------------------------------
DISTRIBUTION DATE               50%     75%     100%     125%     150%         50%      75%     100%    125%     150%
-----------------              -----    -----   -----    -----    -----       -----    -----    -----   -----    -----

Initial Percentage..........    100%     100%    100%     100%     100%        100%     100%     100%    100%     100%
December 25, 2006...........    100      100     100      100      100         100      100      100     100      100
December 25, 2007...........    100      100      83       40        0         100      100      100     100       99
December 25, 2008...........    100       57       0        0        0         100      100       99      61       27
December 25, 2009...........     76        3       0        0        0         100      100       60      25        0
December 25, 2010...........     36        0       0        0        0         100       72       30       0        0
December 25, 2011...........      4        0       0        0        0         100       48       10       0        0
December 25, 2012...........      0        0       0        0        0          83       31        0       0        0
December 25, 2013...........      0        0       0        0        0          73       23        0       0        0
December 25, 2014...........      0        0       0        0        0          61       13        0       0        0
December 25, 2015...........      0        0       0        0        0          49        4        0       0        0
December 25, 2016...........      0        0       0        0        0          38        0        0       0        0
December 25, 2017...........      0        0       0        0        0          27        0        0       0        0
December 25, 2018...........      0        0       0        0        0          17        0        0       0        0
December 25, 2019...........      0        0       0        0        0           8        0        0       0        0
December 25, 2020...........      0        0       0        0        0           0        0        0       0        0

Weighted Average Life to
Optional Termination (in
years)......................   4.72     3.19    2.41     1.95     1.64       10.09     6.43     4.49    3.45     2.77
Weighted Average Life to
Maturity (in years).........   4.72     3.19    2.41     1.95     1.64       10.09     6.43     4.49    3.45     2.77

                                     S-103

                                             CLASS 2-AF-4                                   CLASS 2-AF-5
                               ----------------------------------------       ----------------------------------------
DISTRIBUTION DATE               50%     75%     100%     125%     150%         50%      75%     100%    125%     150%
-----------------              -----    -----   -----    -----    -----       -----    -----    -----   -----    -----

Initial Percentage..........    100%     100%    100%     100%     100%        100%     100%     100%    100%     100%
December 25, 2006...........    100      100     100      100      100         100      100      100     100      100
December 25, 2007...........    100      100     100      100      100         100      100      100     100      100
December 25, 2008...........    100      100     100      100      100         100      100      100     100      100
December 25, 2009...........    100      100     100      100       94          94       91       89      87       85
December 25, 2010...........    100      100     100       96       50          88       83       79      75       71
December 25, 2011...........    100      100     100       65        0          79       71       64      57        0
December 25, 2012...........    100      100      91        0        0          69       58       49       0        0
December 25, 2013...........    100      100      84        0        0          45       32       21       0        0
December 25, 2014...........    100      100       0        0        0          30       17        0       0        0
December 25, 2015...........    100      100       0        0        0          19        9        0       0        0
December 25, 2016...........    100        0       0        0        0          12        0        0       0        0
December 25, 2017...........    100        0       0        0        0           8        0        0       0        0
December 25, 2018...........    100        0       0        0        0           5        0        0       0        0
December 25, 2019...........    100        0       0        0        0           3        0        0       0        0
December 25, 2020...........    100        0       0        0        0           2        0        0       0        0
December 25, 2021...........      0        0       0        0        0           0        0        0       0        0

Weighted Average Life to
Optional Termination (in
years)......................  15.47    10.73    7.94     6.01     4.79        8.05     7.13     6.44    5.60     4.83
Weighted Average Life to
Maturity (in years).........  19.88    14.71   11.00     8.11     5.98        8.08     7.22     6.68    6.33     6.08

                                               CLASS BF                                      CLASS 3-AV
                               ----------------------------------------       ----------------------------------------
DISTRIBUTION DATE               50%     75%     100%     125%     150%         50%      75%     100%    125%     150%
-----------------              -----    -----   -----    -----    -----       -----    -----    -----   -----    -----

Initial Percentage..........    100%     100%    100%     100%     100%        100%     100%     100%    100%     100%
December 25, 2006...........    100      100     100      100      100          87       82       76      70       64
December 25, 2007...........    100      100     100      100      100          71       59       47      36       26
December 25, 2008...........    100      100     100      100      100          54       37       22       9        0
December 25, 2009...........    100       97      75       57       43          41       28       19       9        0
December 25, 2010...........    100       80      58       41       28          33       22       14       8        0
December 25, 2011...........     95       66      44       29        0          28       17       10       5        0
December 25, 2012...........     83       54      34        0        0          24       13        7       0        0
December 25, 2013...........     72       44      26        0        0          20       10        5       0        0
December 25, 2014...........     63       36       0        0        0          17        8        0       0        0
December 25, 2015...........     54       29       0        0        0          14        6        0       0        0
December 25, 2016...........     47        0       0        0        0          12        0        0       0        0
December 25, 2017...........     41        0       0        0        0          10        0        0       0        0
December 25, 2018...........     35        0       0        0        0           9        0        0       0        0
December 25, 2019...........     30        0       0        0        0           7        0        0       0        0
December 25, 2020...........     26        0       0        0        0           6        0        0       0        0
December 25, 2021...........      0        0       0        0        0           0        0        0       0        0

Weighted Average Life to
Optional Termination (in
years)......................  10.97     7.63    5.76     4.64     3.99        4.88     3.36     2.53    1.92     1.45
Weighted Average Life to
Maturity (in years).........  11.68     8.25    6.26     5.06     4.35        5.12     3.54     2.65    2.02     1.45

                                     S-104

                                             CLASS 4-AV-1                                   CLASS 4-AV-2
                               ----------------------------------------       ----------------------------------------
DISTRIBUTION DATE               50%     75%     100%     125%     150%         50%      75%     100%    125%     150%
-----------------              -----    -----   -----    -----    -----       -----    -----    -----   -----    -----

Initial Percentage..........    100%     100%    100%     100%     100%        100%     100%     100%    100%     100%
December 25, 2006...........     73       60      48       35       22         100      100      100     100      100
December 25, 2007...........     38       11       0        0        0         100      100       55       0        0
December 25, 2008...........      2        0       0        0        0         100        0        0       0        0
December 25, 2009...........      0        0       0        0        0          11        0        0       0        0
December 25, 2010...........      0        0       0        0        0           0        0        0       0        0
December 25, 2011...........      0        0       0        0        0           0        0        0       0        0
December 25, 2012...........      0        0       0        0        0           0        0        0       0        0
December 25, 2013...........      0        0       0        0        0           0        0        0       0        0
December 25, 2014...........      0        0       0        0        0           0        0        0       0        0
December 25, 2015...........      0        0       0        0        0           0        0        0       0        0
December 25, 2016...........      0        0       0        0        0           0        0        0       0        0
December 25, 2017...........      0        0       0        0        0           0        0        0       0        0
December 25, 2018...........      0        0       0        0        0           0        0        0       0        0
December 25, 2019...........      0        0       0        0        0           0        0        0       0        0
December 25, 2020...........      0        0       0        0        0           0        0        0       0        0
December 25, 2021...........      0        0       0        0        0           0        0        0       0        0

Weighted Average Life to
Optional Termination (in
years)......................   1.69     1.24    0.99     0.84     0.74        3.59     2.65     2.07    1.69     1.43
Weighted Average Life to
Maturity (in years).........   1.69     1.24    0.99     0.84     0.74        3.59     2.65     2.07    1.69     1.43

                                             CLASS 4-AV-3                                   CLASS 4-AV-4
                               ----------------------------------------       ----------------------------------------
DISTRIBUTION DATE               50%     75%     100%     125%     150%         50%      75%     100%    125%     150%
-----------------              -----    -----   -----    -----    -----       -----    -----    -----   -----    -----

Initial Percentage..........    100%     100%    100%     100%     100%        100%     100%     100%    100%     100%
December 25, 2006...........    100      100     100      100      100         100      100      100     100      100
December 25, 2007...........    100      100     100       88       49         100      100      100     100      100
December 25, 2008...........    100       91      34        0        0         100      100      100      77        2
December 25, 2009...........    100       52      18        0        0         100      100      100      77        2
December 25, 2010...........     72       28       0        0        0         100      100       94      59        2
December 25, 2011...........     52        9       0        0        0         100      100       68      40        0
December 25, 2012...........     35        0       0        0        0         100       90       50       0        0
December 25, 2013...........     21        0       0        0        0         100       71       36       0        0
December 25, 2014...........      8        0       0        0        0         100       56        0       0        0
December 25, 2015...........      0        0       0        0        0          96       44        0       0        0
December 25, 2016...........      0        0       0        0        0          82        0        0       0        0
December 25, 2017...........      0        0       0        0        0          70        0        0       0        0
December 25, 2018...........      0        0       0        0        0          59        0        0       0        0
December 25, 2019...........      0        0       0        0        0          50        0        0       0        0
December 25, 2020...........      0        0       0        0        0          42        0        0       0        0
December 25, 2021...........      0        0       0        0        0           0        0        0       0        0

Weighted Average Life to
Optional Termination (in
years)......................   6.41     4.29    3.20     2.43     2.04       13.50     9.23     6.86    5.11     2.88
Weighted Average Life to
Maturity (in years).........   6.41     4.29    3.20     2.43     2.04       15.25    10.63     7.90    5.92     2.99

                                     S-105

                                              CLASS MV-1                                     CLASS MV-2
                               ----------------------------------------       ----------------------------------------
DISTRIBUTION DATE               50%     75%     100%     125%     150%         50%      75%     100%    125%     150%
-----------------              -----    -----   -----    -----    -----       -----    -----    -----   -----    -----

Initial Percentage..........    100%     100%    100%     100%     100%        100%     100%     100%    100%     100%
December 25, 2006...........    100      100     100      100      100         100      100      100     100      100
December 25, 2007...........    100      100     100      100      100         100      100      100     100      100
December 25, 2008...........    100      100     100      100      100         100      100      100     100      100
December 25, 2009...........    100       78      55       94      100         100       78       55      37      100
December 25, 2010...........     93       62      39       24      100          93       62       39      24       37
December 25, 2011...........     79       48      28       16        0          79       48       28      16        0
December 25, 2012...........     67       38      21        0        0          67       38       21       0        0
December 25, 2013...........     57       30      15        0        0          57       30       15       0        0
December 25, 2014...........     49       23       0        0        0          49       23        0       0        0
December 25, 2015...........     41       18       0        0        0          41       18        0       0        0
December 25, 2016...........     35        0       0        0        0          35        0        0       0        0
December 25, 2017...........     30        0       0        0        0          30        0        0       0        0
December 25, 2018...........     25        0       0        0        0          25        0        0       0        0
December 25, 2019...........     21        0       0        0        0          21        0        0       0        0
December 25, 2020...........     18        0       0        0        0          18        0        0       0        0
December 25, 2021...........      0        0       0        0        0           0        0        0       0        0

Weighted Average Life to
Optional Termination (in
years)......................   9.69     6.53    5.03     4.72     5.16        9.69     6.53     4.98    4.44     4.84
Weighted Average Life to
Maturity (in years).........  10.38     7.05    5.41     5.00     7.03       10.36     7.03     5.34    4.71     5.07

                                              CLASS MV-3                                     CLASS MV-4
                               ----------------------------------------       ----------------------------------------
DISTRIBUTION DATE               50%     75%     100%     125%     150%         50%      75%     100%    125%     150%
-----------------              -----    -----   -----    -----    -----       -----    -----    -----   -----    -----

Initial Percentage..........    100%     100%    100%     100%     100%        100%     100%     100%    100%     100%
December 25, 2006...........    100      100     100      100      100         100      100      100     100      100
December 25, 2007...........    100      100     100      100      100         100      100      100     100      100
December 25, 2008...........    100      100     100      100      100         100      100      100     100      100
December 25, 2009...........    100       78      55       37       83         100       78       55      37       24
December 25, 2010...........     93       62      39       24       14          93       62       39      24       14
December 25, 2011...........     79       48      28       16        0          79       48       28      16        0
December 25, 2012...........     67       38      21        0        0          67       38       21       0        0
December 25, 2013...........     57       30      15        0        0          57       30       15       0        0
December 25, 2014...........     49       23       0        0        0          49       23        0       0        0
December 25, 2015...........     41       18       0        0        0          41       18        0       0        0
December 25, 2016...........     35        0       0        0        0          35        0        0       0        0
December 25, 2017...........     30        0       0        0        0          30        0        0       0        0
December 25, 2018...........     25        0       0        0        0          25        0        0       0        0
December 25, 2019...........     21        0       0        0        0          21        0        0       0        0
December 25, 2020...........     18        0       0        0        0          18        0        0       0        0
December 25, 2021...........      0        0       0        0        0           0        0        0       0        0

Weighted Average Life to
Optional Termination (in
years)......................   9.69     6.53    4.96     4.29     4.32        9.69     6.53     4.94    4.21     4.07
Weighted Average Life to
Maturity (in years).........  10.33     7.00    5.30     4.55     4.51       10.31     6.98     5.26    4.45     4.25

                                     S-106

                                              CLASS MV-5                                     CLASS MV-6
                               ----------------------------------------       ----------------------------------------
DISTRIBUTION DATE               50%     75%     100%     125%     150%         50%      75%     100%    125%     150%
-----------------              -----    -----   -----    -----    -----       -----    -----    -----   -----    -----

Initial Percentage..........    100%     100%    100%     100%     100%        100%     100%     100%    100%     100%
December 25, 2006...........    100      100     100      100      100         100      100      100     100      100
December 25, 2007...........    100      100     100      100      100         100      100      100     100      100
December 25, 2008...........    100      100     100      100      100         100      100      100     100      100
December 25, 2009...........    100       78      55       37       24         100       78       55      37       24
December 25, 2010...........     93       62      39       24       14          93       62       39      24       14
December 25, 2011...........     79       48      28       16        0          79       48       28      16        0
December 25, 2012...........     67       38      21        0        0          67       38       21       0        0
December 25, 2013...........     57       30      15        0        0          57       30       15       0        0
December 25, 2014...........     49       23       0        0        0          49       23        0       0        0
December 25, 2015...........     41       18       0        0        0          41       18        0       0        0
December 25, 2016...........     35        0       0        0        0          35        0        0       0        0
December 25, 2017...........     30        0       0        0        0          30        0        0       0        0
December 25, 2018...........     25        0       0        0        0          25        0        0       0        0
December 25, 2019...........     21        0       0        0        0          21        0        0       0        0
December 25, 2020...........     18        0       0        0        0          18        0        0       0        0
December 25, 2021...........      0        0       0        0        0           0        0        0       0        0

Weighted Average Life to
Optional Termination (in
years)......................   9.69     6.53    4.94     4.16     3.91        9.69     6.53     4.94    4.13     3.80
Weighted Average Life to
Maturity (in years).........  10.27     6.94    5.23     4.38     4.07       10.22     6.90     5.20    4.32     3.93

                                              CLASS MV-7                                     CLASS MV-8
                               ----------------------------------------       ----------------------------------------
DISTRIBUTION DATE               50%     75%     100%     125%     150%         50%      75%     100%    125%     150%
-----------------              -----    -----   -----    -----    -----       -----    -----    -----   -----    -----

Initial Percentage..........    100%     100%    100%     100%     100%        100%     100%     100%    100%     100%
December 25, 2006...........    100      100     100      100      100         100      100      100     100      100
December 25, 2007...........    100      100     100      100      100         100      100      100     100      100
December 25, 2008...........    100      100     100      100      100         100      100      100     100      100
December 25, 2009...........    100       78      55       37       24         100       78       55      37       24
December 25, 2010...........     93       62      39       24       14          93       62       39      24       14
December 25, 2011...........     79       48      28       16        0          79       48       28      16        0
December 25, 2012...........     67       38      21        0        0          67       38       21       0        0
December 25, 2013...........     57       30      15        0        0          57       30       15       0        0
December 25, 2014...........     49       23       0        0        0          49       23        0       0        0
December 25, 2015...........     41       18       0        0        0          41       18        0       0        0
December 25, 2016...........     35        0       0        0        0          35        0        0       0        0
December 25, 2017...........     30        0       0        0        0          30        0        0       0        0
December 25, 2018...........     25        0       0        0        0          25        0        0       0        0
December 25, 2019...........     21        0       0        0        0          21        0        0       0        0
December 25, 2020...........     18        0       0        0        0          18        0        0       0        0
December 25, 2021...........      0        0       0        0        0           0        0        0       0        0

Weighted Average Life to
Optional Termination (in
years)......................   9.69     6.53    4.92     4.10     3.71        9.69     6.53     4.92    4.09     3.66
Weighted Average Life to
Maturity (in years).........  10.15     6.85    5.14     4.26     3.82       10.05     6.77     5.08    4.20     3.73

                                     S-107

                                               CLASS BV                                      CLASS A-R
                               ----------------------------------------       ----------------------------------------
DISTRIBUTION DATE               50%     75%     100%     125%     150%         50%      75%     100%    125%     150%
-----------------              -----    -----   -----    -----    -----       -----    -----    -----   -----    -----

Initial Percentage..........    100%     100%    100%     100%     100%        100%     100%     100%    100%     100%
December 25, 2006...........    100      100     100      100      100           0        0        0       0        0
December 25, 2007...........    100      100     100      100      100           0        0        0       0        0
December 25, 2008...........    100      100     100      100      100           0        0        0       0        0
December 25, 2009...........    100       78      55       37       24           0        0        0       0        0
December 25, 2010...........     93       62      39       24       12           0        0        0       0        0
December 25, 2011...........     79       48      28       16        0           0        0        0       0        0
December 25, 2012...........     67       38      21        0        0           0        0        0       0        0
December 25, 2013...........     57       30      15        0        0           0        0        0       0        0
December 25, 2014...........     49       23       0        0        0           0        0        0       0        0
December 25, 2015...........     41       18       0        0        0           0        0        0       0        0
December 25, 2016...........     35        0       0        0        0           0        0        0       0        0
December 25, 2017...........     30        0       0        0        0           0        0        0       0        0
December 25, 2018...........     25        0       0        0        0           0        0        0       0        0
December 25, 2019...........     21        0       0        0        0           0        0        0       0        0
December 25, 2020...........     18        0       0        0        0           0        0        0       0        0
December 25, 2021...........      0        0       0        0        0           0        0        0       0        0

Weighted Average Life to
Optional Termination (in
years)......................   9.69     6.53    4.92     4.07     3.62        0.08     0.08     0.08    0.08     0.08
Weighted Average Life to
Maturity (in years).........   9.89     6.65    4.99     4.11     3.63        0.08     0.08     0.08    0.08     0.08

                                     S-108

ADDITIONAL INFORMATION

     The Depositor has filed and may in the future file certain additional yield tables and other computational materials with respect to the Offered
Certificates with the Securities and Exchange Commission in a report on Form
8-K. Such tables and materials were prepared by one or more of the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Modeling
Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                 USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Certificates against the purchase price of the Initial Mortgage Loans on the Closing Date and to deposit the Pre-Funded Amount, if any, in the Pre-Funding Account.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, the Trust Fund (exclusive of the Credit
Comeback Excess Account, the Carryover Reserve Fund and the Pre-Funding Account
and the Trust Fund's rights with respect to payments received under the Corridor
Contract) will consist of two or more REMICs in a tiered structure. The highest
REMIC will be referred to as the "MASTER REMIC," and each REMIC below the Master
REMIC will be referred to as an "UNDERLYING REMIC." Each underlying REMIC will issue multiple classes of uncertificated, regular interests (the "UNDERLYING
REMIC REGULAR INTERESTS") that will be held by another REMIC above it in the tiered structure. The assets of the lowest underlying REMICs will consist of the
Mortgage Loans and any other assets designated in the Pooling and Servicing
Agreement. The Master REMIC will issue the Senior Certificates and the
Subordinate Certificates (together, excluding the Class A-R Certificate, the
"REGULAR CERTIFICATES"), which will be designated as the regular interests in the Master REMIC. The Class A-R Certificates (also, the "RESIDUAL CERTIFICATES")
will represent the beneficial ownership of the residual interest in each underlying REMIC and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the underlying REMIC Regular Interests.
Aggregate distributions on the underlying REMIC Regular Interests held by the
Master REMIC will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC. The swap trust, the Swap Contract and the Swap
Account will not constitute any part of any REMIC created under the Pooling and
Servicing Agreement.

     All classes of the Regular Certificates will be treated as representing interests in REMIC regular interests (the "REMIC REGULAR INTEREST COMPONENT"), entitlement to receive payments of Net Rate Carryover and, in the case of the
Swap Certificates, the deemed obligation to make payments with respect to the
Swap Contract (the entitlement to payments of Net Rate Carryover and any obligation to make payments with respect to the Swap Contract together, the "NET
RATE CARRYOVER COMPONENT"). Holders of the Regular Certificates ("REGULAR
CERTIFICATEHOLDERS") must allocate the purchase price for their Regular
Certificates between the REMIC Regular Interest Component and the Net Rate
Carryover Component.

     Depending on the class of a Regular Certificate, potential sources of Net
Rate Carryover payments may include one or more of the following: the Corridor
Contract, the Swap Contract, Fixed Rate Loan Group Excess Cashflow and
Adjustable Rate Loan Group Excess Cashflow. Similarly, depending on the class of
Regular Certificate, the potential sources for making payments with respect to the Swap Contract may include interest and principal payments otherwise payable on the Regular Certificate. For federal income tax purposes, the trustee intends to treat the rights and the obligations of a Regular Certificateholder with respect to Net Rate Carryover and the Swap Contract as embodied in a single contract (that is, the Net Rate Carryover Component). The remainder of this discussion assumes such treatment is correct.

     Upon the issuance of the Certificates, Sidley Austin Brown & Wood LLP ("TAX
COUNSEL"), will deliver its opinion concluding, assuming compliance with the
Pooling and Servicing Agreement, for federal income tax purposes, that each
REMIC created under the Pooling and Servicing Agreement will qualify as a REMIC within the

                                     S-109

meaning of Section 860D of the Code, and that the Regular Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that the rights and the obligations of the holders of the
Regular Certificates with respect to the Net Rate Carryover Component will represent, for federal income tax purposes, contractual rights and obligations coupled with regular interests within the meaning of Treasury regulations
ss.1.860G-2(i).

TAXATION OF THE REMIC REGULAR INTEREST COMPONENTS OF THE REGULAR CERTIFICATES

     The REMIC Regular Interest Components of the Regular Certificates will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the REMIC Regular Interest Components of the Regular
Certificates (including income otherwise payable on the REMIC Regular Interest
Component but used for making payments to the Swap Counterparty) must be reported under an accrual method of accounting. Under an accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

     The REMIC Regular Interest Component of some of the Regular Certificates may be considered to have been issued with original issue discount ("OID"). For purposes of determining the amount and rate of accrual of OID and market discount, the trust fund intends to assume that there will be prepayments on the
Mortgage Loans at a rate equal to 100% of the Prepayment Model. No representation is made regarding whether the Mortgage Loans will prepay at the foregoing rate or at any other rate. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates. See "Material Federal Income Tax Consequences -- Taxation of Debt
Securities" in the prospectus.

     If the holders of any Regular Certificates are treated as acquiring their
REMIC Regular Interest Components at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences --
Taxation of Debt Securities" in the prospectus.

TAXATION OF THE NET RATE CARRYOVER COMPONENTS OF THE REGULAR CERTIFICATES

In General

     The following discussions assume that the rights and obligations of the holders of the Regular Certificates and Class CF and Class CV Certificates with respect to the Net Rate Carryover Component will be treated as rights and obligations under a notional principal contract rather than as interests in a partnership for federal income tax purposes. If these rights and obligations were treated as representing interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments to certificateholders who are non-U.S. Persons.
Prospective investors in the Regular Certificates are encouraged to consult their tax advisors regarding their appropriate tax treatment.

The Rights and Obligations of the Regular Certificates With Respect to the Net
Rate Carryover Component

     For tax information reporting purposes, the Trustee (1) will treat the Net
Rate Carryover Component of the Regular Certificateholders as rights and obligations to receive and make payments under a notional principal contract and
(2) anticipates assuming that these rights and obligations together will have an insubstantial value relative to the value of the REMIC Regular Interest
Components of the Regular Certificates. The IRS could, however, successfully argue that the Net Rate Carryover Component of one or more classes of Regular
Certificates has a greater value. Similarly, the Trustee could determine that the Net Rate Carryover Component of one or more classes of the Regular
Certificates has a greater value. In either case, the REMIC Regular Interest
Component of the Regular Certificates could be viewed as having been issued with either an additional amount of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium
(which would reduce the amount of premium available to be used as an offset against interest income). See "Material

                                     S-110

Federal Income Tax Consequences -- Taxation of Debt Securities" in the
prospectus. In addition, the Net Rate Carryover Component could be viewed as having been purchased at a higher cost. These changes could affect the timing and amount of income and deductions on the REMIC Regular Interest Component and
Net Rate Carryover Component.

     The portion of the overall purchase price of a Regular Certificate attributable to the Net Rate Carryover Component must be amortized over the life of the Certificate, taking into account the declining balance of the related
REMIC Regular Interest Component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are encouraged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Net Rate Carryover Component of such a Certificate.

     Subject to the discussion below under the caption "Alternative Treatment of
Termination-Related Payments," any payments received by a holder of a Regular
Certificate as Net Rate Carryover will be treated as periodic payments received under a notional principal contract. For any taxable year, to the extent the sum of (1) the periodic payments received exceeds the amortization of the purchase price of the Net Rate Carryover Component, and (2) in the case of a Swap
Certificate, any amount payable on the REMIC Regular Interest Component used to cover payments to the Swap Counterparty, such excess will be ordinary income.
Conversely, to the extent the sum of (1) the amortization of the purchase price, and (2) in the case of a Swap Certificate, any amount payable on the REMIC
Regular Interest Component used to cover payments to the Swap Counterparty, exceeds the periodic payments, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the
2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax. IN THE CASE OF INDIVIDUALS, THESE LIMITATIONS MEAN THAT INCOME PAYABLE ON
THE REMIC REGULAR INTEREST COMPONENT OF A SWAP CERTIFICATE WILL BE INCLUDIBLE IN
GROSS INCOME BUT THAT THE USE OF SUCH INCOME TO MAKE A PAYMENT TO THE SWAP
COUNTERPARTY MAY NOT BE DEDUCTIBLE.

Alternative Treatment of Termination-Related Payments

     Holders of the Swap Certificates have certain rights and obligations with respect to payments that may be made or received if the Swap Contract terminates
("TERMINATION PAYMENTS"). Because the termination of the Swap Contract does not necessarily mean the termination of the rights and obligations of the Swap
Certificateholders, however, the income tax treatment of the Termination
Payments is uncertain. For income tax reporting purposes, the trustee intends to treat any Termination Payment as part of the periodic payments made or received with respect to the Net Rate Carryover Component, and therefore, as part of ordinary income or ordinary deductions with respect to the Net Rate Carryover
Component. The IRS, however, could assert that the Termination Payments should be treated as capital gain or loss. The use of any capital loss may be limited.
Prospective investors in the Swap Certificates are encouraged to consult their tax advisors regarding the appropriate tax treatment of any Termination
Payments.

DISPOSITIONS OF REGULAR CERTIFICATES

     Upon the sale, exchange, or other disposition of a Regular Certificate, the
Regular Certificateholder must allocate the amount realized between the REMIC
Regular Interest Component and the Net Rate Carryover Component based on the relative fair market values of those components at the time of sale. Assuming that the Regular Certificates are held as "capital assets" within the meaning of
Section 1221 of the Code, any gain or loss on the disposition of the Net Rate
Carryover Component should result in capital gain or loss and any gain or loss on the disposition of the REMIC Regular Interest Component should result in capital gain or loss. Gain with respect to the REMIC Regular Interest Component, however, will be treated as ordinary income, to the extent it does not exceed the excess (if any) of:

          (1)  the amount that would have been includible in the holder's gross income with respect to the REMIC Regular Interest Component had income thereon accrued at a rate equal to

                                     S-111

               110% of the applicable federal rate as defined in section 1274(d)
               of the Code determined as of the date of purchase of the
               Certificate

               over

          (2)  the amount actually included in such holder's income.

TAX TREATMENT FOR CERTAIN PURPOSES

     As described more fully under "Material Federal Income Tax Consequences--
Taxation of the REMIC and Its Holders" in the prospectus, the REMIC Regular
Interest Components of the Regular Certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under
Section 7701(a)(19)(C) of the Code in the same (or greater) proportion that the assets of the Trust Fund will be so treated, and income on the REMIC Regular
Interest Components of the Regular Certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c)(3)(B) of the Code in the same (or greater)
proportion that the income on the assets of the Trust Fund will be so treated.
The Net Rate Carryover Component of the Regular Certificates will not qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

     BECAUSE OF THE NET RATE CARRYOVER COMPONENT OF A REGULAR CERTIFICATE (AND
IN PARTICULAR, IN THE CASE OF THE SWAP CERTIFICATES, DUE TO THE DEEMED
OBLIGATION TO MAKE PAYMENTS WITH RESPECT TO THE SWAP CONTRACT) HOLDERS OF
REGULAR CERTIFICATES ARE ENCOURAGED TO CONSULT WITH THEIR TAX ADVISORS BEFORE
RESECURITIZING THEIR REGULAR CERTIFICATES IN A REMIC.

RESIDUAL CERTIFICATES

     The holders of the Residual Certificates must include the taxable income of each underlying REMIC and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual
Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases, is subject to U.S. federal income tax.

     In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

     Purchasers of a Residual Certificate (that is, one of the Class A-R
Certificates) are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their tax advisors with respect to those consequences. See "Material Federal
Income Tax Consequences -- Taxation of Holders of Residual Interest Securities"
in the prospectus. In particular, prospective holders of Residual Certificates are encouraged to consult their tax advisors regarding whether a Residual
Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest, or as both. Among other things, holders of Noneconomic Residual Certificates should be aware of REMIC regulations that govern the treatment of "inducement fees" and that may affect their ability to transfer their Residual Certificates. See "Material Federal Income Tax
Consequences -- Taxation of Holders of Residual Interest Securities --
Restrictions on Ownership and Transfer of Residual Interest Securities --
Treatment of Inducement Fees," and "Material Federal Income Tax Consequences --
Tax Treatment of Foreign Investors" in the prospectus.

     Additionally, for information regarding Prohibited Transactions and
Treatment of Realized Losses, see "Material Federal Income Tax Consequences --
Taxation of the REMIC" in the prospectus.

     As a result of the Economic Growth and Tax Relief Reconciliation Act of
2001 (the "2001 ACT"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax

                                     S-112

Reconciliation Act of 2003 (the "2003 ACT"), the backup withholding rate has been reduced to 28%. Unless they are amended, all provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after
December 31, 2010. See "Material Federal Income Tax Consequences" in the
prospectus. Investors are encouraged to consult their tax advisors with respect to both statutes.

                                   OTHER TAXES

     No representations are made regarding the tax consequences of the purchase, ownership or disposition of the Certificates under any state, local or foreign tax law.

     ALL INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING THE
FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING OR
DISPOSING OF THE CERTIFICATES.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA"), prohibits "PARTIES IN INTEREST" with respect to an employee benefit plan or other arrangement subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "DISQUALIFIED
PERSONS" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section
(collectively with employee benefit plans subject to ERISA, "PLANS"); ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire the Offered Certificates (directly or indirectly through investment by an entity or account holding assets of the
Plan) is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the prospectus.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the
ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law.
Any such plan which is qualified and exempt from taxation under Sections 401(a)
and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered
Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the
Mortgage Loans. It is anticipated that the Certificates will constitute "equity interests" in the Trust Fund and, in the case of the Swap Certificates, in the swap trust for the purpose of the Plan Assets Regulation.

     The U.S. Department of Labor has granted to each of the underwriters substantially identical administrative exemptions (collectively, the
"EXEMPTION") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by entities that hold investment pools consisting of certain receivables, loans and other obligations and the servicing, operation and management of such entities, provided that the conditions and requirements of the Exemption, including the requirement that an investing Plan be an
"accredited investor" as defined in Rule 501(a)(1) of Regulation D under the
Securities Act of 1933, as amended, are met. The Exemption extends exemptive relief to certificates, including subordinate certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption are met.

     The Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions using a pre-funding account. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount

                                     S-113

of the certificates being offered by the entity, may be transferred to the entity within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding arrangements satisfy certain conditions.

     For a general description of the Exemption and the conditions that must be met for the Exemption to apply, see "ERISA Considerations" in the prospectus.

     Except as provided below with respect to the swap trust, it is expected that the Exemption will apply to the acquisition and holding of the Offered
Certificates (other than the Class A-R Certificates) by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the
Trust Fund by aggregate unamortized principal balance of the assets of the Trust
Fund.

     The rating of a Certificate may change. If a class of Certificates no longer has a rating of at least BBB- or its equivalent from at least one Rating
Agency, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Exemption to dispose of it). An
Offered Certificate that satisfies the requirements of the Exemption other than the rating requirement may be eligible for purchase by an insurance company general account that includes plan assets in reliance on Sections I and III of
Prohibited Transaction Class Exemption 95-60.

     The Swap Contract does not meet all of the requirements for an "eligible swap" under the Exemption and has not been included in the Trust Fund, and consequently an interest in the Swap Contract is not eligible for the exemptive relief available under the Exemption. For ERISA purposes, an interest in a Swap
Certificate should represent a beneficial interest in two assets: (i) the right to receive payments from the Trust Fund with respect to the applicable class and without taking into account payments made or received with respect to the Swap
Contract, and (ii) the right to receive payments from the swap trust. A Plan's purchase and holding of a Swap Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between an investing Plan and the Swap Counterparty unless an exemption is available.

     Accordingly, so long as the Swap Contract and the swap trust are in effect, no Plan or other person using plan assets may acquire or hold any interest in a
Swap Certificate unless, in addition to satisfying the conditions, above, of the
Exemption, such acquisition and holding are eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption
("PTCE") 84-14 (for transactions effected by independent "qualified professional asset managers", PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 95-60 (for transactions by insurance company general accounts), or
PTCE 96-23 (for transactions effected by "in-house asset managers")
(collectively, the "INVESTOR-BASED EXEMPTIONS") or a similar exemption. It should be noted, however, that even if the conditions specified in one or more
Investor-Based Exemptions are met, the scope of relief may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult legal counsel concerning these issues.

     As long as the Swap Contract and the swap trust are in effect, each beneficial owner of a Swap Certificate or any interest in a Swap Certificate, by its acceptance and holding of such Swap Certificate or interest therein, will be deemed to have represented that either (i) it is not a Plan or a person investing plan assets in such Swap Certificate, or (ii) its acquisition and holding of such Swap Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

     THE CLASS A-R CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTION OR
ANY COMPARABLE INDIVIDUAL ADMINISTRATIVE EXEMPTION GRANTED TO ANY UNDERWRITER.
CONSEQUENTLY, THE CLASS A-R CERTIFICATES MAY BE TRANSFERRED ONLY IF THE TRUSTEE
RECEIVES:

     o    A REPRESENTATION FROM THE TRANSFEREE OF THE CERTIFICATE, ACCEPTABLE TO
          AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THAT THE
          TRANSFEREE IS NOT A PLAN, OR A PERSON ACTING ON BEHALF OF A PLAN OR
          USING A PLAN'S ASSETS TO EFFECT THE TRANSFER; OR

                                     S-114

     o    AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE
          AND HOLDING OF THE CERTIFICATE BY A PLAN, OR A PERSON ACTING ON BEHALF
          OF A PLAN OR USING A PLAN'S ASSETS, WILL NOT RESULT IN A NON-EXEMPT
          PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND
          WILL NOT SUBJECT THE TRUSTEE OR THE MASTER SERVICER TO ANY OBLIGATION
          IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING
          AGREEMENT.

     IF THE REPRESENTATION IS NOT TRUE, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR
A PERSON ACTING ON BEHALF OF A PLAN OR USING THE PLAN'S ASSETS IS INITIATED
WITHOUT THE REQUIRED OPINION OF COUNSEL, THE ATTEMPTED TRANSFER OR ACQUISITION
SHALL BE VOID.

     Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan
Assets Regulation, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Trust Fund and, in the case of the Swap
Certificates, the swap trust represented by an interest in the Offered
Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The sale of the Offered Certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by
Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                     S-115

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement among the Depositor, Countrywide Securities Corporation (an affiliate of the
Depositor, the Sellers and the Master Servicer) and Greenwich Capital Markets,
Inc. (collectively, the "UNDERWRITERS"), the Depositor has agreed to sell the
Offered Certificates (other than the Class A-R Certificates) (the "UNDERWRITTEN
CERTIFICATES") to the Underwriters, and each Underwriter has severally agreed to purchase from the Depositor the initial Certificate Principal Balance of each class of Underwritten Certificates set forth under its name below. It is expected that the proceeds to the Depositor from the sale of the Underwritten
Certificates will be approximately $2,199,428,728, before deducting issuance expenses payable by the Depositor, estimated to be approximately $1,125,000.

                           COUNTRYWIDE             GREENWICH
                           SECURITIES           CAPITAL MARKETS,
CLASS                      CORPORATION                INC.
-----                   ------------------     ------------------
Class 1-AF..........    $      349,783,200     $       38,864,800
Class 2-AF-1........    $      210,335,400     $       23,370,600
Class 2-AF-2........    $      105,077,700     $       11,675,300
Class 2-AF-3........    $      139,158,900     $       15,462,100
Class 2-AF-4........    $       69,868,800     $        7,763,200
Class 2-AF-5........    $       60,840,000     $        6,760,000
Class BF............    $       10,206,000     $        1,134,000
Class 3-AV..........    $      438,588,000     $       48,732,000
Class 4-AV-1........    $      183,975,300     $       20,441,700
Class 4-AV-2........    $       55,417,500     $        6,157,500
Class 4-AV-3........    $      104,022,000     $       11,558,000
Class 4-AV-4........    $       66,877,200     $        7,430,800
Class MV-1..........    $       38,880,000     $        4,320,000
Class MV-2..........    $       36,720,000     $        4,080,000
Class MV-3..........    $       22,140,000     $        2,460,000
Class MV-4..........    $       20,520,000     $        2,280,000
Class MV-5..........    $       17,820,000     $        1,980,000
Class MV-6..........    $       16,740,000     $        1,860,000
Class MV-7..........    $       15,120,000     $        1,680,000
Class MV-8..........    $       13,500,000     $        1,500,000
Class BV............    $       12,960,000     $        1,440,000
                        ------------------     ------------------
   Total............    $    1,988,550,000     $      220,950,000

                                     S-116

     The Depositor has been advised by each Underwriter that it proposes initially to offer the Underwritten Certificates to certain dealers at the prices set forth on the cover page less a selling concession not to exceed the percentage of the Certificate denomination set forth below, and that each
Underwriter may allow, and such dealers may reallow, a reallowance discount not to exceed the percentage of the Certificate denomination set forth below:

                                                  SELLING          REALLOWANCE
CLASS                                            CONCESSION          DISCOUNT
-----                                          --------------     --------------
Class 1-AF................................        0.12500%           0.06250%
Class 2-AF-1..............................        0.06250%           0.03125%
Class 2-AF-2..............................        0.09380%           0.04688%
Class 2-AF-3..............................        0.15000%           0.07500%
Class 2-AF-4..............................        0.22500%           0.11250%
Class 2-AF-5..............................        0.30000%           0.15000%
Class BF..................................        1.37000%           0.68500%
Class 3-AV................................        0.06250%           0.03125%
Class 4-AV-1..............................        0.03130%           0.01565%
Class 4-AV-2..............................        0.06250%           0.03125%
Class 4-AV-3..............................        0.09380%           0.04688%
Class 4-AV-4..............................        0.09380%           0.04688%
Class MV-1................................        0.25000%           0.12500%
Class MV-2................................        0.30000%           0.15000%
Class MV-3................................        0.50000%           0.25000%
Class MV-4................................        0.55000%           0.27500%
Class MV-5................................        0.62500%           0.31250%
Class MV-6................................        0.75000%           0.37500%
Class MV-7................................        0.90000%           0.45000%
Class MV-8................................        1.00000%           0.50000%
Class BV..................................        1.25000%           0.62500%

     After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

     The Depositor has been advised by each Underwriter that it intends to make a market in the Underwritten Certificates purchased by it, but no Underwriter has any obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates (or any particular class thereof) will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

     Until the distribution of the Underwritten Certificates is completed, the rules of the Securities and Exchange Commission may limit the ability of the
Underwriters and certain selling group members to bid for and purchase the
Underwritten Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the
Underwritten Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten
Certificates.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Underwritten
Certificates. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                     S-117

     The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended (the
"SECURITIES ACT").

     The Class A-R Certificates will not be purchased by the Underwriters but will be transferred to Countrywide Home Loans on the Closing Date as partial consideration for the sale of the Mortgage Loans to the Depositor. The Class A-R
Certificates may be offered by Countrywide Home Loans (or an affiliate) or the
Depositor from time to time directly or through underwriters or agents (either of which may include Countrywide Securities Corporation) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class A-R Certificates may be deemed to be "underwriters"
within the meaning of the Securities Act and any profit on the sale of the certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

                                  LEGAL MATTERS

     The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by
Sidley Austin Brown & Wood LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by McKee Nelson LLP.

                                     EXPERTS

     The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference in this prospectus supplement, and in the registration statement upon the authority of that firm as experts in accounting and auditing. The report of KPMG LLP refers to changes, in 2003, in Ambac Assurance Corporation's methods of accounting for variable interest entities and stock-based compensation.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                     S-118

                                     RATINGS

     It is a condition of the issuance of the Offered Certificates that each class of Offered Certificates set forth below be assigned ratings at least as high as those designated below by Moody's Investors Service, Inc. ("MOODY'S")
and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies,
Inc.("S&P") and together with Moody's, the "RATING AGENCIES").

             MOODY'S         S&P                     MOODY'S        S&P
  CLASS       RATING       RATING        CLASS       RATING        RATING
---------   ---------      ------      ---------    ---------      ------
1-AF           Aaa           AAA        4-AV-3         Aaa          AAA
2-AF-1         Aaa           AAA        4-AV-4         Aaa          AAA
2-AF-2         Aaa           AAA        MV-1           Aa1          AA+
2-AF-3         Aaa           AAA        MV-2           Aa2           AA
2-AF-4         Aaa           AAA        MV-3           Aa3          AA-
2-AF-5         Aaa           AAA        MV-4           A1            A+
A-R            Aaa           AAA        MV-5           A2            A
BF             Baa3          BBB        MV-6           A3            A-
3-AV           Aaa           AAA        MV-7          Baa1          BBB+
4-AV-1         Aaa           AAA        MV-8          Baa2          BBB
4-AV-2         Aaa           AAA        BV            Baa3          BBB-

     The ratings assigned to the Class A-R Certificates only address the return of its Certificate Principal Balance. The ratings assigned to the Class AF
Certificates will be issued based on the financial strength rating of the Class
AF Insurer.

     The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net Rate Carryover, any payments under the Corridor Contract or the anticipated yields in light of prepayments.

     The Depositor has not requested a rating of any Offered Certificates by any rating agency other than Moody's and S&P. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                                     S-119

                             INDEX OF DEFINED TERMS

2001 Act...................................................................S-112
2003 Act...................................................................S-113
Accrual Period..............................................................S-48
Adjustable Rate Certificates................................................S-41
Adjustable Rate Cumulative Loss Trigger Event...............................S-65
Adjustable Rate Delinquency Trigger Event...................................S-64
Adjustable Rate Excess Overcollateralization Amount.........................S-64
Adjustable Rate Loan Group Credit Comeback Excess Cashflow..................S-68
Adjustable Rate Loan Group Excess Cashflow..................................S-68
Adjustable Rate Mortgage Loans..............................................S-23
Adjustable Rate OC Floor....................................................S-63
Adjustable Rate Overcollateralization Deficiency Amount.....................S-63
Adjustable Rate Overcollateralization Reduction Amount......................S-63
Adjustable Rate Overcollateralization Target Amount.........................S-63
Adjustable Rate Overcollateralized Amount...................................S-63
Adjustable Rate Prepayment Vector...........................................S-93
Adjustable Rate Senior Enhancement Percentage...............................S-64
Adjustable Rate Stepdown Date...............................................S-64
Adjustable Rate Subordinate Certificates....................................S-41
Adjustable Rate Subordinate Class Principal Distribution Amount.............S-59
Adjustable Rate Trigger Event...............................................S-64
Adjusted Net Mortgage Rate..................................................S-51
Adjustment Date.............................................................S-24
Advance.....................................................................S-40
Applied Realized Loss Amount................................................S-84
Approved Rating Thresholds..................................................S-76
ARPV........................................................................S-93
Bankruptcy Rate.............................................................S-38
beneficial owner............................................................S-43
Book-Entry Certificates.....................................................S-42
Business Day................................................................S-48
Carryover Reserve Fund......................................................S-77
Certificate Account.........................................................S-43
Certificate Owners..........................................................S-42
Certificate Principal Balance...............................................S-41
Certificates................................................................S-41
Class 1-AF Principal Distribution Amount....................................S-57
Class 1-AF Principal Distribution Target Amount.............................S-57
Class 2-AF Certificates.....................................................S-41
Class 2-AF Principal Distribution Amount....................................S-58
Class 2-AF Principal Distribution Target Amount.............................S-58
Class 3-AV Principal Distribution Amount....................................S-58
Class 3-AV Principal Distribution Target Amount.............................S-58
Class 4-AV Certificates.....................................................S-41
Class 4-AV Principal Distribution Amount....................................S-58
Class 4-AV Principal Distribution Target Amount.............................S-59
Class AF Available Funds....................................................S-80
Class AF Certificates.......................................................S-41
Class AF Insurer............................................................S-78
Class AF Policy.............................................................S-78
Class AF Principal Distribution Allocation Amount...........................S-57
Class AF Principal Distribution Target Amount...............................S-57
Class AV Certificates.......................................................S-41
Class AV Principal Distribution Allocation Amount...........................S-58
Class AV Principal Distribution Target Amount...............................S-58
Class BF Principal Distribution Amount......................................S-59
Code................................................................S-110, S-112
Collateral Value............................................................S-26
Compensating Interest.......................................................S-40
Corridor Contract...........................................................S-69
Corridor Contract Administration Agreement..................................S-69
Corridor Contract Administrator.............................................S-69
Corridor Contract Ceiling Rate..............................................S-70
Corridor Contract Counterparty..............................................S-69
Corridor Contract Guarantor.................................................S-69
Corridor Contract Guaranty..................................................S-69
Corridor Contract Notional Balance..........................................S-70
Corridor Contract Strike Rate...............................................S-70
Corridor Contract Termination Date..........................................S-70
Countrywide Financial.......................................................S-36
Countrywide Home Loans................................................S-24, S-37
Countrywide Servicing.......................................................S-36
CPR.........................................................................S-93
Credit Bureau Risk Score....................................................S-35
Credit Comeback Excess Account..............................................S-83
Credit Comeback Excess Amount...............................................S-25
credit comeback loans.......................................................S-25
Current Interest............................................................S-50
Cut-off Date................................................................S-26
debt-to-income ratio........................................................S-32
Deficiency Amount...........................................................S-79
Definitive Certificate......................................................S-43
Delay Delivery Mortgage Loans...............................................S-89
Deleted Mortgage Loan.......................................................S-28
Depositor...................................................................S-23
Detailed Description........................................................S-23
Determination Date..........................................................S-26
disqualified persons.......................................................S-113

                                     S-120

Distribution Account........................................................S-47
Distribution Account Deposit Date...........................................S-45
Distribution Date...........................................................S-48
DTC.........................................................................S-42
Due Dates...................................................................S-39
Due for Payment.............................................................S-80
Due Period..................................................................S-47
ERISA......................................................................S-113
Euroclear...................................................................S-42
Excess Corridor Contract Payment............................................S-70
Exemption..................................................................S-113
Expense Fee Rate............................................................S-51
Extra Principal Distribution Amount.........................................S-60
Final Recovery Determination................................................S-44
Final Scheduled Distribution Date...........................................S-80
Five-Year Hybrid Mortgage Loans.............................................S-25
Fixed 30-Year Interest-Only Loan............................................S-25
Fixed Rate Certificates.....................................................S-41
Fixed Rate Credit Comeback Loans............................................S-25
Fixed Rate Cumulative Loss Trigger Event....................................S-62
Fixed Rate Delinquency Trigger Event........................................S-62
Fixed Rate Excess Overcollateralization Amount..............................S-61
Fixed Rate Loan Group Credit Comeback Excess Cashflow.......................S-66
Fixed Rate Loan Group Excess Cashflow.......................................S-66
Fixed Rate Mortgage Loans...................................................S-23
Fixed Rate OC Floor.........................................................S-61
Fixed Rate Overcollateralization Deficiency Amount..........................S-61
Fixed Rate Overcollateralization Reduction Amount...........................S-61
Fixed Rate Overcollateralization Target Amount..............................S-61
Fixed Rate Overcollateralized Amount........................................S-61
Fixed Rate Prepayment Vector................................................S-93
Fixed Rate Senior Enhancement Percentage....................................S-62
Fixed Rate Stepdown Date....................................................S-62
Fixed Rate Trigger Event....................................................S-62
Foreclosure Rate............................................................S-38
FRPV........................................................................S-93
Full Doc Program............................................................S-32
Funding Period..............................................................S-29
Global Securities............................................................I-1
Gross Margin................................................................S-24
Group 1 Overcollateralization Reduction Amount..............................S-61
Group 2 Overcollateralization Reduction Amount..............................S-61
Group 3 Overcollateralization Reduction Amount..............................S-64
Group 4 Overcollateralization Reduction Amount..............................S-64
Hybrid Mortgage Loans.......................................................S-25
Initial Cut-off Date........................................................S-23
Initial Cut-off Date Pool Principal Balance.................................S-23
Initial Cut-off Date Principal Balance......................................S-23
Initial Mortgage Loans......................................................S-23
Initial Mortgage Pool.......................................................S-23
Initial Periodic Rate Cap...................................................S-24
Insurance Proceeds..........................................................S-44
Insured Amounts.............................................................S-80
Insured Payments............................................................S-80
Interest Carry Forward Amount...............................................S-51
Interest Determination Date.................................................S-77
Interest Funds..............................................................S-50
Interest Remittance Amount..................................................S-45
Investor-Based Exemptions..................................................S-114
Last Scheduled Distribution Date............................................S-92
Late Payment Rate...........................................................S-80
LIBOR Business Day..........................................................S-77
Liquidation Proceeds........................................................S-44
Loan Group..................................................................S-24
Loan Group 1................................................................S-24
Loan Group 2................................................................S-24
Loan Group 3................................................................S-24
Loan Group 4................................................................S-24
Loan-to-Value Ratio.........................................................S-25
Master REMIC...............................................................S-109
Master Servicer.............................................................S-36
Master Servicer Advance Date................................................S-40
Maximum Mortgage Rate.......................................................S-25
Minimum Mortgage Rate.......................................................S-28
Modeling Assumptions........................................................S-93
Moody's...............................................................S-8, S-119
Mortgage File...............................................................S-27
Mortgage Index..............................................................S-24
Mortgage Loans..............................................................S-27
Mortgage Notes..............................................................S-23
Mortgage Rate...............................................................S-24
Mortgaged Properties........................................................S-24
NAS Principal Distribution Amount...........................................S-60
Net Corridor Contract Payment...............................................S-70
Net Mortgage Rate...........................................................S-40
net rate cap................................................................S-13
Net Rate Cap................................................................S-51
Net Rate Carryover..........................................................S-53
Net Rate Carryover Component...............................................S-109
Net Swap Payment............................................................S-72
NIM Insurer............................................................S-1, S-88
NIM Insurer Default.........................................................S-21
Nonpayment..................................................................S-80
Offered Certificates........................................................S-41
OID........................................................................S-110
One-Month LIBOR.............................................................S-77
Optional Termination Date...................................................S-86
Order.......................................................................S-79
Participants................................................................S-43
parties in interest........................................................S-113
Pass-Through Margin.........................................................S-53
Pass-Through Rate...........................................................S-51
Percentage Interest.........................................................S-48

                                     S-121

Plans......................................................................S-113
Pooling and Servicing Agreement.............................................S-26
Preference Amount...........................................................S-80
Pre-Funded Amount...........................................................S-29
Pre-Funding Account.........................................................S-29
Prepayment Interest Excess..................................................S-39
Prepayment Interest Shortfall...............................................S-40
Prepayment Models...........................................................S-92
Prepayment Period...........................................................S-26
Principal Distribution Amount...............................................S-57
Principal Remittance Amount.................................................S-46
PTCE.......................................................................S-114
Purchase Price..............................................................S-28
Rating Agencies............................................................S-119
Realized Loss...............................................................S-66
Record Date.................................................................S-48
Reference Bank Rate.........................................................S-77
Reference Banks.............................................................S-77
Regular Certificateholders.................................................S-109
Regular Certificates.......................................................S-109
Reimbursement Amount........................................................S-80
related subordinate classes.................................................S-11
Relief Act..................................................................S-20
REMIC Regular Interest Component...........................................S-109
REO Property................................................................S-40
Replacement Mortgage Loan...................................................S-28
Required Carryover Reserve Fund Deposit.....................................S-78
Residual Certificates................................................S-66, S-109
Rolling Sixty-Day Delinquency Rate..........................................S-65
S&P...................................................................S-8, S-119
Scheduled Payments..........................................................S-24
Securities Act.............................................................S-118
Seller......................................................................S-24
Seller Shortfall Interest Requirement.......................................S-46
Senior Certificates.........................................................S-41
Servicing Fee...............................................................S-39
Servicing Fee Rate..........................................................S-39
Sixty-Day Delinquency Rate..................................................S-65
Stated Income Program.......................................................S-32
Stated Principal Balance....................................................S-26
Statistical Calculation Date................................................S-23
Statistical Calculation Date Pool Principal Balance.........................S-23
Statistical Calculation Pool................................................S-23
Statistical Calculation Pool Mortgage Loans.................................S-23
Subordinate Certificates....................................................S-41
subordination...............................................................S-10
Subsequent Cut-off Date.....................................................S-29
Subsequent Mortgage Loans...................................................S-29
Subsequent Periodic Rate Cap................................................S-24
Subsequent Recoveries.......................................................S-44
Subsequent Transfer Date....................................................S-29
Swap Account................................................................S-47
Swap Certificates...........................................................S-41
Swap Contract...............................................................S-71
Swap Contract Administration Agreement......................................S-72
Swap Contract Administrator.................................................S-71
Swap Contract Notional Balance..............................................S-74
Swap Contract Termination Date..............................................S-74
Swap Counterparty...........................................................S-71
Swap Counterparty Trigger Event.............................................S-76
Swap Guarantor..............................................................S-71
Swap Guaranty...............................................................S-71
Swap Termination Payment....................................................S-75
Tax Counsel................................................................S-109
Termination Payments.......................................................S-111
Three-Year Hybrid Mortgage Loans............................................S-25
Trustee.....................................................................S-26
Trustee Fee.................................................................S-47
Two-Year Hybrid Mortgage Loans..............................................S-25
U.S. Person..................................................................I-4
underlying REMIC...........................................................S-109
underlying REMIC Regular Interests.........................................S-109
Underwriters...............................................................S-116
Underwritten Certificates..................................................S-116
Unpaid Realized Loss Amount.................................................S-65

                                     S-122

                                                                         ANNEX A

                        THE STATISTICAL CALCULATION POOL

         The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan
Group 2, Loan Group 1 and Loan Group 2 as a whole, Loan Group 3, Loan Group 4 and Loan Group 3 and Loan Group 4 as a whole. Other than with respect to rates of interest, percentages are approximate and are stated by that portion of the
Statistical Calculation Date Pool Principal Balance representing Loan Group 1,
Loan Group 2, Loan Group 1 and Loan Group 2 as a whole, Loan Group 3, Loan Group
4 or Loan Group 3 and Loan Group 4 as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

                             GROUP 1 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
MORTGAGE LOAN PROGRAM           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
---------------------           -----       -----------    -----------     -------       ----       --------   ----------    -----

15-Year Fixed.............        144     $  15,462,391         3.79%     $ 107,378      7.524%      178.06        604        69.2%
15-Year Fixed - Credit
  Comeback................         34         2,838,912         0.70         83,497      8.637       178.56        575        74.3
20-Year Fixed.............         11         1,260,261         0.31        114,569      7.303       237.86        652        73.1
30-Year Fixed.............      1,991       315,238,784        77.29        158,332      7.289       357.99        607        73.5
30-Year Fixed - Credit
  Comeback................        315        41,118,603        10.08        130,535      8.309       358.10        584        79.3
30-Year Fixed - 60-month
  Interest Only...........        147        31,900,332         7.82        217,009      6.991       358.33        626        78.8
30/15 Fixed Balloon.......          1            44,953         0.01         44,953      9.250       178.00        562        59.2
    Total/Avg./Wtd. Avg...   ----------   -------------    -----------
                                2,643     $ 407,864,236       100.00%
                             ==========   =============    ===========

         ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                  WEIGHTED     WEIGHTED    WEIGHTED   WEIGHTED
                                              AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE    AVERAGE
                              NUMBER OF       PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT    LOAN-TO-
                              MORTGAGE         BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU     VALUE
ORIGINAL TERM (MONTHS)          LOANS        OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE   RATIO
----------------------          -----        -----------    -----------     -------       ----       --------   ----------   -----

Fixed 180.................        179     $  18,346,256         4.50%     $ 102,493      7.701%      178.14        599        70.0%
Fixed 240.................         11         1,260,261         0.31        114,569      7.303       237.86        652        73.1
Fixed 360.................      2,453       388,257,719        95.19        158,279      7.372       358.03        606        74.6
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,643     $ 407,864,236       100.00%
                              ==========  ===============  ============

                                       A-1

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED     WEIGHTED    WEIGHTED     WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE      AVERAGE     AVERAGE      AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT     GROSS      REMAINING     CREDIT      LOAN-TO-
RANGE OF MORTGAGE LOAN        MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE       TERM       BUREAU       VALUE
PRINCIPAL BALANCES              LOANS       OUTSTANDING    OUTSTANDING     BALANCE      RATE       (MONTHS)   RISK SCORE     RATIO
------------------              -----       -----------    -----------     -------      ----       --------   ----------     -----

       0.01 - $25,000.00...          1     $     14,775        0.00%     $  14,775      9.500%       63.00        628         80.0%
 $25,000.01 - $50,000.00...         38        1,792,804        0.44         47,179      8.971       261.95        584         53.7
 $50,000.01 - $75,000.00...        257       16,341,230        4.01         63,585      8.518       320.01        601         70.8
 $75,000.01 - $100,000.00..        407       35,870,423        8.79         88,134      8.046       336.42        598         74.7
$100,000.01 - $150,000.00..        783       97,457,349       23.89        124,467      7.642       350.34        606         75.5
$150,000.01 - $200,000.00..        515       89,139,431       21.86        173,086      7.295       353.70        608         74.5
$200,000.01 - $250,000.00..        305       68,181,624       16.72        223,546      7.143       353.50        603         72.8
$250,000.01 - $300,000.00..        211       57,580,550       14.12        272,894      6.961       352.47        608         73.8
$300,000.01 - $350,000.00..        109       35,212,362        8.63        323,049      6.937       356.73        612         76.6
$350,000.01 - $400,000.00..         14        5,044,246        1.24        360,303      6.660       344.61        628         76.2
$400,000.01 - $450,000.00..          3        1,229,440        0.30        409,813      6.450       357.34        675         84.8
    Total/Avg./Wtd. Avg....    ----------  ---------------  ------------
                                 2,643     $407,864,236      100.00%
                               ==========  ===============  ============

                                      A-2

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU       VALUE
STATE                           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE     RATIO
-----                           -----       -----------    -----------     -------       ----       --------   ----------     -----

Alabama...................         14     $  1,914,643          0.47%     $ 136,760      7.856%      349.24        612        83.8%
Alaska....................          5          828,137          0.20        165,627      6.877       358.18        631        81.3
Arizona...................         81       14,176,982          3.48        175,024      7.109       350.17        605        74.1
Arkansas..................         27        3,097,270          0.76        114,714      8.537       352.33        609        86.9
California................        250       54,776,346         13.43        219,105      6.546       351.69        618        64.6
Colorado..................         17        2,453,709          0.60        144,336      7.493       353.00        625        82.0
Connecticut...............         42        7,749,443          1.90        184,511      7.345       350.24        588        72.5
Delaware..................         12        2,316,452          0.57        193,038      7.405       357.90        650        83.4
District of Columbia......         13        2,595,285          0.64        199,637      7.443       358.63        582        64.2
Florida...................        213       33,064,974          8.11        155,235      7.401       353.83        605        73.2
Georgia...................        138       18,250,679          4.47        132,251      7.897       342.37        606        82.0
Hawaii....................          9        2,754,702          0.68        306,078      6.605       350.24        644        72.4
Idaho.....................         15        1,594,860          0.39        106,324      7.151       349.36        629        77.1
Illinois..................         81       12,315,213          3.02        152,040      7.760       354.98        611        79.5
Indiana...................         28        3,305,117          0.81        118,040      8.126       351.38        615        84.5
Iowa......................         27        2,678,980          0.66         99,221      8.123       325.41        628        85.4
Kansas....................         21        2,174,464          0.53        103,546      8.308       352.07        623        83.7
Kentucky..................         13        1,484,081          0.36        114,160      8.026       358.15        641        83.9
Louisiana.................          5          504,189          0.12        100,838      8.863       336.44        604        83.1
Maine.....................         26        3,993,209          0.98        153,585      7.047       358.51        599        76.9
Maryland..................        122       23,514,697          5.77        192,743      7.247       357.55        598        72.7
Massachusetts.............        125       25,362,460          6.22        202,900      7.222       355.74        587        69.9
Michigan..................         89       10,989,133          2.69        123,473      7.650       354.81        613        81.4
Minnesota.................         61        9,937,748          2.44        162,914      7.504       340.59        606        79.0
Mississippi...............          4          533,551          0.13        133,388      8.139       343.86        593        89.0
Missouri..................         26        3,019,907          0.74        116,150      7.798       345.65        626        84.8
Montana...................          3          358,575          0.09        119,525      7.252       359.00        674        76.0
Nebraska..................          5          696,602          0.17        139,320      6.739       356.76        658        81.5
Nevada....................         36        6,482,959          1.59        180,082      6.844       357.63        612        71.4
New Hampshire.............         14        2,628,256          0.64        187,733      6.652       358.52        620        76.7
New Jersey................         91       16,594,776          4.07        182,360      7.394       344.78        599        71.4
New Mexico................         38        5,147,066          1.26        135,449      8.023       348.68        604        80.0
New York..................        127       25,536,471          6.26        201,075      7.303       355.88        604        68.4
North Carolina............         99       11,330,704          2.78        114,452      8.087       346.70        606        82.1
Ohio......................         26        3,145,584          0.77        120,984      7.889       338.39        615        83.5
Oklahoma..................         22        2,006,878          0.49         91,222      7.934       347.14        613        85.9
Oregon....................         22        3,127,921          0.77        142,178      7.283       357.37        635        77.3
Pennsylvania..............         65        9,200,173          2.26        141,541      7.647       344.75        604        78.6
Rhode Island..............         15        2,561,899          0.63        170,793      6.797       358.55        580        67.9
South Carolina............         48        5,783,967          1.42        120,499      7.711       345.88        608        79.4
South Dakota..............          3          573,908          0.14        191,303      7.616       356.31        616        82.3
Tennessee.................         45        5,310,945          1.30        118,021      7.688       351.77        619        84.9
Texas.....................        327       32,326,040          7.93         98,856      7.823       324.96        594        76.0
Utah......................          7        1,195,138          0.29        170,734      7.150       358.25        619        82.8
Vermont...................          9        1,594,031          0.39        177,115      7.562       358.59        597        72.0
Virginia..................         76       11,918,348          2.92        156,820      7.365       354.00        600        73.4
Washington................         41        7,369,723          1.81        179,749      7.096       355.14        621        78.0
West Virginia.............         25        2,980,543          0.73        119,222      8.510       346.71        579        78.0
Wisconsin.................         31        4,223,605          1.04        136,245      8.256       358.05        608        79.5
Wyoming...................          4          383,893          0.09         95,973      7.929       358.11        627        83.6
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,643     $407,864,236        100.00%
                              ==========  ===============  ============

                                      A-3

               LOAN-TO-VALUE RATIOS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
RANGE OF LOAN-TO-VALUE        MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
RATIOS (%)                      LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
----------                      -----       -----------    -----------     -------       ----       --------   ----------    -----

50.00 or Less.............        235     $  29,646,695         7.27%     $ 126,156      7.162%      340.35        599        39.5%
50.01 -   55.00...........        104        16,566,234         4.06        159,291      6.820       348.67        614        52.8
55.01 -   60.00...........        135        21,948,169         5.38        162,579      7.000       346.65        598        57.7
60.01 -   65.00...........        167        28,766,389         7.05        172,254      7.157       350.69        588        63.0
65.01 -   70.00...........        228        37,120,960         9.10        162,811      7.138       350.94        590        68.2
70.01 -   75.00...........        266        43,878,115        10.76        164,955      7.333       354.16        596        73.5
75.01 -   80.00...........        727       107,641,598        26.39        148,063      7.326       348.36        612        79.2
80.01 -   85.00...........        242        40,250,782         9.87        166,326      7.472       349.96        605        84.0
85.01 -   90.00...........        327        53,417,019        13.10        163,355      7.684       350.42        614        89.2
90.01 -   95.00...........         91        14,518,763         3.56        159,547      8.059       357.46        637        94.4
95.01 - 100.00............        121        14,109,512         3.46        116,608      8.814       351.06        639        99.5
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,643     $ 407,864,236       100.00%
                              ==========  ===============  ============

              CURRENT MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE      AVERAGE    AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
RANGE OF CURRENT MORTGAGE     MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
RATES (%)                       LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
---------                       -----       -----------    -----------     -------       ----       --------   ----------    -----

5.001 - 5.500.............          6     $   1,198,924         0.29%     $ 199,821      5.372%      331.18        692        58.5%
5.501 - 6.000.............        156        33,262,743         8.16        213,223      5.890       352.62        647        65.9
6.001 - 6.500.............        277        54,246,734        13.30        195,837      6.367       350.59        625        69.7
6.501 - 7.000.............        559        99,078,003        24.29        177,242      6.819       352.04        615        73.5
7.001 - 7.500.............        409        61,906,736        15.18        151,361      7.327       349.17        606        74.8
7.501 - 8.000.............        490        71,335,336        17.49        145,582      7.805       350.80        597        76.8
8.001 - 8.500.............        252        31,157,433         7.64        123,641      8.311       346.56        588        77.8
8.501 - 9.000.............        211        25,773,238         6.32        122,148      8.790       339.88        578        79.6
9.001 - 9.500.............        118        13,549,278         3.32        114,824      9.322       352.88        569        78.9
9.501 - 10.000............         82         8,542,987         2.09        104,183      9.785       343.84        559        82.4
10.001 - 10.500...........         36         3,408,585         0.84         94,683     10.305       342.46        567        80.1
10.501 - 11.000...........         33         3,113,726         0.76         94,355     10.827       322.89        568        85.2
11.001 - 11.500...........         11         1,102,673         0.27        100,243     11.277       358.42        536        80.8
11.501 - 12.000...........          2           125,313         0.03         62,656     11.825       359.00        587        96.9
13.501 - 14.000...........          1            62,528         0.02         62,528     13.750       359.00        548       100.0
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,643     $ 407,864,236       100.00%
                              ==========  ===============  ============

                                      A-4

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
MORTGAGED PROPERTY TYPE         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
-----------------------         -----       -----------    -----------     -------       ----       --------   ----------    -----

Single Family Residence...      2,201     $ 335,914,996        82.36%     $ 152,619      7.393%      349.90        606        74.8%
Planned Unit Development..        300        48,775,646        11.96        162,585      7.323       349.06        606        75.4
Two Family Home...........         60         9,840,651         2.41        164,011      7.543       347.97        608        65.0
Low-Rise Condominium......         51         6,981,041         1.71        136,883      7.391       358.29        611        72.2
Three Family Home.........         19         3,997,596         0.98        210,400      7.256       330.17        611        60.9
Four Family Home..........          8         1,773,974         0.43        221,747      7.299       327.13        630        60.8
High-Rise Condominium ....          4           580,332         0.14        145,083      7.419       321.87        686        73.4
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,643     $ 407,864,236       100.00%
                              ==========  ===============  ============

                  LOAN PURPOSES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
LOAN PURPOSE                    LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
------------                    -----       -----------    -----------     -------       ----       --------   ----------    -----

Refinance - Cash Out......      2,286     $ 363,702,412        89.17%     $ 159,100      7.349%      349.18        604        73.5%
Refinance - Rate/Term.....        201        27,609,550         6.77        137,361      7.492       352.45        623        79.0
Purchase..................        156        16,552,274         4.06        106,104      8.047       353.38        635        85.3
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,643     $ 407,864,236       100.00%
                              ==========  ===============  ============

                 OCCUPANCY TYPES FOR THE GROUP 1 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
OCCUPANCY TYPE                  LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
--------------                  -----       -----------    -----------     -------       ----       --------   ----------    -----

Owner Occupied............      2,580     $ 400,733,667        98.25%     $ 155,323      7.381%      349.55        606        74.4%
Investment Property.......         53         6,033,970         1.48        113,848      7.753       350.50        633        69.8
Second Home...............         10         1,096,599         0.27        109,660      7.465       350.84        589        69.6
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,643     $ 407,864,236       100.00%
                              ==========  ===============  ============

------------
(1) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-5

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
RANGE OF REMAINING TERMS      MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
(MONTHS)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
--------                        -----       -----------    -----------     -------       ----       --------   ----------    -----

  1 - 120.................          1     $      14,775         0.00%     $  14,775      9.500%       63.00        628        80.0%
121 - 180.................        180        18,412,874         4.51        102,294      7.710       178.23        599        69.8
181 - 300.................         12         1,315,949         0.32        109,662      7.370       239.52        650        72.9
301 - 360.................      2,450       388,120,638        95.16        158,417      7.371       358.08        606        74.6
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,643     $ 407,864,236       100.00%
                              ==========  ===============  ============

             LOAN DOCUMENTATION TYPE FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
LOAN DOCUMENTATION TYPE         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
-----------------------         -----       -----------    -----------     -------       ----       --------   ----------    -----

Full Documentation........      2,406     $ 370,857,750        90.93%     $ 154,139      7.366%      350.05        604        75.3%
Stated Income.............        236        36,861,796         9.04        156,194      7.598       344.67        626        65.3
Streamline................          1           144,690         0.04        144,690      7.375       359.00        612        80.0
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,643     $ 407,864,236       100.00%
                              ==========  ===============  ============

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
RANGE OF CREDIT BUREAU RISK   MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
SCORES                          LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
------                          -----       -----------    -----------     -------       ----       --------   ----------    -----

801 - 820.................          1     $       160,962       0.04%     $ 160,962      5.750%      358.00        809        57.6%
781 - 800.................          7           1,112,927       0.27        158,990      6.113       357.04        792        69.9
761 - 780.................          7           1,663,878       0.41        237,697      6.331       346.60        768        70.4
741 - 760.................         23           3,829,835       0.94        166,515      6.553       358.03        751        73.6
721 - 740.................         25           4,485,791       1.10        179,432      6.813       355.59        731        79.4
701 - 720.................         45           7,518,600       1.84        167,080      6.817       348.91        709        78.5
681 - 700.................         84          13,575,640       3.33        161,615      6.853       346.39        689        74.5
661 - 680.................        140          21,924,321       5.38        156,602      6.964       349.83        670        77.4
641 - 660.................        245          38,974,432       9.56        159,079      7.006       352.84        651        75.8
621 - 640.................        371          59,069,546      14.48        159,217      7.128       350.13        629        77.1
601 - 620.................        457          70,562,348      17.30        154,403      7.220       348.57        610        75.9
581 - 600.................        390          57,406,475      14.07        147,196      7.489       347.84        591        76.3
561 - 580.................        318          47,725,246      11.70        150,079      7.529       349.47        570        70.8
541 - 560.................        248          37,289,383       9.14        150,360      7.946       348.97        551        70.0
521 - 540.................        157          24,586,490       6.03        156,602      8.173       351.27        531        70.9
501 - 520.................        116          16,447,249       4.03        141,787      8.460       347.52        511        67.7
500 or Less...............          9           1,531,112       0.38        170,124      8.289       353.56        495        68.8
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,643     $   407,864,236     100.00%
                              ==========  ===============  ============

------------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-6

             CREDIT GRADE CATEGORIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
CREDIT GRADE CATEGORY           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
---------------------           -----       -----------    -----------     -------       ----       --------   ----------    -----

A ........................      1,945     $ 301,013,205        73.80%     $ 154,763      7.273%      350.06        614        75.8%
A-........................        163        25,271,055         6.20        155,037      7.716       346.82        584        76.0
B ........................        298        45,647,198        11.19        153,179      7.566       347.32        587        70.6
C ........................        166        26,196,486         6.42        157,810      7.924       350.43        575        66.3
C-........................         58         8,060,132         1.98        138,968      7.667       349.09        606        69.1
D ........................         13         1,676,160         0.41        128,935      8.278       351.82        568        55.4
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,643     $ 407,864,236       100.00%
                              ==========  ===============  ============

            PREPAYMENT PENALTY PERIOD FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT    LOAN-TO-
PREPAYMENT PENALTY PERIOD     MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
(MONTHS)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
--------                        -----       -----------    -----------     -------       ----       --------   ----------    -----

0.........................      1,167     $ 158,619,427        38.89%     $ 135,921      7.699%      344.78        599        76.4%
3.........................          1           119,632         0.03        119,632      7.500       356.00        600        61.5
6.........................          1           114,839         0.03        114,839      7.800       358.00        556        38.3
12........................        164        32,149,858         7.88        196,036      7.235       354.64        598        68.7
24........................        241        41,853,962        10.26        173,668      7.209       352.82        600        73.4
35........................          1            86,932         0.02         86,932      7.250       359.00        604        71.9
36........................      1,068       174,919,587        42.89        163,782      7.173       352.18        616        73.8
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,643     $ 407,864,236       100.00%
                              ==========  ===============  ============

                                      A-7

                             GROUP 2 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
MORTGAGE LOAN PROGRAM           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO

15-Year Fixed.............        102     $  12,663,923         1.86%     $ 124,156      6.966%      176.43        613        66.6%
15-Year Fixed - Credit
  Comeback................         11         1,224,391         0.18        111,308      8.287       177.86        592        69.5
30-Year Fixed.............      2,650       536,950,761        78.95        202,623      6.648       358.07        622        73.2
30-Year Fixed - Credit
  Comeback................        388        59,820,269         8.80        154,176      8.220       358.28        582        80.8
30-Year Fixed - 60-month
  Interest Only...........        262        69,495,243        10.22        265,249      6.651       358.50        626        77.4
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                3,413     $ 680,154,587       100.00%
                              ==========  ===============  ============

         ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
ORIGINAL TERM (MONTHS)          LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
----------------------          -----       -----------    -----------     -------       ----       --------   ----------    -----

Fixed 180.................        113     $  13,888,314         2.04%     $ 122,905      7.083%      176.56        611        66.8%
Fixed 360.................      3,300       666,266,273        97.96        201,899      6.790       358.13        619        74.3
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                3,413     $ 680,154,587       100.00%
                              ==========  ===============  ============

                                      A-8

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
RANGE OF MORTGAGE LOAN        MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
PRINCIPAL BALANCES              LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
------------------              -----       -----------    -----------     -------       ----       --------   ----------    -----

      $0.01 - $50,000.00...         3     $      58,493         0.01%     $  19,498      9.369%       90.13        641        51.6%
 $25,000.01 - $50,000.00...        27         1,277,981         0.19         47,333      8.679       302.90        594        48.0
 $50,000.01 - $75,000.00...       163        10,403,589         1.53         63,826      8.160       332.19        604        70.1
 $75,000.01 - $100,000.00..       341        30,154,890         4.43         88,431      7.680       342.73        605        74.8
$100,000.01 - $150,000.00..       948       118,842,480        17.47        125,361      7.226       352.62        602        74.6
$150,000.01 - $200,000.00..       694       120,562,279        17.73        173,721      6.918       354.85        607        73.7
$200,000.01 - $250,000.00..       388        86,515,338        12.72        222,978      6.778       357.31        612        74.6
$250,000.01 - $300,000.00..       255        69,841,644        10.27        273,889      6.529       356.84        614        73.5
$300,000.01 - $350,000.00..       164        53,076,261         7.80        323,636      6.573       358.39        614        76.0
$350,000.01 - $400,000.00..       174        65,718,331         9.66        377,692      6.519       357.22        632        76.0
$400,000.01 - $450,000.00..       124        52,530,336         7.72        423,632      6.339       355.21        642        73.0
$450,000.01 - $500,000.00..        70        33,294,750         4.90        475,639      6.300       353.17        645        73.4
$500,000.01 - $550,000.00..        21        11,123,416         1.64        529,686      6.225       358.58        662        69.5
$550,000.01 - $600,000.00..        20        11,490,558         1.69        574,528      6.079       357.81        708        75.7
$600,000.01 - $650,000.00..         4         2,536,891         0.37        634,223      6.285       358.75        656        66.4
$650,000.01 - $700,000.00..         6         4,123,865         0.61        687,311      6.450       358.67        666        81.4
$700,000.01 - $750,000.00..         6         4,370,864         0.64        728,477      6.243       328.66        659        72.0
$800,000.01 - $850,000.00..         4         3,333,716         0.49        833,429      7.372       358.00        654        72.9
$850,000.01 - $900,000.00..         1           898,906         0.13        898,906      5.875       359.00        638        60.0
    Total/Avg./Wtd. Avg....   ----------  ---------------  ------------
                                3,413     $ 680,154,587       100.00%
                              ==========  ===============  ============

                                      A-9

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
STATE                           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
-----                           -----       -----------    -----------     -------       ----       --------   ----------    -----

Alabama...................         47     $   6,483,802         0.95%     $ 137,953      7.874%      350.36        604        87.5%
Alaska....................          1           279,796         0.04        279,796      7.600       359.00        598       100.0
Arizona...................        196        32,776,251         4.82        167,226      6.917       357.70        600        74.3
Arkansas..................          7           717,750         0.11        102,536      8.433       358.11        611        94.6
California................      1,036       288,297,951        42.39        278,280      6.352       356.34        631        68.8
Colorado..................         54         9,739,725         1.43        180,365      7.244       355.35        617        82.0
Connecticut...............         32         6,161,162         0.91        192,536      7.020       340.27        618        77.0
Delaware..................         12         2,079,574         0.31        173,298      7.203       351.96        602        76.0
Florida...................        558        89,820,597        13.21        160,969      7.034       354.19        599        73.5
Georgia...................          7         1,592,971         0.23        227,567      7.067       275.71        636        85.1
Hawaii....................         48        15,329,547         2.25        319,366      6.416       357.49        642        73.7
Idaho.....................         33         5,261,239         0.77        159,431      7.284       358.54        614        84.8
Illinois..................         66        11,662,239         1.71        176,701      6.852       356.45        615        77.8
Indiana...................         48         5,248,437         0.77        109,342      7.749       353.92        612        83.2
Kentucky..................         39         4,153,434         0.61        106,498      7.537       333.89        627        85.7
Louisiana.................         12         1,098,150         0.16         91,513      8.684       352.52        552        79.9
Maine.....................          5           812,427         0.12        162,485      7.838       357.88        615        86.9
Maryland..................         14         5,638,529         0.83        402,752      6.696       358.15        623        77.6
Massachusetts.............          8         3,334,454         0.49        416,807      7.050       358.64        614        78.2
Michigan..................          3         1,164,128         0.17        388,043      6.373       359.00        653        65.7
Minnesota.................         19         3,621,076         0.53        190,583      7.325       357.66        628        88.5
Mississippi...............         13         1,478,592         0.22        113,738      7.423       358.03        610        85.3
Missouri..................         71         8,045,614         1.18        113,319      7.659       349.59        611        82.8
Montana...................         14         1,485,580         0.22        106,113      7.282       332.46        616        78.5
Nebraska..................          9           737,305         0.11         81,923      8.380       358.66        592        80.2
Nevada....................         86        16,609,859         2.44        193,138      6.789       355.35        601        73.1
New Hampshire.............         21         4,823,787         0.71        229,704      6.753       357.65        585        70.8
New Jersey................         10         3,666,998         0.54        366,700      6.841       358.27        605        79.3
New York..................         15         5,334,026         0.78        355,602      6.936       358.58        629        77.2
North Carolina............          8         1,427,265         0.21        178,408      8.024       351.71        613        87.8
North Dakota..............          1            81,373         0.01         81,373      7.375       315.00        686        70.6
Ohio......................         77         8,731,883         1.28        113,401      7.568       356.67        619        84.9
Oklahoma..................         44         4,535,331         0.67        103,076      7.898       354.56        600        83.4
Oregon....................         73        12,563,355         1.85        172,101      7.123       354.57        609        77.8
Pennsylvania..............        127        17,939,338         2.64        141,255      7.489       343.24        597        79.8
Rhode Island..............          1           543,385         0.08        543,385      8.000       359.00        602        75.0
South Carolina............          3           256,783         0.04         85,594      8.131       358.71        630        78.1
South Dakota..............          6           759,015         0.11        126,503      7.140       357.34        616        85.4
Tennessee.................        104        12,918,807         1.90        124,219      7.590       345.19        624        83.7
Texas.....................        138        19,735,004         2.90        143,007      7.529       350.96        626        85.2
Utah......................         32         4,728,550         0.70        147,767      6.920       352.75        624        80.4
Virginia..................        146        27,369,018         4.02        187,459      6.835       351.02        607        77.1
Washington................        137        26,453,117         3.89        193,088      6.950       354.27        623        81.3
Wisconsin.................         24         3,656,814         0.54        152,367      8.038       354.59        595        84.1
Wyoming...................          8         1,000,550         0.15        125,069      7.186       357.22        604        82.4
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                3,413     $ 680,154,587       100.00%
                              ==========  ===============  ============

                                      A-10

               LOAN-TO-VALUE RATIOS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
RANGE OF LOAN-TO-VALUE        MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
RATIOS (%)                      LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
----------                      -----       -----------    -----------     -------       ----       --------   ----------    -----

50.00 or Less.............        294     $  45,214,759         6.65%     $ 153,792      6.482%      346.51        621        40.3%
50.01 -   55.00...........        135        29,900,500         4.40        221,485      6.315       349.33        625        52.5
55.01 -   60.00...........        174        34,084,992         5.01        195,891      6.356       355.74        617        58.0
60.01 -   65.00...........        275        56,379,056         8.29        205,015      6.535       353.68        608        63.3
65.01 -   70.00...........        292        66,157,881         9.73        226,568      6.522       355.86        611        68.2
70.01 -   75.00...........        374        82,614,018        12.15        220,893      6.539       355.79        619        73.5
75.01 -   80.00...........        878       177,667,707        26.12        202,355      6.768       355.75        626        79.2
80.01 -   85.00...........        333        65,739,069         9.67        197,415      7.052       353.22        600        84.1
85.01 -   90.00...........        367        73,785,388        10.85        201,050      7.248       355.60        619        89.4
90.01 -   95.00...........        123        22,518,881         3.31        183,080      7.863       356.34        625        94.3
95.01 - 100.00............        168        26,092,336         3.84        155,312      7.875       355.00        638        99.7
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                3,413     $ 680,154,587       100.00%
                              ==========  ===============  ============

              CURRENT MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
RANGE OF CURRENT MORTGAGE     MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
RATES (%)                       LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
---------                       -----       -----------    -----------     -------       ----       --------   ----------    -----

5.001 - 5.500.............         68     $  22,721,435         3.34%     $ 334,139      5.498%      356.12        713        62.9%
5.501 - 6.000.............        507       139,643,606        20.53        275,431      5.858       354.37        648        67.3
6.001 - 6.500.............        736       168,589,811        24.79        229,062      6.325       355.30        621        71.7
6.501 - 7.000.............        722       141,129,610        20.75        195,470      6.796       355.89        613        76.5
7.001 - 7.500.............        388        65,627,168         9.65        169,142      7.295       353.44        601        79.0
7.501 - 8.000.............        480        74,986,521        11.02        156,222      7.787       354.33        594        79.9
8.001 - 8.500.............        233        34,350,881         5.05        147,429      8.300       351.26        584        81.3
8.501 - 9.000.............        152        18,900,857         2.78        124,348      8.783       350.13        575        83.4
9.001 - 9.500.............         67         7,049,251         1.04        105,213      9.303       345.10        573        81.7
9.501 - 10.000............         30         3,911,275         0.58        130,376      9.790       353.70        566        87.5
10.001 - 10.500...........          8           950,796         0.14        118,850     10.274       340.06        557        82.3
10.501 - 11.000...........         11           820,402         0.12         74,582     10.727       307.22        555        77.5
11.001 - 11.500...........          5           262,418         0.04         52,484     11.240       358.12        565        69.0
11.501 - 12.000...........          4         1,031,256         0.15        257,814     11.922       352.83        558        87.6
12.001 - 12.500...........          1           104,471         0.02        104,471     12.200       359.00        577        95.0
13.001 - 13.500...........          1            74,827         0.01         74,827     13.250       356.00        520       100.0
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                3,413     $ 680,154,587       100.00%
                              ==========  ===============  ============

                                      A-11

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
MORTGAGED PROPERTY TYPE         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
-----------------------         -----       -----------    -----------     -------       ----       --------   ----------    -----

Single Family Residence...      2,871     $ 564,178,169        82.95%     $ 196,509      6.787%      354.37        619        74.3%
Planned Unit Development..        399        90,412,677        13.29        226,598      6.801       354.95        615        75.5
Low-Rise Condominium......         75        13,074,544         1.92        174,327      6.905       356.16        625        68.0
Two Family Home...........         34         6,194,438         0.91        182,189      6.981       350.04        637        64.8
Three Family Home.........         10         2,631,929         0.39        263,193      6.562       358.50        658        57.8
Manufactured Housing(1)...         18         1,765,877         0.26         98,104      8.199       336.43        625        72.6
Four Family Home..........          5         1,730,834         0.25        346,167      6.848       358.81        643        69.5
High-Rise Condominium ....          1           166,118         0.02        166,118      6.850       358.00        688        80.0
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                3,413     $ 680,154,587       100.00%
                              ==========  ===============  ============

------------
(1) Treated as real property.

                  LOAN PURPOSES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
LOAN PURPOSE                    LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
------------                    -----       -----------    -----------     -------       ----       --------   ----------    -----

Refinance - Cash Out......      2,837     $ 583,029,272        85.72%     $ 205,509      6.732%      354.39        616        72.7%
Purchase..................        369        63,502,160         9.34        172,093      7.285       357.28        640        85.4
Refinance - Rate/Term.....        207        33,623,155         4.94        162,431      6.982       349.60        618        78.9
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                3,413     $ 680,154,587       100.00%
                              ==========  ===============  ============

                 OCCUPANCY TYPES FOR THE GROUP 2 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
OCCUPANCY TYPE                  LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
--------------                  -----       -----------    -----------     -------       ----       --------   ----------    -----

Owner Occupied............      3,330     $ 668,644,309        98.31%     $ 200,794      6.787%      354.53        619        74.3%
Investment Property.......         67         9,466,663         1.39        141,293      7.244       346.40        632        65.5
Second Home...............         16         2,043,615         0.30        127,726      7.695       357.69        604        74.8
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                3,413     $ 680,154,587       100.00%
                              ==========  ===============  ============

------------
(1) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-12

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
RANGE OF REMAINING TERMS      MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
(MONTHS)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
--------                        -----       -----------    -----------     -------       ----       --------   ----------    -----

  1 - 120...............            7     $     264,602         0.04%     $  37,800      9.138%       86.56        614        55.9%
121 - 180.................        108        13,711,475         2.02        126,958      7.048       177.90        611        67.1
181 - 300.................          3           352,358         0.05        117,453      8.682       273.96        589        55.6
301 - 360.................      3,295       665,826,153        97.89        202,072      6.789       358.21        619        74.3
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                3,413     $ 680,154,587       100.00%
                              ==========  ===============  ============

             LOAN DOCUMENTATION TYPE FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
LOAN DOCUMENTATION TYPE         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
-----------------------         -----       -----------    -----------     -------       ----       --------   ----------    -----

Full Documentation........      3,095     $ 617,830,195        90.84%     $ 199,622      6.751%      354.71        617        74.6%
Stated Income.............        317        61,956,841         9.11        195,447      7.245       351.52        632        69.8
Streamline................          1           367,551         0.05        367,551      6.250       359.00        627        65.0
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                3,413     $ 680,154,587       100.00%
                              ==========  ===============  ============

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
RANGE OF CREDIT BUREAU RISK   MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
SCORES                          LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
------                          -----       -----------    -----------     -------       ----       --------   ----------    -----

801 - 820.................         13     $   4,728,108         0.70%     $ 363,701      5.735%      356.70        805        59.3%
781 - 800.................         16         5,166,291         0.76        322,893      5.985       344.74        791        67.9
761 - 780.................         31        10,464,934         1.54        337,579      5.835       352.91        770        71.4
741 - 760.................         24         9,012,291         1.33        375,512      5.849       357.96        752        70.7
721 - 740.................         43        11,456,600         1.68        266,433      6.185       356.77        730        72.3
701 - 720.................         57        16,421,099         2.41        288,089      6.214       357.85        709        73.8
681 - 700.................        129        30,156,513         4.43        233,771      6.367       355.42        690        75.1
661 - 680.................        194        42,440,244         6.24        218,764      6.422       354.01        670        74.6
641 - 660.................        312        63,671,913         9.36        204,077      6.600       355.83        650        75.4
621 - 640.................        521       105,593,304        15.52        202,674      6.651       355.38        630        76.3
601 - 620.................        652       126,026,443        18.53        193,292      6.771       353.07        610        76.4
581 - 600.................        517        94,283,823        13.86        182,367      6.932       355.51        591        74.3
561 - 580.................        350        63,341,351         9.31        180,975      7.067       351.27        571        72.1
541 - 560.................        249        44,317,414         6.52        177,982      7.408       352.46        550        72.4
521 - 540.................        171        31,177,472         4.58        182,324      7.560       356.10        532        68.9
501 - 520.................        125        20,634,711         3.03        165,078      7.838       357.32        511        70.0
500 or Less...............          9         1,262,077         0.19        140,231      7.895       339.77        498        74.3
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                3,413     $ 680,154,587       100.00%
                              ==========  ===============  ============

------------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-13

             CREDIT GRADE CATEGORIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
CREDIT GRADE CATEGORY           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
---------------------           -----       -----------    -----------     -------       ----       --------   ----------    -----

A ........................      2,487     $ 509,996,917        74.98%     $ 205,065      6.696%      354.98        627        75.4%
A-........................        211        41,523,918         6.11        196,796      7.112       353.88        595        74.3
B ........................        379        67,556,244         9.93        178,249      7.074       349.64        590        70.5
C ........................        222        41,081,966         6.04        185,054      7.135       355.06        593        67.7
C-........................         99        17,239,860         2.53        174,140      7.052       356.82        603        69.8
D ........................         15         2,755,682         0.41        183,712      6.922       353.46        585        57.7
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                3,413     $ 680,154,587       100.00%
                              ==========  ===============  ============

            PREPAYMENT PENALTY PERIOD FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
PREPAYMENT PENALTY PERIOD     MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
(MONTHS)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
--------                        -----       -----------    -----------     -------       ----       --------   ----------    -----

0.........................         59     $  18,934,798         2.78%     $ 320,929      7.385%      357.49        622        81.1%
12........................         28         9,246,930         1.36        330,247      7.039       358.32        633        77.8
24........................         20         6,992,472         1.03        349,624      6.702       346.86        630        75.1
36........................        117        37,730,784         5.55        322,485      6.661       355.92        649        77.1
48........................          1           111,406         0.02        111,406      6.750       177.00        613        87.9
60........................      3,188       607,138,197        89.26        190,445      6.783       354.30        616        73.7
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                3,413     $ 680,154,587       100.00%
                              ==========  ===============  ============

                                      A-14

                       GROUP 1 AND GROUP 2 MORTGAGE LOANS

        MORTGAGE LOAN PROGRAMS FOR THE GROUP 1 AND GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
MORTGAGE LOAN PROGRAM           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
---------------------           -----       -----------    -----------     -------       ----       --------   ----------    -----

15-Year Fixed.............        246     $   28,126,314         2.59%     $ 114,335      7.273%      177.33        608       68.0%
15-Year Fixed - Credit
  Comeback................         45          4,063,303         0.37         90,296      8.532       178.35        580       72.9
20-Year Fixed.............         11          1,260,261         0.12        114,569      7.303       237.86        652       73.1
30-Year Fixed.............      4,641        852,189,545        78.32        183,622      6.885       358.04        617       73.3
30-Year Fixed - Credit
  Comeback................        703        100,938,872         9.28        143,583      8.256       358.21        583       80.2
30-Year Fixed - 60-month
  Interest Only...........        409        101,395,574         9.32        247,911      6.758       358.45        626       77.8
30/15 Fixed Balloon.......          1             44,953         0.00         44,953      9.250       178.00        562       59.2
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                6,056     $1,088,018,823       100.00%
                              ==========  ===============  ============

   ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 1 AND GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
ORIGINAL TERM (MONTHS)          LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
----------------------          -----       -----------    -----------     -------       ----       --------   ----------    -----

Fixed 180.................        292     $    32,234,570       2.96%     $ 110,392      7.434%      177.46        604        68.6%
Fixed 240.................         11           1,260,261       0.12        114,569      7.303       237.86        652        73.1
Fixed 360.................      5,753       1,054,523,992      96.92        183,300      7.004       358.10        614        74.4
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                6,056     $ 1,088,018,823     100.00%
                              ==========  ===============  ============

                                      A-15

   MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 1 AND GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
RANGE OF MORTGAGE LOAN        MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
PRINCIPAL BALANCES              LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
------------------              -----       -----------    -----------     -------       ----       --------   ----------    -----

$0.01 - $25,000.00........          4     $       73,268        0.01%     $  18,317      9.395%       84.66        639        57.3%
$25,000.01 - $50,000.00...         65          3,070,785        0.28         47,243      8.849       278.99        588        51.3
$50,000.01 - $75,000.00...        420         26,744,819        2.46         63,678      8.379       324.75        602        70.6
$75,000.01 - $100,000.00..        748         66,025,313        6.07         88,269      7.879       339.30        601        74.7
$100,000.01 - $150,000.00.      1,731        216,299,829       19.88        124,957      7.413       351.59        604        75.0
$150,000.01 - $200,000.00.      1,209        209,701,710       19.27        173,451      7.078       354.36        608        74.0
$200,000.01 - $250,000.00.        693        154,696,962       14.22        223,228      6.939       355.64        608        73.8
$250,000.01 - $300,000.00.        466        127,422,194       11.71        273,438      6.724       354.86        611        73.7
$300,000.01 - $350,000.00.        273         88,288,623        8.11        323,402      6.718       357.73        613        76.2
$350,000.01 - $400,000.00.        188         70,762,577        6.50        376,397      6.529       356.33        632        76.0
$400,000.01 - $450,000.00.        127         53,759,776        4.94        423,305      6.342       355.26        643        73.2
$450,000.01 - $500,000.00.         70         33,294,750        3.06        475,639      6.300       353.17        645        73.4
$500,000.01 - $550,000.00.         21         11,123,416        1.02        529,686      6.225       358.58        662        69.5
$550,000.01 - $600,000.00.         20         11,490,558        1.06        574,528      6.079       357.81        708        75.7
$600,000.01 - $650,000.00.          4          2,536,891        0.23        634,223      6.285       358.75        656        66.4
$650,000.01 - $700,000.00.          6          4,123,865        0.38        687,311      6.450       358.67        666        81.4
$700,000.01 - $750,000.00.          6          4,370,864        0.40        728,477      6.243       328.66        659        72.0
$800,000.01 - $850,000.00.          4          3,333,716        0.31        833,429      7.372       358.00        654        72.9
$850,000.01 - $900,000.00.          1            898,906        0.08        898,906      5.875       359.00        638        60.0
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                6,056     $1,088,018,823      100.00%
                              ==========  ===============  ============

                                      A-16

   STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 1 AND GROUP 2
               MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
STATE                           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
-----                           -----       -----------    -----------     -------       ----       --------   ----------    -----

Alabama...................         61     $    8,398,445        0.77%     $ 137,679      7.870%      350.11        606        86.7%
Alaska....................          6          1,107,933        0.10        184,656      7.060       358.39        623        86.0
Arizona...................        277         46,953,233        4.32        169,506      6.975       355.43        601        74.2
Arkansas..................         34          3,815,019        0.35        112,206      8.517       353.42        609        88.3
California................      1,286        343,074,297       31.53        266,776      6.383       355.60        629        68.2
Colorado..................         71         12,193,434        1.12        171,739      7.294       354.88        618        82.0
Connecticut...............         74         13,910,605        1.28        187,981      7.201       345.83        601        74.5
Delaware..................         24          4,396,026        0.40        183,168      7.309       355.09        627        79.9
District of Columbia......         13          2,595,285        0.24        199,637      7.443       358.63        582        64.2
Florida...................        771        122,885,571       11.29        159,385      7.133       354.09        600        73.5
Georgia...................        145         19,843,649        1.82        136,853      7.831       337.02        609        82.3
Hawaii....................         57         18,084,249        1.66        317,268      6.445       356.38        642        73.5
Idaho.....................         48          6,856,099        0.63        142,835      7.253       356.41        618        83.0
Illinois..................        147         23,977,452        2.20        163,112      7.319       355.69        613        78.7
Indiana...................         76          8,553,554        0.79        112,547      7.895       352.94        613        83.7
Iowa......................         27          2,678,980        0.25         99,221      8.123       325.41        628        85.4
Kansas....................         21          2,174,464        0.20        103,546      8.308       352.07        623        83.7
Kentucky..................         52          5,637,515        0.52        108,414      7.666       340.28        631        85.2
Louisiana.................         17          1,602,339        0.15         94,255      8.740       347.46        568        80.9
Maine.....................         31          4,805,637        0.44        155,021      7.181       358.41        601        78.6
Maryland..................        136         29,153,226        2.68        214,362      7.140       357.67        603        73.7
Massachusetts.............        133         28,696,914        2.64        215,766      7.202       356.07        590        70.9
Michigan..................         92         12,153,260        1.12        132,101      7.528       355.21        616        79.9
Minnesota.................         80         13,558,825        1.25        169,485      7.456       345.15        612        81.6
Mississippi...............         17          2,012,143        0.18        118,361      7.613       354.27        606        86.3
Missouri..................         97         11,065,521        1.02        114,078      7.697       348.51        615        83.3
Montana...................         17          1,844,155        0.17        108,480      7.276       337.62        627        78.0
Nebraska..................         14          1,433,907        0.13        102,422      7.583       357.74        624        80.8
Nevada....................        122         23,092,819        2.12        189,285      6.805       355.99        604        72.7
New Hampshire.............         35          7,452,043        0.68        212,916      6.718       357.95        597        72.8
New Jersey................        101         20,261,773        1.86        200,612      7.294       347.22        600        72.8
New Mexico................         38          5,147,066        0.47        135,449      8.023       348.68        604        80.0
New York..................        142         30,870,497        2.84        217,398      7.239       356.34        608        69.9
North Carolina............        107         12,757,969        1.17        119,233      8.080       347.26        607        82.8
North Dakota..............          1             81,373        0.01         81,373      7.375       315.00        686        70.6
Ohio......................        103         11,877,467        1.09        115,315      7.653       351.83        618        84.6
Oklahoma..................         66          6,542,210        0.60         99,124      7.909       352.28        604        84.2
Oregon....................         95         15,691,276        1.44        165,171      7.155       355.13        614        77.7
Pennsylvania..............        192         27,139,511        2.49        141,352      7.542       343.75        599        79.4
Rhode Island..............         16          3,105,284        0.29        194,080      7.007       358.63        584        69.1
South Carolina............         51          6,040,750        0.56        118,446      7.729       346.43        609        79.4
South Dakota..............          9          1,332,923        0.12        148,103      7.345       356.90        616        84.0
Tennessee.................        149         18,229,751        1.68        122,347      7.618       347.10        623        84.0
Texas.....................        465         52,061,044        4.78        111,959      7.711       334.82        606        79.5
Utah......................         39          5,923,689        0.54        151,889      6.966       353.86        623        80.8
Vermont...................          9          1,594,031        0.15        177,115      7.562       358.59        597        72.0
Virginia..................        222         39,287,366        3.61        176,970      6.996       351.93        605        76.0
Washington................        178         33,822,840        3.11        190,016      6.981       354.46        622        80.6
West Virginia.............         25          2,980,543        0.27        119,222      8.510       346.71        579        78.0
Wisconsin.................         55          7,880,419        0.72        143,280      8.155       356.44        602        81.6
Wyoming...................         12          1,384,442        0.13        115,370      7.392       357.47        610        82.7
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                6,056     $1,088,018,823      100.00%
                              ==========  ===============  ============

                                      A-17

         LOAN-TO-VALUE RATIOS FOR THE GROUP 1 AND GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
RANGE OF LOAN-TO-VALUE        MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
RATIOS (%)                      LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
----------                      -----       -----------    -----------     -------       ----       --------   ----------    -----

50.00 or Less.............        529     $   74,861,453        6.88%     $ 141,515      6.751%      344.07        613        40.0%
50.01 -   55.00...........        239         46,466,734        4.27        194,421      6.495       349.09        621        52.6
55.01 -   60.00...........        309         56,033,161        5.15        181,337      6.608       352.18        609        57.9
60.01 -   65.00...........        442         85,145,446        7.83        192,637      6.745       352.67        601        63.2
65.01 -   70.00...........        520        103,278,841        9.49        198,613      6.744       354.10        604        68.2
70.01 -   75.00...........        640        126,492,133       11.63        197,644      6.815       355.22        611        73.5
75.01 -   80.00...........      1,605        285,309,305       26.22        177,763      6.979       352.96        621        79.2
80.01 -   85.00...........        575        105,989,851        9.74        184,330      7.212       351.98        602        84.1
85.01 -   90.00...........        694        127,202,407       11.69        183,289      7.432       353.43        617        89.3
90.01 -   95.00...........        214         37,037,644        3.40        173,073      7.939       356.78        629        94.3
95.01 - 100.00............        289         40,201,848        3.69        139,107      8.204       353.62        638        99.6
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                6,056     $1,088,018,823      100.00%
                              ==========  ===============  ============

        CURRENT MORTGAGE RATES FOR THE GROUP 1 AND GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
RANGE OF CURRENT MORTGAGE     MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
RATES (%)                       LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
---------                       -----       -----------    -----------     -------       ----       --------   ----------    -----

5.001 - 5.500.............         74     $   23,920,360        2.20%     $ 323,248      5.491%      354.87        712        62.6%
5.501 - 6.000.............        663        172,906,349       15.89        260,794      5.864       354.03        648        67.0
6.001 - 6.500.............      1,013        222,836,545       20.48        219,977      6.335       354.15        622        71.2
6.501 - 7.000.............      1,281        240,207,614       22.08        187,516      6.805       354.30        614        75.3
7.001 - 7.500.............        797        127,533,904       11.72        160,017      7.311       351.36        603        77.0
7.501 - 8.000.............        970        146,321,857       13.45        150,847      7.796       352.61        595        78.4
8.001 - 8.500.............        485         65,508,314        6.02        135,069      8.306       349.02        585        79.7
8.501 - 9.000.............        363         44,674,095        4.11        123,069      8.787       344.21        577        81.2
9.001 - 9.500.............        185         20,598,529        1.89        111,343      9.316       350.22        570        79.8
9.501 - 10.000............        112         12,454,262        1.14        111,199      9.786       346.94        561        84.0
10.001 - 10.500...........         44          4,359,381        0.40         99,077     10.298       341.93        565        80.6
10.501 - 11.000...........         44          3,934,128        0.36         89,412     10.807       319.63        566        83.6
11.001 - 11.500...........         16          1,365,091        0.13         85,318     11.270       358.36        542        78.5
11.501 - 12.000...........          6          1,156,569        0.11        192,762     11.912       353.50        561        88.6
12.001 - 12.500...........          1            104,471        0.01        104,471     12.200       359.00        577        95.0
13.001 - 13.500...........          1             74,827        0.01         74,827     13.250       356.00        520       100.0
13.501 - 14.000...........          1             62,528        0.01         62,528     13.750       359.00        548       100.0
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                6,056     $1,088,018,823      100.00%
                              ==========  ===============  ============

                                      A-18

    TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 AND GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
MORTGAGED PROPERTY TYPE         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
-----------------------         -----       -----------    -----------     -------       ----       --------   ----------    -----

Single Family Residence...      5,072     $  900,093,164       82.73%     $ 177,463      7.013%      352.70        614        74.5%
Planned Unit Development..        699        139,188,323       12.79        199,125      6.984       352.89        612        75.5
Low-Rise Condominium......        126         20,055,585        1.84        159,171      7.075       356.90        620        69.4
Two Family Home...........         94         16,035,090        1.47        170,586      7.326       348.77        619        64.9
Three Family Home.........         29          6,629,525        0.61        228,604      6.981       341.42        629        59.7
Four Family Home..........         13          3,504,808        0.32        269,601      7.076       342.78        636        65.1
Manufactured Housing(1)...         18          1,765,877        0.16         98,104      8.199       336.43        625        72.6
High-Rise Condominium ....          5            746,450        0.07        149,290      7.292       329.91        686        74.8
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                6,056     $1,088,018,823      100.00%
                              ==========  ===============  ============

------------
(1) Treated as real property.

            LOAN PURPOSES FOR THE GROUP 1 AND GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
LOAN PURPOSE                    LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
------------                    -----       -----------    -----------     -------       ----       --------   ----------    -----

Refinance - Cash Out......      5,123     $   946,731,684      87.01%     $ 184,800      6.969%      352.39        612        73.0%
Purchase..................        525          80,054,434       7.36        152,485      7.443       356.47        639        85.3
Refinance - Rate/Term.....        408          61,232,705       5.63        150,080      7.212       350.88        620        79.0
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                6,056     $ 1,088,018,823     100.00%
                              ==========  ===============  ============

           OCCUPANCY TYPES FOR THE GROUP 1 AND GROUP 2 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
OCCUPANCY TYPE                  LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
--------------                  -----       -----------    -----------     -------       ----       --------   ----------    -----

Owner Occupied............      5,910     $ 1,069,377,975      98.29%     $ 180,944      7.009%      352.66        614        74.4%
Investment Property.......        120          15,500,633       1.42        129,172      7.442       348.00        632        67.1
Second Home...............         26           3,140,214       0.29        120,777      7.615       355.29        599        73.0
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                6,056     $ 1,088,018,823     100.00%
                              ==========  ===============  ============

------------
(1) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-19

  REMAINING TERMS TO STATED MATURITY FOR THE GROUP 1 AND GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
RANGE OF REMAINING TERMS      MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
(MONTHS)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
--------                        -----       -----------    -----------     -------       ----       --------   ----------    -----

1 - 120...................          8     $       279,377       0.03%     $  34,922      9.157%       85.32        615        57.2%
121 - 180.................        288          32,124,349       2.95        111,543      7.427       178.09        604        68.6
181 - 300.................         15           1,668,307       0.15        111,220      7.647       246.79        637        69.3
301 - 360.................      5,745       1,053,946,790      96.87        183,455      7.003       358.16        614        74.4
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                6,056     $ 1,088,018,823     100.00%
                              ==========  ===============  ============

       LOAN DOCUMENTATION TYPE FOR THE GROUP 1 AND GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
LOAN DOCUMENTATION TYPE         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
-----------------------         -----       -----------    -----------     -------       ----       --------   ----------    -----

Full Documentation........      5,501     $   988,687,945      90.87%     $ 179,729      6.982%      352.97        612        74.9%
Stated Income.............        553          98,818,637       9.08        178,696      7.376       348.96        630        68.1
Streamline................          2             512,241       0.05        256,120      6.568       359.00        623        69.2
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                6,056     $ 1,088,018,823     100.00%
                              ==========  ===============  ============

     CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 1 AND GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
RANGE OF CREDIT BUREAU RISK   MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
SCORES                          LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
------                          -----       -----------    -----------     -------       ----       --------   ----------    -----

801 - 820.................         14     $     4,889,070       0.45%     $ 349,219      5.736%      356.75        805        59.2%
781 - 800.................         23           6,279,218       0.58        273,009      6.008       346.92        791        68.3
761 - 780.................         38          12,128,812       1.11        319,179      5.903       352.05        770        71.3
741 - 760.................         47          12,842,126       1.18        273,237      6.059       357.98        752        71.6
721 - 740.................         68          15,942,391       1.47        234,447      6.362       356.44        730        74.3
701 - 720.................        102          23,939,699       2.20        234,703      6.403       355.04        709        75.2
681 - 700.................        213          43,732,152       4.02        205,315      6.518       352.62        689        74.9
661 - 680.................        334          64,364,565       5.92        192,708      6.607       352.59        670        75.6
641 - 660.................        557         102,646,344       9.43        184,284      6.754       354.69        650        75.6
621 - 640.................        892         164,662,851      15.13        184,600      6.822       353.49        630        76.6
601 - 620.................      1,109         196,588,791      18.07        177,267      6.932       351.45        610        76.2
581 - 600.................        907         151,690,298      13.94        167,244      7.143       352.61        591        75.1
561 - 580.................        668         111,066,598      10.21        166,267      7.266       350.50        570        71.5
541 - 560.................        497          81,606,797       7.50        164,199      7.654       350.87        550        71.3
521 - 540.................        328          55,763,962       5.13        170,012      7.830       353.97        531        69.8
501 - 520.................        241          37,081,960       3.41        153,867      8.114       352.97        511        69.0
500 or Less...............         18           2,793,189       0.26        155,177      8.111       347.33        496        71.3
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                6,056     $ 1,088,018,823     100.00%
                              ==========  ===============  ============

------------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 and Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-20

       CREDIT GRADE CATEGORIES FOR THE GROUP 1 AND GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
CREDIT GRADE CATEGORY           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
---------------------           -----       -----------    -----------     -------       ----       --------   ----------    -----

A.........................      4,432     $   811,010,121      74.54%     $ 182,990      6.910%      353.15        622        75.5%
A-........................        374          66,794,973       6.14        178,596      7.340       351.21        591        74.9
B.........................        677         113,203,442      10.40        167,213      7.273       348.70        589        70.5
C.........................        388          67,278,452       6.18        173,398      7.442       353.26        586        67.2
C-........................        157          25,299,992       2.33        161,146      7.248       354.35        604        69.6
D.........................         28           4,431,843       0.41        158,280      7.435       352.84        579        56.8
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                6,056     $ 1,088,018,823     100.00%
                              ==========  ===============  ============

      PREPAYMENT PENALTY PERIOD FOR THE GROUP 1 AND GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
PREPAYMENT PENALTY PERIOD     MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
(MONTHS)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
--------                        -----       -----------    -----------     -------       ----       --------   ----------    -----

0.........................      1,226     $   177,554,225      16.32%     $ 144,824      7.666%      346.14        601        76.9%
3.........................          1             119,632       0.01        119,632      7.500       356.00        600        61.5
6.........................          1             114,839       0.01        114,839      7.800       358.00        556        38.3
12........................        192          41,396,787       3.80        215,608      7.191       355.46        606        70.7
24........................        261          48,846,434       4.49        187,151      7.137       351.97        605        73.7
35........................          1              86,932       0.01         86,932      7.250       359.00        604        71.9
36........................      1,185         212,650,371      19.54        179,452      7.082       352.84        622        74.4
48........................          1             111,406       0.01        111,406      6.750       177.00        613        87.9
60........................      3,188         607,138,197      55.80        190,445      6.783       354.30        616        73.7
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                6,056     $ 1,088,018,823     100.00%
                              ==========  ===============  ============

                                      A-21

                             GROUP 3 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
MORTGAGE LOAN PROGRAM           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
---------------------           -----       -----------    -----------     -------       ----       --------   ----------    -----

30-Year 6-month LIBOR.....         13     $   2,761,487         0.66%     $ 212,422      7.280%      358.71        549        71.7%
2/28 6-month LIBOR........        644        99,423,129        23.93        154,384      7.838       358.93        589        76.1
2/28 6-month LIBOR -
  24-month Interest Only..        151        31,466,943         7.57        208,390      7.257       359.09        609        80.1
2/28 6-month LIBOR -
  60-month Interest Only..         61        12,447,609         3.00        204,059      7.319       359.08        610        81.4
3/27 6-month LIBOR........      1,085       157,420,827        37.89        145,088      7.965       359.01        587        78.1
3/27 6-month LIBOR -
  36-month Interest Only..        204        38,449,451         9.25        188,478      7.139       358.72        608        80.4
3/27 6-month LIBOR -
  60-month Interest Only..         32         5,868,773         1.41        183,399      7.742       358.92        605        79.5
5/25 6-month LIBOR........          1           274,783         0.07        274,783      5.500       356.00        679        56.3
15-Year Fixed.............         25         2,642,924         0.64        105,717      7.618       179.22        607        68.8
15-Year Fixed - Credit
  Comeback................          1            51,085         0.01         51,085     10.750       179.00        540        80.0
20-Year Fixed.............          1           107,194         0.03        107,194      9.250       239.00        587        93.1
30-Year Fixed.............        384        54,293,030        13.07        141,388      7.438       359.14        604        74.8
30-Year Fixed - Credit
  Comeback................         49         4,788,134         1.15         97,717      8.705       359.15        590        79.5
30-Year Fixed - 60-month
  Interest Only...........         34         5,487,988         1.32        161,411      7.256       359.30        612        76.6
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,685     $ 415,483,359       100.00%
                              ==========  ===============  ============

         ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
ORIGINAL TERM (MONTHS)          LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
----------------------          -----       -----------    -----------     -------       ----       --------   ----------    -----

ARM 360...................      2,191     $ 348,113,004        83.79%     $ 158,883      7.739%      358.96        593        78.0%
Fixed 180.................         26         2,694,009         0.65        103,616      7.677       179.22        606        69.0
Fixed 240.................          1           107,194         0.03        107,194      9.250       239.00        587        93.1
Fixed 360.................        467        64,569,153        15.54        138,264      7.516       359.15        603        75.3
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,685     $ 415,483,359       100.00%
                              ==========  ===============  ============

                                      A-22

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
RANGE OF MORTGAGE LOAN        MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
PRINCIPAL BALANCES              LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
------------------              -----       -----------    -----------     -------       ----       --------   ----------    -----

$25,000.01 - $50,000.00...         15     $     689,536         0.17%     $  45,969      9.397%      354.55        592        71.2%
$50,000.01 - $75,000.00...        293        18,735,770         4.51         63,945      8.766       353.44        595        82.3
$75,000.01 - $100,000.00..        438        38,170,666         9.19         87,148      8.153       355.38        602        81.0
$100,000.01 - $150,000.00.        808       100,378,633        24.16        124,231      7.898       358.09        600        79.1
$150,000.01 - $200,000.00.        481        84,189,501        20.26        175,030      7.745       358.08        587        76.6
$200,000.01 - $250,000.00.        287        63,966,416        15.40        222,879      7.498       357.69        585        75.1
$250,000.01 - $300,000.00.        206        55,973,204        13.47        271,715      7.307       358.91        600        76.6
$300,000.01 - $350,000.00.        122        39,581,444         9.53        324,438      7.198       358.95        593        76.2
$350,000.01 - $400,000.00.         21         7,505,021         1.81        357,382      7.344       359.14        593        72.5
$400,000.01 - $450,000.00.          9         3,802,403         0.92        422,489      7.186       359.44        601        78.2
$450,000.01 - $500,000.00.          2           958,567         0.23        479,283      6.289       358.48        690        75.0
$500,000.01 - $550,000.00.          3         1,532,197         0.37        510,732      8.042       359.67        577        88.3
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,685     $ 415,483,359       100.00%
                              ==========  ===============  ============

                                      A-23

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
STATE                           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
-----                           -----       -----------    -----------     -------       ----       --------   ----------    -----

Alabama...................         29     $   2,791,983         0.67%     $  96,275      8.668%      358.62        577        83.8%
Alaska....................          4         1,008,847         0.24        252,212      8.188       359.72        608        92.5
Arizona...................        128        22,351,922         5.38        174,624      7.661       356.82        590        77.6
Arkansas..................          6           489,901         0.12         81,650      9.238       359.26        572        91.4
California................        267        66,088,763        15.91        247,523      7.056       358.70        596        70.5
Colorado..................         52         8,403,419         2.02        161,604      7.330       358.86        613        80.5
Connecticut...............         42         6,612,816         1.59        157,448      7.868       359.29        575        78.2
Delaware..................         10         1,490,448         0.36        149,045      8.024       359.09        575        78.2
District of Columbia......          8         1,716,761         0.41        214,595      6.471       358.79        592        69.8
Florida...................        265        42,130,077        10.14        158,981      7.709       358.31        593        76.8
Georgia...................        145        17,887,275         4.31        123,361      8.137       357.64        603        82.7
Hawaii....................         11         3,290,745         0.79        299,159      6.901       359.86        591        78.3
Idaho.....................         20         2,484,501         0.60        124,225      7.375       349.63        594        78.4
Illinois..................        131        19,339,053         4.65        147,626      7.949       359.27        605        80.6
Indiana...................         27         2,724,453         0.66        100,906      8.382       357.97        597        85.7
Iowa......................         20         1,635,548         0.39         81,777      8.379       358.76        606        83.0
Kansas....................         17         2,037,195         0.49        119,835      8.112       359.11        602        83.6
Kentucky..................         25         2,670,858         0.64        106,834      7.820       358.27        606        85.8
Louisiana.................          1            94,224         0.02         94,224      7.625       356.00        618       100.0
Maine.....................         15         2,268,506         0.55        151,234      7.724       358.87        616        78.1
Maryland..................         75        14,426,310         3.47        192,351      7.831       359.30        580        74.8
Massachusetts.............         82        17,335,050         4.17        211,403      7.545       359.01        582        75.1
Michigan..................        113        13,039,659         3.14        115,395      8.014       354.64        603        83.0
Minnesota.................         47         8,401,631         2.02        178,758      7.923       358.78        601        83.6
Mississippi...............          4           398,983         0.10         99,746      8.451       359.33        583        92.5
Missouri..................         52         5,845,000         1.41        112,404      8.416       356.64        592        84.3
Montana...................          8         1,165,824         0.28        145,728      8.618       359.74        596        83.5
Nebraska..................          6           750,281         0.18        125,047      7.567       359.41        613        80.9
Nevada....................         54        10,035,924         2.42        185,850      7.499       359.12        597        76.7
New Hampshire.............         12         2,341,087         0.56        195,091      7.600       359.45        588        76.6
New Jersey................         71        13,536,872         3.26        190,660      7.881       359.44        586        73.0
New Mexico................         20         2,386,683         0.57        119,334      7.939       358.97        609        83.0
New York..................         78        16,401,506         3.95        210,276      7.526       356.59        591        68.9
North Carolina............         73         8,157,062         1.96        111,741      8.078       348.83        591        81.9
North Dakota..............          5           406,497         0.10         81,299      8.086       359.15        622        82.9
Ohio......................         65         6,486,441         1.56         99,791      8.287       358.82        595        86.0
Oklahoma..................         23         2,136,348         0.51         92,885      8.284       353.11        601        89.4
Oregon....................         33         5,089,075         1.22        154,214      7.890       356.96        592        75.1
Pennsylvania..............         66         8,749,890         2.11        132,574      8.046       359.07        584        79.2
Rhode Island..............          9         1,673,507         0.40        185,945      7.337       359.62        620        76.7
South Carolina............         40         3,946,322         0.95         98,658      8.108       353.53        596        85.0
South Dakota..............          8           808,550         0.19        101,069      8.366       359.51        591        86.4
Tennessee.................         46         4,726,430         1.14        102,748      7.822       358.79        602        85.1
Texas.....................        233        23,051,649         5.55         98,934      8.074       354.73        599        80.9
Utah......................         24         3,238,353         0.78        134,931      7.540       358.72        612        82.7
Vermont...................          3           285,461         0.07         95,154      7.460       359.73        562        77.0
Virginia..................         83        14,325,517         3.45        172,597      7.472       357.78        586        77.2
Washington................         68        11,763,242         2.83        172,989      7.577       358.64        603        79.8
West Virginia.............         11           834,459         0.20         75,860      9.002       358.56        572        87.1
Wisconsin.................         40         5,275,277         1.27        131,882      8.320       356.60        599        80.0
Wyoming...................         10           947,175         0.23         94,717      8.254       359.37        581        79.2
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,685     $ 415,483,359       100.00%
                              ==========  ===============  ============

                                      A-24

               LOAN-TO-VALUE RATIOS FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
RANGE OF LOAN-TO-VALUE        MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
RATIOS (%)                      LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
----------                      -----       -----------    -----------     -------       ----       --------   ----------    -----

50.00 or Less.............        100     $  15,661,737         3.77%     $ 156,617      7.472%      354.38        577        41.5%
50.01 -   55.00...........         50         9,756,425         2.35        195,129      7.061       359.29        581        52.9
55.01 -   60.00...........         74        13,146,282         3.16        177,652      7.411       357.99        576        58.0
60.01 -   65.00...........        115        21,327,855         5.13        185,460      7.284       357.33        585        63.2
65.01 -   70.00...........        167        29,862,462         7.19        178,817      7.506       356.16        574        68.6
70.01 -   75.00...........        233        44,748,566        10.77        192,054      7.656       358.91        579        73.7
75.01 -   80.00...........      1,096       153,774,692        37.01        140,305      7.553       357.78        609        79.6
80.01 -   85.00...........        270        44,881,424        10.80        166,227      8.004       358.09        580        84.1
85.01 -   90.00...........        338        54,716,634        13.17        161,884      8.049       358.36        600        89.6
90.01 -   95.00...........        108        14,009,784         3.37        129,720      8.397       357.78        604        94.6
95.01 - 100.00............        134        13,597,499         3.27        101,474      8.600       358.07        603        99.9
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,685     $ 415,483,359       100.00%
                              ==========  ===============  ============

              CURRENT MORTGAGE RATES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
RANGE OF CURRENT MORTGAGE     MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
RATES (%)                       LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
---------                       -----       -----------    -----------     -------       ----       --------   ----------    -----

4.501 - 5.000.............          2     $     568,000         0.14%     $ 284,000      4.995%      357.00        616        71.6%
5.001 - 5.500.............         16         3,565,183         0.86        222,824      5.353       350.73        624        69.6
5.501 - 6.000.............         89        19,359,181         4.66        217,519      5.854       355.97        617        71.5
6.001 - 6.500.............        205        39,122,241         9.42        190,840      6.353       358.41        615        73.4
6.501 - 7.000.............        366        64,769,624        15.59        176,966      6.830       358.47        603        74.9
7.001 - 7.500.............        470        77,031,256        18.54        163,896      7.314       357.46        606        77.6
7.501 - 8.000.............        487        73,750,464        17.75        151,438      7.788       357.47        600        79.1
8.001 - 8.500.............        323        44,468,854        10.70        137,674      8.307       358.09        586        79.4
8.501 - 9.000.............        308        44,107,920        10.62        143,208      8.798       358.68        572        79.8
9.001 - 9.500.............        153        19,442,537         4.68        127,075      9.270       358.34        562        79.7
9.501 - 10.000............        129        14,850,768         3.57        115,122      9.810       356.57        558        82.4
10.001 - 10.500...........         70         8,298,883         2.00        118,555     10.287       358.98        550        83.4
10.501 - 11.000...........         35         3,257,051         0.78         93,059     10.779       356.46        543        80.4
11.001 - 11.500...........         20         1,757,548         0.42         87,877     11.251       354.25        552        83.7
11.501 - 12.000...........          9           910,719         0.22        101,191     11.723       355.49        548        80.9
12.001 - 12.500...........          2           168,630         0.04         84,315     12.290       359.53        543        94.7
13.501 - 14.000...........          1            54,500         0.01         54,500     13.625       360.00        592       100.0
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,685     $ 415,483,359       100.00%
                              ==========  ===============  ============

                                      A-25

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
MORTGAGED PROPERTY TYPE         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
-----------------------         -----       -----------    -----------     -------       ----       --------   ----------    -----

Single Family Residence...      2,060     $ 308,376,674        74.22%     $ 149,697      7.726%      357.49        593        77.6%
Planned Unit Development..        346        57,452,030        13.83        166,046      7.666       358.42        596        78.4
Low-Rise Condominium......        166        24,907,468         5.99        150,045      7.706       359.11        602        78.7
Two Family Home...........         76        16,874,515         4.06        222,033      7.433       358.93        606        72.5
Three Family Home.........         18         3,714,890         0.89        206,383      7.563       358.38        620        75.0
Four Family Home..........         10         2,429,632         0.58        242,963      7.905       359.32        599        72.6
High-Rise Condominium ....          9         1,728,150         0.42        192,017      7.808       358.09        632        80.3
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,685     $ 415,483,359       100.00%
                              ==========  ===============  ============

                  LOAN PURPOSES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
LOAN PURPOSE                    LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
------------                    -----       -----------    -----------     -------       ----       --------   ----------    -----

Refinance - Cash Out......      1,786     $ 317,186,484        76.34%     $ 177,596      7.599%      357.53        589        75.7%
Purchase..................        791        82,904,915        19.95        104,810      8.096       358.67        616        83.9
Refinance - Rate/Term.....        108        15,391,961         3.70        142,518      7.765       358.52        598        81.5
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,685     $ 415,483,359       100.00%
                              ==========  ===============  ============

                 OCCUPANCY TYPES FOR THE GROUP 3 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
OCCUPANCY TYPE                  LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
--------------                  -----       -----------    -----------     -------       ----       --------   ----------    -----

Owner Occupied............      2,591     $ 401,981,622        96.75%     $ 155,145      7.687%      357.77        594        77.5%
Investment Property.......         77        10,784,251         2.60        140,055      8.098       358.19        628        80.6
Second Home...............         17         2,717,487         0.65        159,852      8.742       359.03        577        77.9
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,685     $ 415,483,359       100.00%
                              ==========  ===============  ============

------------
(1) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-26

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
RANGE OF REMAINING TERMS      MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
(MONTHS)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
--------                        -----       -----------    -----------     -------       ----       --------   ----------    -----

121 - 180.................         26     $   2,694,009         0.65%     $ 103,616      7.677%      179.22        606        69.0%
181 - 300.................          3           215,373         0.05         71,791     10.194       268.91        581        88.1
301 - 360.................      2,656       412,573,977        99.30        155,337      7.703       359.01        595        77.6
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,685     $ 415,483,359       100.00%
                              ==========  ===============  ============

             LOAN DOCUMENTATION TYPE FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
LOAN DOCUMENTATION TYPE         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
-----------------------         -----       -----------    -----------     -------       ----       --------   ----------    -----

Full Documentation........      1,864     $ 277,704,288        66.84%     $ 148,983      7.632%      358.21        588        78.8%
Stated Income.............        821       137,779,071        33.16        167,819      7.850       356.95        609        75.1
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,685     $ 415,483,359       100.00%
                              ==========  ===============  ============

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
RANGE OF CREDIT BUREAU RISK   MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
SCORES                          LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
------                          -----       -----------    -----------     -------       ----       --------   ----------    -----

801 - 820.................          1     $     147,920         0.04%     $ 147,920      6.350%      360.00        801        80.0%
781 - 800.................          1           250,000         0.06        250,000      5.500       360.00        782        75.8
761 - 780.................          4           466,782         0.11        116,696      7.191       359.25        765        75.8
741 - 760.................          9         1,526,809         0.37        169,645      7.903       359.26        748        79.8
721 - 740.................         19         2,499,711         0.60        131,564      6.869       358.90        732        75.6
701 - 720.................         26         3,760,868         0.91        144,649      7.004       352.62        710        72.4
681 - 700.................         51         6,977,549         1.68        136,815      7.145       357.49        690        74.9
661 - 680.................        103        14,204,714         3.42        137,910      7.089       357.35        670        76.4
641 - 660.................        148        20,882,451         5.03        141,098      7.295       354.41        650        77.9
621 - 640.................        438        72,072,219        17.35        164,548      7.371       357.76        630        80.0
601 - 620.................        488        74,836,706        18.01        153,354      7.389       358.05        610        80.8
581 - 600.................        416        62,992,176        15.16        151,423      7.562       358.27        591        79.8
561 - 580.................        338        52,815,152        12.71        156,258      7.854       358.09        571        76.7
541 - 560.................        261        40,907,956         9.85        156,735      8.274       359.14        551        75.1
521 - 540.................        205        32,809,731         7.90        160,047      8.536       356.17        530        73.0
501 - 520.................        164        26,287,063         6.33        160,287      8.577       358.72        511        70.0
500 or Less...............         13         2,045,552         0.49        157,350      8.552       359.37        500        68.0
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,685     $ 415,483,359       100.00%
                              ==========  ===============  ============

------------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 3 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-27

             CREDIT GRADE CATEGORIES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
CREDIT GRADE CATEGORY           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
---------------------           -----       -----------    -----------     -------       ----       --------   ----------    -----

A.........................      2,079     $ 312,990,659        75.33%     $ 150,549      7.620%      357.81        602        78.8%
A-........................        142        25,881,419         6.23        182,264      7.614       358.20        582        75.8
B.........................        202        33,583,913         8.08        166,257      7.963       358.60        569        73.9
C.........................        179        29,584,098         7.12        165,274      8.199       356.83        566        70.8
C-........................         68        11,224,256         2.70        165,063      8.042       356.31        582        76.3
D.........................         15         2,219,014         0.53        147,934      8.414       359.11        572        71.1
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,685     $ 415,483,359       100.00%
                              ==========  ===============  ============

            PREPAYMENT PENALTY PERIOD FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                 WEIGHTED     WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      GROSS      REMAINING     CREDIT     LOAN-TO-
PREPAYMENT PENALTY PERIOD     MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       BUREAU      VALUE
(MONTHS)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)   RISK SCORE    RATIO
--------                        -----       -----------    -----------     -------       ----       --------   ----------    -----

0.........................        920     $ 133,663,058        32.17%     $ 145,286      8.028%      356.88        594        78.0%
12........................        101        19,172,738         4.61        189,829      7.650       357.61        603        74.4
24........................        804       135,429,546        32.60        168,445      7.615       358.98        594        77.7
30........................          2           489,476         0.12        244,738      7.161       359.00        618        76.7
36........................        858       126,728,541        30.50        147,702      7.470       357.51        595        77.5
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,685     $ 415,483,359       100.00%
                              ==========  ===============  ============

             RANGE OF MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 3
       ADJUSTABLE RATE MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                         WEIGHTED
                         AVERAGE                               PERCENT OF               WEIGHTED     WEIGHTED   WEIGHTED   WEIGHTED
                        MONTHS TO     NUMBER     AGGREGATE      AGGREGATE   AVERAGE     AVERAGE      AVERAGE    AVERAGE    AVERAGE
                           NEXT        OF        PRINCIPAL      PRINCIPAL   CURRENT     GROSS       REMAINING   CREDIT     LOAN-TO-
RANGE OF MONTHS TO      ADJUSTMENT   MORTGAGE     BALANCE        BALANCE    PRINCIPAL   MORTGAGE       TERM     BUREAU      VALUE
NEXT ADJUSTMENT DATE       DATE       LOANS     OUTSTANDING    OUTSTANDING   BALANCE     RATE        (MONTHS)  RISK SCORE   RATIO
--------------------       ----       -----     -----------    -----------   -------     ----        --------  ----------   -----

0 - 6.....................  5             16   $  2,973,594       0.85%     $185,850     7.498%      354.54        553       72.0%
13 - 18................... 18              2        307,704       0.09       153,852     6.748       354.00        614       80.0
19 - 24................... 23            852    142,876,228      41.04       167,695     7.665       359.05        595       77.4
25 - 31................... 31             14      1,945,149       0.56       138,939     6.920       354.85        578       82.4
32 - 37................... 35           1306    199,735,546      57.38       152,937     7.808       359.01        592       78.5
38 or Greater............. 56              1        274,783       0.08       274,783     5.500       356.00        679       56.3
    Total/Avg./Wtd. Avg...           --------  ------------  -----------
                                       2,191   $348,113,004     100.00%
                                     ========  ============  ============

                                      A-28

          GROSS MARGINS FOR THE GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
RANGE OF GROSS MARGINS (%)      LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
--------------------------      -----       -----------    -----------     -------       ----       --------    ----------   -----

2.001 - 3.000.............          5     $       813,004       0.23%    $ 162,601       6.902%      359.26        583        78.6%
3.001 - 4.000.............         11           2,129,283       0.61        193,571      7.513       359.34        593        80.4
4.001 - 5.000.............         39           7,386,308       2.12        189,393      6.559       359.07        604        67.6
5.001 - 6.000.............        525          89,867,048      25.82        171,175      7.137       358.93        596        74.3
6.001 - 7.000.............        649         106,143,540      30.49        163,549      7.532       359.04        599        78.6
7.001 - 8.000.............        646          99,852,209      28.68        154,570      8.068       358.88        592        79.6
8.001 - 9.000.............        264          35,881,320      10.31        135,914      8.906       358.99        575        82.0
9.001 - 10.000............         46           5,413,928       1.56        117,694      9.487       359.00        564        84.4
10.001 - 11.000...........          5             545,453       0.16        109,091     10.501       358.12        566        93.5
11.001 - 12.000...........          1              80,912       0.02         80,912     11.200       359.00        558        95.0
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,191     $   348,113,004     100.00%
                                =====     ===============     ======

------------
(1)  The weighted average Gross Margin for the Group 3 Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 6.806%.

      MAXIMUM MORTGAGE RATES FOR THE GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
RANGE OF MAXIMUM MORTGAGE     MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU      VALUE
RATES (%)                       LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE  RATIO
---------                       -----       -----------    -----------     -------       ----       --------    ----------  -----

11.001 - 11.500...........          2     $       593,283       0.17%     $ 296,642      5.258%      355.46        634       71.7%
11.501 - 12.000...........         10           2,389,231       0.69        238,923      5.557       357.35        622       73.4
12.001 - 12.500...........         25           5,018,561       1.44        200,742      5.889       357.98        620       71.1
12.501 - 13.000...........        105          21,725,179       6.24        206,906      6.229       358.42        604       72.4
13.001 - 13.500...........        197          37,313,203      10.72        189,407      6.619       358.65        611       75.8
13.501 - 14.000...........        316          54,479,345      15.65        172,403      7.048       358.85        602       76.7
14.001 - 14.500...........        353          59,728,004      17.16        169,201      7.398       358.99        602       77.9
14.501 - 15.000...........        371          57,576,392      16.54        155,192      7.879       359.18        596       79.3
15.001 - 15.500...........        263          37,150,441      10.67        141,256      8.389       359.21        584       79.8
15.501 - 16.000...........        252          36,792,024      10.57        146,000      8.846       359.30        571       79.8
16.001 - 16.500...........        113          14,055,872       4.04        124,388      9.335       358.96        562       79.4
16.501 - 17.000...........         92          11,186,333       3.21        121,591      9.882       359.43        558       83.1
17.001 - 17.500...........         49           6,058,225       1.74        123,637     10.291       358.93        552       83.7
17.501 - 18.000...........         20           1,987,279       0.57         99,364     10.749       359.41        540       84.4
18.001 - 18.500...........         14           1,385,319       0.40         98,951     11.255       359.41        554       83.7
18.501 - 19.000...........          7             539,834       0.16         77,119     11.779       353.08        549       79.2
19.001 - 19.500...........          1              79,980       0.02         79,980     12.500       359.00        531      100.0
Greater than 19.500.......          1              54,500       0.02         54,500     13.625       360.00        592      100.0
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,191     $   348,113,004     100.00%
                                =====     ===============     ======

------------
(1)  The weighted average Maximum Mortgage Rate for the Group 3 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 14.585%.

                                      A-29

    INITIAL PERIODIC RATE CAP FOR THE GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF                 WEIGHTED     WEIGHTED     WEIGHTED    WEIGHTED
                                           AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE      AVERAGE     AVERAGE
                            NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT     GROSS       REMAINING     CREDIT      LOAN-TO-
INITIAL PERIODIC RATE CAP   MORTGAGE        BALANCE        BALANCE      PRINCIPAL    MORTGAGE      TERM        BUREAU       VALUE
(%)                           LOANS       OUTSTANDING    OUTSTANDING     BALANCE      RATE       (MONTHS)    RISK SCORE     RATIO
---                           -----       -----------    -----------     -------      ----       --------    ----------     -----

1.000.....................       27     $     4,685,821       1.35%     $ 173,549      7.617%      358.69        575         75.6%
1.500.....................    1,754         273,252,563      78.50        155,788      7.717       359.04        595         78.5
2.000.....................       31           5,403,801       1.55        174,316      7.593       358.16        590         71.7
3.000.....................      370          63,395,614      18.21        171,339      7.855       358.71        587         76.8
5.000.....................        1             155,000       0.04        155,000      7.350       358.00        585         67.4
6.000.....................        2             339,500       0.10        169,750      7.787       358.59        629         84.1
7.000.....................        6             880,705       0.25        146,784      7.869       359.00        575         62.9
    Total/Avg./Wtd. Avg...  ----------  ---------------  ------------
                              2,191     $   348,113,004     100.00%
                              =====     ===============     ======

------------
(1)  The weighted average Initial Periodic Rate Cap for the Group 3 Adjustable
     Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
     Date was approximately 1.794%.

   SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
SUBSEQUENT PERIODIC RATE      MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
CAP (%)                         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
-------                         -----       -----------    -----------     -------       ----       --------    ----------   -----

1.000.....................        364     $    63,699,965      18.30%     $ 175,000      7.812%      358.69        588         76.6%
1.500.....................      1,818         282,823,943      81.24        155,569      7.722       359.02        594         78.4
2.000.....................          9           1,589,096       0.46        176,566      7.790       358.82        579         66.7
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,191     $   348,113,004     100.00%
                                =====     ===============     ======

------------
(1)  The weighted average Subsequent Periodic Rate Cap for the Group 3
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.411%.

                                      A-30

      MINIMUM MORTGAGE RATES FOR THE GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
RANGE OF MINIMUM MORTGAGE     MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
RATES (%)                       LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
---------                       -----       -----------    -----------     -------       ----       --------    ----------   -----

4.001 - 5.000.............          2     $       568,000       0.16%     $ 284,000      4.995%      357.00        616         71.6%
5.001 - 6.000.............         92          19,955,050       5.73        216,903      5.809       357.95        613         71.5
6.001 - 7.000.............        444          80,723,345      23.19        181,809      6.691       358.81        605         75.7
7.001 - 8.000.............        790         128,455,055      36.90        162,601      7.558       359.00        602         78.5
8.001 - 9.000.............        539          79,684,562      22.89        147,838      8.582       359.25        577         79.6
9.001 - 10.000............        223          27,515,172       7.90        123,386      9.507       359.16        562         81.1
Greater than 10.000.......        101          11,211,819       3.22        111,008     10.608       358.81        550         83.1
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,191     $   348,113,004     100.00%
                                =====     ===============     ======

------------
(1)  The weighted average Minimum Mortgage Rate for the Group 3 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 7.717%.

       NEXT ADJUSTMENT DATE FOR THE GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
NEXT ADJUSTMENT DATE            LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
--------------------            -----       -----------    -----------     -------       ----       --------    ----------   -----

January 2006..............          1     $       245,027       0.07%     $ 245,027      7.250%      355.00        525         72.4%
February 2006.............          2             378,461       0.11        189,230      8.321       341.17        584         84.1
March 2006................          1             303,669       0.09        303,669      7.000       357.00        509         72.8
April 2006................          2             142,133       0.04         71,067      8.833       336.97        564         88.0
May 2006..................          2             195,904       0.06         97,952      7.720       341.13        561         90.0
June 2006.................          8           1,708,400       0.49        213,550      7.303       360.00        556         65.8
June 2007.................          2             307,704       0.09        153,852      6.748       354.00        614         80.0
July 2007.................          5             707,177       0.20        141,435      7.705       355.00        576         81.6
August 2007...............         15           2,478,066       0.71        165,204      7.452       356.03        599         81.6
September 2007............         88          15,825,234       4.55        179,832      7.034       357.00        602         80.1
October 2007..............         84          11,891,943       3.42        141,571      7.825       358.09        608         78.4
November 2007.............        320          53,678,343      15.42        167,745      7.684       359.03        596         76.9
December 2007.............        340          58,295,465      16.75        171,457      7.795       360.00        590         76.8
June 2008.................          3             287,858       0.08         95,953      7.120       354.00        593         76.7
July 2008.................         12           1,792,009       0.51        149,334      7.075       355.08        578         84.6
August 2008...............         35           6,436,436       1.85        183,898      7.397       356.08        585         83.1
September 2008............        170          28,317,982       8.13        166,576      7.004       357.00        593         80.7
October 2008..............        140          17,631,385       5.06        125,938      7.797       358.08        603         80.0
November 2008.............        370          54,050,769      15.53        146,083      7.856       359.02        591         78.4
December 2008.............        590          93,164,254      26.76        157,906      8.053       360.00        590         77.3
August 2010...............          1             274,783       0.08        274,783      5.500       356.00        679         56.3
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                2,191     $   348,113,004     100.00%
                                =====     ===============     ======

------------
(1)  The weighted average Next Adjustment Date for the Group 3 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     is May 2008.

                                      A-31

                             GROUP 4 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
MORTGAGE LOAN PROGRAM           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
---------------------           -----       -----------    -----------     -------       ----       --------    ----------   -----

30-Year 6-month LIBOR.....          8     $     2,526,983       0.66%     $ 315,873      8.241%      359.34        588         80.0%
2/28 6-month LIBOR........        257          62,341,711      16.21        242,575      7.619       358.71        611         80.1
2/28 6-month LIBOR - 24
  Month Interest Only ....        164          54,471,311      14.16        332,142      7.133       359.07        614         80.2
2/28 6-month LIBOR - 60
  Month Interest Only.....         32          10,048,338       2.61        314,011      7.535       359.16        605         80.1
3/27 6-month LIBOR........        335          79,274,497      20.61        236,640      7.904       359.12        614         80.3
3/27 6-month LIBOR - 36
  Month Interest Only.....        122          38,594,518      10.04        316,349      7.128       358.56        613         82.3
3/27 6-month LIBOR - 60
  Month Interest Only.....         18           4,693,829       1.22        260,768      7.382       358.14        612         81.9
15-Year Fixed.............         20           2,314,570       0.60        115,728      7.202       178.50        618         69.8
15-Year Fixed - Credit
  Comeback................          2             136,592       0.04         68,296      8.681       179.45        573         77.4
30-Year Fixed.............        577         103,869,967      27.01        180,017      6.735       359.30        621         75.1
30-Year Fixed - Credit
  Comeback................         83          10,013,363       2.60        120,643      8.275       359.35        588         79.9
30-Year Fixed - 60 Month
  Interest Only ..........         63          16,296,635       4.24        258,677      6.428       359.17        626         79.9
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                1,681     $   384,582,315     100.00%
                                =====     ===============     ======

         ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
ORIGINAL TERM (MONTHS)          LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
----------------------          -----       -----------    -----------     -------       ----       --------    ----------   -----

ARM 360...................        936     $   251,951,187      65.51%     $ 269,179      7.527%      358.91        613         80.6%
Fixed 180.................         22           2,451,162       0.64        111,416      7.284       178.55        615         70.2
Fixed 360.................        723         130,179,966      33.85        180,055      6.815       359.29        619         76.1
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                1,681     $   384,582,315     100.00%
                                =====     ===============     ======

                                      A-32

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
RANGE OF MORTGAGE LOAN        MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
PRINCIPAL BALANCES              LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
------------------              -----       -----------    -----------     -------       ----       --------    ----------   -----

$0.01 - $25,000.00........          1     $        24,943       0.01%     $  24,943      9.625%      99.00         546         46.7%
$25,000.01 - $50,000.00...          2              95,872       0.02         47,936      8.875       359.48        588         74.9
$50,000.01 - $75,000.00...         96           6,143,835       1.60         63,998      8.463       349.75        609         79.6
$75,000.01 - $100,000.00..        144          12,402,757       3.22         86,130      7.753       357.18        613         78.3
$100,000.01 - $150,000.00.        285          35,628,321       9.26        125,012      7.421       354.47        608         77.6
$150,000.01 - $200,000.00.        368          64,556,767      16.79        175,426      7.574       356.22        618         80.6
$200,000.01 - $250,000.00.        207          46,416,515      12.07        224,234      7.467       359.10        616         79.0
$250,000.01 - $300,000.00.        154          42,248,251      10.99        274,339      7.104       359.25        621         79.2
$300,000.01 - $350,000.00.         95          30,774,277       8.00        323,940      7.393       359.15        622         81.5
$350,000.01 - $400,000.00.        136          51,203,452      13.31        376,496      7.080       358.99        603         79.0
$400,000.01 - $450,000.00.         81          34,519,817       8.98        426,171      7.134       358.83        611         77.7
$450,000.01 - $500,000.00.         54          25,682,988       6.68        475,611      6.908       358.80        614         77.3
$500,000.01 - $550,000.00.         29          15,178,320       3.95        523,390      6.925       358.55        620         81.2
$550,000.01 - $600,000.00.         10           5,749,791       1.5         574,979      6.369       359.49        653         73.5
$600,000.01 - $650,000.00.          8           5,054,801       1.31        631,850      6.947       358.26        626         88.1
$650,000.01 - $700,000.00.          6           4,095,365       1.06        682,561      6.876       358.20        602         79.8
$700,000.01 - $750,000.00.          2           1,499,000       0.39        749,500      7.470       359.50        644         68.3
Greater than $900,000.00..          3           3,307,243       0.86      1,102,414      6.712       359.18        613         51.1
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                1,681     $   384,582,315     100.00%
                                =====     ===============     ======

                                      A-33

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
STATE                           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
-----                           -----       -----------    -----------     -------       ----       --------    ----------   -----

Alabama...................         18     $     2,088,722       0.54%     $ 116,040      7.574%      359.16        597         85.5%
Alaska....................          5             878,421       0.23        175,684      8.795       359.16        566         88.7
Arkansas..................         68          14,254,160       3.71        209,620      7.250       357.71        614         74.7
Arizona...................          6           1,088,444       0.28        181,407      8.124       357.55        610         99.1
California................        385         132,952,052      34.57        345,330      6.821       358.37        614         75.5
Colorado..................         36           7,109,544       1.85        197,487      7.289       359.26        614         81.7
Connecticut...............         17           3,669,367       0.95        215,845      7.864       359.41        595         78.4
Delaware..................          3             556,090       0.14        185,363      7.797       359.65        629         81.9
District of Columbia......          2             747,500       0.19        373,750      7.773       358.43        570         84.8
Florida...................        216          41,338,203      10.75        191,381      7.393       357.25        616         79.3
Georgia...................         35           9,069,113       2.36        259,118      8.058       358.75        606         83.1
Hawaii....................         21           7,251,950       1.89        345,331      6.068       358.83        643         77.3
Idaho.....................         11           1,734,594       0.45        157,690      7.242       358.74        619         77.9
Illinois..................         61          14,193,102       3.69        232,674      7.714       357.23        632         80.2
Indiana...................         15           1,967,900       0.51        131,193      7.980       352.62        619         85.8
Iowa......................          1              55,600       0.01         55,600     10.650       360.00        597         80.0
Kansas....................          5             921,478       0.24        184,296      8.652       358.92        587         89.3
Kentucky..................         13           1,474,604       0.38        113,431      8.195       351.29        607         82.0
Louisiana.................          4             393,397       0.10         98,349      8.232       359.17        571         72.2
Maine.....................          6             896,842       0.23        149,474      7.328       358.72        632         83.0
Maryland..................         20           5,667,213       1.47        283,361      7.037       358.87        617         82.1
Massachusetts.............         21           6,330,947       1.65        301,474      7.865       358.90        602         77.9
Michigan..................         20           2,652,447       0.69        132,622      8.294       359.16        606         84.6
Minnesota.................         23           5,395,657       1.40        234,594      7.587       358.98        612         86.3
Mississippi...............         10           1,115,527       0.29        111,553      7.583       359.17        626         88.9
Missouri..................         19           2,136,927       0.56        112,470      7.950       358.94        603         84.3
Montana...................          7           1,094,193       0.28        156,313      7.220       359.14        608         81.1
Nebraska..................          1             104,000       0.03        104,000      6.950       360.00        657         80.0
Nevada....................         50          12,587,825       3.27        251,756      7.406       358.76        608         81.4
New Hampshire.............         10           2,108,566       0.55        210,857      7.125       359.39        611         81.9
New Jersey................         32           9,240,779       2.40        288,774      7.808       359.06        613         82.3
New Mexico................          5           1,140,680       0.30        228,136      7.418       357.75        623         88.0
New York..................         41          13,055,169       3.39        318,419      7.473       359.16        636         81.1
North Carolina............         17           3,393,099       0.88        199,594      8.470       358.53        583         83.8
North Dakota..............          4             461,431       0.12        115,358      7.811       312.99        637         80.8
Ohio......................         49           5,350,143       1.39        109,187      7.751       353.62        610         81.8
Oklahoma..................         16           1,684,291       0.44        105,268      8.108       351.25        617         84.2
Oregon....................         24           4,829,252       1.26        201,219      7.176       352.71        624         82.1
Pennsylvania..............         50           6,708,488       1.74        134,170      7.833       357.00        601         81.5
Rhode Island..............          3             587,603       0.15        195,868      8.680       359.55        641         76.4
South Carolina............          7           1,550,710       0.40        221,530      7.879       359.37        583         82.7
South Dakota..............          4             441,547       0.11        110,387      7.729       359.56        589         85.7
Tennessee.................         40           5,962,830       1.55        149,071      7.827       357.27        612         82.7
Texas.....................        138          18,066,808       4.70        130,919      7.843       356.10        618         82.2
Utah......................         14           2,852,099       0.74        203,721      7.089       358.52        642         80.0
Vermont...................          1             143,200       0.04        143,200      7.900       360.00        611         80.0
Virginia..................         62          14,358,349       3.73        231,586      7.326       356.93        602         78.6
Washington................         49          10,502,302       2.73        214,333      7.014       359.15        626         81.3
West Virginia.............          1             287,679       0.07        287,679      8.925       358.00        596         80.0
Wisconsin.................          8           1,186,385       0.31        148,298      8.390       359.19        683         81.2
Wyoming...................          7             945,084       0.25        135,012      7.893       357.18        594         81.5
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                1,681     $   384,582,315     100.00%
                                =====     ===============     ======

                                      A-34

               LOAN-TO-VALUE RATIOS FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
RANGE OF LOAN-TO-VALUE        MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
RATIOS (%)                      LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
----------                      -----       -----------    -----------     -------       ----       --------    ----------   -----

50.00 or Less.............         59     $    10,181,304       2.65%     $ 172,564      7.212%      352.75        595         40.8%
50.01 - 55.00.............         22           5,807,092       1.51        263,959      6.174       359.61        624         52.4
55.01 - 60.00.............         29           7,419,730       1.93        255,853      6.281       353.39        619         58.2
60.01 - 65.00.............         56          13,923,163       3.62        248,628      6.613       354.98        603         63.0
65.01 - 70.00.............         64          19,928,465       5.18        311,382      6.867       356.92        603         68.8
70.01 - 75.00.............        129          31,044,175       8.07        240,653      7.185       357.15        606         74.0
75.01 - 80.00.............        877         196,747,980      51.16        224,342      7.233       358.80        626         79.8
80.01 - 85.00.............        128          30,306,578       7.88        236,770      7.292       356.65        595         84.4
85.01 - 90.00.............        177          40,284,789      10.47        227,598      7.777       358.46        600         89.3
90.01 - 95.00.............         69          13,514,398       3.51        195,861      8.542       358.80        599         94.7
95.01 - 100.00............         71          15,424,640       4.01        217,248      7.831       356.61        621        100.0
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                1,681     $   384,582,315     100.00%
                                =====     ===============     ======

              CURRENT MORTGAGE RATES FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
RANGE OF CURRENT MORTGAGE     MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
RATES (%)                       LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
---------                       -----       -----------    -----------     -------       ----       --------    ----------   -----

4.501 - 5.000.............          1     $       466,944       0.12%     $ 466,944      4.990%      357.00        633         78.0%
5.001 - 5.500.............         20           7,079,614       1.84        353,981      5.462       358.90        683         66.8
5.501 - 6.000.............        145          43,347,952      11.27        298,951      5.869       356.75        632         73.7
6.001 - 6.500.............        225          59,887,402      15.57        266,166      6.312       358.79        618         75.7
6.501 - 7.000.............        279          65,514,315      17.04        234,818      6.803       356.93        624         79.7
7.001 - 7.500.............        270          60,744,205      15.79        224,979      7.292       358.85        619         80.2
7.501 - 8.000.............        312          66,192,775      17.21        212,156      7.775       357.92        615         80.6
8.001 - 8.500.............        160          33,291,996       8.66        208,075      8.304       357.74        602         80.9
8.501 - 9.000.............        125          21,626,002       5.62        173,008      8.779       357.09        586         82.0
9.001 - 9.500.............         62          10,091,734       2.62        162,770      9.279       357.36        575         84.2
9.501 - 10.000............         43           9,068,252       2.36        210,890      9.769       358.59        569         85.9
10.001 - 10.500...........         21           4,543,541       1.18        216,359     10.261       359.57        572         82.0
10.501 - 11.000...........         15           2,292,843       0.60        152,856     10.747       358.82        566         87.6
11.001 - 11.500...........          3             434,740       0.11        144,913     11.403       360.00        554         91.3
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                1,681     $   384,582,315     100.00%
                                =====     ===============     ======

                                      A-35

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
MORTGAGED PROPERTY TYPE         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
-----------------------         -----       -----------    -----------     -------       ----       --------    ----------   -----

Single Family Residence...      1,231     $   278,813,305      72.5%      $ 226,493      7.257%      357.78        614         78.7%
Planned Unit Development..        289          70,212,119      18.26        242,949      7.357       359.02        612         80.3
Low-Rise Condominium......        103          22,195,497       5.77        215,490      7.203       357.70        624         80.0
Two Family Home...........         31           7,844,342       2.04        253,043      7.149       355.40        647         76.7
High-Rise Condominium ....          7           2,113,756       0.55        301,965      7.356       358.95        643         80.9
Three Family Home.........          6           1,783,630       0.46        297,272      9.435       359.41        597         78.1
Manufactured Housing(1)...         12           1,216,778       0.32        101,398      8.020       332.26        643         61.5
Four Family Home..........          2             402,889       0.10        201,444      8.425       359.50        674         80.0
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                1,681     $   384,582,315     100.00%
                                =====     ===============     ======

------------
(1) Treated as real property.

                  LOAN PURPOSES FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
LOAN PURPOSE                    LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
------------                    -----       -----------    -----------     -------       ----       --------    ----------   -----

Purchase..................        973     $   206,573,220      53.71%     $ 212,305      7.628%      358.85        622         82.3%
Refinance - Cash Out......        660         169,186,258      43.99        256,343      6.895       356.88        605         75.1
Refinance - Rate/Term.....         48           8,822,836       2.29        183,809      6.707       354.71        623         76.4
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                1,681     $   384,582,315     100.00%
                                =====     ===============     ======

                 OCCUPANCY TYPES FOR THE GROUP 4 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
OCCUPANCY TYPE                  LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
--------------                  -----       -----------    -----------     -------       ----       --------    ----------   -----

Owner Occupied............      1,654     $   379,126,055      98.58%     $ 229,218      7.280%      357.88        615         79.1%
Investment Property.......         18           4,252,630       1.11        236,257      7.579       358.86        629         75.3
Second Home...............          9           1,203,629       0.31        133,737      7.761       357.69        612         66.6
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                1,681     $   384,582,315     100.00%
                                =====     ===============     ======

------------

(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-36

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
RANGE OF REMAINING TERMS      MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
(MONTHS)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
--------                        -----       -----------    -----------     -------       ----       --------    ----------   -----

1 - 120...................          1     $        24,943       0.01%     $  24,943      9.625%      99.00         546         46.7%
121 - 180.................         21           2,426,219       0.63        115,534      7.260       179.37        616         70.4
181 - 300.................          1              71,485       0.02         71,485      8.000       292.00        565         69.1
301 - 360.................      1,658         382,059,668      99.34        230,434      7.284       359.05        615         79.0
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                1,681     $   384,582,315     100.00%
                                =====     ===============     ======

             LOAN DOCUMENTATION TYPE FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
LOAN DOCUMENTATION TYPE         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
-----------------------         -----       -----------    -----------     -------       ----       --------    ----------   -----

Full Documentation........      1,047     $   232,117,747      60.36%     $ 221,698      7.025%      357.62        609         79.7%
Stated Income.............        634         152,464,568      39.64        240,480      7.680       358.30        624         77.8
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                1,681     $   384,582,315     100.00%
                                =====     ===============     ======

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
RANGE OF CREDIT BUREAU RISK   MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
SCORES                          LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
------                          -----       -----------    -----------     -------       ----       --------    ----------   -----

801 - 820.................          2     $       676,270       0.18%     $ 338,135      6.488%      360.00        812         64.6%
781 - 800.................          3           1,275,698       0.33        425,233      5.634       359.35        791         70.6
761 - 780.................          5           1,222,560       0.32        244,512      6.524       359.56        770         81.1
741 - 760.................         14           3,751,614       0.98        267,972      6.957       359.32        751         77.1
721 - 740.................         21           4,720,247       1.23        224,774      6.637       359.26        732         76.4
701 - 720.................         35           8,416,927       2.19        240,484      6.791       354.91        712         79.5
681 - 700.................         72          16,247,686       4.22        225,662      6.869       356.95        688         77.8
661 - 680.................        108          23,500,042       6.11        217,593      6.925       357.41        669         77.1
641 - 660.................        128          25,288,937       6.58        197,570      7.143       356.32        651         79.1
621 - 640.................        349          84,336,206      21.93        241,651      7.011       358.42        630         79.5
601 - 620.................        300          71,851,495      18.68        239,505      7.169       358.51        611         81.2
581 - 600.................        267          59,414,904      15.45        222,528      7.444       358.14        590         78.7
561 - 580.................        159          37,339,515       9.71        234,840      7.725       357.92        571         80.1
541 - 560.................        111          23,703,120       6.16        213,542      7.881       357.35        551         77.7
521 - 540.................         67          14,930,271       3.88        222,840      8.394       358.87        529         75.6
501 - 520.................         36           6,594,221       1.71        183,173      8.097       352.83        512         70.3
500 or Less...............          4           1,312,601       0.34        328,150      7.341       356.86        500         74.9
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                1,681     $   384,582,315     100.00%
                                =====     ===============     ======

------------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 4 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-37

             CREDIT GRADE CATEGORIES FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
CREDIT GRADE CATEGORY           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
---------------------           -----       -----------    -----------     -------       ----       --------    ----------   -----

A ........................      1,400     $   320,653,376      83.38%     $ 229,038      7.241%      358.32        619         79.3%
A-........................         61          15,870,558       4.13        260,173      7.638       355.64        584         75.4
B ........................        104          21,602,443       5.62        207,716      7.436       356.53        590         77.5
C ........................         69          15,619,463       4.06        226,369      7.221       354.32        608         74.6
C-........................         44          10,055,223       2.61        228,528      7.875       355.89        600         83.9
D ........................          3             781,252       0.20        260,417      7.439       358.62        559         64.3
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                1,681     $   384,582,315     100.00%
                                =====     ===============     ======

            PREPAYMENT PENALTY PERIOD FOR THE GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
PREPAYMENT PENALTY PERIOD     MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
(MONTHS)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
--------                        -----       -----------    -----------     -------       ----       --------    ----------   -----

0.........................        283     $    75,800,025      19.71%     $ 267,845      7.849%      359.09        619         80.3%
12........................         62          16,816,215       4.37        271,229      8.000       358.62        619         80.8
24........................        415         115,951,411      30.15        279,401      7.317       358.94        610         80.6
36........................        238          59,737,856      15.53        250,999      7.265       358.41        613         80.7
60........................        683         116,276,807      30.23        170,244      6.790       355.68        618         75.4
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                1,681     $   384,582,315     100.00%
                                =====     ===============     ======

             RANGE OF MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 4
       ADJUSTABLE RATE MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                         WEIGHTED
                         AVERAGE                                PERCENT OF              WEIGHTED   WEIGHTED    WEIGHTED     WEIGHTED
                        MONTHS TO    NUMBER       AGGREGATE      AGGREGATE   AVERAGE     AVERAGE    AVERAGE     AVERAGE     AVERAGE
                           NEXT      OF           PRINCIPAL      PRINCIPAL   CURRENT     GROSS     REMAINING    CREDIT      LOAN-TO-
RANGE OF MONTHS TO      ADJUSTMENT   MORTGAGE      BALANCE        BALANCE    PRINCIPAL  MORTGAGE     TERM       BUREAU       VALUE
NEXT ADJUSTMENT DATE       DATE       LOANS      OUTSTANDING    OUTSTANDING   BALANCE    RATE      (MONTHS)    RISK SCORE    RATIO
--------------------       ----       -----      -----------    -----------   -------    ----      --------    ----------    -----

0 - 6.....................   5             9   $  2,598,468       1.03%    $ 288,719     8.234%     357.49        587         79.7%
7 - 12....................  12             1        245,769       0.10       245,769     7.625      348.00        525         80.0
19 - 24...................  23           451    126,544,105      50.23       280,586     7.403      358.96        612         80.1
25 - 31...................  31             8      2,790,557       1.11       348,820     7.154      355.00        602         83.8
32 - 37...................  35           467    119,772,287      47.54       256,472     7.651      359.00        614         80.9
    Total/Avg./Wtd. Avg...           --------  ------------  -----------
                                         936   $251,951,187     100.00%
                                         ===   ============     ======

                                      A-38

          GROSS MARGINS FOR THE GROUP 4 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                         PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED     WEIGHTED
                                          AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE      AVERAGE
                           NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT       LOAN-TO-
                           MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU        VALUE
RANGE OF GROSS MARGINS (%)   LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE    RATIO
--------------------------   -----       -----------    -----------     -------       ----       --------    ----------    -----

3.001 - 4.000.............       2     $       720,000       0.29%     $ 360,000      5.997%      359.69        575         67.8%
4.001 - 5.000.............      13           5,356,135       2.13        412,010      5.923       358.39        610         70.9
5.001 - 6.000.............     215          59,867,747      23.76        278,455      7.112       359.08        614         77.7
6.001 - 7.000.............     330          94,644,388      37.56        286,801      7.269       358.83        624         80.3
7.001 - 8.000.............     255          62,742,170      24.90        246,048      7.858       358.90        610         82.6
8.001 - 9.000.............      99          23,312,629       9.25        235,481      8.654       358.75        581         84.9
9.001 - 10.000............      18           4,211,114       1.67        233,951      9.569       359.20        570         86.5
10.001 - 11.000...........       4           1,097,005       0.44        274,251     10.565       360.00        541         84.2
    Total/Avg./Wtd. Avg... ----------  ---------------  ------------
                               936     $   251,951,187     100.00%
                               ===     ===============     ======

------------
(1)  The weighted average Gross Margin for the Group 4 Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 6.792%.

      MAXIMUM MORTGAGE RATES FOR THE GROUP 4 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
RANGE OF MAXIMUM MORTGAGE     MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
RATES (%)                       LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
---------                       -----       -----------    -----------     -------       ----       --------    ----------   -----

11.501 - 12.000...........          7     $     2,126,778       0.84%     $ 303,825      5.688%      357.55        649         79.5%
12.001 - 12.500...........         15           4,917,453       1.95        327,830      5.975       357.98        617         75.1
12.501 - 13.000...........         49          17,120,391       6.80        349,396      6.106       358.43        611         77.7
13.001 - 13.500...........         90          30,564,159      12.13        339,602      6.492       358.40        621         78.9
13.501 - 14.000...........        164          48,608,396      19.29        296,393      7.014       358.77        622         79.5
14.001 - 14.500...........        180          46,045,698      18.28        255,809      7.368       359.17        621         81.3
14.501 - 15.000...........        170          42,250,918      16.77        248,535      7.850       358.97        619         81.1
15.001 - 15.500...........         96          25,229,095      10.01        262,803      8.344       359.17        600         79.7
15.501 - 16.000...........         69          14,448,042       5.73        209,392      8.832       359.23        596         83.7
16.001 - 16.500...........         43           8,451,809       3.35        196,554      9.384       359.63        571         84.6
16.501 - 17.000...........         30           7,131,555       2.83        237,718      9.749       359.48        571         85.9
17.001 - 17.500...........         13           2,924,472       1.16        224,959     10.263       359.48        581         81.7
17.501 - 18.000...........          8           1,765,082       0.70        220,635     10.764       358.56        564         91.6
18.001 - 18.500...........          2             367,340       0.15        183,670     11.385       360.00        550         92.2
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                  936     $   251,951,187     100.00%
                                  ===     ===============     ======

------------
(1)  The weighted average Maximum Mortgage Rate for the Group 4 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 14.387%.

                                      A-39

    INITIAL PERIODIC RATE CAP FOR THE GROUP 4 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
INITIAL PERIODIC RATE CAP     MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
(%)                             LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
---                             -----       -----------    -----------     -------       ----       --------    ----------   -----

1.000.....................         12     $     3,358,065       1.33%     $ 279,839      8.256%      359.18        588         77.8%
1.500.....................        758         203,222,939      80.66        268,104      7.473       358.96        616         80.8
2.000.....................          2             290,663       0.12        145,332      7.670       358.57        541         61.7
3.000.....................        162          44,833,519      17.79        276,750      7.717       358.63        600         79.6
6.000.....................          1             156,800       0.06        156,800      7.750       358.00        637         80.0
7.000.....................          1              89,200       0.04         89,200      7.700       359.00        585         80.0
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                  936     $   251,951,187     100.00%
                                  ===     ===============     ======

------------
(1)  The weighted average Initial Periodic Rate Cap for the Group 4 Adjustable
     Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
     Date was approximately 1.766%.

   SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 4 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
SUBSEQUENT PERIODIC RATE      MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
CAP (%)                         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
-------                         -----       -----------    -----------     -------       ----       --------    ----------   -----

1.000.....................        146     $    41,267,056      16.38%     $ 282,651      7.704%      358.76        601         79.4%
1.500.....................        789         210,527,331      83.56        266,828      7.492       358.94        615         80.8
3.000.....................          1             156,800       0.06        156,800      7.750       358.00        637         80.0
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                  936     $   251,951,187     100.00%
                                  ===     ===============     ======

------------
(1)  The weighted average Subsequent Periodic Rate Cap for the Group 4
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.419%.

                                      A-40

      MINIMUM MORTGAGE RATES FOR THE GROUP 4 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
RANGE OF MINIMUM MORTGAGE     MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
RATES (%)                       LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
---------                       -----       -----------    -----------     -------       ----       --------    ----------   -----

4.001 - 5.000.............          1     $       466,944       0.19%     $ 466,944      4.990%      357.00        633         78.0%
5.001 - 6.000.............         43          16,571,494       6.58        385,384      5.812       358.06        614         76.6
6.001 - 7.000.............        230          71,621,078      28.43        311,396      6.630       358.65        627         79.6
7.001 - 8.000.............        377          96,041,422      38.12        254,752      7.538       359.02        620         80.7
8.001 - 9.000.............        184          45,016,565      17.87        244,655      8.486       359.13        596         81.0
9.001 - 10.000............         78          16,918,187       6.71        216,900      9.523       359.52        572         85.4
Greater than 10.000.......         23           5,315,498       2.11        231,109     10.503       359.26        568         84.8
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                  936     $   251,951,187     100.00%
                                  ===     ===============     ======

------------
(1)  The weighted average Minimum Mortgage Rate for the Group 4 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 7.515%.

       NEXT ADJUSTMENT DATE FOR THE GROUP 4 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
NEXT ADJUSTMENT DATE            LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
--------------------            -----       -----------    -----------     -------       ----       --------    ----------   -----

February 2006.............          1     $       360,648       0.14%     $ 360,648      6.375%      356.00        512         74.6%
April 2006................          1              71,485       0.03         71,485      8.000       292.00        565         69.1
May 2006..................          1             218,266       0.09        218,266      8.250       359.00        552         95.0
June 2006.................          6           1,948,069       0.77        324,678      8.586       360.00        606         79.3
December 2006.............          1             245,769       0.10        245,769      7.625       348.00        525         80.0
July 2007.................          2             793,673       0.32        396,836      6.649       355.00        553         77.4
August 2007...............         12           4,535,656       1.80        377,971      7.175       356.03        606         84.4
September 2007............         44          14,293,075       5.67        324,843      6.787       357.00        616         81.9
October 2007..............         55          13,763,140       5.46        250,239      7.407       358.03        624         81.8
November 2007.............        156          40,564,600      16.10        260,029      7.538       359.01        610         80.0
December 2007.............        182          52,593,962      20.87        288,978      7.496       360.00        611         79.0
July 2008.................          8           2,790,557       1.11        348,820      7.154       355.00        602         83.8
August 2008...............         17           6,541,763       2.60        384,810      6.956       356.00        609         84.1
September 2008............         45          12,670,092       5.03        281,558      6.652       357.00        624         82.1
October 2008..............         56          13,501,649       5.36        241,101      7.930       358.02        620         82.9
November 2008.............        126          28,795,571      11.43        228,536      7.673       359.00        619         81.2
December 2008.............        223          58,263,213      23.12        261,270      7.870       360.00        609         79.8
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                  936     $   251,951,187     100.00%
                                  ===     ===============     ======

------------
(1)  The weighted average Next Adjustment Date for the Group 4 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     is April 2008.

                                      A-41

                       GROUP 3 AND GROUP 4 MORTGAGE LOANS

        MORTGAGE LOAN PROGRAMS FOR THE GROUP 3 AND GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
MORTGAGE LOAN PROGRAM           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
---------------------           -----       -----------    -----------     -------       ----       --------    ----------   -----

30-Year 6-month LIBOR.....         21     $     5,288,470       0.66%     $ 251,832      7.739%      359.01        568         75.7%
2/28 6-month LIBOR........        901         161,764,840      20.22        179,539      7.754       358.84        598         77.6
2/28 6-month LIBOR
  -24-month Interest Only.        315          85,938,254      10.74        272,820      7.178       359.07        613         80.1
2/28 6-month LIBOR -
  60-month Interest Only..         93          22,495,947       2.81        241,892      7.416       359.12        608         80.8
3/27 6-month LIBOR........      1,420         236,695,325      29.58        166,687      7.944       359.05        596         78.8
3/27 6-month LIBOR
  -36-month Interest Only.        326          77,043,969       9.63        236,331      7.134       358.64        611         81.4
3/27 6-month LIBOR -
  60-month Interest Only..         50          10,562,603       1.32        211,252      7.582       358.57        608         80.5
5/25 6-month LIBOR........          1             274,783       0.03        274,783      5.500       356.00        679         56.3
15-Year Fixed.............         45           4,957,494       0.62        110,167      7.424       178.89        612         69.3
15-Year Fixed -Credit
  Comeback................          3             187,677       0.02         62,559      9.244       179.32        564         78.1
20-Year Fixed.............          1             107,194       0.01        107,194      9.250       239.00        587         93.1
30-Year Fixed.............        961         158,162,997      19.77        164,582      6.976       359.24        615         75.0
30-Year Fixed - Credit
  Comeback................        132          14,801,497       1.85        112,133      8.414       359.28        589         79.8
30-Year Fixed - 60-month
  Interest Only...........         97          21,784,624       2.72        224,584      6.636    359.20           622         79.1
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                4,366     $   800,065,674     100.00%
                                =====     ===============     ======

   ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 3 AND GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
ORIGINAL TERM (MONTHS)          LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
----------------------          -----       -----------    -----------     -------       ----       --------    ----------   -----

ARM 360...................      3,127     $   600,064,191      75.00%     $ 191,898      7.650%      358.94        601         79.1%
Fixed 180.................         48           5,145,171       0.64        107,191      7.490       178.90        611         69.6
Fixed 240.................          1             107,194       0.01        107,194      9.250       239.00        587         93.1
Fixed 360.................      1,190         194,749,118      24.34        163,655      7.047       359.24        614         75.8
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                4,366     $   800,065,674     100.00%
                                =====     ===============     ======

                                      A-42

   MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 3 AND GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
RANGE OF MORTGAGE LOAN        MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
PRINCIPAL BALANCES              LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
------------------              -----       -----------    -----------     -------       ----       --------    ----------   -----

$0.01 - $25,000.00........          1     $        24,943       0.00%     $  24,943      9.625%       99.00        546         46.7%
$25,000.01 - $50,000.00...         17             785,408       0.10         46,200      9.333       355.15        592         71.6
$50,000.01 - $75,000.00...        389          24,879,605       3.11         63,958      8.691       352.53        599         81.6
$75,000.01 - $100,000.00..        582          50,573,423       6.32         86,896      8.055       355.82        605         80.3
$100,000.01 - $150,000.00.      1,093         136,006,955      17.00        124,435      7.773       357.15        602         78.7
$150,000.01 - $200,000.00.        849         148,746,268      18.59        175,202      7.671       357.27        600         78.4
$200,000.01 - $250,000.00.        494         110,382,931      13.80        223,447      7.485       358.28        598         76.8
$250,000.01 - $300,000.00.        360          98,221,455      12.28        272,837      7.220       359.06        609         77.7
$300,000.01 - $350,000.00.        217          70,355,721       8.79        324,220      7.284       359.04        606         78.5
$350,000.01 - $400,000.00.        157          58,708,473       7.34        373,939      7.114       359.01        602         78.1
$400,000.01 - $450,000.00.         90          38,322,220       4.79        425,802      7.139       358.89        610         77.7
$450,000.01 - $500,000.00.         56          26,641,555       3.33        475,742      6.886       358.79        617         77.3
$500,000.01 - $550,000.00.         32          16,710,517       2.09        522,204      7.028       358.66        616         81.9
$550,000.01 - $600,000.00.         10           5,749,791       0.72        574,979      6.369       359.49        653         73.5
$600,000.01 - $650,000.00.          8           5,054,801       0.63        631,850      6.947       358.26        626         88.1
$650,000.01 - $700,000.00.          6           4,095,365       0.51        682,561      6.876       358.20        602         79.8
$700,000.01 - $750,000.00.          2           1,499,000       0.19        749,500      7.470       359.50        644         68.3
Greater than $900,000.00..          3           3,307,243       0.41      1,102,414      6.712       359.18        613         51.1
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                4,366     $   800,065,674     100.00%
                                =====     ===============     ======

                                      A-43

 STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 3 AND GROUP 4
               MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
STATE                           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
-----                           -----       -----------    -----------     -------       ----       --------    ----------   -----

Alabama...................         47     $     4,880,705       0.61%     $ 103,845      8.200%      358.85        585         84.6%
Alaska....................          9           1,887,268       0.24        209,696      8.471       359.46        588         90.8
Arizona...................        196          36,606,082       4.58        186,766      7.501       357.17        599         76.5
Arkansas..................         12           1,578,345       0.20        131,529      8.469       358.08        598         96.7
California................        652         199,040,815      24.88        305,277      6.899       358.48        608         73.8
Colorado..................         88          15,512,963       1.94        176,284      7.311       359.04        613         81.1
Connecticut...............         59          10,282,183       1.29        174,274      7.867       359.33        582         78.2
Delaware..................         13           2,046,538       0.26        157,426      7.963       359.24        589         79.2
District of Columbia......         10           2,464,261       0.31        246,426      6.866       358.68        586         74.3
Florida...................        481          83,468,280      10.43        173,531      7.553       357.78        604         78.0
Georgia...................        180          26,956,388       3.37        149,758      8.110       358.01        604         82.8
Hawaii....................         32          10,542,696       1.32        329,459      6.328       359.15        627         77.6
Idaho.....................         31           4,219,095       0.53        136,100      7.320       353.38        604         78.2
Illinois..................        192          33,532,156       4.19        174,647      7.850       358.41        616         80.4
Indiana...................         42           4,692,353       0.59        111,723      8.214       355.73        606         85.7
Iowa......................         21           1,691,148       0.21         80,531      8.454       358.80        606         82.9
Kansas....................         22           2,958,673       0.37        134,485      8.280       359.05        597         85.3
Kentucky..................         38           4,145,461       0.52        109,091      7.953       355.79        607         84.5
Louisiana.................          5             487,621       0.06         97,524      8.115       358.56        580         77.5
Maine.....................         21           3,165,348       0.40        150,731      7.612       358.83        621         79.5
Maryland..................         95          20,093,523       2.51        211,511      7.607       359.18        591         76.8
Massachusetts.............        103          23,665,997       2.96        229,767      7.631       358.98        588         75.9
Michigan..................        133          15,692,106       1.96        117,986      8.061       355.40        604         83.3
Minnesota.................         70          13,797,288       1.72        197,104      7.792       358.86        606         84.7
Mississippi...............         14           1,514,510       0.19        108,179      7.811       359.21        614         89.8
Missouri..................         71           7,981,927       1.00        112,422      8.291       357.26        595         84.3
Montana...................         15           2,260,016       0.28        150,668      7.942       359.45        602         82.3
Nebraska..................          7             854,281       0.11        122,040      7.492       359.48        618         80.8
Nevada....................        104          22,623,748       2.83        217,536      7.447       358.92        603         79.3
New Hampshire.............         22           4,449,654       0.56        202,257      7.375       359.42        599         79.1
New Jersey................        103          22,777,651       2.85        221,142      7.851       359.28        597         76.8
New Mexico................         25           3,527,363       0.44        141,095      7.771       358.57        614         84.6
New York..................        119          29,456,675       3.68        247,535      7.502       357.73        611         74.3
North Carolina............         90          11,550,161       1.44        128,335      8.193       351.68        589         82.5
North Dakota..............          9             867,928       0.11         96,436      7.940       334.61        630         81.8
Ohio......................        114          11,836,584       1.48        103,830      8.045       356.47        602         84.1
Oklahoma..................         39           3,820,639       0.48         97,965      8.207       352.29        608         87.2
Oregon....................         57           9,918,327       1.24        174,006      7.542       354.89        608         78.5
Pennsylvania..............        116          15,458,378       1.93        133,262      7.953       358.17        592         80.2
Rhode Island..............         12           2,261,110       0.28        188,426      7.686       359.60        626         76.6
South Carolina............         47           5,497,032       0.69        116,958      8.043       355.18        593         84.3
South Dakota..............         12           1,250,098       0.16        104,175      8.141       359.53        590         86.1
Tennessee.................         86          10,689,260       1.34        124,294      7.825       357.94        608         83.8
Texas.....................        371          41,118,458       5.14        110,831      7.972       355.33        607         81.5
Utah......................         38           6,090,452       0.76        160,275      7.329       358.63        626         81.5
Vermont...................          4             428,661       0.05        107,165      7.607       359.82        579         78.0
Virginia..................        145          28,683,865       3.59        197,820      7.399       357.35        594         77.9
Washington................        117          22,265,544       2.78        190,304      7.312       358.88        614         80.5
West Virginia.............         12           1,122,138       0.14         93,511      8.983       358.41        578         85.3
Wisconsin.................         48           6,461,662       0.81        134,618      8.333       357.08        614         80.2
Wyoming...................         17           1,892,259       0.24        111,309      8.074       358.28        588         80.4
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                4,366     $   800,065,674     100.00%
                                =====     ===============     ======

                                      A-44

         LOAN-TO-VALUE RATIOS FOR THE GROUP 3 AND GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
RANGE OF LOAN-TO-VALUE        MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
RATIOS (%)                      LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
----------                      -----       -----------    -----------     -------       ----       --------    ----------   -----

50.00 or Less.............        159     $    25,843,041       3.23%     $ 162,535      7.370%      353.73        584         41.2%
50.01 -   55.00...........         72          15,563,517       1.95        216,160      6.730       359.41        597         52.7
55.01 -   60.00...........        103          20,566,012       2.57        199,670      7.003       356.33        592         58.1
60.01 -   65.00...........        171          35,251,018       4.41        206,146      7.019       356.40        592         63.1
65.01 -   70.00...........        231          49,790,927       6.22        215,545      7.250       356.46        586         68.7
70.01 -   75.00...........        362          75,792,741       9.47        209,372      7.463       358.19        590         73.8
75.01 -   80.00...........      1,973         350,522,672      43.81        177,660      7.373       358.35        619         79.7
80.01 -   85.00...........        398          75,188,003       9.40        188,915      7.717       357.51        586         84.2
85.01 -   90.00...........        515          95,001,423      11.87        184,469      7.933       358.40        600         89.5
90.01 -   95.00...........        177          27,524,182       3.44        155,504      8.468       358.28        601         94.6
95.01 - 100.00............        205          29,022,139       3.63        141,571      8.191       357.29        613         99.9
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                4,366     $   800,065,674     100.00%
                                =====     ===============     ======

        CURRENT MORTGAGE RATES FOR THE GROUP 3 AND GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
RANGE OF CURRENT MORTGAGE     MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
RATES (%)                       LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
---------                       -----       -----------    -----------     -------       ----       --------    ----------   -----

4.501 - 5.000.............          3     $     1,034,944       0.13%     $ 344,981      4.993%      357.00        624         74.5%
5.001 - 5.500.............         36          10,644,797       1.33        295,689      5.425       356.16        663         67.8
5.501 - 6.000.............        234          62,707,133       7.84        267,979      5.864       356.51        627         73.0
6.001 - 6.500.............        430          99,009,643      12.38        230,255      6.328       358.64        617         74.8
6.501 - 7.000.............        645         130,283,939      16.28        201,991      6.817       357.70        614         77.3
7.001 - 7.500.............        740         137,775,461      17.22        186,183      7.304       358.07        612         78.8
7.501 - 8.000.............        799         139,943,239      17.49        175,148      7.782       357.68        607         79.8
8.001 - 8.500.............        483          77,760,850       9.72        160,996      8.305       357.94        593         80.0
8.501 - 9.000.............        433          65,733,922       8.22        151,810      8.791       358.16        576         80.5
9.001 - 9.500.............        215          29,534,272       3.69        137,369      9.273       358.00        567         81.2
9.501 - 10.000............        172          23,919,020       2.99        139,064      9.794       357.34        563         83.7
10.001 - 10.500...........         91          12,842,423       1.61        141,126     10.278       359.19        558         82.9
10.501 - 11.000...........         50           5,549,895       0.69        110,998     10.765       357.44        553         83.4
11.001 - 11.500...........         23           2,192,288       0.27         95,317     11.281       355.39        553         85.2
11.501 - 12.000...........          9             910,719       0.11        101,191     11.723       355.49        548         80.9
12.001 - 12.500...........          2             168,630       0.02         84,315     12.290       359.53        543         94.7
13.501 - 14.000...........          1              54,500       0.01         54,500     13.625       360.00        592        100.0
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                4,366     $   800,065,674     100.00%
                                =====     ===============     ======

                                      A-45

    TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 3 AND GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
MORTGAGED PROPERTY TYPE         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
-----------------------         -----       -----------    -----------     -------       ----       --------    ----------   -----

Single Family Residence...      3,291     $   587,189,979      73.39%     $ 178,423      7.503%      357.62        603         78.1%
Planned Unit Development..        635         127,664,149      15.96        201,046      7.496       358.75        605         79.5
Low-Rise Condominium......        269          47,102,965       5.89        175,104      7.469       358.44        613         79.3
Two Family Home...........        107          24,718,857       3.09        231,017      7.343       357.81        619         73.8
Three Family Home.........         24           5,498,519       0.69        229,105      8.170       358.72        613         76.0
High-Rise Condominium ....         16           3,841,906       0.48        240,119      7.559       358.56        638         80.6
Four Family Home..........         12           2,832,521       0.35        236,043      7.979       359.34        610         73.7
Manufactured Housing(1)...         12           1,216,778       0.15        101,398      8.020       332.26        643         61.5
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                4,366     $   800,065,674     100.00%
                                =====     ===============     ======

------------
(1) Treated as real property.

            LOAN PURPOSES FOR THE GROUP 3 AND GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
LOAN PURPOSE                    LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
------------                    -----       -----------    -----------     -------       ----       --------    ----------   -----

Refinance - Cash Out......      2,446     $   486,372,742      60.79%     $ 198,844      7.354%      357.30        595         75.5%
Purchase..................      1,764         289,478,136      36.18        164,103      7.762       358.80        621         82.8
Refinance - Rate/Term.....        156          24,214,797       3.03        155,223      7.379       357.13        607         79.6
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                4,366     $   800,065,674     100.00%
                                =====     ===============     ======

           OCCUPANCY TYPES FOR THE GROUP 3 AND GROUP 4 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
OCCUPANCY TYPE                  LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
--------------                  -----       -----------    -----------     -------       ----       --------    ----------   -----

Owner Occupied............      4,245     $   781,107,677      97.63%     $ 184,007      7.489%      357.82        604         78.2%
Investment Property.......         95          15,036,881       1.88        158,283      7.951       358.38        628         79.1
Second Home...............         26           3,921,116       0.49        150,812      8.440       358.62        588         74.4
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                4,366     $   800,065,674     100.00%
                                =====     ===============     ======

------------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-46

  REMAINING TERMS TO STATED MATURITY FOR THE GROUP 3 AND GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
RANGE OF REMAINING TERMS      MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
(MONTHS)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
--------                        -----       -----------    -----------     -------       ----       --------    ----------   -----

1 - 120...................          1     $        24,943       0.00%    $  24,943       9.625%       99.00        546         46.7%
121 - 180.................         47           5,120,228       0.64        108,941      7.480       179.29        611         69.7
181 - 300.................          4             286,858       0.04         71,715      9.648       274.66        577         83.3
301 - 360.................      4,314         794,633,645      99.32        184,199      7.502       359.03        604         78.3
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                4,366     $   800,065,674     100.00%
                                =====     ===============     ======

       LOAN DOCUMENTATION TYPE FOR THE GROUP 3 AND GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
LOAN DOCUMENTATION TYPE         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
-----------------------         -----       -----------    -----------     -------       ----       --------    ----------   -----

Full Documentation........      2,911     $   509,822,035      63.72%     $ 175,136      7.355%      357.94        597         79.2%
Stated Income.............      1,455         290,243,639      36.28        199,480      7.761       357.66        617         76.5
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                4,366     $   800,065,674     100.00%
                                =====     ===============     ======

     CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 3 AND GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
RANGE OF CREDIT BUREAU RISK   MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
SCORES                          LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
------                          -----       -----------    -----------     -------       ----       --------    ----------   -----

801 - 820.................          3     $       824,190       0.10%     $ 274,730      6.463%      360.00        810         67.4%
781 - 800.................          4           1,525,698       0.19        381,424      5.612       359.46        790         71.5
761 - 780.................          9           1,689,342       0.21        187,705      6.708       359.47        769         79.6
741 - 760.................         23           5,278,424       0.66        229,497      7.231       359.30        750         77.9
721 - 740.................         40           7,219,959       0.90        180,499      6.717       359.14        732         76.1
701 - 720.................         61          12,177,795       1.52        199,636      6.857       354.20        711         77.3
681 - 700.................        123          23,225,235       2.90        188,823      6.952       357.11        689         77.0
661 - 680.................        211          37,704,756       4.71        178,696      6.987       357.39        669         76.8
641 - 660.................        276          46,171,388       5.77        167,288      7.211       355.46        650         78.6
621 - 640.................        787         156,408,425      19.55        198,740      7.177       358.12        630         79.8
601 - 620.................        788         146,688,201      18.33        186,153      7.281       358.28        611         81.0
581 - 600.................        683         122,407,080      15.30        179,220      7.505       358.21        590         79.3
561 - 580.................        497          90,154,666      11.27        181,398      7.801       358.02        571         78.1
541 - 560.................        372          64,611,076       8.08        173,686      8.130       358.48        551         76.0
521 - 540.................        272          47,740,003       5.97        175,515      8.491       357.02        530         73.8
501 - 520.................        200          32,881,285       4.11        164,406      8.481       357.54        512         70.0
500 or Less...............         17           3,358,152       0.42        197,538      8.079       358.39        500         70.7
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                4,366     $   800,065,674     100.00%
                                =====     ===============     ======

------------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 3 and Group 4 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-47

       CREDIT GRADE CATEGORIES FOR THE GROUP 3 AND GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
CREDIT GRADE CATEGORY           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
---------------------           -----       -----------    -----------     -------       ----       --------    ----------   -----

A.........................      3,479     $   633,644,036      79.20%     $ 182,134      7.428%      358.07        610         79.1%
A-........................        203          41,751,977       5.22        205,675      7.623       357.23        583         75.7
B.........................        306          55,186,357       6.90        180,348      7.757       357.79        577         75.3
C.........................        248          45,203,561       5.65        182,272      7.861       355.96        580         72.1
C-........................        112          21,279,479       2.66        189,995      7.963       356.11        590         79.9
D.........................         18           3,000,266       0.38        166,681      8.160       358.98        569         69.3
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                4,366     $   800,065,674     100.00%
                                =====     ===============     ======

      PREPAYMENT PENALTY PERIOD FOR THE GROUP 3 AND GROUP 4 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
PREPAYMENT PENALTY PERIOD     MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
(MONTHS)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
--------                        -----       -----------    -----------     -------       ----       --------    ----------   -----

0.........................      1,203     $   209,463,083      26.18%     $ 174,117      7.963%      357.68        603         78.8%
12........................        163          35,988,953       4.50        220,791      7.814       358.08        611         77.4
24........................      1,219         251,380,957      31.42        206,219      7.477       358.96        601         79.0
30........................          2             489,476       0.06        244,738      7.161       359.00        618         76.7
36........................      1,096         186,466,397      23.31        170,134      7.404       357.80        600         78.5
60........................        683         116,276,807      14.53        170,244      6.790       355.68        618         75.4
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                4,366     $   800,065,674     100.00%
                                =====     ===============     ======

       RANGE OF MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 3 AND GROUP 4
       ADJUSTABLE RATE MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                         WEIGHTED
                         AVERAGE                               PERCENT OF              WEIGHTED   WEIGHTED    WEIGHTED    WEIGHTED
                        MONTHS TO    NUMBER      AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    AVERAGE    AVERAGE     AVERAGE
                           NEXT        OF          PRINCIPAL    PRINCIPAL    CURRENT    GROSS     REMAINING   CREDIT      LOAN-TO-
RANGE OF MONTHS TO      ADJUSTMENT   MORTGAGE     BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       BUREAU       VALUE
NEXT ADJUSTMENT DATE       DATE       LOANS     OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    RISK SCORE    RATIO
--------------------       ----       -----     -----------    -----------   -------     ----    --------    ----------    -----

0 - 6.....................   5            25   $  5,572,062       0.93%    $ 222,882     7.841%   355.92        569         75.6%
7 - 12....................  12             1        245,769       0.04       245,769     7.625    348.00        525         80.0
13 - 18...................  18             2        307,704       0.05       153,852     6.748    354.00        614         80.0
19 - 24...................  23          1303    269,420,333      44.90       206,769     7.542    359.01        603         78.7
25 - 31...................  31            22      4,735,706       0.79       215,259     7.058    354.94        592         83.2
32 - 37...................  35          1773    319,507,834      53.25       180,207     7.749    359.01        600         79.4
38 or Greater.............  56             1        274,783       0.05       274,783     5.500    356.00        679         56.3
    Total/Avg./Wtd. Avg...           --------  ------------  -----------
                                       3,127   $600,064,191     100.00%
                                       =====   ============     ======

                                      A-48

    GROSS MARGINS FOR THE GROUP 3 AND GROUP 4 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
RANGE OF GROSS MARGINS (%)      LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
--------------------------      -----       -----------    -----------     -------       ----       --------    ----------   -----

2.001 - 3.000.............          5     $       813,004       0.14%     $ 162,601      6.902%      359.26        583         78.6%
3.001 - 4.000.............         13           2,849,283       0.47        219,176      7.130       359.43        588         77.2
4.001 - 5.000.............         52          12,742,442       2.12        245,047      6.292       358.78        607         69.0
5.001 - 6.000.............        740         149,734,795      24.95        202,344      7.127       358.99        603         75.7
6.001 - 7.000.............        979         200,787,928      33.46        205,095      7.408       358.94        611         79.4
7.001 - 8.000.............        901         162,594,378      27.10        180,460      7.987       358.89        599         80.7
8.001 - 9.000.............        363          59,193,949       9.86        163,069      8.807       358.90        577         83.2
9.001 - 10.000............         64           9,625,041       1.60        150,391      9.523       359.08        567         85.3
10.001 - 11.000...........          9           1,642,458       0.27        182,495     10.544       359.38        549         87.3
11.001 - 12.000...........          1              80,912       0.01         80,912     11.200       359.00        558         95.0
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                3,127     $   600,064,191     100.00%
                                =====     ===============     ======

------------
(1)  The weighted average Gross Margin for the Group 3 and Group 4 Adjustable
     Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
     Date was approximately 6.800%.

 MAXIMUM MORTGAGE RATES FOR THE GROUP 3 AND GROUP 4 ADJUSTABLE RATE MORTGAGE
                  LOANS IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
RANGE OF MAXIMUM MORTGAGE     MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
RATES (%)                       LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
---------                       -----       -----------    -----------     -------       ----       --------    ----------   -----

11.001 - 11.500...........          2     $       593,283       0.10%     $ 296,642      5.258%      355.46        634         71.7%
11.501 - 12.000...........         17           4,516,009       0.75        265,648      5.619       357.44        635         76.3
12.001 - 12.500...........         40           9,936,015       1.66        248,400      5.932       357.98        619         73.1
12.501 - 13.000...........        154          38,845,569       6.47        252,244      6.175       358.43        607         74.7
13.001 - 13.500...........        287          67,877,362      11.31        236,506      6.562       358.54        616         77.2
13.501 - 14.000...........        480         103,087,741      17.18        214,766      7.032       358.81        611         78.0
14.001 - 14.500...........        533         105,773,701      17.63        198,450      7.385       359.07        611         79.4
14.501 - 15.000...........        541          99,827,310      16.64        184,524      7.867       359.09        606         80.0
15.001 - 15.500...........        359          62,379,536      10.40        173,759      8.371       359.19        590         79.8
15.501 - 16.000...........        321          51,240,066       8.54        159,626      8.842       359.28        578         80.9
16.001 - 16.500...........        156          22,507,681       3.75        144,280      9.353       359.21        565         81.4
16.501 - 17.000...........        122          18,317,888       3.05        150,147      9.830       359.45        563         84.2
17.001 - 17.500...........         62           8,982,697       1.50        144,882     10.282       359.11        561         83.0
17.501 - 18.000...........         28           3,752,361       0.63        134,013     10.756       359.01        552         87.8
18.001 - 18.500...........         16           1,752,659       0.29        109,541     11.282       359.53        554         85.5
18.501 - 19.000...........          7             539,834       0.09         77,119     11.779       353.08        549         79.2
19.001 - 19.500...........          1              79,980       0.01         79,980     12.500       359.00        531        100.0
Greater than 19.500.......          1              54,500       0.01         54,500     13.625       360.00        592        100.0
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                3,127     $   600,064,191     100.00%
                                =====     ===============     ======

------------
(1)  The weighted average Maximum Mortgage Rate for the Group 3 and Group 4
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 14.502%.

                                      A-49

 INITIAL PERIODIC RATE CAP FOR THE GROUP 3 AND GROUP 4 ADJUSTABLE RATE MORTGAGE
                  LOANS IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
INITIAL PERIODIC RATE CAP     MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
(%)                             LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
---                             -----       -----------    -----------     -------       ----       --------    ----------   -----

1.000.....................         39     $     8,043,886       1.34%     $ 206,253      7.883%      358.90        580         76.5%
1.500.....................      2,512         476,475,502      79.40        189,680      7.613       359.01        604         79.5
2.000.....................         33           5,694,465       0.95        172,560      7.597       358.18        588         71.2
3.000.....................        532         108,229,133      18.04        203,438      7.798       358.68        592         77.9
5.000.....................          1             155,000       0.03        155,000      7.350       358.00        585         67.4
6.000.....................          3             496,300       0.08        165,433      7.775       358.40        631         82.8
7.000.....................          7             969,905       0.16        138,558      7.853       359.00        576         64.4
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                3,127     $   600,064,191     100.00%
                                =====     ===============     ======

------------
(1)  The weighted average Initial Periodic Rate Cap for the Group 3 and Group 4
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.782%.

 SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 3 AND GROUP 4 ADJUSTABLE RATE
              MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
SUBSEQUENT PERIODIC RATE      MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
CAP (%)                         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
-------                         -----       -----------    -----------     -------       ----       --------    ----------   -----

1.000.....................        510     $   104,967,021      17.49%     $ 205,818      7.770%      358.72        593         77.7%
1.500.....................      2,607         493,351,274      82.22        189,241      7.624       358.98        603         79.4
2.000.....................          9           1,589,096       0.26        176,566      7.790       358.82        579         66.7
3.000.....................          1             156,800       0.03        156,800      7.750       358.00        637         80.0
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                3,127     $   600,064,191     100.00%
                                =====     ===============     ======

------------
(1)  The weighted average Subsequent Periodic Rate Cap for the Group 3 and Group
     4 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.414%.

                                      A-50

 MINIMUM MORTGAGE RATES FOR THE GROUP 3 AND GROUP 4 ADJUSTABLE RATE MORTGAGE
                  LOANS IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
RANGE OF MINIMUM MORTGAGE     MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
RATES (%)                       LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
---------                       -----       -----------    -----------     -------       ----       --------    ----------   -----

4.001 - 5.000.............          3     $     1,034,944       0.17%     $ 344,981      4.993%      357.00        624         74.5%
5.001 - 6.000.............        135          36,526,544       6.09        270,567      5.810       358.00        614         73.8
6.001 - 7.000.............        674         152,344,423      25.39        226,030      6.662       358.74        615         77.5
7.001 - 8.000.............      1,167         224,496,477      37.41        192,371      7.550       359.01        610         79.4
8.001 - 9.000.............        723         124,701,126      20.78        172,477      8.547       359.21        583         80.1
9.001 - 10.000............        301          44,433,360       7.40        147,619      9.513       359.30        566         82.7
Greater than 10.000.......        124          16,527,317       2.75        133,285     10.574       358.96        556         83.6
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                3,127     $   600,064,191     100.00%
                                =====     ===============     ======

------------
(1)  The weighted average Minimum Mortgage Rate for the Group 3 and Group 4
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 7.632%.

 NEXT ADJUSTMENT DATE FOR THE GROUP 3 AND GROUP 4 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF                WEIGHTED      WEIGHTED    WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    AVERAGE       AVERAGE     AVERAGE     AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    GROSS        REMAINING    CREDIT      LOAN-TO-
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE        TERM      BUREAU       VALUE
NEXT ADJUSTMENT DATE            LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    RISK SCORE   RATIO
--------------------            -----       -----------    -----------     -------       ----       --------    ----------   -----

January 2006..............          1     $       245,027       0.04%    $ 245,027       7.250%      355.00        525         72.4%
February 2006.............          3             739,109       0.12        246,370      7.372       348.41        549         79.5
March 2006................          1             303,669       0.05        303,669      7.000       357.00        509         72.8
April 2006................          3             213,618       0.04         71,206      8.554       321.92        564         81.7
May 2006..................          3             414,170       0.07        138,057      7.999       350.55        556         92.6
June 2006.................         14           3,656,469       0.61        261,176      7.986       360.00        583         73.0
December 2006.............          1             245,769       0.04        245,769      7.625       348.00        525         80.0
June 2007.................          2             307,704       0.05        153,852      6.748       354.00        614         80.0
July 2007.................          7           1,500,849       0.25        214,407      7.147       355.00        564         79.4
August 2007...............         27           7,013,722       1.17        259,767      7.273       356.03        604         83.4
September 2007............        132          30,118,309       5.02        228,169      6.917       357.00        609         81.0
October 2007..............        139          25,655,083       4.28        184,569      7.601       358.06        617         80.2
November 2007.............        476          94,242,944      15.71        197,989      7.621       359.02        602         78.2
December 2007.............        522         110,889,427      18.48        212,432      7.653       360.00        600         77.8
June 2008.................          3             287,858       0.05         95,953      7.120       354.00        593         76.7
July 2008.................         20           4,582,567       0.76        229,128      7.123       355.03        593         84.1
August 2008...............         52          12,978,199       2.16        249,581      7.175       356.04        597         83.6
September 2008............        215          40,988,074       6.83        190,642      6.895       357.00        603         81.1
October 2008..............        196          31,133,034       5.19        158,842      7.855       358.05        610         81.3
November 2008.............        496          82,846,340      13.81        167,029      7.793       359.01        601         79.4
December 2008.............        813         151,427,467      25.24        186,258      7.983       360.00        597         78.3
August 2010...............          1             274,783       0.05        274,783      5.500       356.00        679         56.3
    Total/Avg./Wtd. Avg...    ----------  ---------------  ------------
                                3,127     $   600,064,191     100.00%
                                =====     ===============     ======

------------
(1)  The weighted average Next Adjustment Date for the Group 3 and Group 4
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date is May 2008.

                                      A-51

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered CWABS, Inc.
Asset-Backed Certificates, Series 2005-16, (the "GLOBAL SECURITIES") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear.
The Global Securities will be tradable as home market instruments in both the
European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of
Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC
Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of
Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and
Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as
DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream,
Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "LOCK-UP" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

                                       I-1

     Trading between Clearstream, Luxembourg and/or Euroclear Participants.
Secondary market trading between Clearstream, Luxembourg Participants or
Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream, Luxembourg or Euroclear
Purchaser. When Global Securities are to be transferred from the account of a
DTC Participant to the account of a Clearstream, Luxembourg Participant or a
Euroclear Participant, the purchaser will send instructions to Clearstream,
Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or
Euroclear Participant at least one Business Day prior to settlement.
Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a
360-day year and either the actual number of days in the related accrual period or a year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the
Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg
Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date
(which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream,
Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear
Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg
Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the
Global Securities were credited to their accounts. However, interest on the
Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or
Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC
Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg
Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC
Participants.

     Trading between Clearstream, Luxembourg or Euroclear Seller and DTC
Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg
Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC
Participant. The seller will send instructions to Clearstream, Luxembourg or
Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant
at least one Business Day prior to settlement. In these cases Clearstream,
Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year and either the actual number of days in the related accrual period or a year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment

                                       I-2

will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant
or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date
(i.e., the trade fails), receipt of the cash proceeds in the Clearstream,
Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream,
Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.
At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream, Luxembourg or Euroclear for one day
     (until the purchase side of the day trade is reflected in their
     Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global
     Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream,
     Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through
Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons or Reduced Rate for non-U.S. Persons
Resident in Treaty Countries (Form W-8BEN). In general, beneficial owners of
Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the
United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial
Owners for United States Tax Withholding). If the information shown on Form
W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.
More complex rules apply if Global Securities are held through a non-U.S.
intermediary (which includes an agent, nominee, custodian, or other person who holds a Global Security for the account of another) or a non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     Exemption for non-U.S. Persons with Effectively Connected Income (Form
W-8ECI). In general, a non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's
Claim for Exemption from Withholding On Income Effectively Connected with the
Conduct of a Trade or Business in the United States). More complex rules apply where Global Securities are held through a Non-U.S. intermediary or Non-U.S.
flow through entity.

                                       I-3

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for
Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a
Global Security, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form
W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change in circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

     The term "U.S. PERSON" means:

          (1) a citizen or resident of the United States,

          (2) a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, any State thereof or the
     District of Columbia,

          (3) an estate the income of which is includible in gross income for
     United States tax purposes, regardless of its source,

          (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more
     United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S.
     Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their tax advisors for specific tax advice concerning their holding and disposing of the
     Global Securities, or

          (5) certain eligible trusts that elect to be taxed as U.S. persons.

                                       I-4

PROSPECTUS

                                   CWABS, INC.
                                    DEPOSITOR

                             ASSET BACKED SECURITIES
                              (ISSUABLE IN SERIES)

--------------------------------------------------------------------------------
PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN
THE SECURITIES UNDER "RISK FACTORS" BEGINNING ON PAGE 5.
--------------------------------------------------------------------------------

THE TRUSTS

Each trust will be established to hold assets in its trust fund transferred to it by CWABS, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

o    first lien mortgage loans secured by one- to four-family residential properties,

o    mortgage loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units,

o    closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties, or

o    home improvement loans, secured by first or subordinate liens on one-to four-family residential properties or by personal property security interests, and home improvement sales contracts, secured by personal property security interests.

THE SECURITIES

CWABS, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

OFFERS OF SECURITIES

The securities may be offered through several different methods, including offerings through underwriters.

                                   ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

November 16, 2005

                                TABLE OF CONTENTS

Important Notice About Information in This Prospectus and Each

   Indices Applicable to Floating Rate and Inverse Floating Rate Classes..    37

                                        2

                                        3

         IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about each series of securities is contained in two separate documents:

          o    this prospectus, which provides general information, some of which may not apply to a particular series; and

          o    the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

     You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                   ----------

     If you require additional information, the mailing address of our principal executive offices is CWABS, Inc., 4500 Park Granada, Calabasas, California 91302
and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund
-- Incorporation of Certain Documents by Reference" beginning on page 21.

                                        4

                                  RISK FACTORS

     You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

LIMITED SOURCE OF PAYMENTS --    The applicable prospectus supplement may
NO RECOURSE TO SELLERS,          provide that securities will be payable from
DEPOSITOR OR SERVICER            other trust funds in addition to their
                                 associated trust fund, but if it does not, they
                                 will be payable solely from their associated
                                 trust fund. If the trust fund does not have
                                 sufficient assets to distribute the full amount
                                 due to you as a securityholder, your yield will
                                 be impaired, and perhaps even the return of
                                 your principal may be impaired, without your
                                 having recourse to anyone else. Furthermore, at
                                 the times specified in the applicable
                                 prospectus supplement, certain assets of the
                                 trust fund may be released and paid out to
                                 other people, such as the depositor, a
                                 servicer, a credit enhancement provider, or any
                                 other person entitled to payments from the
                                 trust fund. Those assets will no longer be
                                 available to make payments to you. Those
                                 payments are generally made after other
                                 specified payments that may be set forth in the
                                 applicable prospectus supplement have been
                                 made.

                                 You will not have any recourse against the
                                 depositor or any servicer if you do not receive
                                 a required distribution on the securities. Nor
                                 will you have recourse against the assets of
                                 the trust fund of any other series of
                                 securities.

                                 The securities will not represent an interest
                                 in the depositor, any servicer, any seller to
                                 the depositor, or anyone else except the trust
                                 fund. The only obligation of the depositor to a
                                 trust fund comes from certain representations
                                 and warranties made by it about assets
                                 transferred to the trust fund. If these
                                 representations and warranties turn out to be
                                 untrue, the depositor may be required to
                                 repurchase some of the transferred assets.
                                 CWABS, Inc., which is the depositor, does not
                                 have significant assets and is unlikely to have
                                 significant assets in the future. So if the
                                 depositor were required to repurchase a loan
                                 because of a breach of a representation, its
                                 only sources of funds for the repurchase would
                                 be:

                                      o    funds obtained from enforcing a
                                           corresponding

                                        5

                                           obligation of a seller or originator
                                           of the loan, or

                                      o    funds from a reserve fund or similar
                                           credit enhancement established to pay
                                           for loan repurchases.

                                 The only obligations of the master servicer to
                                 a trust fund (other than its master servicing
                                 obligations) comes from certain representations
                                 and warranties made by it in connection with
                                 its loan servicing activities. If these
                                 representations and warranties turn out to be
                                 untrue, the master servicer may be required to
                                 repurchase or substitute for some of the loans.
                                 However, the master servicer may not have the
                                 financial ability to make the required
                                 repurchase or substitution.

                                 The only obligations to a trust fund of a
                                 seller of loans to the depositor comes from
                                 certain representations and warranties made by
                                 it in connection with its sale of the loans and
                                 certain document delivery requirements. If
                                 these representations and warranties turn out
                                 to be untrue, or the seller fails to deliver
                                 required documents, it may be required to
                                 repurchase or substitute for some of the loans.
                                 However, the seller may not have the financial
                                 ability to make the required repurchase or
                                 substitution.

CREDIT ENHANCEMENT MAY NOT BE    Credit enhancement is intended to reduce the
SUFFICIENT TO PROTECT YOU FROM   effect of loan losses. But credit enhancements
LOSSES                           may benefit only some classes of a series of
                                 securities and the amount of any credit
                                 enhancement will be limited as described in the
                                 applicable prospectus supplement. Furthermore,
                                 the amount of a credit enhancement may decline
                                 over time pursuant to a schedule or formula or
                                 otherwise, and could be depleted from payments
                                 or for other reasons before the securities
                                 covered by the credit enhancement are paid in
                                 full. In addition, a credit enhancement may not
                                 cover all potential sources of loss. For
                                 example, a credit enhancement may or may not
                                 cover fraud or negligence by a loan originator
                                 or other parties. Also, the trustee may be
                                 permitted to reduce, substitute for, or even
                                 eliminate all or a portion of a credit
                                 enhancement so long as the rating agencies that
                                 have rated the securities at the request of the
                                 depositor indicate that that would not cause
                                 them to change adversely their rating of the
                                 securities. Consequently, securityholders

                                        6

                                 may suffer losses even though a credit
                                 enhancement exists and its provider does not
                                 default.

NATURE OF MORTGAGES              The mortgages and deeds of trust securing the
   Junior Status of Liens        home equity loans will be primarily junior
   Securing Home Equity Loans    liens subordinate to the rights of the
   Could Adversely Affect You    mortgagee under the related senior mortgage(s)
                                 or deed(s) of trust. Accordingly, the proceeds
                                 from any liquidation, insurance or condemnation
                                 proceeds will be available to satisfy the
                                 outstanding balance of the junior lien only to
                                 the extent that the claims of the related
                                 senior mortgagees have been satisfied in full,
                                 including any related foreclosure costs. In
                                 addition, if a junior mortgagee forecloses on
                                 the property securing a junior mortgage, it
                                 forecloses subject to any senior mortgage and
                                 must take one of the following steps to protect
                                 its interest in the property:

                                      o    pay the senior mortgage in full at or
                                           prior to the foreclosure sale, or

                                      o    assume the payments on the senior
                                           mortgage in the event the mortgagor
                                           is in default under the senior
                                           mortgage.

                                 The trust fund may effectively be prevented
                                 from foreclosing on the related property since
                                 it will have no funds to satisfy any senior
                                 mortgages or make payments due to any senior
                                 mortgagees.

                                 Some states have imposed legal limits on the
                                 remedies of a secured lender in the event that
                                 the proceeds of any sale under a deed of trust
                                 or other foreclosure proceedings are
                                 insufficient to pay amounts owed to that
                                 secured lender. In some states, including
                                 California, if a lender simultaneously
                                 originates a loan secured by a senior lien on a
                                 particular property and a loan secured by a
                                 junior lien on the same property, that lender
                                 as the holder of the junior lien may be
                                 precluded from obtaining a deficiency judgment
                                 with respect to the excess of:

                                      o    the aggregate amount owed under both
                                           the senior and junior loans over

                                      o    the proceeds of any sale under a deed
                                           of trust or other foreclosure
                                           proceedings.

                                        7

                                 See "Certain Legal Aspects of the Loans --
                                 Anti-Deficiency Legislation; Bankruptcy Laws;
                                 Tax Liens."

   Declines in Property Values   The value of the properties underlying the
   May Adversely Affect You      loans held in the trust fund may decline over
                                 time. Among the factors that could adversely
                                 affect the value of the properties are:

                                      o    an overall decline in the residential
                                           real estate market in the areas in
                                           which they are located,

                                      o    a decline in their general condition
                                           from the failure of borrowers to
                                           maintain their property adequately,
                                           and

                                      o    natural disasters that are not
                                           covered by insurance, such as
                                           earthquakes and floods.

                                 In the case of home equity loans, declining
                                 property values could diminish or extinguish
                                 the value of a junior mortgage before reducing
                                 the value of a senior mortgage on the same
                                 property.

                                 If property values decline, the actual rates of
                                 delinquencies, foreclosures, and losses on all
                                 underlying loans could be higher than those
                                 currently experienced in the mortgage lending
                                 industry in general. These losses, to the
                                 extent not otherwise covered by a credit
                                 enhancement, will be borne by the holder of one
                                 or more classes of securities.

   Delays In Liquidation May     Even if the properties underlying the loans
   Adversely Affect You          held in the trust fund provide adequate
                                 security for the loans, substantial delays
                                 could occur before defaulted loans are
                                 liquidated and their proceeds are forwarded to
                                 investors. Property foreclosure actions are
                                 regulated by state statutes and rules and are
                                 subject to many of the delays and expenses of
                                 other lawsuits if defenses or counterclaims are
                                 made, sometimes requiring several years to
                                 complete. Furthermore, in some states if the
                                 proceeds of the foreclosure are insufficient to
                                 repay the loan, the borrower is not liable for
                                 the deficit. Thus, if a borrower defaults,
                                 these restrictions may impede the trust's
                                 ability to dispose of the property and obtain
                                 sufficient proceeds to repay the loan in full.
                                 In

                                        8

                                 addition, the servicer will be entitled to
                                 deduct from liquidation proceeds all expenses
                                 reasonably incurred in attempting to recover on
                                 the defaulted loan, including legal fees and
                                 costs, real estate taxes, and property
                                 maintenance and preservation expenses.

   Disproportionate Effect of    Liquidation expenses of defaulted loans
   Liquidation Expenses May      generally do not vary directly with the
   Adversely Affect You          outstanding principal balance of the loan at
                                 the time of default. Therefore, if a servicer
                                 takes the same steps for a defaulted loan
                                 having a small remaining principal balance as
                                 it does for a defaulted loan having a large
                                 remaining principal balance, the amount
                                 realized after expenses is smaller as a
                                 percentage of the outstanding principal balance
                                 of the small loan than it is for the defaulted
                                 loan having a large remaining principal
                                 balance.

   Consumer Protection Laws      Federal, state and local laws extensively
   May Adversely Affect You      regulate various aspects of brokering,
                                 originating, servicing and collecting loans
                                 secured by consumers' dwellings. Among other
                                 things, these laws may regulate interest rates
                                 and other charges, require disclosures, impose
                                 financial privacy requirements, mandate
                                 specific business practices, and prohibit
                                 unfair and deceptive trade practices. In
                                 addition, licensing requirements may be imposed
                                 on persons that broker, originate, service or
                                 collect such loans.

                                 Additional requirements may be imposed under
                                 federal, state or local laws on so-called "high
                                 cost mortgage loans," which typically are
                                 defined as loans secured by a consumer's
                                 dwelling that have interest rates or
                                 origination costs in excess of prescribed
                                 levels. These laws may limit certain loan
                                 terms, such as prepayment penalties, or the
                                 ability of a creditor to refinance a loan
                                 unless it is in the borrower's interest. In
                                 addition, certain of these laws may allow
                                 claims against loan brokers or originators,
                                 including claims based on fraud or
                                 misrepresentations, to be asserted against
                                 persons acquiring the loans, such as the trust
                                 fund.

                                 The federal laws that may apply to loans held
                                 in the trust fund include the following:

                                      o    the Truth in Lending Act and its
                                           regulations, which (among other
                                           things) require disclosures to

                                        9

                                           borrowers regarding the terms of
                                           loans and provide consumers who
                                           pledged their principal dwelling as
                                           collateral in a non-purchase money
                                           transaction with a right of
                                           rescission that generally extends for
                                           three days after proper disclosures
                                           are given;

                                      o    the Home Ownership and Equity
                                           Protection Act and its regulations,
                                           which (among other things) imposes
                                           additional disclosure requirements
                                           and limitations on loan terms with
                                           respect to non-purchase money,
                                           installment loans secured by the
                                           consumer's principal dwelling that
                                           have interest rates or origination
                                           costs in excess of prescribed levels;

                                      o    the Home Equity Loan Consumer
                                           Protection Act and its regulations,
                                           which (among other things) limits
                                           changes that may be made to open-end
                                           loans secured by the consumer's
                                           dwelling, and restricts the ability
                                           to accelerate balances or suspend
                                           credit privileges on such loans;

                                      o    the Real Estate Settlement Procedures
                                           Act and its regulations, which (among
                                           other things) prohibit the payment of
                                           referral fees for real estate
                                           settlement services (including
                                           mortgage lending and brokerage
                                           services) and regulate escrow
                                           accounts for taxes and insurance and
                                           billing inquiries made by borrowers;

                                      o    the Equal Credit Opportunity Act and
                                           its regulations, which (among other
                                           things) generally prohibits
                                           discrimination in any aspect of
                                           credit transaction on certain
                                           enumerated basis, such as age, race,
                                           color, sex, religion, marital status,
                                           national origin or receipt of public
                                           assistance; and

                                      o    the Federal Trade Commission's Rule
                                           on Preservation of Consumer Claims
                                           and Defenses, which generally
                                           provides that the rights of an
                                           assignee of a conditional sales
                                           contract (or of certain lenders
                                           making purchase money loans) to
                                           enforce a consumer credit obligation
                                           are subject to the claims and
                                           defenses that the consumer could
                                           assert against the seller of goods or
                                           services

                                       10

                                           financed in the credit transaction.

                                 The penalties for violating these federal,
                                 state, or local laws vary depending on the
                                 applicable law and the particular facts of the
                                 situation. However, private plaintiffs
                                 typically may assert claims for actual damages
                                 and, in some cases, also may recover civil
                                 money penalties or exercise a right to rescind
                                 the loan. Violations of certain laws may limit
                                 the ability to collect all or part of the
                                 principal or interest on a loan and, in some
                                 cases, borrowers even may be entitled to a
                                 refund of amounts previously paid. Federal,
                                 state and local administrative or law
                                 enforcement agencies also may be entitled to
                                 bring legal actions, including actions for
                                 civil money penalties or restitution, for
                                 violations of certain of these laws.

                                 Depending on the particular alleged misconduct,
                                 it is possible that claims may be asserted
                                 against various participants in secondary
                                 market transactions, including assignees that
                                 hold the loans, such as the trust fund. Losses
                                 on loans from the application of these federal,
                                 state and local laws that are not otherwise
                                 covered by a credit enhancement will be borne
                                 by the holders of one or more classes of
                                 securities.

   Losses on Balloon Payment     Some of the mortgage loans held in the trust
   Mortgages Are Borne by You    fund may not be fully amortizing over their
                                 terms to maturity and, thus, will require
                                 substantial principal payments (that is,
                                 balloon payments) at their stated maturity.
                                 Loans with balloon payments involve a greater
                                 degree of risk than fully amortizing loans
                                 because typically the borrower must be able to
                                 refinance the loan or sell the property to make
                                 the balloon payment at maturity. The ability of
                                 a borrower to do this will depend on such
                                 factors as mortgage rates at the time of sale
                                 or refinancing, the borrower's equity in the
                                 property, the relative strength of the local
                                 housing market, the financial condition of the
                                 borrower, and tax laws. Losses on these loans
                                 that are not otherwise covered by a credit
                                 enhancement will be borne by the holders of one
                                 or more classes of certificates.

YOUR RISK OF LOSS MAY BE         Multifamily lending may expose the lender to a
HIGHER THAN YOU EXPECT IF YOUR   greater risk of loss than single family
SECURITIES ARE BACKED BY         residential lending. Owners of multifamily
                                 residential properties rely on

                                       11

MULTIFAMILY LOANS                monthly lease payments from tenants to

                                      o    pay for maintenance and other
                                           operating expenses of those
                                           properties,

                                      o    fund capital improvements, and

                                      o    service any mortgage loan and any
                                           other debt that may be secured by
                                           those properties.

                                 Various factors, many of which are beyond the
                                 control of the owner or operator of a
                                 multifamily property, may affect the economic
                                 viability of that property.

                                 Changes in payment patterns by tenants may
                                 result from a variety of social, legal and
                                 economic factors. Economic factors include the
                                 rate of inflation, unemployment levels and
                                 relative rates offered for various types of
                                 housing. Shifts in economic factors may trigger
                                 changes in payment patterns including increased
                                 risks of defaults by tenants and higher vacancy
                                 rates. Adverse economic conditions, either
                                 local or national, may limit the amount of rent
                                 that can be charged and may result in a
                                 reduction in timely lease payments or a
                                 reduction in occupancy levels. Occupancy and
                                 rent levels may also be affected by
                                 construction of additional housing units,
                                 competition and local politics, including rent
                                 stabilization or rent control laws and
                                 policies. In addition, the level of mortgage
                                 interest rates may encourage tenants to
                                 purchase single family housing. We are unable
                                 to determine and have no basis to predict
                                 whether, or to what extent, economic, legal or
                                 social factors will affect future rental or
                                 payment patterns.

                                 The location and construction quality of a
                                 particular building may affect the occupancy
                                 level as well as the rents that may be charged
                                 for individual units. The characteristics of a
                                 neighborhood may change over time or in
                                 relation to newer developments. The effects of
                                 poor construction quality will increase over
                                 time in the form of increased maintenance and
                                 capital improvements. Even good construction
                                 will deteriorate over time if adequate
                                 maintenance is not performed in a timely
                                 fashion.

                                       12

YOUR RISK OF LOSS MAY BE         The trust fund may also include home equity
HIGHER THAN YOU EXPECT IF YOUR   loans that were originated with loan-to-value
SECURITIES ARE BACKED BY         ratios or combined loan-to-value ratios in
PARTIALLY UNSECURED HOME         excess of the value of the related mortgaged
EQUITY LOANS                     property. Under these circumstances, the trust
                                 fund could be treated as a general unsecured
                                 creditor as to any unsecured portion of any
                                 related loan. In the event of a default under a
                                 loan that is unsecured in part, the trust fund
                                 will have recourse only against the borrower's
                                 assets generally for the unsecured portion of
                                 the loan, along with all other general
                                 unsecured creditors of the borrower.

YOU COULD BE ADVERSELY           Federal, state, and local laws and regulations
AFFECTED BY VIOLATIONS OF        impose a wide range of requirements on
ENVIRONMENTAL LAWS               activities that may affect the environment,
                                 health, and safety. In certain circumstances,
                                 these laws and regulations impose obligations
                                 on owners or operators of residential
                                 properties such as those that secure the loans
                                 held in the trust fund. Failure to comply with
                                 these laws and regulations can result in fines
                                 and penalties that could be assessed against
                                 the trust as owner of the related property.

                                 In some states, a lien on the property due to
                                 contamination has priority over the lien of an
                                 existing mortgage. Also, a mortgage lender may
                                 be held liable as an "owner" or "operator" for
                                 costs associated with the release of petroleum
                                 from an underground storage tank under certain
                                 circumstances. If the trust is considered the
                                 owner or operator of a property, it will suffer
                                 losses as a result of any liability imposed for
                                 environmental hazards on the property.

RATINGS OF THE SECURITIES DO     Any class of securities issued under this
NOT ASSURE THEIR PAYMENT         prospectus and the accompanying prospectus
                                 supplement may be rated by one or more
                                 nationally recognized rating agencies. A rating
                                 is based on the adequacy of the value of the
                                 trust assets and any credit enhancement for
                                 that class, and reflects the rating agency's
                                 assessment of how likely it is that holders of
                                 the class of securities will receive the
                                 payments to which they are entitled. A rating
                                 does not constitute an assessment of how likely
                                 it is that principal prepayments on the
                                 underlying loans will be made, the degree to
                                 which the rate of prepayments might differ from
                                 that originally anticipated, or the likelihood
                                 that the securities will be

                                       13

                                 redeemed early. A rating is not a
                                 recommendation to purchase, hold, or sell
                                 securities because it does not address the
                                 market price of the securities or the
                                 suitability of the securities for any
                                 particular investor.

                                 A rating may not remain in effect for any given
                                 period of time and the rating agency could
                                 lower or withdraw the rating entirely in the
                                 future. For example, the rating agency could
                                 lower or withdraw its rating due to:

                                      o    a decrease in the adequacy of the
                                           value of the trust assets or any
                                           related credit enhancement,

                                      o    an adverse change in the financial or
                                           other condition of a credit
                                           enhancement provider, or

                                      o    a change in the rating of the credit
                                           enhancement provider's long-term
                                           debt.

                                 The amount, type, and nature of credit
                                 enhancement established for a class of
                                 securities will be determined on the basis of
                                 criteria established by each rating agency
                                 rating classes of the securities. These
                                 criteria are sometimes based upon an actuarial
                                 analysis of the behavior of similar loans in a
                                 larger group. That analysis is often the basis
                                 upon which each rating agency determines the
                                 amount of credit enhancement required for a
                                 class. The historical data supporting any
                                 actuarial analysis may not accurately reflect
                                 future experience, and the data derived from a
                                 large pool of similar loans may not accurately
                                 predict the delinquency, foreclosure, or loss
                                 experience of any particular pool of mortgage
                                 loans. Mortgaged properties may not retain
                                 their values. If residential real estate
                                 markets experience an overall decline in
                                 property values such that the outstanding
                                 principal balances of the loans held in a
                                 particular trust fund and any secondary
                                 financing on the related mortgaged properties
                                 become equal to or greater than the value of
                                 the mortgaged properties, the rates of
                                 delinquencies, foreclosures, and losses could
                                 be higher than those now generally experienced
                                 in the mortgage lending industry. In addition,
                                 adverse economic conditions may affect timely
                                 payment by mortgagors on their loans whether or
                                 not the conditions affect real property values
                                 and, accordingly, the rates of delinquencies,
                                 foreclosures,

                                       14

                                 and losses in any trust fund. Losses from this
                                 that are not covered by a credit enhancement
                                 will be borne, at least in part, by the holders
                                 of one or more classes of securities.

BOOK-ENTRY REGISTRATION          Securities issued in book-entry form may have
   Limit on Liquidity            only limited liquidity in the resale market,
                                 since investors may be unwilling to purchase
                                 securities for which they cannot obtain
                                 physical instruments.

   Limit on Ability to Transfer  Transactions in book-entry securities can be
   or Pledge                     effected only through The Depository Trust
                                 Company, its participating organizations, its
                                 indirect participants, and certain banks.
                                 Therefore, your ability to transfer or pledge
                                 securities issued in book-entry form may be
                                 limited.

   Delays in Distributions       You may experience some delay in the receipt of
                                 distributions on book-entry securities since
                                 the distributions will be forwarded by the
                                 trustee to The Depository Trust Company for it
                                 to credit the accounts of its participants. In
                                 turn, these participants will then credit the
                                 distributions to your account either directly
                                 or indirectly through indirect participants.

BANKRUPTCY OR INSOLVENCY MAY     The seller and the depositor will treat the
AFFECT THE TIMING AND AMOUNT     transfer of the loans held in the trust fund by
OF DISTRIBUTIONS ON THE          the seller to the depositor as a sale for
SECURITIES                       accounting purposes. The depositor and the
                                 trust fund will treat the transfer of the loans
                                 from the depositor to the trust fund as a sale
                                 for accounting purposes. If these
                                 characterizations are correct, then if the
                                 seller were to become bankrupt, the loans would
                                 not be part of the seller's bankruptcy estate
                                 and would not be available to the seller's
                                 creditors. On the other hand, if the seller
                                 becomes bankrupt, its bankruptcy trustee or one
                                 of its creditors may attempt to recharacterize
                                 the sale of the loans as a borrowing by the
                                 seller, secured by a pledge of the loans.
                                 Presenting this position to a bankruptcy court
                                 could prevent timely payments on the securities
                                 and even reduce the payments on the securities.
                                 Similarly, if the characterizations of the
                                 transfers as sales are correct, then if the
                                 depositor were to become bankrupt, the loans
                                 would not be part of the depositor's bankruptcy
                                 estate and would not be available to the
                                 depositor's creditors. On the other hand, if
                                 the depositor becomes bankrupt, its bankruptcy

                                       15

                                 trustee or one of its creditors may attempt to
                                 recharacterize the sale of the loans as a
                                 borrowing by the depositor, secured by a pledge
                                 of the loans. Presenting this position to a
                                 bankruptcy court could prevent timely payments
                                 on the securities and even reduce the payments
                                 on the securities.

                                 If the master servicer becomes bankrupt, the
                                 bankruptcy trustee may have the power to
                                 prevent the appointment of a successor master
                                 servicer. The period during which cash
                                 collections may be commingled with the master
                                 servicer's own funds before each distribution
                                 date for securities will be specified in the
                                 applicable prospectus supplement. If the master
                                 servicer becomes bankrupt and cash collections
                                 have been commingled with the master servicer's
                                 own funds for at least ten days, the trust fund
                                 will likely not have a perfected interest in
                                 those collections. In this case the trust might
                                 be an unsecured creditor of the master servicer
                                 as to the commingled funds and could recover
                                 only its share as a general creditor, which
                                 might be nothing. Collections commingled less
                                 than ten days but still in an account of the
                                 master servicer might also be included in the
                                 bankruptcy estate of the master servicer even
                                 though the trust may have a perfected security
                                 interest in them. Their inclusion in the
                                 bankruptcy estate of the master servicer may
                                 result in delays in payment and failure to pay
                                 amounts due on the securities.

                                 Federal and state statutory provisions
                                 affording protection or relief to distressed
                                 borrowers may affect the ability of the secured
                                 mortgage lender to realize upon its security in
                                 other situations as well. For example, in a
                                 proceeding under the federal Bankruptcy Code, a
                                 lender may not foreclose on a mortgaged
                                 property without the permission of the
                                 bankruptcy court. And in certain instances a
                                 bankruptcy court may allow a borrower to reduce
                                 the monthly payments, change the rate of
                                 interest, and alter the mortgage loan repayment
                                 schedule for under-collateralized mortgage
                                 loans. The effect of these types of proceedings
                                 can be to cause delays in receiving payments on
                                 the loans underlying securities and even to
                                 reduce the aggregate amount of payments on the
                                 loans underlying securities.

                                       16

THE PRINCIPAL AMOUNT OF          The market value of the assets relating to a
SECURITIES MAY EXCEED THE        series of securities at any time may be less
MARKET VALUE OF THE TRUST FUND   than the principal amount of the securities of
ASSETS                           that series then outstanding, plus accrued
                                 interest. After an event of default and a sale
                                 of the assets relating to a series of
                                 securities, the trustee, the master servicer,
                                 the credit enhancer, if any, and any other
                                 service provider specified in the related
                                 prospectus supplement generally will be
                                 entitled to receive the proceeds of that sale
                                 to the extent of unpaid fees and other amounts
                                 owing to them under the related transaction
                                 document prior to distributions to
                                 securityholders. Upon any such sale, the
                                 proceeds may be insufficient to pay in full the
                                 principal of and interest on the securities of
                                 the related series.

                                 Certain capitalized terms are used in this
                                 prospectus to assist you in understanding the
                                 terms of the securities. The capitalized terms
                                 used in this prospectus are defined on the
                                 pages indicated under the caption "Index to
                                 Defined Terms" beginning on page 117.

                                       17

                                 THE TRUST FUND

GENERAL

     The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the "Trust Fund Assets") consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement.* The pool will be created on the first day of the month of the issuance of the related series of securities or such other date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

     The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "Sellers"), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program --
Underwriting Standards" or as otherwise described in the related prospectus supplement. See "Loan Program -- Underwriting Standards."

     The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a "Master Servicing Agreement") between the trustee and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for such services. See "Loan
Program" and "The Agreements." With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing such loans.

     As used herein, "Agreement" means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the
Master Servicing Agreement, as the context requires.

     If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a "Trust Agreement") between the depositor and the trustee of such trust fund.

----------
*    Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term "Pass- Through
     Rate" will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

                                       18

     With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities.
No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein specified and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

     The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for such series of securities the depositor's rights with respect to such representations and warranties. See "The Agreements -- Assignment of the Trust Fund Assets." The
obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement
(including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described herein under "Loan Program --
Representations by Sellers; Repurchases" and "The Agreements -- Sub-Servicing By
Sellers" and "-- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described herein under "Description of the Securities -- Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided herein and in the related prospectus supplement.

     The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such securities (the "Detailed
Description"). A copy of the Agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

THE LOANS

     General. Loans will consist of single family loans, multifamily loans, home equity loans or home improvement loan contracts. For purposes hereof, "home equity loans" includes "closed-end loans" and "revolving credit line loans." If so specified, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal
Housing Administration (the "FHA") or the Department of Veterans' Affairs (the
"VA").

     The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

     o    Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of

                                       19

          time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such loan
          (the "Loan Rate") for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

     o    Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

     o    Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o    The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include
          "due-on-sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

     A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     The real property which secures repayment of the loans is referred to as the mortgaged properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a

                                       20

lien on a mortgaged property. In the case of home equity loans, such liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. In addition to being secured by mortgages on real estate the home improvement loan contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to herein as the "Properties." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

     The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family
Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

     Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units
("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

     Multifamily Loans. Mortgaged properties which secure multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. In such cases, the cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No

                                       21

more than 5% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

     Home Equity Loans. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement)
or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated
maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     Home Improvement Loan Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement loan contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement loan contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement loan contracts will be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. In general, the home improvement loan contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement loan contract is computed in the manner described in the related prospectus supplement.

     Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

     o    the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

     o    the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, small multifamily properties, other real property or home improvements),

     o    the original terms to maturity of the loans,

     o    the largest principal balance and the smallest principal balance of any of the loans,

     o    the earliest origination date and latest maturity date of any of the loans,

     o    the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as
          applicable, of the loans,

                                       22

     o    the Loan Rates or annual percentage rates ("APR") or range of Loan
          Rates or APR's borne by the loans,

     o    the maximum and minimum per annum Loan Rates and

     o    the geographical distribution of the loans. If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

     The "Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to
(ii) the Collateral Value of the related Property. The "Collateral Value" of the
Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such
Property. In the case of Refinance Loans, the "Collateral Value" of the related
Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

     No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

SUBSTITUTION OF TRUST FUND ASSETS

     Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust
Fund Asset or in the event the documentation with respect to any Trust Fund
Asset is determined by the trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related prospectus supplement.

AVAILABLE INFORMATION

     The depositor has filed with the SEC a Registration Statement under the
Securities Act of 1933, as amended, covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration
Statement pursuant to the rules and regulations of the SEC. For

                                       23

further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its
Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at
its Regional Offices located as follows: Chicago Regional Office, 500 West
Madison Street, Chicago, Illinois 60661; and New York Regional Office, 233
Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the
SEC, including the depositor. The address of that Internet Web site is
http://www.sec.gov.

     This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d)
of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the master servicer intends to file with the Securities and Exchange Commission periodic reports with respect to the trust fund following completion of the reporting period required by Rule
15d-1 or Regulation 15D under the Securities Exchange Act of 1934.

     The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning the trust fund will be forwarded to securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities --
Reports to Securityholders."

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust
Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                       24

                                  THE DEPOSITOR

     CWABS, Inc., a Delaware corporation, the depositor, was incorporated in
August 1996 for the limited purpose of acquiring, owning and transferring Trust
Fund Assets and selling interests therein or bonds secured thereby. The depositor is a limited purpose finance subsidiary of Countrywide Financial
Corporation, a Delaware corporation. On November 7, 2002, Countrywide Credit
Industries, Inc., the parent of Countrywide Home Loans, Inc., changed its name to Countrywide Financial Corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

     Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

     The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting
Standards."

UNDERWRITING STANDARDS

     The applicable prospectus supplement may provide for the seller's representations and warranties relating to the loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed.
The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of

                                       25

the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

     Each seller's underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. Loan-to-value ratios may not be evaluated in the case of
Title I loans.

     After obtaining all applicable employment, credit and property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income.
The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

     In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the loan.

     Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as such payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

     Each seller will be required to satisfy the following qualifications. Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. Each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac.
Each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the FDIC.

                                       26

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each seller will have made representations and warranties in respect of the loans sold by such seller and evidenced by all, or a part, of a series of securities. Such representations and warranties may include, among other things:

     o    that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

     o    that the seller had good title to each such loan and such loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

     o    that each loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement)
          and that the Property was free from damage and was in acceptable condition;

     o    that there were no delinquent tax or assessment liens against the
          Property;

     o    that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

     o    that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which such seller sold the loan to the depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in such loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by such seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a loan occurs after the date of sale of such loan by such seller to the depositor or its affiliates. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of such loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series of securities, such representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

     The master servicer or the trustee, if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in such loan. If such seller cannot cure such breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller's obligations under those circumstances, but if it does not, then such seller will be obligated either

                                       27

     o    to repurchase such loan from the trust fund at a price (the "Purchase
          Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate
          (less any Advances or amount payable as related servicing compensation if the seller is the master servicer) or

     o    substitute for such loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any such payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities
-- General." Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of such loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

     Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under "The Agreements -- Assignment of Trust Fund
Assets."

                          DESCRIPTION OF THE SECURITIES

     Each series of certificates will be issued pursuant to separate agreements
(each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the depositor, the master servicer and the trustee. A form of Pooling and Servicing
Agreement and Trust Agreement has been filed as an exhibit to the Registration
Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture (the "Indenture") between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to such series, and the related loans will be serviced by the master servicer pursuant to a Master Servicing Agreement. A form of Indenture and
Master Servicing Agreement has been filed as an exhibit to the Registration
Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each Agreement, dated as of the related cut-off date, will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of such series. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the
Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of such series addressed to CWABS,
Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

                                       28

GENERAL

     The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

     o    the Trust Fund Assets, as from time to time are subject to the related
          Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of such loans as of the cut-off date (the "Cut-off Date
          Principal Balance"));

     o    the assets required to be deposited in the related Security Account from time to time;

     o    property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and

     o    any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust
Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of such series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof.
Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related prospectus supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address

                                       29

appearing in the register maintained for holders of securities (the "Security
Register"); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of such final distribution.

     The securities will be freely transferable and exchangeable at the
Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the
Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement
arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

     As to each series, an election may be made to treat the related trust fund or designated portions thereof as a "real estate mortgage investment conduit" or
REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any such series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If such an election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests"
in the related REMIC, as defined in the Code. All other classes of securities in such a series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for any such payment from the assets of the trust fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

     Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related
Security Account, including any funds transferred from any

                                       30

reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

     Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on such distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held therein for distribution on future distribution dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such prospectus supplement), and for the periods specified in such prospectus supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of such class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original
Class Security Balance of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding such distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

     With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of such class of securities on that distribution date. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in such prospectus supplement. Prior to such time, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of such class of accrued securities, as reflected in the aggregate
Class Security Balance of such class of accrual securities, will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period but that was not required to be distributed to such class on such distribution date. Any such class of accrual securities will thereafter accrue interest on its outstanding
Class Security Balance as so adjusted.

     Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the

                                       31

manner in which such amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of securities specified in such prospectus supplement, reduced by all distributions reported to the holders of such securities as allocable to principal and,

     o    in the case of accrual securities, in general, increased by all interest accrued but not then distributable on such accrual securities; and

     o    in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

     If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such prospectus supplement. Any such allocation of Principal Prepayments to such class or classes of securities will have the effect of accelerating the amortization of such securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by such other securities. See "Credit Enhancement -- Subordination."

     Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the
trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any)
or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

     To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security
Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds,
Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

                                       32

     In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace such funds on or before any future distribution date to the extent that funds in the applicable Security Account on such distribution date would be less than the amount required to be available for distributions to securityholders on such date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which such advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds,
Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that any such advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation
Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under "Credit Enhancement," in each case as described in the related prospectus supplement.

     In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities --
Distributions on Securities."

REPORTS TO SECURITYHOLDERS

     Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to such series of securities, among other things:

     o    the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included therein;

     o    the amount of such distribution allocable to interest;

     o    the amount of any advance;

     o    the aggregate amount (a) otherwise allocable to the Subordinated
          Securityholders on such distribution date, and (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

     o    the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on such distribution date;

     o    the percentage of principal payments on the loans (excluding prepayments), if any, which each such class will be entitled to receive on the following distribution date;

                                       33

     o    the percentage of Principal Prepayments on the loans, if any, which each such class will be entitled to receive on the following distribution date;

     o    the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

     o    the number and aggregate principal balances of loans (A) delinquent
          (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to
          90 days and 91 or more days and (B) in foreclosure and delinquent 1 to
          30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding such distribution date;

     o    the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

     o    the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

     o    if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;

     o    the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

     o    any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b)
such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

     The securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise such series by reference to the following categories.

     CATEGORIES OF CLASSES                          DEFINITION
------------------------------   -----------------------------------------------
                                                 PRINCIPAL TYPES

Accretion Directed............   A class that receives principal payments from
                                 the accreted interest from specified Accrual
                                 classes. An accretion directed class also may

                                       34

                                 receive principal payments from principal paid
                                 on the underlying Trust Fund Assets for the
                                 related series.

Companion Class...............   A class that receives principal payments on any
                                 distribution date only if scheduled payments
                                 have been made on specified planned principal
                                 classes, targeted principal classes or
                                 scheduled principal classes.

Component Securities..........   A class consisting of "components." The
                                 components of a class of component securities
                                 may have different principal and/or interest
                                 payment characteristics but together constitute
                                 a single class. Each component of a class of
                                 component securities may be identified as
                                 falling into one or more of the categories in
                                 this chart.

Non-Accelerated Senior or        A class that, for the period of time specified
   NAS........................   in the related prospectus supplement, generally
                                 will not receive (in other words, is locked out
                                 of) (1) principal prepayments on the underlying
                                 Trust Fund Assets that are allocated
                                 disproportionately to the senior securities
                                 because of the shifting interest structure of
                                 the securities in the trust and/or (2)
                                 scheduled principal payments on the underlying
                                 Trust Fund Assets, as specified in the related
                                 prospectus supplement. During the lock-out
                                 period, the portion of the principal
                                 distributions on the underlying Trust Fund
                                 Assets that the NAS class is locked out of will
                                 be distributed to the other classes of senior
                                 securities.

Notional Amount Securities....   A class having no principal balance and bearing
                                 interest on the related notional amount. The
                                 notional amount is used for purposes of the
                                 determination of interest distributions.

Planned Principal Class or
   PACs.......................   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming two
                                 constant prepayment rates for the underlying
                                 Trust Fund Assets. These two rates are the
                                 endpoints for the "structuring range" for the
                                 planned principal class. The planned principal
                                 classes in any series of certificates may be
                                 subdivided into different categories (e.g.,
                                 primary planned principal classes, secondary
                                 planned principal classes and so forth) having
                                 different effective structuring ranges and
                                 different principal payment priorities. The
                                 structuring range for the secondary planned
                                 principal class of a series of certificates
                                 will be narrower than that for the primary
                                 planned principal class of the series.

     CATEGORIES OF CLASSES                          DEFINITION
------------------------------   -----------------------------------------------
                                                 PRINCIPAL TYPES

Scheduled Principal Class.....   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule but is not designated as a
                                 Planned Principal Class or Targeted Principal
                                 Class. In many cases, the schedule is derived
                                 by assuming two constant prepayment rates for
                                 the underlying Trust Fund Assets. These two
                                 rates are the endpoints for the "structuring
                                 range" for the scheduled principal class.

                                       35

Sequential Pay................   Classes that receive principal payments in a
                                 prescribed sequence, that do not have
                                 predetermined principal balance schedules and
                                 that under all circumstances receive payments
                                 of principal continuously from the first
                                 distribution date on which they receive
                                 principal until they are retired. A single
                                 class that receives principal payments before
                                 or after all other classes in the same series
                                 of securities may be identified as a sequential
                                 pay class.

Strip.........................   A class that receives a constant proportion, or
                                 "strip," of the principal payments on the
                                 underlying Trust Fund Assets.

Super Senior..................   A class that will not bear its proportionate
                                 share of realized losses (other than excess
                                 losses) as its share is directed to another
                                 class, referred to as the "support class" until
                                 the class principal balance of the support
                                 class is reduced to zero.

Support Class.................   A class that absorbs the realized losses other
                                 than excess losses that would otherwise be
                                 allocated to a Super Senior Class after the
                                 related Classes of subordinated securities are
                                 no longer outstanding.

Targeted Principal Class or      A class that is designed to receive principal
  TACs........................   payments using a predetermined principal
                                 balance schedule derived by assuming a single
                                 constant prepayment rate for the underlying
                                 Trust Fund Assets.

                                                  INTEREST TYPES

Fixed Rate....................   A class with an interest rate that is fixed
                                 throughout the life of the class.

Floating Rate.................   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies directly with changes in such
                                 index.

Inverse Floating Rate.........   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies inversely with changes in such
                                 index.

Variable Rate.................   A class with an interest rate that resets
                                 periodically and is calculated by reference to
                                 the rate or rates of interest applicable to
                                 specified assets or instruments (e.g., the Loan
                                 Rates borne by the underlying loans).

Interest Only.................   A class that receives some or all of the
                                 interest payments made on the underlying Trust
                                 Fund Assets and little or no principal.
                                 Interest Only classes have either a nominal
                                 principal balance or a notional amount. A
                                 nominal principal balance represents actual
                                 principal that will be paid on the class. It is
                                 referred to as nominal since it is extremely
                                 small compared to other classes. A notional
                                 amount is the amount used as a reference to
                                 calculate the amount of interest due on an
                                 Interest Only class that is not entitled to any
                                 distributions in respect of principal.

                                       36

Principal Only................   A class that does not bear interest and is
                                 entitled to receive only distributions in
                                 respect of principal.

Partial Accrual...............   A class that accretes a portion of the amount
                                 of accrued interest thereon, which amount will
                                 be added to the principal balance of such class
                                 on each applicable distribution date, with the
                                 remainder of such accrued interest to be
                                 distributed currently as interest on such
                                 class. Such accretion may continue until a
                                 specified event has occurred or until such
                                 Partial Accrual class is retired.

Accrual.......................   A class that accretes the amount of accrued
                                 interest otherwise distributable on such class,
                                 which amount will be added as principal to the
                                 principal balance of such class on each
                                 applicable distribution date. Such accretion
                                 may continue until some specified event has
                                 occurred or until such Accrual class is
                                 retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

     The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

     If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on Telerate page
3750 of the Moneyline Telerate Service, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on Telerate page 3750 of the Moneyline Telerate
Service, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

     Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

          (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%)

          (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

          o    LIBOR as determined on the previous LIBOR determination date or

                                       37

          o    the reserve interest rate.

The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

     o    the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal
          London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made,
          or

     o    if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

          (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be
     LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

     Each reference bank shall be a leading bank engaged in transactions in
Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and
shall have an established place of business in London. If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

     If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest
Settlement Rate" for one-month deposits in United States dollars as found on
Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight
British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the
London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

     If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

     The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona,
California and Nevada that are member institutions of

                                       38

the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The
Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of
San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the
Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of
Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR.
Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not
necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of
Funds Index is designed to represent the average cost of funds for Eleventh
District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may
not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of
Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco,
P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by
calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh
District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI securities") for the Interest
Accrual Period commencing in such second following month will be based on the
Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly
Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of

                                       39

Funds Index") published by the Office of Thrift Supervision (the "OTS") for the
third preceding month (or the fourth preceding month if the National Cost of
Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds
Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington,
D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds
Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published
National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

     The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

     The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a
Treasury index, the calculation agent will ascertain the Treasury index for
Treasury securities of the maturity and for the period (or, if applicable, date)
specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity"
specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical
Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of
Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C.
20551 (202) 452-3244. If the calculation agent has not yet received Statistical
Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading
U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related
Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

     The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination
Date (as such term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is

                                       40

determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates"
section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the
Agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

     As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Book-Entry Securities ("Security Owners")
may elect to hold their Book-Entry Securities through the Depository Trust
Company ("DTC") in the United States, or Clearstream, Luxembourg or the
Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of the Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Securities and will initially be registered in the name of
Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers'
securities accounts in the depositaries' names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant
Depositary" and collectively the "European Depositaries"). Unless otherwise described in the related prospectus supplement, beneficial interests in the
Book-Entry Securities may be held in minimum denominations representing
Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each class of Book-Entry Securities may hold a beneficial interest therein that is not an integral multiple of
$1,000. Except as described below, no person acquiring a beneficial ownership interest in a Book-Entry Security (each, a "beneficial owner") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only securityholders of the Book-Entry Securities will be Cede & Co., as nominee of
DTC. Security Owners will not be Certificateholders as that term is used in each
Pooling and Servicing Agreement or Master Servicing Agreement, as applicable.
Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial
Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

                                       41

     Security Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and DTC participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, such securities. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect
Participants"), with whom Security Owners have accounts with respect to the
Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security
Owners. Accordingly, although Security Owners will not possess certificates, the
Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive
Securities are issued, Security Owners who are not Participants may transfer ownership of the Book-Entry Securities only through Participants and Indirect
Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at
DTC will be debited and credited. Similarly, the Participants and Indirect
Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in
Clearstream, Luxembourg or Euroclear as a result of a transaction with a
Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or
Euroclear Participant to a DTC Participant, will be received with value on the
DTC settlement date but will be available in the relevant Clearstream,
Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules.
Transfers between Clearstream, Luxembourg Participants and Euroclear
Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through
Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant
European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines
(European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the
Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to
DTC.

                                       42

Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own
DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte,
L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as
"Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Clearstream,
Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities
(including its shares in CB) to a new Luxembourg company, New Clearstream,
Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.
Clearstream, Luxembourg International currently has 92 shareholders, including
U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

     Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" effective as of January 14, 2000.
New CI has been renamed "Clearstream International, societe anonyme." On January
18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and
Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000, DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream
International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream,
Luxembourg customers through electronic book-entry changes in accounts of
Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream,
Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de
Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks.
Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to
Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account

                                       43

holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear
System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of
Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United
States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the
Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a
Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear
Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and
Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related Operating Procedures of the Euroclear System and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of
Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Securities will be made on each
Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the
Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to
Book-Entry Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or
Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant
United States tax laws and regulations. See "Material Federal Income Tax
Consequences--Tax Treatment of Foreign Investors" and "-- Tax Consequences to
Holders of the Notes -- Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge
Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take

                                       44

actions in respect of such Book-Entry Securities, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the
Depositary, and to the Financial Intermediaries to whose DTC accounts the
Book-Entry Securities of such beneficial owners are credited.

     DTC has advised the trustee that, unless and until Definitive securities are issued, DTC will take any action permitted to be taken by the holders of the
Book-Entry Securities under the Pooling and Servicing Agreement or Master
Servicing Agreement, as applicable, only at the direction of one or more
Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial
Intermediaries whose holdings include such Book-Entry Securities. Clearstream,
Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Security under the
Pooling and Servicing Agreement or Master Servicing Agreement, as applicable on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

     Definitive Securities will be issued to beneficial owners of the Book-Entry
Securities, or their nominees, rather than to DTC, only if (a) DTC or the
Depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Securities and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the voting rights evidenced by the Book-Entry Securities advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of
Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of such Definitive Securities as securityholders under the Pooling and Servicing Agreement or Master Servicing
Agreement, as applicable.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by
Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                                       45

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of such series, the establishment of one or more reserve funds, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated herein and described in the related prospectus supplement, or any combination of the foregoing. The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

     If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the ownership interest
(if applicable) of the related subordinated securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by the various classes of Senior
Securities, in each case under the circumstances and subject to the limitations specified in such prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of such loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. Such deposits may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in such prospectus supplement.

                                       46

     If specified in the related prospectus supplement, various classes of
Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and
Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

     As between classes of Senior Securities and as between classes of
Subordinated Securities, distributions may be allocated among such classes (i)
in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related prospectus supplement.
As between classes of Subordinated Securities, payments to holders of Senior
Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

     The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more Classes of securities (the "L/C Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan.
The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the
L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements -- Termination: Optional
Termination." A copy of the letter of credit for a series, if any, will be filed with the Securities and Exchange Commission (the "SEC") as an exhibit to a
Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on such securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in such prospectus supplement. A copy of any such instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

                                       47

OVER-COLLATERALIZATION

     If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on such class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in
over-collateralization.

RESERVE ACCOUNTS

     If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for such series of securities, in trust, of one or more reserve funds for such series. The related prospectus supplement will specify whether or not any such reserve funds will be included in the trust fund for such series.

     The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related prospectus supplement.

     Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted
Investments" which may include

          (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United
     States;

          (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the rating originally assigned to such securities by each such Rating Agency;

          (iii) commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates; provided that such commercial paper is rated no lower than the rating specified in the related prospectus supplement;

          (iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating
     Agency, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

          (v) certificates of deposit, demand or time deposits, or bankers'
     acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then

                                       48

     rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

          (vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

          (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as each Rating Agency has confirmed in writing are sufficient for the ratings originally assigned to such securities by each such Rating Agency;

          (viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

          (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating confirmed in writing is sufficient for the rating originally assigned to such securities by any such Rating
     Agency, as evidenced by a signed writing delivered by each such Rating
     Agency;

          (x) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each such Rating Agency or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

          (xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United
     States or any state thereof which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency; and

          (xii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to such securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency, and reasonably acceptable to the NIM Insurer as evidenced by a signed writing delivered by the NIM Insurer; provided that no such instrument shall be a Permitted
     Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument; and
     provided, further, that no investment specified in clause (x) or clause
     (xi) above shall be a Permitted Investment for any pre-funding account or any related Capitalized Interest Account.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to such instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

                                       49

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

     If specified in the related prospectus supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the pool and issued by the insurer (the "Pool Insurer") named in such prospectus supplement.
Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in such prospectus supplement of the aggregate principal balance of such loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance
Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance
Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance
Policy.

     The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the
Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii)
hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of such purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any
Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged
Property unless it determines that (i) such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related
Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     The applicable prospectus supplement may provide for a Pool Insurance
Policy covering losses resulting from defaults, but if it does not, the Pool
Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

                                       50

     o    fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

     o    failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above, and, in such events might give rise to an obligation on the part of such seller to repurchase the defaulted loan if the breach cannot be cured by such seller. No
Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of such loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The applicable prospectus supplement may provide for a Pool Insurance
Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool
Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

FINANCIAL INSTRUMENTS

     If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

     o    to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

     o    to provide payments in the event that any index rises above or falls below specified levels; or

     o    to provide protection against interest rate changes, certain types of losses, including reduced market value, or the payment shortfalls to one or more classes of the related series.

     If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

CROSS SUPPORT

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related

                                       51

prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

     The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement loan contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans.
Generally, home equity loans and home improvement loan contracts are not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement loan contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, such loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related loan. See "Certain Legal
Aspects of the Loans -- Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by such investor at the time such securities were purchased.

     Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed- end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

     Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property.

                                       52

Loans insured by the FHA, and single family loans partially guaranteed by the
VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements --
Collection Procedures" and "Certain Legal Aspects of the Loans" for a
description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, such loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, such loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

     When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining

                                       53

principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

     If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on such securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through
Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of such interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See "The
Agreements -- Termination; Optional Termination".

     The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments
(including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such securities.

                                 THE AGREEMENTS

     Set forth below is a description of the material provisions of each
Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

     Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to such loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. The trustee will, concurrently with such assignment, deliver such securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related
Agreement. Such schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-

                                       54

Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

     In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan, multifamily loan or home equity loan,

     o    the mortgage note or contract endorsed without recourse in blank or to the order of the trustee,

     o    the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office),

     o    an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

     o    any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such loans.

     With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     The applicable prospectus supplement may provide for the depositor's delivery obligations in connection with home improvement loan contracts, but if it does not, the depositor will as to each home improvement loan contract, deliver or cause to be delivered to the trustee the original home improvement loan contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing such home improvement loan contract. In general, it is expected that the home improvement loan contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement loan contracts without notice of such assignment, the interest of securityholders in the home improvement loan contracts could be defeated. See
"Certain Legal Aspects of the Loans -- The Home Improvement Loan Contracts."

     The trustee (or the custodian) will review such loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold such documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of such notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or

                                       55

if so specified in the related prospectus supplement, remove such loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth therein. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce such obligation to the extent described above under
"Loan Program -- Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace such loan if the seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

     The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase Price) or if so specified in the related prospectus supplement, replace the loan. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for such a breach of representation by the master servicer.

     Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

     The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the
Security Account must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating
Agencies that rated one or more classes of the related series of securities,
(ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association
Insurance Fund (as successor to the Federal Savings and Loan Insurance
Corporation ("SAIF")), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the
Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss

                                       56

immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

     The master servicer will deposit or cause to be deposited in the Security
Account for each trust fund, to the extent applicable and unless otherwise specified in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

     o    all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

     o    all payments on account of interest on the loans, net of applicable servicing compensation;

     o    all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the master servicer's normal servicing procedures (collectively, "Insurance
          Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation
          Expenses") and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o    all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under
          "Loan Program -- Representations by Sellers; Repurchases" or "--
          Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under "-- Termination; Optional Termination"
          below;

     o    all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance" below;

     o    any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

     o    all other amounts required to be deposited in the Security Account pursuant to the Agreement.

     The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

     o    to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security
          Account credited thereto;

     o    to reimburse the master servicer for advances, such right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal

                                       57

          and/or interest on such loan (or Insurance Proceeds or Liquidation
          Proceeds with respect thereto) with respect to which such advance was made;

     o    to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

     o    to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

     o    to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

     o    to pay to the master servicer, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased loan;

     o    to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

     o    to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

     o    to clear and terminate the Security Account upon termination of the
          Agreement.

     In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

     If so provided in the related prospectus supplement, the master servicer will establish and maintain an account (the "Pre-Funding Account"), in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit cash in an amount specified in the prospectus supplement
(the "Pre-Funded Amount") on the related Closing Date. The Pre-Funding Account will be maintained with the trustee for the related series of securities and is designed solely to hold funds to be applied by such trustee during the period from the closing date to a date not more than a year after such closing date
(the "Funding Period") to pay to the depositor the purchase price for loans purchased during such Funding Period (the "Subsequent Loans"). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase
Subsequent Loans from the depositor from time to time during the Funding Period.
The Funding Period, if any, for a trust fund will begin on the related Closing
Date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related
Closing Date. Monies on deposit in the Pre-Funding Account may be invested in
Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be

                                       58

distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

     In addition, if so provided in the related prospectus supplement, on the related Closing Date the depositor will deposit in an account (the "Capitalized
Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized
Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above- mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized
Interest Account will be paid to the depositor.

SUB-SERVICING BY SELLERS

     Each seller of a loan or any other servicing entity may act as the sub-servicer for such loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for such series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement. Notwithstanding any such subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the master servicer alone were servicing the loans.

COLLECTION PROCEDURES

     The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary
Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of such loan by a Pool Insurance Policy, Primary
Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, such obligation will remain during any period of such an arrangement.

     In any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the loan and, to the extent permitted by

                                       59

applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses".
In connection with any such assumption, the terms of the related loan may not be changed.

     With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the
Loans". This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

     In general a "tenant-stockholder" (as defined in Code Section 216(b)(2) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code
Sections 163 and 164. In order for a corporation to qualify under Code Section
216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80%
of the gross income of the corporation be derived from its tenant-stockholders
(as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section
216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of

     o    the maximum insurable value of the improvements securing such loan or

     o    the greater of

          (1) the outstanding principal balance of the loan and

          (2) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to

                                       60

the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

     o    the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or

     o    such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit
Enhancement".

     The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

     If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged
Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master

                                       61

servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan and amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan. In the event that the master servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the
Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no such payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See "Credit Enhancement".

     The proceeds from any liquidation of a loan will be applied in the following order of priority: first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to such loan; second, to reimburse the master servicer for any unreimbursed advances with respect to such loan; third, to accrued and unpaid interest (to the extent no advance has been made for such amount) on such loan; and fourth, as a recovery of principal of such loan.

REALIZATION UPON DEFAULTED LOANS

     Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage
Insurance Policy with regard to each loan for which such coverage is required.
Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage
Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

                                       62

     FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I
Program of the FHA, see "Certain Legal Aspects of the Loans -- Title I Program",
certain loans will be insured under various FHA programs including the standard
FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     Loans designated in the related prospectus supplement as guaranteed by the
VA will be partially guaranteed by the VA under the Serviceman's Readjustment
Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of
1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement
(which may vary under certain circumstances) of the outstanding principal balance of each loan, and such compensation will be retained by it from collections of interest on such loan in the related trust fund (the "Master
Servicing Fee"). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

     The master servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation
Program for Mortgage Bankers or the Audit Program for Mortgages serviced for
FHLMC, the servicing by or on

                                       63

behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single
Attestation Program for Mortgage Bankers or the Audit Program for Mortgages
serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under each Pooling and Servicing Agreement or Master
Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor's affiliates.

     Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment;
provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In such event, the legal expenses

                                       64

and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

     In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each
Agreement, provided that

     o    that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and

     o    the related merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Master Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Master Servicing Agreement, but if it does not, the
Events of Default will consist of

     o    any failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment
          (other than an advance) which continues unremedied for five days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of such class evidencing not less than 25% of the total distributions allocated to such class
          ("percentage interests");

     o    any failure by the master servicer to make an advance as required under the Agreement, unless cured as specified therein;

     o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the
          Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class; and

     o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under "Credit Enhancement" herein in the event that payments in respect thereto are insufficient to make payments required in the
Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class and under such other circumstances as may be specified in such
Agreement, the trustee shall terminate all of the

                                       65

rights and obligations of the master servicer under the Agreement relating to such trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the master servicer under the
Agreement. Pending that appointment, the trustee is obligated to act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the trustee written notice of default and unless the holders of securities of any class of such series evidencing not less than 25% of the aggregate percentage interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding.

     Indenture. The applicable prospectus supplement may provide for other
Events of Default, but if it does not, the Events of Default under each
Indenture will consist of:

     o    a default in the payment of any principal of or interest on any note of such series which continues unremedied for five days after the giving of written notice of such default is given as specified in the related prospectus supplement;

     o    failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

     o    certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

     o    any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such notes.

     If an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of such series.

     If, following an Event of Default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee

                                       66

may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of such series for five days or more, unless

     o    the holders of 100% of the percentage interests of the notes of such series consent to such sale,

     o    the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or

     o    the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3%
          of the percentage interests of the notes of such series.

     In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of
Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of such an Event of Default.

     In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

AMENDMENT

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders,

          (a) to cure any ambiguity;

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          (b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

          (c) to modify, alter, amend, add or to rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time; or

          (d) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions in it,

provided that such action will not adversely affect in any material respect the interests of any securityholder. Any amendment described in clauses (a), (b),
(c) and (d) above, made solely to conform the Agreement to the final prospectus supplement provided to investors in connection with the initial offering of the securities by the Depositor will be deemed not to materially and adversely affect the interests of securityholders. In addition, an amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of such series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such securities.

     In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. Moreover, the related
Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of such series evidencing not less than 66% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no such amendment may

     o    reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of such security, or

     o    reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such
          Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

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TERMINATION; OPTIONAL TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and
Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to such Agreement following the later of

          (i) the final payment of or other liquidation of the last of the Trust
     Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the trust fund
     and

          (ii) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Federal Income Tax
     Consequences" below), from the related trust fund of all of the remaining
     Trust Fund Assets and all property acquired in respect of such Trust Fund
     Assets.

     Any purchase of Trust Fund Assets and property acquired in respect of Trust
Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of such right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust
Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will be made only in connection with a
"qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the
Indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the Indenture and the notes of such series. In the event of any such defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

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THE TRUSTEE

     The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

GENERAL

     The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender
(similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     In this prospectus, we generally use the term "mortgage" to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

     Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee

                                       70

holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

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     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy

                                       72

agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial
Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable"
manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other
Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980
("CERCLA"), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

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     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a
Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion") but without "participating in the management" of the
Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to third party), or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh
Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the
Asset Conservation, Lender Liability and Deposit Insurance Protection Act
("Asset Conservation Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The
Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks
(except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

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RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including
California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, such a lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both such loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security;
however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case

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of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

     Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain
Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan,
Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the
Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

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ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts.
Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift
Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by
Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

HOME IMPROVEMENT FINANCE

     General. The trust fund may own home improvement loans ("HI Loans") or home improvement sales contracts ("HI Contracts"). HI Loans are loans that are made by lenders to finance the purchase of home improvements from third party sellers, and may be secured by real estate or personal property. HI Contracts involve sales agreements under which sellers of home improvements extend credit to the purchasers and retain personal property security interests in the home improvements as collateral for repayment of the credits.

     Real Estate Collateral. HI Loans secured by real estate generally are subject to many of the same laws that apply to other types of mortgage loans, especially laws applicable to home equity or junior lien mortgages. In addition, some laws may provide particular consumer protections in connection with mortgage loans that are used to finance home improvements, such as special disclosures or limits on creditor remedies.

     Sale of Chattel Paper. The credit agreements evidencing HI Loans secured by personal property and HI Contracts generally are "chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the chattel paper to the trustee or a designated custodian or may retain possession of the chattel paper as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust's ownership of the chattel paper.
In general, the

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chattel paper will not be stamped or otherwise marked to reflect assignment of the chattel paper from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the chattel paper without notice of such assignment, the trust's interest in the chattel paper could be defeated.

     Perfection of Personal Property Security Interests. The HI Loans secured by personal property and the HI Contracts generally include a "purchase money security interest," as defined in the UCC, in the home improvements being financed. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building materials incorporated into an improvement on land. A security interest in lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the home improvement remains personal property and has not become subject to the real estate law, a creditor with a security interest in the property can repossess the home improvement by voluntary surrender, by "self-help" repossession that is
"peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a security interest must give the debtor a number of days' notice, which generally varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale.

     Under the laws applicable in many states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the personal property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Also, certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a creditor to repossess and resell personal property collateral or enforce a deficiency judgment.

     Consumer Claims and Defenses. The Federal Trade Commission's Consumer
Claims and Defenses Rule ("FTC Rule") provides that a seller financing the sale of consumer goods or services must include in the consumer credit contract a notice that the purchaser of the contract will take the contract subject to the claims and defenses that the consumer could assert against the seller. The FTC
Rule also provides that, if a seller of consumer goods or services refers a purchaser to a lender, or is affiliated with the lender by common control, contract or business arrangement, the seller may not accept the proceeds of a purchase money loan made by the lender unless the consumer credit contract contains a notice that the holder of the contract is subject to the claims and defenses that the consumer could assert against the seller. Thus, holders of HI
Contracts and certain HI Loans may be subject to claims and defenses that could be asserted against the seller of home improvements. Liability under the FTC
Rule generally is limited to amounts received by the holder of the consumer credit obligation; however, the consumer may be able to assert the FTC Rule as a defense to a claim brought by the trustee against the consumer.

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SERVICEMEMBERS CIVIL RELIEF ACT

     Generally, under the terms of the Servicemembers Civil Relief Act (the
"Relief Act"), a borrower who enters military service after the origination of such borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6%
during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief
Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status.
Moreover, the Relief Act permits the extension of a loan's maturity and the re-
adjustment of its payment schedule beyond the completion of military service.
Thus, in the event that such a loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES AND RIGHTS OF SENIOR MORTGAGEES

     To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In many states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

OTHER LOAN PROVISIONS AND LENDER REQUIREMENTS

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or

                                       79

deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

     Generally lenders begin charging interest from the date the loan is disbursed. In California regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.

PRIORITY OF ADDITIONAL ADVANCES

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor. In California priority will be lost with respect to advances made under subsequently recorded deeds of trust or mortgages, if the prior credit line lender has knowledge of such advances unless the advances under the secured credit line are determined to be
"obligatory" rather than "discretionary."

THE TITLE I PROGRAM

     General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to
Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program").
Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I
Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     The types of loans which are eligible for insurance by the FHA under the
Title I Program include property improvement loans ("Property Improvement Loans"
or "Title I Loans"). A Property

                                       80

Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

     There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction.
With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

     Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

     Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

     Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA.
In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

     Requirements for Title I Loans. The maximum principal amount for Title I
Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property

                                       81

does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

     Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

     The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of
HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I
Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

     FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a
Title I insurance contract. The amount of insurance coverage in this account is
10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of
0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after such prepayment.

     Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the
FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I
Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with

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earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

     The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less).
However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the
Secretary of HUD.

     Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

     Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA under the Title I
Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased.
Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of such loan.
Concurrently with filing the insurance claim, the lender shall assign to the
United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United
States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

     Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a)
the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of

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default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

     Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers'
dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices.
In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

     Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

     The federal laws that may apply to loans held in the trust fund include the following:

     o    the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

     o    the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non- purchase money, installment loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels;

     o    the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limits changes that may be made to open-end loans secured by the consumer's dwelling, and restricts the ability to accelerate balances or suspend credit privileges on such loans;

     o    the Real Estate Settlement Procedures Act and its regulations, which
          (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

     o    the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

     o    the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies;
          and

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     o    the Federal Trade Commission's Rule on Preservation of Consumer Claims
          and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

     The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation.
However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

     Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of special counsel to the depositor ("Tax Counsel"), named in the prospectus supplement. The summary is based upon the provisions and interpretations of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

     The federal income tax consequences to Holders will vary depending on whether

     o    the securities of a series are classified as indebtedness;

     o    an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit
          ("REMIC") under the Internal Revenue Code of 1986, as amended (the
          "Code");

     o    the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

                                       85

     o    an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

     The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such series.
Prior to issuance of each series of securities, the depositor shall file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of
Tax Counsel with respect to the validity of the information set forth under
"Material Federal Income Tax Consequences" herein and in the related prospectus supplement.

TAXATION OF DEBT SECURITIES

     Interest and Acquisition Discount. The income on securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as the income on evidences of indebtedness. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest
Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt securities."

     Debt securities that are Compound Interest securities will, and certain of the other Debt securities may, be issued with "original issue discount" ("OID").
The following discussion is based in part on the rules governing OID which are set forth in Sections 1271 through 1275 of the Code and the Treasury regulations issued thereunder (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt securities.

     In general, OID, if any, will equal the difference between the stated
redemption price at maturity of a Debt security and its issue price. A holder of a Debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt security will be considered to be zero, however if the interest is less than a de minimis amount as determined under the Code.

     The issue price of a Debt security is the first price at which a substantial amount of Debt securities of that class are sold to the public
(excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt security also includes the amount paid by an initial Debt security holder for accrued interest that relates to a period prior to the issue date of the Debt security. The stated redemption price at maturity of a Debt security includes the original principal amount of the Debt security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt security. The
OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt

                                       86

securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt securities will be unconditionally payable and constitute qualified stated interest, not OID.
However, absent clarification of the OID Regulations, where Debt securities do not provide for default remedies, the interest payments will be included in the
Debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated
redemption price at maturity of such Debt securities includes all distributions of interest as well as principal thereon. If the interval between the issue date and the first distribution date on a Debt security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt security has de minimis OID, the stated redemption price of the
Debt security is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess
(if any) of the Debt security's stated principal over its issue price. If the interval between the issue date and the first distribution date on a Debt security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt security, the excess amount of the distribution would be added to the Debt security's stated
redemption price.

     Under the de minimis rule, OID on a Debt security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt security multiplied by the weighted average maturity of the Debt security. The weighted average maturity of a Debt security is the sum of the weighted maturity of each payment of the Debt security's stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt security's total stated
redemption price.

     Although currently unclear, it appears that the projected payments of stated redemption price should be based on a schedule that is determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the
Debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

     o    such interest is unconditionally payable at least annually,

     o    the issue price of the debt instrument does not exceed the total noncontingent principal payments and

     o    interest is based on a "qualified floating rate," an "objective rate,"
          or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt security.

     In the case of Compound Interest securities, certain Interest Weighted
Securities (as defined herein), and certain of the other Debt securities, none of the payments under the instrument will be considered qualified stated
interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

                                       87

     The Internal Revenue Service (the "IRS") issued final regulations in June
1996 (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Code
Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID
Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating
OID.

     The holder of a Debt security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of
OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt security and the adjusted issue price of the
Debt security, reduced by any payments of qualified stated interest. The adjusted issue price of a Debt security is the sum of its issue price plus prior accruals of OID, reduced by the total payments other than qualified stated
interest payments made with respect to such Debt security in all prior periods.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the
"Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a)
the present value of all payments remaining to be made on the Pay-Through
Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the
Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through
Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a
Holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment
Assumption. Although original issue discount will be reported to Holders of
Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that loans will be prepaid at that rate or at any other rate.

     The depositor may adjust the accrual of OID on a Class of Regular Interest
Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the
OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a
Class of Regular Interest Securities could increase.

                                       88

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing
OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt security will also be required to include OID in gross income, but such a holder who purchases such Debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt security's issue price) to offset such
OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default.
However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of securities should consult their tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "-- Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through
Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound
Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by such holder for such security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted
Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest
Weighted Securities that are Stripped Securities as described below. See "-- Tax
Status as a Grantor Trust -- Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the case of Debt securities bearing interest at a rate that varies directly, or according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt securities, should be calculated as if the interest index remained at its value as of the issue date of such securities. Because the proper method of adjusting accruals of OID on a variable rate Debt security is uncertain, holders of variable rate Debt securities should consult their tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

     Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276 through 1278 of the Code. A Holder that acquires a Debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt security over the purchaser's purchase price) will be required to include accrued market discount in

                                       89

income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt security received in that month and, if the securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) (a) in the case of securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the loans underlying such security) not originally issued with original issue discount, on the basis of the rates of the stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b)
in the case of securities (or, in the case of a Pass-Through Security, as described below, the loans underlying such security) originally issued at a discount, on the basis of the rates of the OID in the relevant period to total
OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt security (or, in the case of a Pass-Through Security, the underlying loans), the excess of interest paid or accrued to purchase or carry a security
(or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on such security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a
Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt security (other than an Interest
Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on such security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     The Treasury has issued regulations (the "Final Bond Premium Regulations")
dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Final Bond Premium Regulations.

     Election to Treat All Interest as Original Issue Discount. The OID
Regulations permit a holder of a Debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt security

                                       90

with market discount, the holder of the Debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt security acquires during the year of the election or thereafter. Similarly, a holder of a Debt security that makes this election for a Debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Tax Counsel, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as
specified in the related prospectus supplement.

     Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities, (i)
securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section
7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property,"
and other types of assets described in Code Section 7701(a)(19)(C)); and (ii)
securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets (and income in the case of (ii)) are qualifying assets
(and income).

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount
(which amount will be adjusted for inflation) will be reduced by the lesser of

     o    3% of the excess of adjusted gross income over the applicable amount,
          or

     o    80% of the amount of itemized deductions otherwise allowable for such taxable year.

     These percentages are scheduled to be reduced starting in 2006 and return to current levels in 2010.

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The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either

     o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

     o    is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

     o    the gross income produced by the REMIC's assets, including stated
          interest and any original issue discount or market discount on loans and other assets, and

     o    deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the
          REMIC.

A holder of a Residual Interest Security that is an individual or a
"pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup
Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on mortgage loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (that is, under the constant yield method taking into account the
Prepayment Assumption). The REMIC will deduct OID on the Regular Interest
Securities in the same manner that the holders of the Regular Interest
Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis.

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     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

     o    subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

     o    subject to a limited exception, the sale or other disposition of a cash flow investment;

     o    the receipt of any income from assets not permitted to be held by the
          REMIC pursuant to the Code; or

     o    the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a security representing a residual interest (a "Residual
Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

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     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest
Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis in the
Residual Interest Security at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest
Security. If the amount of such payment exceeds a holder's adjusted basis in the
Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange.
Any loss from the sale of a Residual Interest Security will be subject to the
"wash sale" rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Interest
Security, the seller reacquires the Residual Interest Security, or acquires (i)
a Residual Interest Security in any other REMIC, (ii) a similar interest in a
"taxable mortgage pool" (as defined in Code Section 7701(i)) or (iii) an ownership interest in a FASIT (as defined in Code Section 860L). In general, under the wash sale rules, loss from the Residual Interest Security will be disallowed and the Residual Interest Security Holder's basis in the replacement interest will be the basis in the Residual Interest Security that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual Interest Security and the purchase price of the replacement interest.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a
Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual
Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

     Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the rule that taxable income cannot be less than excess inclusions. Second,

                                       94

a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

     In the case of a Residual Interest Security that has no significant value, the excess inclusion portion of a REMIC's income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual
Interest Security, over the daily accruals for such quarterly period of (i) 120%
of the long term applicable federal rate on the Startup Day multiplied by (ii)
the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of
Residual Interest Securities may be disregarded. See "-- Restrictions on
Ownership and Transfer of Residual Interest Securities" and "-- Tax Treatment of
Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As
a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified
Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the
Code, or any entity exempt from the tax imposed by Sections 1 through 1399 of the Code, if such entity is not subject to tax on its unrelated business income.
Accordingly, the applicable Pooling and Servicing Agreement will prohibit
Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified
Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on the Disqualified Organization's pass-through share of the excess inclusion income of the REMIC. If an "electing large partnership" holds a Residual Interest Security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code.
An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     Noneconomic Residual Interest Securities. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Interest
Security to a "U.S. Transferee" unless no

                                       95

significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a
U.S. Person as defined under "Certain Federal Income Tax Consequences --
Non-REMIC Certificates -- Non-U.S. Persons." A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the residual interest is subject to tax under Code Section 871(b) or Code
Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic Residual Interest Security is disregarded, the transferor continues to be treated as the owner of the Residual Interest
Security and continues to be subject to tax on its allocable portion of the net income of the REMIC.

     A Residual Interest Security (including a Residual Interest Security with a positive value at issuance) is a "Noneconomic Residual Interest Security" at the
time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Interest Security at least equals the product of
(A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Interest Security has a "significant purpose to impede the assessment or collection of tax" if, at the time of transfer, the transferor either knew or should have known (had "Improper
Knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

     The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Interest Security is presumed not to have Improper
Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual
Interest Security, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Interest Security and intends to pay taxes associated with holding the Noneconomic Residual Interest Security as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic Residual Interest Security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) ("Offshore Location") of the transferee or another U.S.
taxpayer; (iv) the transferee is not located in an Offshore Location; and (v)
the transferee meets either the Formula Test or the Asset Test.

     A transfer of a Noneconomic Residual Interest Security meets the Formula
Test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii)
the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax ("AMT") under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the
AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code
Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

     The Asset Test only applies in cases where the transferee is an Eligible
Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated

                                       96

investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a residual interest to an Offshore Location does not qualify as a transfer to an Eligible
Corporation even if the Offshore Location is only a branch of an Eligible
Corporation and not a separate legal entity. A transfer of a Noneconomic
Residual Interest Security meets the Asset Test if at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed
$10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. The consideration given to the transferee to acquire the non-economic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

     Treatment of Inducement Fees. The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC
Residual Interest Securities. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC Residual Interest Security is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods, which permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii)
ratably over the remaining anticipated weighted average life of all the Regular and Residual Interest Securities issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC Residual Interest Security sells or otherwise disposes of the Residual Interest Security, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC Residual Interest Securities may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC Residual Interest Securities should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest
Security should be aware that a REMIC Residual Interest Security acquired after
January 3, 1995 cannot be marked-to-market.

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ADMINISTRATIVE MATTERS

     A REMIC's books must be maintained on a calendar year basis and a REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As specified in the related prospectus supplement if REMIC or partnership elections are not made, in the opinion of Tax Counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the
Code and not as a corporation (the securities of such series, "Pass-Through
Securities"). In some series there will be no separation of the principal and interest payments on the loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the loans.
In other cases ("Stripped Securities"), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

     Each Holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the "Servicing
Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. (These percentages are scheduled to be reduced in 2006 and return to current levels in
2010).

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable

                                       98

to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of
Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A Holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "-- Taxation of Debt
Securities; Market Discount" and "-- Premium" above.

     The holder generally will be required to allocate the portion of market discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities")
may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing fees in excess of reasonable servicing fees ("excess servicing")
will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (that is, 1% interest on the loan principal balance)
or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The
IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than
100 basis points of interest stripped off.

     The Code. OID Regulations and judicial decisions provide no direct guidance on how the interest and original issue discount rules apply to Stripped
Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which technically represent ownership interests in the underlying loans, rather than being debt instruments

                                       99

"secured by" those loans. The Taxpayer Relief Act of 1997 may allow use of the
Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through
Securities because it provides that such method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to
Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

     Under certain circumstances, if the loans prepay at a rate faster than the
Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a
Holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a Holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the
Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

     o    in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

     o    the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

     o    each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their tax advisers regarding the proper treatment of the securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The
IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Code and "loans secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

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SALE OR EXCHANGE

     Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder's tax basis in its security is the price such holder pays for the security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular
Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular
Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Interest
Security.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder, other than a holder of a REMIC Residual Interest Security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

     o    fails to furnish the trustee with its taxpayer identification number
          ("TIN");

     o    furnishes the trustee an incorrect TIN;

     o    fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

     o    under certain circumstances, fails to provide the trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

     Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The trustee will report to the Holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

PROPOSED REPORTING REGULATIONS

     In June 2002 the IRS and Treasury Department proposed new rules concerning the reporting of tax information with respect to "Widely Held Mortgage Trusts."
If these rules are finalized, the trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as

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OID, market discount, sale proceeds and premium) to the Holders of Pass-Through
Securities, which changes may affect the timing of when a Holder reports such items.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to trust funds for which a partnership election is made, under the Code, unless interest (including OID)
paid on a security (other than a Residual Interest Security) is considered to be
"effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation
("Nonresidents"), such interest will normally qualify as portfolio interest
(except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular
United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a
Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed
(or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest
Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual
Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee of the Residual Interest Security amounts that will equal at least
30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "-- Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

     Tax Counsel will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust

                                       102

fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated
interest" under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a note that has a fixed maturity date of not more than one year from the issue date of such note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a
Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the
Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the
Short-Term Note in income as it accrues, but would not be subject

                                       103

to the interest expense deferral rule referred to in the preceding sentence.
Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a
"foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

     o    is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding securities) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and

     o    provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the "Withholding
          Agent") with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner who is an individual or corporation for federal income tax purposes of the note is a foreign person and providing the foreign person's name and address.

Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form
1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United
States federal income and withholding tax, provided that

                                       104

such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

                                       105

     Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the
Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for such month; and (iv) any other amounts of income payable to the certificateholders for such month. Such allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity
(including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. It is believed that the loans were not issued with
OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust

                                       106

fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

     If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any such discount in income currently as it accrues over the life of the loans or to offset any such premium against interest income on the loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code
Section 708, the holder's basis in its certificates would remain the same.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold.
A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Among Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis)
attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling

                                       107

certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

     The depositor will be designated as the tax matters partner in the related
Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the
United States for purposes of federal withholding taxes with respect to non-U.S.
Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to

                                       108

withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S.
trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA or to
Section 4975 of the Code and on persons who bear specified relationships to
Plans ("Parties in Interest") or are fiduciaries with respect to such Plans.

                                       109

Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a
Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans
(as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code.
Accordingly, assets of such plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of other applicable law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor (the "DOL")
issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101 (the "Plan Assets
Regulation")). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an
"equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no
"substantial equity features." If certificates are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the certificates would not cause the assets of the issuer to be deemed plan assets. If the certificates are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. Trust certificates are "equity interests" for purposes of the Plan Asset Regulation.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in
Interest") having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the loans may be deemed assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

     Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities -- for example, Prohibited Transaction
Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these exemptions will apply with

                                       110

respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include plan assets.

     The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of such investment pools, provided the conditions and requirements of the Underwriter Exemptions are met. The Exemption
also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Exemption.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

          (1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the securities acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Standard & Poor's Ratings Services ("S&P"), a division of
     The McGraw-Hill Companies, Inc., Moody's, or Fitch Ratings, Inc. ("Fitch")
     (each, a "Rating Agency");

          (3) the trustee is not an affiliate of any other member of the
     Restricted Group, as defined below (other than an underwriter);

          (4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

          (5) the Plan investing in the certificates is an "accredited investor"
     as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange
     Commission under the Securities Act of 1933 as amended.

     The issuer must also meet the following requirements:

          (i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

          (ii) securities in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's, or Fitch for at least one year prior to the Plan's acquisition of securities; and

                                       111

          (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a
Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

     o    in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent
          (50%) of aggregate interests in the issuer are acquired by persons independent of the Restricted Group;

     o    such fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;

     o    the Plan's investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition;

     o    immediately after the acquisition, no more than twenty-five percent
          (25%) of the assets of any Plan with respect to which such person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity;
          and

     o    the Plan is not sponsored by a member of the Restricted Group, as defined below.

     The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted
Group").

     The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the "obligations")
supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the prefunding account satisfies certain conditions.

     The rating of a security may change. If a class of securities no longer has a required rating from at least one Rating Agency, the security will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it.) A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of
Prohibited Transaction Class Exemption 95-60 are met.

     The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions,

                                       112

the effect of the Plan Assets Regulation, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each
Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state
(including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No.
96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12
C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit
Unions in certain types of mortgage related securities.

     All depository institutions considering an investment in the securities
(whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial
Institutions Examination Council's Supervisory Policy Statement on the
Securities Activities (to the extent adopted by their respective regulators)
(the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's

                                       113

investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are
"high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the
responsibility of each depository institution to determine, prior to purchase
(and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

     o    by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters;

     o    by agency placements through one or more placement agents primarily with institutional investors and dealers; and

     o    by placement directly by the depositor with institutional investors.

     A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which such series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of such series if any such securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

                                       114

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date")
and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant
Member State and notified to the competent authority in that Relevant Member
State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

     (a)  to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

     (b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

     (c)  in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus
          Directive.

     For the purposes of this provision, the expression an "offer of securities to the public" in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive
2003/71/EC and includes any relevant implementing measure in each Relevant
Member State.

     If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

                                  LEGAL MATTERS

     The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New
York 10019, or by Thacher Proffitt & Wood LLP, Two World Financial Center, New
York, New York 10281, as specified in the prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                       115

                                     RATING

     It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related prospectus supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of securities of such class will receive payments to which such securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. Such rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating.
Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating
Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                                       116

                             INDEX TO DEFINED TERMS

TERM                                                                       PAGE
-----                                                                     ------
Accretion Directed.....................................................       34
Accrual................................................................       37
Agreement..............................................................       18
AMT....................................................................       96
APR....................................................................       23
Asset Conservation Act.................................................       74
Available Funds........................................................       31
beneficial owner.......................................................       41
BIF....................................................................       56
Book-Entry Securities..................................................       41
Capitalized Interest Account...........................................       59
Cash Flow Bond Method..................................................       99
CERCLA.................................................................       73
CI.....................................................................       43
Claimable Amount.......................................................       83
Class Security Balance.................................................       31
Clearstream, Luxembourg................................................       43
Code...................................................................       85
COFI securities........................................................       39
Collateral Value.......................................................       23
Combined Loan-to-Value Ratio...........................................       23
Companion Class........................................................       35
Component Securities...................................................       35
Contingent Regulations.................................................       88
Cooperative............................................................       44
cooperative loans......................................................       19
cooperatives...........................................................       19
Cut-off Date Principal Balance.........................................       29
DBC....................................................................       43
Debt securities........................................................       86
debt-to-income ratio...................................................       26
Definitive Security....................................................       41
Detailed Description...................................................       19
Disqualified Organization..............................................       95
DOL....................................................................      110
DTC....................................................................       41
Eleventh District......................................................       39
Euroclear..............................................................       41
Euroclear Operator.....................................................       44
Euroclear Participants.................................................       44
European Depositaries..................................................       41
excess servicing.......................................................       99
FHA....................................................................       19
FHLBSF.................................................................       39
Final Bond Premium Regulations.........................................       90
Financial Intermediary.................................................       41
Fitch..................................................................      111
Fixed Rate.............................................................       36
Floating Rate..........................................................       36
foreign person.........................................................      104
FTC Rule...............................................................       78
Funding Period.........................................................       58
Garn-St Germain Act....................................................       76
HI Contracts...........................................................       77
HI Loans...............................................................       77
Improper Knowledge.....................................................       96
Indenture..............................................................       28
Indirect Participants..................................................       42
Insurance Proceeds.....................................................       57
Insured Expenses.......................................................       57
Interest Only..........................................................       36
Interest Weighted Securities...........................................       89
Inverse Floating Rate..................................................       36
IRS....................................................................       88
L/C Bank...............................................................       47
L/C Percentage.........................................................       47
Liquidation Expenses...................................................       57
Liquidation Proceeds...................................................       57
Loan Rate..............................................................       20
Loan-to-Value Ratio....................................................       23
market discount........................................................       89
Master Servicing Agreement.............................................       18
Master Servicing Fee...................................................       63
Moody's................................................................       48
Mortgage...............................................................       55
NAS....................................................................       35
National Cost of Funds Index...........................................       40
NCUA...................................................................      113
New CI.................................................................       43
Non-Accelerated Senior.................................................       35
Noneconomic Residual Interest Security.................................       96
Nonresidents...........................................................      102
Notional Amount Securities.............................................       35
obligations............................................................      112
Offshore Location......................................................       96
OID....................................................................       86
OID Regulations........................................................       86
OTS....................................................................       40
PACs...................................................................       35
Partial Accrual........................................................       37
Participants...........................................................       41
Parties in Interest....................................................      109
Pass-Through Securities................................................       98
Pay-Through Security...................................................       88

                                       117

TERM                                                                       PAGE
-----                                                                     ------
percentage interests...................................................       65
Permitted Investments..................................................       48
Plan Assets Regulation.................................................      110
Planned Principal Class................................................       35
Plans..................................................................      109
Policy Statement.......................................................      113
Pool Insurance Policy..................................................       50
Pool Insurer...........................................................       50
Pooling and Servicing Agreement........................................       28
Pre-Funded Amount......................................................       58
Pre-Funding Account....................................................       58
Prepayment Assumption..................................................       88
Primary Mortgage Insurance Policy......................................       21
Prime Rate.............................................................       41
Principal Only.........................................................       37
Principal Prepayments..................................................       32
Properties.............................................................       21
Property Improvement Loans.............................................       80
PTCE...................................................................      110
Purchase Price.........................................................       28
Rating Agency..........................................................      111
Ratio Strip Securities.................................................       99
RCRA...................................................................       74
Record Date............................................................       29
Refinance Loan.........................................................       23
Regular Interest Securities............................................       86
Relevant Depositary....................................................       41
Relief Act.............................................................       79
REMIC..................................................................       85
reserve interest rate..................................................       38
Residual Interest Security.............................................       93
Restricted Group.......................................................      112
Retained Interest......................................................       29
Rules..................................................................       42
S&P....................................................................      111
SAIF...................................................................       56
Scheduled Principal Class..............................................       35
SEC....................................................................       47
Security Account.......................................................       56
Security Owners........................................................       41
Security Register......................................................       30
Sellers................................................................       18
Senior Securities......................................................       46
Sequential Pay.........................................................       36
Servicing Fee..........................................................       98
Short-Term Note........................................................      103
Single Family Properties...............................................       21
SMMEA..................................................................      113
Strip..................................................................       36
Stripped Securities....................................................       98
Subsequent Loans.......................................................       58
Super Senior...........................................................       36
Support Class..........................................................       36
TACs...................................................................       36
Targeted Principal Class...............................................       36
Tax Counsel............................................................       85
Terms and Conditions...................................................       44
TIN....................................................................      101
Title I Loans..........................................................       80
Title I Program........................................................       80
Title V................................................................       77
Trust Agreement........................................................   18, 28
Trust Fund Assets......................................................       18
U.S. Transferee........................................................       95
UCC....................................................................       73
Underwriter Exemptions.................................................      111
VA.....................................................................       19
VA Guaranty............................................................       63
Variable Rate..........................................................       36
W-8BEN.................................................................      104
Widely Held Mortgage Trusts............................................      101
Withholding Agent......................................................      104

                                       118

                                 $2,209,500,100
                                  (APPROXIMATE)

                    ASSET-BACKED CERTIFICATES, SERIES 2005-16

                  CWABS ASSET-BACKED CERTIFICATES TRUST 2005-16
                                     ISSUER

                                   CWABS, INC.
                                    DEPOSITOR

                          [COUNTRYWIDE HOME LOANS LOGO]
                                     SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

                              ---------------------

                              PROSPECTUS SUPPLEMENT

                              ---------------------

COUNTRYWIDE SECURITIES CORPORATION
                                                           RBS GREENWICH CAPITAL

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Series 2005-16 Asset-Backed Certificates in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2005-16 Asset-Backed Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the
Series 2005-16 Asset-Backed Certificates will be required to deliver a prospectus supplement and prospectus for 90 days after the date of the prospectus supplement.

                                December 23, 2005